As filed with the Securities and Exchange Commission on July 20, 2009

Registration No. 333-152118

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 2)

GLOBAL RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2860	84-1565820
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054
(856) 767-5665
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter A. Worthington
Chief Executive Officer
Global Resource Corporation
1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054
(856) 767-5665
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Alan C. Ederer, Esq.
Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road
Mineola, New York 11501
Telephone: (516) 622-9200
Facsimile: (516) 622-9212

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer 	Non-accelerated filer 	Smaller reporting company 
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class ofSecurities to be Registered	Amount to be Registered(1)	ProposedMaximum Offering Price per Share	ProposedMaximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, par value $.001 per share(3)	1,042,106	$2.25(2)	$2,344,739	$92.15

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of common stock as may be issued as a result of stock splits, dividends  or similar transactions.

(2)
The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the closing bid and ask prices of our common stock on June 20, 2008 as reported by the Pink Sheets.

(3)	Represents shares of common stock issuable upon exercise of outstanding warrants held by the selling stockholders.
(4)	The registration fee with respect to the shares has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

Subject to completion
Dated July 20, 2009

PRELIMINARY PROSPECTUS

1,042,106 Shares of Common Stock

GLOBAL RESOURCE CORPORATION

The selling stockholders identified on page 53 of this Prospectus (the “Selling Stockholders”) are offering on a resale basis a total of 1,042,106 shares of our common stock issuable upon the exercise of outstanding warrants (the “Shares”).  We will not receive any proceeds from the sale of these shares by the selling stockholders, except that we will receive gross proceeds in the approximate amount of $2,013,292 assuming the exercise of all of the warrants.  To the extent any of these warrants are so exercised, we intend to use the proceeds for general working capital.  All net proceeds from sales of Shares pursuant to this Prospectus will go to the Selling Stockholders and not to us.  All costs, expenses and fees in connection with the registration of the Shares being offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.

The Selling Stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the Shares, from time-to-time, for resale on the Pink Sheets or other over-the-counter market, in isolated transactions, or in a combination of such methods of sale. They will set a fixed selling price of $___ per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter will sell at prevailing market prices or privately negotiated prices.  However, we can provide no assurance that our shares of common stock will eventually be listed for quotation on the OTC Bulletin Board.

Trades in shares of our common stock are reported on the Pink Sheets under the symbol “GBRC”.  On June 30, 2009, the last sale price of our common stock as reported on the Pink Sheets was $1.35 per share.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the distribution or sale of the securities offered hereby means that information contained in this prospectus is correct after the date of this prospectus. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  FOR MORE INFORMATION, SEE “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July __, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

RISK FACTORS	4

NOTE REGARDING FORWARD-LOOKING STATEMENTS	12

DESCRIPTION OF BUSINESS	12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	22

MANAGEMENT	35

EXECUTIVE AND DIRECTOR COMPENSATION	38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	52

SELLING STOCKHOLDERS	53

PLAN OF DISTRIBUTION	56

USE OF PROCEEDS	59

DESCRIPTION OF SECURITIES	60

INTEREST OF NAMED EXPERTS AND COUNSEL	64

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	64

ABOUT THIS PROSPECTUS	65

WHERE YOU CAN FIND MORE INFORMATION	65

VALIDITY OF SECURITIES	65

TRANSFER AGENT	65

EXPERTS	65

INCORPORATION BY REFERENCE	65

FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering.  Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus.  This summary may not contain all of the information that may be important to you.  We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision.  All references in this prospectus to “Global”, “we”, “us”, “our”, “our Company” or” the Company” refer to Global Resources Corporation.

The Company

Our business is (i) the design, manufacture and sale of machinery and equipment units for decomposing petroleum-based materials by subjecting them to microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials and focused on specific applications (the “Technology”); (ii) the licensing of third parties to exploit the Technology; and (iii) the construction of plants, in conjunction with other investors, to exploit that Technology. Currently, our efforts are directed principally to the design, manufacture and sale of machinery and equipment.

We have no manufacturing capability of our own. Accordingly, we have entered into an agreement with Ingersoll Production Systems, a manufacturing facility in Rockford, Illinois, for research on and the manufacture of our machines, where the Patriot-1 was completed.  The prototype is being tested initially to apply our microwave Technology to the decomposition of tires as waste and to retrieve commercially viable components therefrom in the form of carbon, liquid hydrocarbons which can be converted to electricity, and gas. We will use our prototype primarily to confirm and refine the principles that will be utilized in commercial scale operations of our Technology.

We do not research nor represent to potential customers the commercial uses or revenues they may derive from the end-products generated using our Technology. Each potential customer evaluates for itself whether the commercialization and disposition of the end products justifies the cost to purchase and install one of our machines.

We are conducting negotiations with prospective purchasers of machines, but do not have any committed orders for our equipment. We have entered into an exclusive marketing agreement with one company for a defined geographic area outside the United States. We are not presently devoting any time or funds to the construction of plants to exploit our Technology. Any such effort will require capital in excess of funds available to us, and will require us to "partner" with a company with much larger resources.

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, "Accounting and Reporting by Development Stage Enterprises".  The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and resources in bringing its product to the market and the raising of capital.

Our principal executive office is located at 1000 Atrium Way, Suite 100, Mount Laurel, NJ 08054. Our telephone number is (856) 767-5665 and our internet address is www.globalresourcecorp.com.  Trades in our common stock are reported on the Pink Sheets under the symbol “GBRC”.

Recent Developments

Appointment of New Independent Accountants

On February 2, 2009, we dismissed Bagell, Josephs, Levine & Company, L.L.C. as the Company's independent registered public accounting firm.  On February 18, 2009, we appointed Rothstein Kass & Company, P.C. as the Company's independent registered public accounting firm.

Restatement of Financial Statements

On March 31, 2009, the Company's Audit Committee concluded, upon the advice of management, that its previously issued consolidated financial statements contained in the Company's annual report on Form 10-KSB for the years ended December 31, 2007 and 2006 and its quarterly reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 2007 and Form 10-Q for the periods ended March 31, June 30 and September 30, 2008 will require restatement and should no longer be relied upon.  The Company retained its independent registered public accounting firm Rothstein, Kass & Company, P.C.  ("Rothstein, Kass"), to reaudit its historical financial statements.  Such reaudits and restatements are ongoing and the initial results are reflected in the Financial Statements contained in this Prospectus.  The Company intends to complete such reaudits and restatements as soon as practicable.  The Company believes that the restatements and reclassifications made and intended to be made will not materially impact the ability of the Company to implement its business plan on a going-forward basis nor materially impact its current cash position, except for the payment of additional auditing and legal fees incurred in connection with the  reaudits, restatements and reclassifications, as the anticipated restatements and reclassifications relate solely to non-cash charges.

Agreement with Schlumberger

On April 23, 2009, Global Heavy Oil Corporation (“Global Heavy Oil”), a wholly-owned subsidiary of the Company, entered into a Joint Development Agreement (the “Collaborative Arrangement”) with Schlumberger Technology Corporation and Schlumberger Holdings Limited (collectively, “Schlumberger”) for the purpose of researching and developing surface upgrading, a process using microwaves to increase the gravity of heavy oil above the surface of the Earth in oilfield operations (the “products and services”).  The Collaborative Arrangement is to be implemented in three distinct phases.

Demonstrations of Prototype

The Company has completed two demonstrations of our commercial prototype machine with the first demonstration taking place May 4-8, 2009 and the second demonstration taking place June 8-11, 2009. Both demonstrations included prospective customers from the United States and several foreign countries as well as partners and dignitaries and were held in our contract manufacturer’s facility (Ingersoll Production Systems) in Rockford, Illinois. The demonstrations consisted of processing tire material on a continuous basis and collecting commercially viable byproducts in the form of diesel heating oil, combustible gas in the combined form of propane, butane, methane and other gases that can be used to generate electricity or be used as energy feedstock for other processes, and a high BTU carbon char.

Separation of Board Chairman and Chief Executive Officer Roles

On May 28, 2009, the Board of Directors of the Company voted to separate the position of Chairman of the Board from that of Chief Executive Officer of the Company in order to strengthen both the corporate governance and the management team of the Company.  Consequently, the Board appointed Peter A. Worthington, a director of the Company, to the position of Interim Chairman of the Board of Directors until a permanent, independent Chairman of the Board is appointed.

Termination of Chief Executive Officer

Effective on July 6, 2009, the Company terminated the employment of Eric Swain, the then Chief Executive Officer of the Company, and removed him from the Company's Board of Directors.  Effective upon Mr. Swain’s removal, the Board of Directors appointed Peter A. Worthington to the position of Chief Executive Officer.

For more information on these recent developments, see “DESCRIPTION OF BUSINESS – Recent Developments” beginning on page 12.

Risk Factors

An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment.  For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 4 of this prospectus.

The Offering

The selling stockholders identified on page 53 of this Prospectus (the “Selling Stockholders”) are offering on a resale basis a total of 1,042,106 shares of our common stock (the “Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”).

For a complete description of the terms and conditions of our common stock, you are referred to the section in this Prospectus entitled “Description of Securities.”

Common stock offered	1,042,106

Common stock outstanding before the offering (1)	63,580,703 shares

Common stock outstanding after the offering (2)	64,662,809 shares

Common Stock trading symbol (Pink Sheets)	GBRC

(1)
Based on the number of shares outstanding as of June 15, 2009, but does not include (i) 22,075,836 shares issuable upon exercise of outstanding warrants to purchase our common stock, of which 1,042,106 shares are covered by this Prospectus, (ii) 1,200,000 shares issuable upon the exercise of outstanding vested options to purchase our common stock and (iii) 7,460,000 shares issuable upon the exercise of outstanding options to purchase our common stock which have not yet vested, of which 3,460,000 are subject to stockholder approval of an amendment to our stock option plan increasing the number of options authorized for issuance (of which 850,000 options will vest immediately upon approval).

(2)
Assumes the issuance of all shares of common stock offered by this Prospectus that are issuable upon the exercise of the Warrants, but does not include (i) 21,033,730 shares issuable upon exercise of outstanding warrants to purchase our common stock, (ii) 1,200,000 shares issuable upon the exercise of outstanding vested options to purchase our common stock and (iii) 7,460,000 shares issuable upon the exercise of outstanding options to purchase our common stock which have not yet vested, of which 3,460,000 are subject to stockholder approval of an amendment to our stock option plan increasing the number of options authorized for issuance (of which 850,000 options will vest immediately upon approval).

The Selling Stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the Shares, from time-to-time, for resale on the Pink Sheets or other over-the-counter market, in isolated transactions, or in a combination of such methods of sale. They will set a sale price of $___ per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  However, we can provide no assurance that our shares of common stock will eventually be listed for quotation on the OTC Bulletin Board.

The fixed price at which the Selling Stockholders will offer the Shares until such time as our shares of Common Stock are quoted on the OTC Bulletin Board has been arbitrarily determined based on estimates of the price that purchasers of speculative securities, such as the Shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and directors and the market conditions for the sale of equity securities in similar companies and bears no relationship to the assets, earnings or book value of us, or any other objective standard of value.

The offering will terminate on the earlier of the dates on which the Warrants expire or all of the Warrants are exercised and all Shares have been issued.

All costs, expenses and fees in connection with the registration of the Shares being offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.

Use of Proceeds

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, except that we will receive gross proceeds in the approximate amount of $2,013,292 assuming the exercise of all of the Warrants.  To the extent any of the Warrants are so exercised, we intend to use the proceeds for general working capital.  All net proceeds from sales of Shares pursuant to this Prospectus will go to the Selling Stockholders and not to us.  All costs, expenses and fees in connection with the registration of the Shares being offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.  However, as of today's date, only 400,000 of the Warrants are "in the money", the exercise of all of which would generate $320,000 in gross proceeds to the Company).  The remaining Warrants are therefore unlikely to be exercised at this time.  We expect to use the proceeds, if any, that we receive from the exercise of Warrants for general working capital purposes.

RISK FACTORS

The purchase of shares of our common stock is very speculative and involves a very high degree of risk.  An investment in our company is suitable only for the persons who can afford the loss of their entire investment.  Accordingly, investors should carefully consider the following information about these risks, as well as other information set forth in this Prospectus, in making an investment decision with respect to our common stock.  We have sought to identify what we believe to be all material risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.

Risks Relating to Our Business Operations

We Have A Limited Operating History, And Investors May Not Have A Sufficient History On Which To Base An Investment Decision.

Although we were incorporated in 2000, we acquired our operating assets for our current business only in September and December 2006 and are a development stage company. Accordingly, we have a limited operating history upon which investors may evaluate our prospects for success. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include, without limitation, the following:

●	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
●	time line to develop, test, manufacture, market and sell our products;
●	negotiation and implementation of strategic alliances or similar arrangements with companies with sufficient resources to support our research and manufacturing efforts;
●	need for acceptance of products;
●	ability to anticipate and adapt to a competitive market and rapid technological developments;
●	dependence upon key personnel.

We cannot be certain our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We Are A Development Stage Company With A History Of Losses And Can Provide No Assurance Of Our Future Operating Results.

We are a development stage company with no revenues from our contemplated principal business activity. We have incurred net losses and negative cash flows since inception and expect such losses and negative cash flows to continue in the foreseeable future. We currently have no product revenues, and may not succeed in developing or commercializing any products which will generate product or licensing revenues. We do not know when we will have any products on the market, and each such product will be manufactured only upon receipt of an order. In addition, the sale completion for each of our machines requires a process of testing, during which our products could fail. We may not be able to enter into agreements with one or more companies experienced in the manufacturing and marketing of complex equipment machines and, to the extent that we are unable to do so, we will not be able to market our products. Eventual profitability will depend on our success in developing, manufacturing, and marketing our products. We may never achieve profitability.

Doubt About Our Ability To Continue As A Going Concern.

Our independent certified public accountant has stated in their report included in this filing that we have suffered recurring losses and that we currently do not have any significant revenue to fund future operations which raises substantial doubt about our ability to continue as a going concern.

We have incurred substantial net losses in the amount of $15,495,349 and $6,578,311 for the years ended December 31, 2008 and 2007, respectively, and $29,770,274 for the cumulative period from July 19, 2002 (inception) to December 31, 2008.  We also had negative cash flows from its operations in the amount of $5,175,036, $2,689,445, and $12,544,493 for the years ended December 31, 2008 and 2007 respectively, and for the cumulative period from July 19, 2002 (inception) to December 31, 2008.  Additionally, we have had no revenue since inception.

Based on our current operating plan, the total cash expenditures needed for the year ending December 31, 2009 are expected to exceed our cash, cash equivalents and short-term investments, aggregating approximately $4,600,000, as of December 31, 2008.  Our assessment of our cash needs may be affected by changes in our assumptions relating to our technological and engineering requirements in the development of our products as well as payroll, staff and administrative related matters.

We have completed a prototype fixed frequency microwave reactor system, named “Patriot-1”, which we have used to demonstrate the decomposition of tires into diesel oil, combustible gas and carbon char.  During May 4-8, 2009 and June 8-11, 2009, we provided public demonstrations of the Patriot-1 to prospects, partners and dignitaries at our outside contract manufacturer’s facility (Ingersoll Production Systems) located in Rockford, Illinois. We are currently in preliminary negotiations with prospective customers for orders of our equipment. It will take us approximately twelve months to deliver a system from the time we receive an order.  It is our intention that each order be accompanied by a cash deposit from the purchaser which will be recorded as deferred revenue until the equipment is shipped, installed and operating successfully at the destination site.

Our plans to address the expected cash shortfall are dependent upon our ability to raise capital or to secure significant sales orders of our system as a source of revenue.  There is no guarantee that we will be able to raise enough capital or generate revenues to sustain our operations thus raising substantial doubt about our ability to continue as a going concern.

We can provide no assurance that additional funding will be available on a timely basis, on terms acceptable to us, or at all. In the event that we are unable to obtain such financing, we will not be able to fully develop and commercialize our technology.

Our future capital requirements will depend upon many factors, including:

●	effects of commercialization activities and facility expansions if and as required;
●	our ability to establish collaborative relationships;
●	increases in our management, research, sales and marketing personnel;
●	competing technological and market developments;
●	continued progress in our research and development programs; and
●	patent prosecutions.

If we cannot secure adequate financing when needed, we may be required to delay, scale back or eliminate one or more of our research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves. In such event, our business, prospects, financial condition, and results of operations may be adversely affected as we may be required to scale-back, eliminate, or delay development efforts or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize our products.

We Can Provide No Assurance Of The Successful And Timely Development Of Our Products.

Our products are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive products on a timely basis. Products that we have developed and may in the future develop are not likely to be commercially available for some time because of the time and expense in building an individual machine. The proposed development schedules for our products may be affected by a variety of factors, including technological difficulties, proprietary technology of others and changes in governmental regulation, many of which will not be within our control. Any delay in the development, introduction, or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the technology involved, and the other factors described elsewhere in "Risk Factors", there can be no assurance that we will be able to complete successfully the development or marketing of any new products.

We Lack The Resources And Experience Needed To Manufacture Our Products.

We currently lack the resources and experience needed to manufacture any of our products. Our ability to conduct trials and commercialize our products will depend, in part, on our ability to manufacture our products, either directly or, as currently intended, through contract manufacturers, at a competitive cost and in accordance with current good manufacturing practices and safety, environmental, health and other regulatory requirements. We anticipate that we will be required to depend on contract manufacturers or collaborative partners for the manufacturing of our products during the testing phases and intend to use contract manufacturers to produce any products we may eventually commercialize. We have identified and entered into an arrangement with one such manufacturer thus far. If we are not able to obtain or maintain contract manufacturing on commercially reasonable terms, we may not be able to conduct or complete trials of our machines or commercialize our products. We have identified multiple suppliers for most if not all of the components of our machines, although we can provide no assurance that these components will be available when needed on commercially reasonable terms.

In order to succeed, we ultimately will be required to either develop such manufacturing capabilities or to outsource manufacturing on a long-term basis to third parties. We can provide no assurance that third parties will be interested in manufacturing our products on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish manufacturing capabilities either by developing our own organization or by entering into agreements with others, we may be unable to commercialize our products, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion or our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

In The Future, We May Rely Upon Collaborative Agreements With Large Industrial And Manufacturing Companies.

In the future, we may rely heavily on collaborative agreements with large industrial and manufacturing companies, governments, or other parties for our revenues. Our inability to obtain any one or more of these agreements, on commercially reasonable terms, or at all, or to circumvent the need for any such agreement, could cause significant delays and cost increases and materially affect our ability to develop and commercialize our products.

We Have Limited Sales, Marketing, And Distribution Capabilities. We Will Be Required To Either Develop Such Capabilities Or To Outsource These Activities To Third Parties.

We currently have limited sales, marketing and distribution capabilities. In order to succeed, we ultimately will be required to either develop such capabilities or to outsource these activities to third parties. We can provide no assurance that third parties will be interested in acting as our outsourced sales, marketing, and distribution arms on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish sales, marketing, or distribution capabilities either by developing our own organization or by entering into agreements with others, we may be unable to successfully sell any products that we are able to begin to commercialize, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion of our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

We Rely Upon Our Patent Applications To Protect Our Technology. We May Be Unable To Protect Our Intellectual Property Rights, And We May Be Liable For Infringing The Intellectual Property Rights Of Others.

Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies. We currently hold several pending patent applications in the United States and corresponding patent applications filed in certain other countries covering the proposed use of microwaves for the recovery of hydrocarbons and fossil fuels. Further, we intend to rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We intend to depend upon confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop technology similar to ours, otherwise avoid our confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties; however, our technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology or the licensed technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition, and results of operations.

The patent position of petroleum extraction and decomposition technology firms is generally uncertain and involves complex legal and factual questions. We do not know whether any of our current or future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to processes competitive with ours. In addition, laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States of America or Canada.

Patent litigation may occur in our industry and we cannot predict how this will affect our efforts to form strategic alliances, conduct testing or manufacture and market any products under development. If challenged, our pending patents may not be held valid. We could also become involved in interference proceedings in connection with one or more of our patent applications to determine priority of invention. If we become involved in any litigation, interference or other administrative proceedings, we will likely incur substantial expenses and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination could subject us to significant liabilities or require us to seek licenses that may not be available on favorable terms, if at all. We may be restricted or prevented from manufacturing and selling our products in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses.

Our commercial success will also depend significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are, in many cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. In the event of infringement or violation of another party's patent, we may be prevented from pursuing product development or commercialization. See "Business--Intellectual Property".

We Can Provide No Assurance That Our Products Will Obtain Regulatory Approvals At Or Prior To The Time Of Installation.

The installation of any of our products at a customer site may require the prior approval of various federal and state regulatory authorities governing such areas as the environment, hazardous waste, health and worker safety. We cannot predict with any certainty the amount of time necessary to obtain such approvals and whether any such approvals will ultimately be granted. Operational trials of our built to scale machines as opposed to laboratory scale models may reveal that one or more of our products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Delays in obtaining any necessary regulatory approvals of any proposed product and failure to receive such approvals would have an adverse effect on the product's potential commercial success and on our business, prospects, financial condition, and results of operations. In addition, it is possible that a product may be found to be ineffective or unsafe due to conditions or facts which arise after development has been completed and regulatory approvals have been obtained. In this event we may be required to withdraw such product from the market. See "Business - Regulatory Issues".

We Depend Upon Our Senior Management And Skilled Personnel And Their Loss Or Unavailability Could Put Us At A Competitive Disadvantage.

We currently depend upon the efforts and abilities of our senior executives, as well as the services of other key personnel. The loss or unavailability of the services of certain of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. We have no "Key Man" insurance policies on any of our senior executives.  In addition, recruiting and retaining qualified engineering and scientific personnel to perform future research and development work will be critical to our success.  Our ability to attract and retain qualified personnel may be limited. Our inability to attract and retain qualified skilled personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations.

Limitation Of Liability And Indemnification Of Officers And Directors.

Our officers and directors are required to exercise good faith and high integrity in our management affairs. Our Certificate of Incorporation provides, however, that our officers and directors shall have no liability to our stockholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. Our articles and bylaws also provide for the indemnification by us of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner that they reasonably believe to be in, or not opposed to, our best interests, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

Certificate of Incorporation Grants the Board of Directors the Power to Designate and Issue Additional Shares of Common and/or Preferred Stock.

Our certificate of incorporation grants our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series (including classes or series of common stock and/or preferred stock) as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of common stock or preferred stock that may be issued could be superior to the rights of the common stock offered hereby.  Our board of directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our stockholders and may dilute our book value.

Risks Related to Our Common Stock

In Recent Years, The Stock Market In General Has Experienced Periodic Price And Volume Fluctuations. This Volatility Has Had A Significant Effect On The Market Price Of Securities Issued By Many Companies For Reasons Often Unrelated To Their Operating Performance. These Broad Market Fluctuations May Adversely Affect Our Stock Price, Regardless Of Our Operating Results.  The Market Price Of Our Common Stock May Fluctuate Significantly, And It May Be Difficult To Resell Your Shares Of Common Stock Or Warrants When You Want Or At Prices You Find Attractive.

The price of our common stock is quoted on the Pink Sheets and constantly changes. We expect that the market price of the common stock will continue to fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

●	quarterly variations in our financial results;
●	operating results that vary from the expectations of management, securities analysts and investors;
●	changes in expectations as to our business, prospects, financial condition, and results of operations;
●	announcements by us or our competitors of material developments;
●	the operating and securities price performance of other companies that investors believe are comparable to us;
●	future sales of our equity or equity-related securities;
●	changes in general conditions in our industry and in the economy, the financial markets and the domestic or international political situation;
●	departures of key personnel; and
●	regulatory and intellectual property considerations.

As a result of these fluctuations, you may experience difficulty selling shares of our common stock or warrants when desired or at acceptable prices.

Future Sales Of Common Stock Or The Issuance Of Securities Senior To The Common Stock Or Convertible Into, Or Exchangeable Or Exercisable For, Common Stock Could Materially Adversely Affect The Trading Price Of The Common Stock, And Our Ability To Raise Funds In New Equity Offerings.

Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

Resale of Shares Offered by this Prospectus and a Concurrent Offering Could Adversely Affect the Market Price of Our Common Stock and Our Ability to Raise Additional Equity Capital.

The sale, or availability for sale, of common stock in the public market pursuant to this Prospectus may adversely affect the prevailing market price of our common stock and may impair our ability to raise additional capital by selling equity or equity-linked securities.  This Prospectus covers the resale of a significant number of shares of our common stock. In fact, at the time that the registration statement that includes this Prospectus is declared effective, up to 1,042,106 shares of our common stock will be made publicly available for resale.  In addition, concurrent with the offering pursuant to this Prospectus, we are undertaking the registration of an additional shares of our common stock, which, if and when declared effective, will make up to an additional  33,743,628 shares of our common stock publicly available for resale.  The resale of a substantial number of shares of our common stock in the public market pursuant to this offering, and afterwards, could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate. Furthermore, we expect that, because there is a large number of shares offered hereby, the selling stockholders will continue to offer shares covered by this prospectus for a significant period of time, the precise duration of which we cannot predict. Accordingly, the adverse market and price pressures resulting from this offering may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

Trading Market for Common Stock Has Limited Liquidity.

Although sales of our stock are reported on the Pink Sheets under the symbol “GBRC”, the market for our common stock has limited liquidity.

Limited Market Due To Penny Stock.

Our stock differs from many stocks, in that it is considered a penny stock. The Securities and Exchange Commission has adopted a number of rules to regulate penny stocks. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because our securities probably constitute penny stock within the meaning of the rules, the rules would apply to our securities and us. The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Furthermore, the penny stock designation may adversely affect the development of any public market for our shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in penny stock is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); and (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act, and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock. Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company's stockholders to resell their shares to third parties or to otherwise dispose of them.

The Trading Price Of Our Common Stock May Decrease Due To Factors Beyond Our Control.

The trading price of our common stock will be subject to significant fluctuations in response to numerous factors, including:

●	Variations in anticipated or actual results of operations;
●	Announcements of new products or technological innovations by us or our competitors;
●	Changes in earnings estimates of operational results by analysts;
●	Results of product demonstrations;
●	Inability of market makers to combat short positions on the stock;
●	Inability of the market to absorb large blocks of stock sold into the market;
●	Comments about us or our markets posted on the Internet.

Moreover, the stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our stockholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a price we deem appropriate.

We Pay No Dividends.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any earnings for funding growth however these plans may change depending upon capital raising requirements.

Sarbanes-Oxley and Federal Securities Laws Reporting Requirements Can Be Expensive.

As a public reporting company, we are subject to the Sarbanes-Oxley Act of 2002, as well as the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to shareholders, are significant and may increase in the future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements used in this Prospectus, in filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, or made orally with the approval of an authorized executive officer of the Company that utilize the words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions speaking to anticipated actions, results or projections in the future speak only as of the date made, are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve various risks and uncertainties. The Company cautions readers not to place undue reliance on any such statements and that the Company's actual results for future periods could differ materially from those anticipated or projected.  For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "RISK FACTORS" beginning on page 4.

Unless otherwise required by applicable law, the Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

DESCRIPTION OF BUSINESS

Introduction

The business plan of Global Resource Corporation (“GRC”, “Global”, the “Company”, “we”, “us” or “our”) is to research, develop and market the business of decomposing petroleum-based materials by subjecting them to a fixed-frequency microwave radiation (the “Technology”) at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into hydrocarbons and fossil fuels from sources such as tires, oil shale, coal, automotive shredded residue, municipal solid waste, waste oil streams, etc.

The Company’s business goals for exploitation of the Technology are as follows:

1.	The design, manufacture and sale of machinery and equipment units, embodying the Technology.
2.	The ownership and operation of plants to use the Technology in conjunction with other investors.
3.	The formation of joint venture relationships with established companies.

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, "Accounting and Reporting by Development Stage Enterprises".  The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and resources in bringing its product to the market and the raising of capital. The Company has not commenced any commercial operations as of June 15, 2009.

Recent Developments

The following recent developments occurred after December 31, 2008:

Appointment of New Independent Accountants

On February 2, 2009, we dismissed Bagell, Josephs, Levine & Company, L.L.C. as the Company's independent registered public accounting firm.  On February 18, 2009, we appointed Rothstein Kass & Company, P.C. as the Company's independent registered public accounting firm.

Restatement of Financial Statements

On March 31, 2009, the Company's Audit Committee concluded, upon the advice of management, that its previously issued consolidated financial statements contained in the Company's annual report on Form 10-KSB for the years ended December 31, 2007 and 2006 and its quarterly reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 2007 and Form 10-Q for the periods ended March 31, June 30 and September 30, 2008 will require restatement and should no longer be relied upon. The Company's decision to restate was made in connection with comment letters received from the U.S. Securities and Exchange Commission ("SEC") in connection with the Company's filings of Registration Statements on Form S-1, including amendments thereto, in 2008.  The issues raised by the SEC included the presentation of certain transactions reported in the financial statements for the years ended December 31, 2006 and 2007.  The Audit Committee discussed with its independent registered public accounting firm, Rothstein, Kass & Company, P.C. ("Rothstein, Kass"), these matters and concluded that the Company should restate its consolidated financial statements for years ended December 31, 2007 and 2006 and have Rothstein, Kass reaudit its historical financial statements and, accordingly, the Company retained Rothstein, Kass to conduct such reaudits.

Such reaudits and restatements are ongoing and the initial results are reflected in the Financial Statements contained in this Prospectus.  The Company intends to complete such reaudits and restatements as soon as practicable.

The Company believes that the restatements and reclassifications made and intended to be made will not materially impact the ability of the Company to implement its business plan on a going-forward basis nor materially impact its current cash position, except for the payment of additional auditing and legal fees incurred in connection with the  reaudits, restatements and reclassifications, as the anticipated restatements and reclassifications relate solely to non-cash charges.

Retirement of Chief Operating Officer

On April 17, 2009, Wayne J. Koehl retired as an employee with the Company from the position of Chief Operating Officer.

Agreement with Schlumberger

On April 23, 2009, Global Heavy Oil Corporation (“Global Heavy Oil”), a wholly-owned subsidiary of the Company, entered into a Joint Development Agreement (the “Collaborative Arrangement”) with Schlumberger Technology Corporation and Schlumberger Holdings Limited (collectively, “Schlumberger”) for the purpose of researching and developing surface upgrading, a process using microwaves to increase the gravity of heavy oil above the surface of the Earth in oilfield operations (the “products and services”).  The Collaborative Arrangement is to be implemented in three distinct phases as follows:

Phase I:  Research and development, including the testing of the products and services for the heavy oil field use.

Phase II:  Design and testing of a prototype device or system to deliver the products and services as a prelude to their commercial exploitation.

Phase III:  Upon full satisfaction of Phase II objectives, Global Heavy Oil and Schlumberger will enter into a joint venture for the commercial exploitation of the products and services.

In consideration of Global’s exclusive license of its intellectual property in the heavy oil field of use, Global Heavy Oil will receive $600,000 ($300,000 was received thirty days after the execution of the Collaborative Arrangement and $300,000 payable on the first anniversary of the Collaborative Arrangement).  Additionally, within 30 days of the commencement of Phase II, Global Heavy Oil will receive a one-time $1,000,000 engineering fee from Schlumberger.  Pursuant to the Collaborative Arrangement, Global Heavy Oil will have the right to acquire up to a 40% interest in the joint venture.

Demonstrations of Prototype

The Company has completed two demonstrations of our commercial prototype machine with the first demonstration taking place May 4-8, 2009 and the second demonstration taking place June 8-11, 2009.  Both demonstrations included prospective customers from the United States and several foreign countries as well as partners and dignitaries and were held in our contract manufacturer’s facility (Ingersoll Production Systems) in Rockford, Illinois. The demonstrations consisted of processing tire material on a continuous basis and collecting commercially viable byproducts in the form of diesel heating oil, combustible gas in the combined form of propane, butane, methane and other gases that can be used to generate electricity or be used as energy feedstock for other processes, and a high BTU carbon char.  The make-up of the byproducts was verified by independent certified laboratories and the byproducts were valued based on oil and energy indexes as well as an independent commodity marketing company specializing in the sale of oils and char byproducts.  The Company believes the demonstrations were successful.

Separation of Board Chairman and Chief Executive Officer Roles

On May 28, 2009, the Board of Directors of the Company voted to separate the position of Chairman of the Board from that of Chief Executive Officer of the Company in order to strengthen both the corporate governance and the management team of the Company, enabling the Chairman to better focus on corporate governance and the Chief Executive Officer to better focus on the rapid advancement of the Company’s technology applications and product development and commercialization.  Consequently, the Board appointed Peter A. Worthington, a director of the Company, to the position of Interim Chairman of the Board of Directors until a permanent, independent Chairman of the Board is appointed.

Termination of Chief Executive Officer

Effective on July 6, 2009, the Company terminated the employment of Eric Swain, the then Chief Executive Officer of the Company, and removed him from the Company's Board of Directors.  Effective upon Mr. Swain’s removal, the Board of Directors appointed Peter A. Worthington to the position of Chief Executive Officer.

Background and Nature of Business

Prior to our acquisition of the assets and development stage business of Carbon Recovery Corporation (“Carbon Recovery” or “CRC”) on September 22, 2006, and the subsequent acquisition of the assets of Mobilestream Oil, Inc. on December 31, 2006, we had been a shell corporation since approximately December 15, 2005. Our business history prior to September 22, 2006 may be found at "BUSINESS-History of the Company."

We are a development stage company with three provisional patent applications and two utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately ten corresponding foreign patent applications pending in commercially relevant countries. Our patent applications cover our variable frequency microwave technology for recovering hydrocarbons and fossil fuels from sources including shale deposits, tar sands, capped oil wells, waste oil streams and tires. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from a variety of these unconventional hydrocarbon sources. Our patent applications also cover certain medical applications.

With the acquisition of (i) the assets and (ii) the development stage business from Carbon Recovery, our business became that of Carbon Recovery. That business was, and continues to be: (i) the design, manufacture and sale of machinery and equipment units embodying the technology; (ii) the ownership and operation of plants using the Technology, in conjunction with other investors; and (iii) formation of Joint-Venture relationships with established companies with the goal of further exploiting the Technology.

One application of the process utilizes the technology to decompose waste tires into their components of carbon ash, scrap steel, and hydrocarbon liquid and gas. When the waste tires are processed, we recover carbon ash which has residual energy value; i.e. it can be used for the production of electricity. The hydrocarbon liquid is not truly "oil". A tire is manufactured from hydrocarbons (60%), and rubber and steel (40% together). The hydrocarbons used to make a tire are "process oil". This process oil is a refined product, but with our technology it is broken into a gas which is then partially liquified. The precise composition of the resulting condensed liquid is not known but it has been tested and has a BTU content comparable to heating oil and we believe that it can be sold for fuel, though it may potentially require additional refining.

The tire decomposition process involves a series of steps including repeated break down of the materials into smaller components to fit the machine size and repeated exposure of the materials to the microwave process at temperatures and for time periods applicable to this kind of material.

In October 2008, we completed a prototype fixed frequency microwave reactor system, named “Patriot-1”, at the Ingersoll Production Systems facility in Rockford, Illinois.

The Company has completed two demonstrations of our commercial prototype machine with the first demonstration taking place May 4-8, 2009 and the second demonstration taking place June 8-11, 2009.  Both demonstrations included prospective customers from the United States and several foreign countries as well as partners and dignitaries and were held in our contract manufacturer’s facility (Ingersoll Production Systems) in Rockford, Illinois. The demonstrations consisted of processing tire material on a continuous basis and collecting commercially viable byproducts in the form of diesel heating oil, combustible gas in the combined form of propane, butane, methane and other gases that can be used to generate electricity or be used as energy feedstock for other processes, and a high BTU carbon char.  The make-up of the byproducts was verified by independent certified laboratories and the byproducts were valued based on oil and energy indexes as well as an independent commodity marketing company specializing in the sale of oils and char byproducts.  The Company believes the demonstrations were successful.

We are currently in preliminary negotiations with prospective customers for orders of our equipment. It will take us approximately twelve months to deliver a system from the time we receive an order.  It is our intention that each order be accompanied by a cash deposit from the purchaser which will be recorded as deferred revenue until the equipment is shipped, installed and operating successfully at the destination site.

We will also use the prototype to confirm and refine the principles that will be utilized in commercial scale operations of our technology and to test various feedstocks, materials that can benefit from the application of our technology, prior to releasing processes for production. The prototype will also be used on a limited basis to show customers that the process works as applied to a specific feedstock and is viable for commercialization.

There are other potential applications for our microwave technology covered by the pending patents. These include:

1.	Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
2.	Volatilization of heavy or slurry oil;
3.	Recovery of oil from oil shale and oil sands; and
4.	Medical applications.

Each potential application will require additional testing and refinement in the laboratory, creation and design of equipment that will use the technology to recover hydrocarbons from these alternate sources, the construction of test units that are sufficiently large to determine whether the application works on a large scale and has commercial value, securing orders for the manufacture of machines designed to implement the process, and the manufacture, sale and distribution of such equipment. Currently, we do not have adequate funds available to take these steps for any of these alternate applications. Therefore, our ability to expand our business in any such direction will depend upon our success in finding joint venture or strategic alliance partners to underwrite these activities, or licensees with the resources to develop these applications while paying us royalties and similar fees. There can be no assurance that we will succeed.

We do not research nor represent to potential customers the commercial uses or revenues they may derive from the end-products generated using our technology. Each potential customer evaluates for itself whether the commercialization and disposition of the end products justifies the cost to purchase and install one of our machines.

We have begun our marketing efforts in various industry sectors. We have hired dedicated sales and marketing personnel. We have submitted several proposals to build one or more forms of microwave reactor tire processing machines with varying processing speeds.

We have entered into an exclusive marketing agreement with one company for a defined geographic area outside the United States.  We intend to actively seek other marketing agreements with partners who have demonstrable economic and marketing contact resources. Each agreement will be limited in the type of equipment and process that is the subject of the exclusive arrangement, geographical area, duration and commissions or other payment terms for sourcing potential customers for our equipment. Under each agreement, a representative will be paid only from the proceeds we receive from an actual sale or lease transaction.

We also intend to consider the development of additional machines and equipment using our core technology in areas outside of the tire recycling industry, but we will require the assistance of outside capital equity investments on a large scale, or we will need to align ourselves with joint venture or strategic alliance partners in order to have the funds available to exploit these other potential applications.

As an additional, but not complete, alternative we may enter into strategic alliances joint ventures and similar arrangements for the development, testing, construction, marketing and sale of our machines. In each such arrangement we will be required to share our revenues from sale of our products with the other party to the arrangement. The methods, terms and amounts of these arrangements may vary greatly for each such transaction.

Number of Employees

In June 2008 we hired three employees who conduct research and development activities on the prototype at the premises we use from Ingersoll Production Systems in Rockford, Illinois. We also estimate another increase in the number of our employees in the next twelve months. The increase is expected mostly in marketing and sales and operations as we start to market our machines for a variety of purposes. The expected increase in the number of employees in the next twelve months will be proportional to the number of orders received.

As of June 15, 2009, we had a total of 14 employees, all of which were full-time employees.  We also use independent contractors to fulfill certain functions.

Customers; Suppliers

As of June 15, 2009, we had no customers and were therefore not dependent on any single customer.   As discussed immediately below, we outsource manufacturing and, as of June 15, 2009, Ingersoll Production Systems was the sole supplier of such manufacturing services and we are therefore currently dependent on our continued relationship with Ingersoll Production Systems, the loss of which would have a material adverse impact on us.

Manufacturing Outsourcing

We do not have our own factory site nor the equipment, personnel and funds required to manufacture the machines designed to implement applications of our pending patents technology. Accordingly, our strategy is to enter into manufacturing agreements with companies that have the physical sites, manpower and financial strength to manufacture our equipment to our specifications.

We have entered into a joint cooperation agreement with Ingersoll Production Systems in Rockford, Illinois. Under our agreement, Ingersoll will build a piece of equipment against payment in stages which will be linked to the payments we receive from a customer under a purchase agreement. The agreement also grants us discounts based on larger units orders.  Subject to our obligations under the cooperation agreement, we will seek to develop similar arrangements with other manufacturers.

In October 2008, we completed a prototype fixed frequency microwave reactor system, named “Patriot-1”, at the Ingersoll Production Systems facility. The prototype was has been used to demonstrate the applicability of our microwave technology to the decomposition of tires as waste and to retrieve commercially viable components therefrom in the form of carbon, liquid hydrocarbons which can be converted to electricity, and gas.

Joint Ventures and Strategic Alliances

We currently have limited funds available to pursue research and development of our technology in other potential areas of application. These additional applications require the investment of large amounts of capital over extended time periods to investigate, refine and eventually develop the correct techniques for the use of microwave technology for the relevant application, build test units to evaluate the viability of the techniques on a large scale, determine the commercial usefulness of the application, and develop a sales and marketing force with expertise in the intended area of use. Accordingly, our strategy will be to negotiate collaborative agreements with large industrial and manufacturing companies, governments, or other parties to pursue opportunities in these areas of application.

Marketing and Distribution Arrangements

We currently have one full time sales person, one full time marketing director and several part time consultants for the sale, marketing and distribution of our products. We intend to increase our sales force during the next twelve months by hiring at least 3-5 sales persons. If we cannot expand our own sales and marketing personnel, then we will be required to partly outsource these activities to third parties. Currently, we do not have any discussions or plans underway to do so, and we do not know what terms and conditions may be required to obtain this assistance from third party sales organizations.

Intellectual Property

We currently have three utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately ten corresponding utility patent applications pending in international patent offices in commercially relevant countries. The Company’s patent applications cover its proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits, and waste oil streams.  The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from a variety of these unconventional hydrocarbon sources. Our patent applications also cover certain medical applications of our technology. We rely on a combination of trade secrets, non-disclosure and other contractual agreements and technical measures to protect our rights in our technology. We maintain confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties.

We do not currently have any trademark or service mark protection other than that available at common-law, if any. We intend to file appropriate applications for protection upon receipt of funds allocated to that purpose.

Regulatory Issues

At this time, there are no direct federal or state certification or regulatory requirements for our products, except for the requirement that all our equipment conform to regulations for microwave devices. We are not aware of any pending federal or state legislation which would introduce regulatory requirements that would negatively impact or impede the manufacture, sale and distribution of our equipment in the United States or elsewhere.

There will be federal, state and local environmental, health and hazardous substance regulations that will apply at each location at which one of our machines is installed. It is not possible to discuss the variety of these regulations in detail; however, we believe that the design of our equipment for the decomposition of hydrocarbons for the applications in which they are currently being marketed--namely waste tires--will protect the environment from any harmful releases or waste products.

Wholly apart from any regulatory requirements, we will maintain product liability insurance for our products as a condition of our ability to market them. Our purchase agreements will require our customers to maintain adequate amounts of product liability insurance naming us as an additional insured.

History of the Company

The Company was organized as a Colorado corporation on March 28, 2000 under the name "Email Mortgage.Com, Incorporated" ("Email Mortgage Com"). Its business focus was the marketing of first and second mortgages, principally through its website. The Company was not successful with that business and in 2002 it discontinued those operations, liquidated its loan inventory, and paid off its then existing liabilities.  On August 14, 2002, Email Mortgage Com changed its state of domicile from Colorado to Nevada by merging itself into a Nevada corporation named Mariner Health Care, Inc. (formed June 17, 2002) and simultaneously changed its name to "Advanced Healthcare Technologies, Inc." ("Advanced Healthcare").  Under that name, the Company first owned and operated a subsidiary named "Advanced Hyperbaric Industries, Inc." ("Advanced Hyperbaric") which engaged in the manufacture and marketing of rigid extremity hyperbaric chambers and a sacral patch device, both of which utilized oxygen therapy for the treatment of open sores and wounds, including bedsores. On December 4, 2003, the Company acquired a 100% interest in "Nutratek LLC" ("Nutratek") which was engaged in the research and development of nutritional dietary supplements, functional food products and natural sweeteners, which products were manufactured by non-related third parties. On March 31, 2004, as a consequence of the Nutratek acquisition, the Company spun off and sold the intellectual properties and oxygen therapy products and business of Advanced Hyperbaric in exchange for the assumption of Advanced Hyperbaric's liabilities. On June 30, 2004 the former President, Chief Executive Officer, Director and majority stockholder sold his interest in the Company to an unrelated third party. In connection with that sale and change in control, the Company's operating subsidiary, Nutratek was spun off to the selling majority stockholder and the purchaser determined to change the business of the Company to that of a business development company. On September 10, 2004, the Company changed its name to its current “Global Resource Corporation”.  On September 17, 2004, the Company filed a notice with the SEC electing to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended. The intent was to focus on acquiring interests in portfolio companies doing business in the energy sector.

While operating as a BDC, and seeking energy-related portfolio companies, on January 11, 2005 the Company acquired a 50% interest in Well Renewal, LLC ("Well Renewal"), an entity which managed and operated approximately 30 oil wells in Oklahoma by utilizing a nitrogen and carbon dioxide gas injection unit to "pump up" and re-pressurize the wells to increase oil output. In December 2005 we assigned our Well Renewal ownership interest to Transnix Global Corporation in settlement of sums past due under a $137,900 8% debenture we issued to Transnix.

The Company filed a notice withdrawing its BDC election on December 20, 2005, at which point the Company became a "development stage company" and a shell corporation until September 22, 2006 when it acquired the assets of Carbon Recovery Corporation in the Recapitalization Transaction described below.

On June 7, 2006, an unrelated third party acquired the Restated and Amended Debenture owned by Transnix Global Corporation, which represented the balance of the indebtedness by the Company to Transnix in the principal amount of $102,345 and accrued interest of $16,274. In conjunction with the assignment of the Debenture, all of the Company's then directors (Messrs. Caldwell, Ferandell, Jordan, Mangiarelli and van Adelsberg) and the Company's sole officer, Richard Mangiarelli, resigned. Contemporaneously, Mary K. Radomsky was elected as a director and as the sole officer of the Company and began negotiations for the acquisition of the assets of Carbon Recovery Corporation.

Careful Sell

Careful Sell was a Delaware limited liability company formed and managed by Mr. Frank G. Pringle, our former Chairman, President and CEO.  Mr. Pringle and his spouse, a former director of the Company, owned all of the limited liability interests of Careful Sell.  Careful Sell was the owner of all rights to the inventions of Mr. Pringle.  In February 2005, prior to the Company’s acquisition of CRC’s assets described below under “Our Purchase of the Assets of Carbon Recovery Corporation”, CRC formalized a prior intended agreement with Careful Sell (the “February 2005 Agreement”).  The February 2005 Agreement transferred from Careful Sell to CRC the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products which may be processed utilizing the inventions.  As consideration, CRC issued Careful Sell 37,500,000 shares of its common stock and agreed to pay Careful Sell royalty payments in perpetuity that varied with the use made of the intellectual property and the revenues received by CRC.  The February 2005 Agreement superseded a prior agreement not formalized between CRC and the managing members of Careful Sell in 2002.  In January 2006, Careful Sell merged into PSO Enterprises, Inc., a Delaware corporation, which in turn merged into Mobilestream Oil, Inc. during February 2006.  As a result, Mobilestream acquired the rights that had been those of Careful Sell under the 2005 Agreement and the royalties, if any, payable under the 2005 Agreement would be payable by CRC to Mobilestream.

Our Purchase of the Assets of Carbon Recovery Corporation

On or about July 26, 2006, we entered into a plan and agreement of reorganization (the "CRC Acquisition Agreement") with Carbon Recovery Corporation, a New Jersey corporation formed on July 19, 2002  ("Carbon Recovery" or "CRC"), pursuant to which we agreed to purchase substantially all of the assets of, and assume certain specified liabilities of, Carbon Recovery, in exchange for the consideration described below.  The acquisition was completed on September 22, 2006 (the “CRC Acquisition Closing”).  At the time of the acquisition, Carbon Recovery was controlled by Mobilestream Oil, Inc. ("Mobilestream") which in turn was controlled by Frank G. Pringle, our former Chairman until November 12, 2008 and our former President and Chief Executive Officer until August 13, 2008.

At the CRC Acquisition Closing, we assumed certain specified liabilities of CRC and issued 48,688,996 shares of our common stock (including 37,500,000 shares issued to Mobilestream representing Mobilestream’s ownership of the identical number of shares of CRC common stock) to CRC for substantially all of the assets of CRC.  The assets of CRC included an exclusive license, carried at a zero dollar book value, from Mobilestream to utilize the patent pending application for the use of the Technology.  As part of the transaction, we also issued to CRC 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants (collectively, the "CRC Acquisition Warrants") to purchase shares of our common stock and to replace the identical number and classes of outstanding warrants of CRC.

The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00.  All of the CRC Acquisition Warrants were originally scheduled to expire at different times in 2007 and 2008. However, on September 21, 2007, the Board of Directors extended the expiration date of the CRC Acquisition Warrants to December 31, 2007, and on December 31, 2007, the expiration date was further extended until December 31, 2008.  In November 2008, the Board of Directors amended the expiration date to 120 days subsequent to the effective date of a successful registration statement filed with the SEC covering the CRC Acquisition Warrants.  As of June 15, 2009, the Company had not had such a registration statement declared effective. In July 2009, the Company amended the expiration date of the CRC Acquisition Warrants to March 31, 2010.

Our acquisition of CRC’s assets pursuant to the CRC Acquisition Agreement was accounted for as a reverse merger (recapitalization) with CRC being deemed the accounting acquirer for accounting purposes and Global being deemed the legal acquirer.

The parties to the CRC Acquisition Agreement intended that our acquisition of the assets of  Carbon Recovery be treated as a "C" reorganization under the Internal Revenue Code of 1986 as amended (the "IRC"). No Carbon Recovery stockholder was a party to the CRC Acquisition Agreement.

In order to clarify, restate and memorialize the ownership and licensure of the intellectual property previously licensed to Carbon Recovery by Careful Sell (which, by the time of the CRC Acquisition Closing, had been merged into Mobilestream), contemporaneous with the CRC Acquisition Closing,  Mobilestream, Mr. Pringle and his wife, Lois Augustine Pringle, executed a combined technology license agreement (the "Combined Technology License Agreement").  The Combined Technology License Agreement confirmed (i) Mobilestream as the sole owner of the licensed intellectual property, and (ii) the exclusive license of the intellectual property by Mobilestream to Carbon Recovery.  In the same agreement, Carbon Recovery assigned all of its interest in the intellectual property license to the Company and the Company agreed to pay to Mobilestream the royalty payments that CRC was previously obligated to pay to Mobilestream under the February 2005 Agreement.  The Company's royalty obligations under the Combined Technology License Agreement ended when the Company acquired substantially all of the assets of Mobilestream as described below under “Our Purchase of the Assets of Mobilestream Oil, Inc.”.

Upon the CRC Acquisition Closing, CRC’s sole assets were the shares and warrants we issued to CRC at the CRC Acquisition Closing (the “CRC Acquisition Consideration”).  For federal income tax reasons and in order to avoid treatment as an inadvertent investment company under the Investment Company Act of 1940, CRC determined to liquidate and dissolve immediately upon the CRC Acquisition Closing and to deposit all its assets (consisting, at that point, solely of the CRC Acquisition Consideration) in a liquidating trust (the “CRC Liquidating Trust”) pursuant to a liquidating trust agreement (the "CRC Liquidating Trust Agreement") entered into with Olde Monmouth Stock Transfer Co., Inc. ("Olde Monmouth"), our transfer agent, and pursuant to which Olde Monmouth agreed to act as the liquidating trustee (the "CRC Liquidating Trustee").  The beneficiaries of the CRC Liquidating Trust are the stockholders of CRC.  The CRC Acquisition Consideration must be held in the liquidating trust indefinitely until it can all be distributed to the beneficiaries of the CRC Liquidating Trust pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption therefrom.  In connection with the CRC Liquidating Trust Agreement, we agreed that we would file a registration statement for the resale of the shares of our common stock and warrants (and the shares underlying them) issued as part of the CRC Acquisition Consideration and for the resale of the shares underlying the CRC Acquisition Warrants.  Further, unless the shares underlying the CRC Acquisition Warrants have been so registered, the CRC Liquidating Trustee may serve written demand on us that they be so registered.  As of December 31, 2008 and through the date of this filing, the Company has not had a registration statement covering the shares underlying the CRC Acquisition Warrants declared effective by the SEC.

Our Purchase of the Assets of Mobilestream Oil, Inc.

On December 31, 2006, we acquired the assets of Mobilestream Oil, Inc., a Delaware corporation ("Mobilestream"), pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Acquisition Agreement") between the Company and Mobilestream. Mobilestream was a development stage company which owned certain proprietary technology and related custom software for the use of microwaves to break down petroleum-based products, such as used tires, into their component parts, and capturing those components in usable form for resale.  At the closing of the purchase of Mobilestream’s assets (the “Mobilestream Acquisition Closing”), we (i) acquired all of the Technology and (ii) assumed Mobilestream’s liabilities, which were minimal.

The Mobilestream assets we acquired consisted of (i) the then three patents pending for the Technology carried at a book value of zero, (ii) approximately $1,678,000 of cash and (iii) approximately $149,000 of fixed assets.  Mobilestream also owned 37,500,000 shares of our own common stock (acquired in connection with our purchase of the assets of CRC) which were cancelled as part of the transaction.  Further, at the Mobilestream Acquisition Closing, the Combined Technology License Agreement was terminated by virtue of the merger of the interests of the licensor and the licensee thereunder.

At the time of the Mobilestream acquisition, Mobilestream was controlled by Frank G. Pringle, our then Chairman, President and CEO.  At that time, Mr. Pringle had an approximately 86% ownership interest in  Mobilestream.

The parties to the Mobilestream Acquisition Agreement intended that the acquisition of Mobilestream would qualify as a "D" Reorganization under Section 368(a)(1)(D) of the IRC.  No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement.

At the Mobilestream Acquisition Closing, we issued (i) 11,145,225 shares of our Common Stock to Mobilestream (the “Mobilestream Acquisition Common Stock”); (ii) 35,236,188 shares of our 2006 Series of Convertible Preferred Stock (or “Preferred Stock A”) to Frank G. Pringle, the sole holder of the 2006 Series of Mobilestream Preferred Stock; and (iii) 27,205,867 common stock purchase warrants (the "Mobilestream Acquisition Warrants”) to purchase shares of our common stock on the basis of one Mobilestream Acquisition Warrant for each three shares of either Mobilestream common stock or preferred stock, exercisable at $4.75 per share for a period ending on December 31, 2007.  23,500,000 of the Mobilestream Acquisition Warrants were issued directly to Frank G. Pringle and were subsequently cancelled on October 23, 2007.   The remainder of the Mobilestream Acquisition Warrants were issued to Mobilestream.  On December 31, 2007, the Board of Directors extended the expiration date of the outstanding Mobilestream Acquisition Warrants to December 31, 2008.  In November 2008, the Board of Directors amended the expiration date of the outstanding Mobilestream Acquisition Warrants to 120 days subsequent to the effective date of a successful registration statement filed with the SEC covering the outstanding Mobilestream Acquisition Warrants.  As of June 15, 2009, the Company had not had such a registration statement declared effective. In July 2009, the Company amended the expiration date of the Mobilestream Acquisition Warrants to March 31, 2010.

As stated above, at the Mobilestream Acquisition Closing, we issued 35,236,188 shares of our Preferred Stock A to Frank G. Pringle, the sole holder of the 2006 Series of Mobilestream Preferred Stock.  At the time of issuance, each share of Preferred Stock A was entitled to two votes per share and each was convertible into two shares of our Common Stock.  In October 2007, the terms of conversion of our Preferred Stock A were changed from two shares of our Common Stock for each share of Preferred Stock A to half of one share of our Common Stock for each share of our Preferred Stock A.  On June 25, 2008, Mr. Pringle converted 1,791,064 shares of Preferred Stock A into 895,532 shares of our Common Stock.  On August 13, 2008, Mr. Pringle converted an additional 33,440,124 shares of Preferred Stock A into 16,720,062 shares of our Common Stock and sold 6,600,000 shares of our Common Stock back to the Company for $1,650,000.  The remaining 5,000 shares of Preferred Stock A, then held by a person related to Mr. Pringle, were converted into 2,500 shares of our Common Stock on January 6, 2009.

Upon the Mobilestream Acquisition Closing, Mobilestream’s sole assets were the shares and warrants we issued to Mobilestream at and in connection with the Mobilestream Acquisition Closing (the “Mobilestream Acquisition Consideration”, excluding the 23,500,000 Mobilestream Acquisition Warrants issued directly to Frank Pringle which were subsequently cancelled and the Preferred Stock A which has since been converted into shares of our Common Stock).  For federal income tax reasons and in order to avoid treatment as an inadvertent investment company under the Investment Company Act of 1940, Mobilestream determined to liquidate and dissolve immediately upon the Mobilestream Acquisition Closing and to deposit all its assets (consisting, at that point, solely of the Mobilestream Acquisition Consideration) in a liquidating trust (the “Mobilestream Liquidating Trust”) pursuant to a liquidating trust agreement (the "Mobilestream Liquidating Trust Agreement") entered into with Olde Monmouth and pursuant to which Olde Monmouth agreed to act as the liquidating trustee (the "Mobilestream Liquidating Trustee").  The beneficiaries of the Mobilestream Liquidating Trust are the stockholders of Mobilestream.  The Mobilestream Acquisition Consideration must be held in the liquidating trust indefinitely until it can all be distributed to the beneficiaries of the Mobilestream Liquidating Trust pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption therefrom.  In connection with the Mobilestream Liquidating Trust Agreement, we agreed that we would file a registration statement for the resale of the shares of our common stock and warrants (and the shares underlying them) issued as part of the Mobilestream Acquisition Consideration.  Further, unless the shares underlying the Mobilestream Acquisition Warrants have been so registered, the Mobilestream Liquidating Trustee may serve written demand on us that they be so registered.  As of December 31, 2008 and through the date of this filing, the Company has not had a registration statement covering the shares underlying the Mobilestream Acquisition Warrants declared effective by the SEC.

Properties

On September 22, 2006, we acquired substantially all the assets of CRC, prior to which we had no material assets.  The assets of CRC included an exclusive license, valued as a zero value asset, that it had from Mobilestream to exploit a patent pending application for the use fixed-frequency microwave radiation for decomposing petroleum-based materials.

On December 31, 2006, we acquired the assets of Mobilestream. The Mobilestream assets we acquired consisted of (i) the then three patents pending for the Technology carried at a book value of zero, (ii) approximately $1,678,000 of cash and (iii) approximately $149,000 of fixed assets.

The Company has three separate real property lease agreements.  The Company leased office space in New Jersey under a lease agreement that commenced June 1, 2006, the monthly lease payments were $5,000 per month and the lease expired on May 31, 2009.  The Company also leases manufacturing space in Rockford, Illinois under a lease agreement that commenced May 1, 2008, the monthly lease payments are $2,703 per month and the lease expires on April 30, 2010.  In October 2008, the Company entered into a new lease for new corporate headquarters office space in New Jersey, and a deposit of $47,500 was made in October 2008.  The Company moved into the 5,124 square feet of office space in March of 2009.   The lease is for five years with monthly payments beginning at $6,567 per month and the lease expires April 2014.   With all leases, the Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

Rent expense for the years ended December 31, 2008 and 2007, and for the cumulative period July 19, 2002 (inception) to December 31, 2008 was approximately $85,000, $60,000, and $248,000, respectively.

Legal Proceedings

As of June 15, 2009, we are not a party to any pending legal proceeding and our property is not subject to any pending legal proceeding, and no such proceedings are known to the Company to be threatened or contemplated against it.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Statements used in this Prospectus, in filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, or made orally with the approval of an authorized executive officer of the Company that utilize the words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions speaking to anticipated actions, results or projections in the future speak only as of the date made, are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve various risks and uncertainties, such as those set forth above under “Risk Factors”.  The Company cautions readers not to place undue reliance on any such statements and that the Company's actual results for future periods could differ materially from those anticipated or projected.

Unless otherwise required by applicable law, the Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

The following discussion should be read in conjunction with our consolidated financial statements and related notes included as part of this Prospectus.

Overview

Our business is (i) the design, manufacture and sale of machinery and equipment units for decomposing petroleum-based materials by subjecting them to microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials and focused on specific applications (the “Technology”); (ii) the licensing of third parties to exploit the Technology; and (iii) the construction of plants, in conjunction with other investors, to exploit that Technology. Currently, our efforts are directed principally to the design, manufacture and sale of machinery and equipment.

In October 2008, we completed our first commercial prototype machine that uses our Technology for decomposing tires, the Patriot-1.  Although we anticipated completion of the prototype earlier in 2008, there were several factors that contributed to the delay we experienced. These included: delays in delivery of klystron microwave tubes, changes in the design of the prototype, and changes in the conveying procedures for the material. The Company will continue to test and refine the features of the prototype for use with tires and other "feedstocks", i.e. materials that would amenable to the Company's Technology. The Company will work with prospective customers to create systems for the manipulation of large amounts of tires to be processed through a machine.

We have no manufacturing capability of our own. Accordingly, we have entered into an agreement with Ingersoll Production Systems, a manufacturing facility in Rockford, Illinois, for research on and the manufacture of our machines, where the Patriot-1 was completed.  The prototype is being tested initially to apply our microwave Technology to the decomposition of tires as waste and to retrieve commercially viable components therefrom in the form of carbon, liquid hydrocarbons which can be converted to electricity, and gas. We will use our prototype primarily to confirm and refine the principles that will be utilized in commercial scale operations of our technology. We also will use it to test various feedstocks, materials that can benefit from the application of our Technology, prior to releasing processes for production. The prototype will also be used on a limited basis to show customers that the process works as applied to a specific feedstock and is viable for commercialization.

The Company has completed two demonstrations of our commercial prototype machine with the first demonstration taking place May 4-8, 2009 and the second demonstration taking place June 8-11, 2009.  Both demonstrations included prospective customers from the United States and several foreign countries as well as partners and dignitaries and were held in our contract manufacturer’s facility (Ingersoll Production Systems) in Rockford, Illinois. The demonstrations consisted of processing tire material on a continuous basis and collecting commercially viable byproducts in the form of diesel heating oil, combustible gas in the combined form of propane, butane, methane and other gases that can be used to generate electricity or be used as energy feedstock for other processes, and a high BTU carbon char.  The make-up of the byproducts was verified by independent certified laboratories and the byproducts were valued based on oil and energy indexes as well as an independent commodity marketing company specializing in the sale of oils and char byproducts.  The Company believes the demonstrations were successful.

We do not research nor represent to potential customers the commercial uses or revenues they may derive from the end-products generated using our Technology. Each potential customer evaluates for itself whether the commercialization and disposition of the end products justifies the cost to purchase and install one of our machines.

We are conducting preliminary negotiations with prospective purchasers of machines, but do not have any committed orders for our equipment. As of June 15, 2009, we had entered into an exclusive marketing agreement with one company for a designated geographic area outside the United States.  We are not presently devoting any time or funds to the construction of plants to exploit our Technology. Any such effort will require capital in excess of funds available to us, and will require us to "partner" with a company with much larger resources.

Results Of Operations

2008 COMPARISON WITH 2007

(A)  REVENUES

We had no revenues from operations for the years ending December 31, 2008 and 2007. We have had no revenues from operations since the closing of the asset acquisitions of CRC in September 2006 and Mobilestream in December 2006. All revenues we received from operations prior to September 2006 were derived from lines of business unrelated to our current activities, and in which we no longer have any ownership interest or other participation.  The Company has never had revenues from operations since it began its current business.

The Company has completed a prototype fixed frequency microwave reactor system, named “Patriot-1”, which it has used to demonstrate the decomposition of tires into diesel oil, combustible gas and carbon char.  During May 4-8, 2009 and June 8-11, 2009, the Company provided public demonstrations of the Patriot-1 to prospects, partners and dignitaries at our outside contract manufacturer’s facility (Ingersoll Production Systems) located in Rockford, Illinois.  It will take the Company approximately twelve months to deliver a system from the time the Company receives an order. It is the Company's intention that each order be accompanied by a cash deposit from the purchaser which will be recorded as deferred revenue until the equipment is shipped, installed and operating successfully at the destination site.

Subsequent to the annual reporting date for the accompanying consolidated financial statements,  on April 23, 2009, Global Heavy Oil, a wholly-owned subsidiary of the Company, entered into the Collaborative Arrangement with Schlumberger for the purpose of researching and developing “surface upgrading” products, a process using microwaves to increase the gravity of heavy oil above the surface of the Earth in oilfield operations and services for “heavy oil” oilfield operations (“the Products and Services”).  The joint development will be based on, and will utilize, the Company’s proprietary patent-pending technologies and intellectual property.   In consideration of the Company’s exclusive license of its intellectual property in the “heavy oil” field of use, the Company, through Global Heavy Oil, will receive a total of $600,000 ($300,000 was received thirty days after the execution of the Collaborative Arrangement and $300,000 is payable on the first anniversary of the Collaborative Arrangement).  Contingent upon full satisfaction of Phase I under the Collaborative Arrangement (research & development, including testing of the Products and Services), the Company, through Global Heavy Oil, will receive a one-time $1,000,000 engineering fee from Schlumberger within 30 days of the commencement of Phase II under the Collaborative Arrangement.  Upon full satisfaction of Phase II and pursuant to the Collaborative Arrangement, the Company, through Global Heavy Oil, will have the right to acquire up to a 40% interest in the joint venture.

(B)  TOTAL OPERATING EXPENSES

Total operating expenses consist of professional fees, investor relations and investment banking fees, other general and administrative expenses, and research and development costs.  Total operating expenses were $24,132,280 for the twelve months ended December 31, 2008 compared to $10,253,830 for the twelve months ended December 31, 2007, an increase of $13,878,450 or approximately 135%.

In 2007, the Company recognized that it needed to develop credibility for the Technology, specifically for the recognition of its efficiency and environmental impact, and to develop recognition and interest in the investor community as the cost of the waste tire facility was estimated at $25,000,000.  As a result, in 2007 the Company developed and focused on a public relations campaign aimed generally at the financial community and the media. In the first nine months of 2007 the Company spent $298,000 for the campaign. In the fourth quarter of 2007 the Company incurred $4.8 million dollars in investment banking and professional fees in the financial markets area. Beginning in September 2007, the Company started to issue common stock for payments to various vendors, contractors, and professional and business consultants to assist the Company in achieving the Company's public awareness goals. The 2007 increase in Investment Banking fees of $3.7 million dollars over 2006 spending levels was mainly due to the issuance of the Company's common stock which began in the third quarter of 2007 and continued in succeeding quarters.  The Company has recorded expenses for investment banking fees, investor relations, and professional fees broadly to include expenses incurred for ancillary activities and expenses for penalties and settlements related to professional services, investment banking and public relations activities.  These are not traditional investment banking fees which would be offset against the cost of capital.

Changes in General and Administrative Expenses versus the prior year were the following:

Total professional fees and investment banking fees and investor relations expenses were $16,282,170 for the twelve months ended December 31, 2008 compared to $4,813,322 for the twelve months ended December 31, 2007, an increase of $11,468,848.  The Company issued 7,014,849 shares of common stock for services performed or to be performed by non-employees, valued in the amount of $13.7 million dollars, mainly for investment banking fees, investor relations and professional fees which is the primary  reason for the increase of $11.5 million in investment banking fees, investor relations and professional fees for the twelve months ended December 31, 2008. The value of services was determined based upon the stock market price at the date the stock was issued.  Other increases in professional fees were due to an increase of $531,924 in legal fees, $837,681 for the twelve months ended December 31, 2008 versus $305,757 in 2007.  Accounting fees increased from $114,673 for fiscal year 2007 to $272,795 fiscal year 2008, an increase of $158,122.  The increase in legal fees was caused by the expenses of conducting an annual stockholder meeting, the settlement of certain claims for investment banking services and the filing of several registration statements by the Company.

Other General and Administrative Expenses were $5,853,977 for the twelve months ended December 31, 2008 compared to $4,838,628 for the twelve months ended December 31, 2007, an increase of $1,015,349 or approximately a 21% increase.  The increase in expenses for twelve months ended December 31, 2008 was due to the following:  (a) The total salary & wages related expenses increased approximately $100,000, and direct salary expenses increased approximately $900,000 because of addition of four employees, including the new Company CEO.  Stock options were granted and expensed to the new CEO in the amount of $1.0 million.  In 2008 no bonus stock grants were issued to employees resulting in a decrease of approximately $3.0 million versus the twelve months ended December 31, 2007.  A severance agreement was reached with former CEO, Frank Pringle and an expense of $1.2 million dollars was recorded in 2008.  (b) An expense of $560,000 was recorded in 2008 for indemnification costs due to the potential expense of reimbursing Eric Swain, the Company’s CEO until July 6, 2009 for expenses related to Mr. Swain’s early termination of his employment with his prior employer, Morgan Stanley.  (c) Travel and entertainment was approximately $192,400 compared to approximately $78,700 for the same period last year, an increase of approximately $113,700, mainly due to increased travel to the production facility in Rockford, Illinois.  (d)  Payment to members of the board of directors in the form of stock warrants began in 2008 and the Company recorded expenses in the amount of approximately $113,000 for the twelve months ending December 31, 2008.  (e)  Insurance costs increased approximately $73,000 for the twelve months ending December 31, 2008 as compared to the same period in 2007,  mainly due to an increase in the number of Company employees.

Research and development (“R & D”) costs consist of all activities associated with the development and enhancement of products using the Company’s Technology.  R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our Technology.   Research and development costs are expensed when incurred.   R & D costs for the twelve months ended December 31, 2008 and 2007 were $871,622 and $222,530, respectively.  The increase of $649,092 as compared to prior year can be attributed to the increase in material costs of approximately $350,000 used in research, and the increased salary costs due to addition of personnel in May 2008.

(C)  OTHER INCOME (EXPENSE)

Interest expense, interest income, realized gains / (losses), change in fair value of derivative financial instruments and other income are included in Other Income (Expense).  Total other income was $8,636,931 for the twelve months ended December 31, 2008 compared to other income of $3,675,499 for the twelve months ended December 31, 2007, the change of $4,961,432 being primarily due to the fair value change in the derivative financial instruments.

Interest expense for the twelve months ended December 31, 2008 was $17,981 compared to $23,322 for the twelve months ended December 31, 2007, a decrease of $5,341 or 23%.  The 2008 lower interest expense is the result of certain Company loans nearing maturity.

Interest income for the twelve months ending December 31, 2008 and 2007 was $185,025 and $33,329, respectively. The twelve months’ increase of $151,696 or 455% in interest income is attributed to the Company having a surplus of cash as a result of sales of common stock to investors. In April of 2008, $4,000,000 of surplus cash was invested in short term investments.  Due to the decline in the stock market in the fourth quarter of 2008 the Company reclassified $837,850 on unrealized losses on its investments in preferred stock to realized losses, as the impairment was deemed to be other than temporary at December 31, 2008.  For the twelve months ended December 31, 2008, realized losses on investments was $881,768.

At December 31, 2008 the change in the fair value of derivative financial instruments resulted in income of $9,358,836 in 2008 versus income of $3,765,492 in 2007, for a change of $5,593,344.

Other expenses for the twelve months ending December 31, 2008 and 2007 were $7,181 and $100,000, respectively. The twelve month decrease of $92,819 in other expenses was caused by the fact that in 2007 the Company incurred a one-time loss of $100,000 as a result of a forfeit of a deposit for a prospective acquisition.

(D)  NET LOSS

The net loss for the twelve months ended December 31, 2008 was $15,495,349 ($0.33 per share) compared to $6,578,331 ($0.25 per share) for the twelve months ended December 31, 2007, a change of $8,917,018 or 136%.  The Company losses are attributable to no revenue stream, and the Company is still in development stage.  The Company’s expenses have increased significantly as a result of non-cash charges related to expenses for investment banking, investor relations and public relations services as payments were made by the issuance of common stock for such services rendered during the year.

Liquidity And Capital Resources

On June 26, 2009, after the period covered by the financial statements discussed below, the Company entered into an agreement with CapStone Investments CapStone Investments to act as exclusive placement agent through September 15, 2009 for the Company in connection with a proposed offering of debt and/or equity securities of the Company in a total amount of $8,000,000.  There is no assurance that any such securities will in fact be sold.

As of December 31, 2008, the Company had total current assets of $6,079,879 and total current liabilities of $1,133,882, resulting in a working capital of $4,945,997. At December 31, 2008, the Company's current assets consisted of $2.0 million in cash, $2.6 million in short-term investments and $1.5 million in prepaid services. As a development stage company that began operations in 2002, the Company has incurred $29,770,274 in cumulative total net losses from inception through December 31, 2008.

As of December 31, 2008, the Company had $2.0 million in cash and cash equivalents and $2.6 million in short-term investments.  The Company projects total cash expenditures needed for the next twelve months ending December 31, 2009 of approximately $4.5 million (operating expenses of approximately $4 million and capital expenditures of approximately $0.5 million).  Our assessment of our cash needs, however, is based on assumptions concerning the rate of our cash expenses, the technological and engineering challenges in the development of our products, the projected development times, the equipment construction and testing trials required along with their projected timetable.  Our actual operations may be affected by increases in our payroll and staff related matters, technological or engineering difficulties, deviations from the timetables for experimentation and testing trials.  However, due to the fact that the Company incurred substantial net losses for the cumulative period from July 19, 2002 (inception) to December 31, 2008 and that it currently has no revenue stream to support itself, there is doubt about the Company’s ability to continue as a going concern.

The Company has been successful in obtaining the required cash resources by issuing stock to service the Company's operations through the twelve months ended December 31, 2008.  Net cash provided by financing activities was $11,099,837 for the year ended December 31, 2008 compared to $1,689,701 for the year ended December 31, 2007, a change of $9,410,136. This increase was primarily the result of sales of common stock. During the twelve months ended December 31, 2008, the Company sold 13,195,925 shares of common stock for gross proceeds of $12,892,731.

The Company has continued to issue stock or options or warrants to various vendors (non-employees) as payments for services rendered. In the twelve months ended December 31, 2008, the Company issued 7,714,849 shares of common stock in payment of services valued at $15,590,217, including 650,000 common stock shares granted to an investor as part of a non-compliance clause in the contract with that investor.  The grant of common stock was recorded as expense to the statement of operations and comprehensive loss in the amount of $1,358,500.  Warrants issued for services were valued using the Black-Scholes option-pricing model, with expected volatility ranging from 117% to 159%, risk-free interest rate ranging from 1.61% to 2.93% and expect life a half year to five years.   The Company also granted 9,537,782 warrants with an average excise price of $2.00 in conjunction with the sale of common stock in a private placement.  Since these warrants were part of the purchase agreement they had no impact on the Company’s profit or loss.

For the twelve months ended December 31, 2008, the Company authorized the grant of 8,950,000 common stock options to employees for services to be rendered or to be performed.

In September 2008, pursuant to a Summary of Terms of Proposed Employment Agreement with Eric Swain, the Company’s CEO until July 6, 2009, and as part of a series of employment term sheets, the Company authorized the grant of a total of 8,500,000 stock options to four key executives.  5,000,000 of those stock options were granted to Mr. Swain.  The other 3,500,000 stock options were granted to three other officers of the Company and were subject to stockholder approval of an amendment to the Company’s stock option plan increasing the number of authorized shares available for issuance under the plan.  All of these options have an exercise price of $1.18.  1,000,000 of Mr. Swain’s options vested immediately and the balance was to vest in equal annual installments of 1,000,000 options on September 23, 2009 and on each anniversary thereafter for the  three years thereafter but were cancelled upon the termination of Mr. Swain's employment. Of the combined 3,500,000 options granted to the three other executives, one-fifth of those options will vest immediately upon approval of the amendment of the Company’s stock option plan and the remainder will vest one-fifth on September 23, 2009 and an additional one-fifth on each anniversary thereafter for the next three years, provided that the executives are employed by the Company at each vesting date. As of December 31, 2008, total unrecognized compensation cost related to unvested stock options for the CEO’s options is approximately $4,160,000, which is to be recognized over the expected term of five years. The assumptions used in the Black-Scholes option-pricing model used to determine the fair value of the options are: a dividend yield of 0%; an expected volatility rate of 123.5%; a risk-free interest rate of 2.92%; and an expected life of approximately six years. Expected forfeitures were estimated to be 0%.  No compensation expense was recorded for the 3,500,000 options awaiting stockholder approval during the year ended December 31, 2008 because options under an arrangement that is subject to stockholder approval are not deemed to be granted until that approval is obtained unless approval is essentially a formality which the Company has deemed not to be the case.  Subsequent to December 31, 2008, the amount of options awaiting stockholder approval mentioned above has been adjusted to 2,900,000 to reflect the retirement of one of the Company’s executives.

In November 2008, the Company authorized the grant of 450,000 stock options to three employees which are also subject to stockholder approval of an amendment to the Company’s stock option plan increasing the number of authorized shares available for issuance under the plan.  These options have an exercise price of $1.24 per share and expire on November 21, 2018.  150,000 options vest immediately upon stockholder approval of the stock option plan amendment, 150,000 vest on January 1, 2010, and the remainder vest on January 1, 2011.  The assumptions used in the Black-Scholes option-pricing model used to determine the fair value of the options are: a dividend yield of 0%; an expected volatility rate of 159.5%; a risk-free interest rate of 2.12%; and an expected life of approximately six years. Expected forfeitures were estimated to be 0%.  No expense was recorded for the unapproved options during the year ended December 31, 2008.

CAPITAL RESOURCES

(A)  LONG-TERM DEBT OBLIGATIONS

The Company entered in two loan agreements for the purchase of equipment.  The principal amount of a five year loan entered into in January 2006 is $75,000 with an interest rate of 13.43% annually and a monthly payment of $1,723.  In October 2006 the Company entered into second loan with a principal amount of $73,817 at an interest rate of 8.71% annually.  The monthly payments on this loan are $2,396.  The total remaining loan payments including interest is $57,074, for the two loans.

(B)  CAPITAL LEASES

The Company leases certain phone and computer equipment under an agreement that is classified as a capital lease. The cost of equipment under capital leases is included in the balance sheets as part of property and equipment. The monthly lease payments are $1,293 per month, until June 2011.  The total future minimum lease payments are $34,924.

(C)  OPERATING LEASES

The Company leases office space and manufacturing space under three separate lease agreements that are classified as operating leases.  The Company leased office space in West Berlin, New Jersey, which had a monthly lease payment of $5,000 per month and the lease expired on May 31, 2009.  Beginning in June 2009 the Company will continue to lease space at the West Berlin location at a monthly lease payment rate of $1,600 per month and this lease expires in June 2012. The Company entered into a new lease for new corporate headquarters in Mount Laurel, New Jersey, which has a monthly lease payment of $6,567 and the lease expires April 2014.  The Company also leases manufacturing space in Rockford, Illinois, which has a monthly lease payment of $2,703 and expires on April 30, 2010.  The total future minimum annual lease payments are approximately $484,000.

(D)  PURCHASE OBLIGATIONS

In June 2007, the Company entered into a purchase agreement with Ingersoll Production Systems of Rockford, Illinois to build a commercial prototype machine. The total purchase commitment is approximately $770,000.  The Company has currently paid approximately $620,000 as of December 31, 2008 under this agreement.  This amount is reflected in the accompanying 2008 consolidated balance sheet as part of the construction in progress component of property and equipment, and, to the extent of modifications to the prototype machine being made, in the accompanying 2008 consolidated statement of operations as R & D expense.  In addition to the agreement with Ingersoll Production Systems, there are various other suppliers with which the Company has purchase commitments, which commitments total approximately $610,000, of which the Company had paid approximately $600,000 through December 31, 2008.

THREE MONTHS ENDED MARCH 31, 2009 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2008

(A)  REVENUES

We had no revenues from operations for the three months ending March 31, 2009 and 2008. We have had no revenues from operations since the closing of the asset acquisitions of Carbon Recovery Corporation in September 2006 and Mobilestream Oil, Inc. in December 2006. All revenues we received from operations prior to September 2006 were derived from lines of business unrelated to our current activities, and in which we no longer have any ownership interest or other participation.  The Company has never had revenues from operations since it began its current business.

The Company has completed a prototype variable frequency microwave reactor system, named “Patriot-1”, which it has used to demonstrate the decomposition of tires into diesel oil, combustible gas and carbon char.  During May 4-8, 2009 and June 8-11, 2009, the Company provided public demonstrations of the Patriot-1 to prospects, partners and dignitaries at our outside contract manufacturer’s facility (Ingersoll Production Systems) located in Rockford, Illinois.  It will take the Company approximately twelve months to deliver a system from the time the Company receives an order. It is the Company's intention that each order be accompanied by a cash deposit from the purchaser which will be recorded as deferred revenue until the equipment is shipped, installed and operating successfully at the destination site.

Subsequent to the March 31, 2009 reporting date for the accompanying condensed consolidated financial statements, on April 23, 2009, Global Heavy Oil Corporation, a wholly-owned subsidiary of the Company, entered into the Collaborative Arrangement with Schlumberger for the purpose of researching and developing “surface upgrading” products, a process using microwaves to increase the gravity of heavy oil above the surface of the Earth in oilfield operations and services for “heavy oil” oilfield operations (“the Products and Services”).  The joint development will be based on, and will utilize, the Company’s proprietary patent-pending technologies and intellectual property.   In consideration of the Company’s exclusive license of its intellectual property in the “heavy oil” field of use, the Company, through Global Heavy Oil, will receive a total of $600,000 ($300,000 was received thirty days after the execution of the Collaborative Arrangement and $300,000 is payable on the first anniversary of the Collaborative Arrangement).  Contingent upon full satisfaction of Phase I under the Collaborative Arrangement (research & development, including testing of the Products and Services), the Company, through Global Heavy Oil, will receive a one-time $1,000,000 engineering fee from Schlumberger within 30 days of the commencement of Phase II under the Collaborative Arrangement.  Upon full satisfaction of Phase II and pursuant to the Collaborative Arrangement, the Company, through Global Heavy Oil, will have the right to acquire up to a 40% interest in the joint venture.

(B)  TOTAL OPERATING EXPENSES

Total operating expenses consist of professional fees, investor relations and investment banking fees, other general and administrative expenses, and research and development costs.  Total operating expenses were $2,428,131 for the three months ended March 31, 2009 compared to $3,581,558 for the three months ended March 31, 2008, a decrease of $1,153,427 or approximately 32%.

Changes in general and administrative expenses versus the prior three months period are the following:

The Company has recorded expenses for investment banking fees, investor relations, and professional fees broadly to include expenses incurred for ancillary activities and expenses for penalties and settlements related to professional services, investment banking and public relations activities. Total professional fees and investment banking fees and investor relations expenses were $817,472 for the three months ended March 31, 2009 compared to $2,599,802 for the three months ended March 31, 2008, a decrease of $1,782,330.  The Company issued 94,000 shares of common stock for services performed or to be performed by non-employees, valued at approximately $113,450, for the three months ended March 31, 2009 versus 2,046,226 shares of common stock for services performed or to be performed by non-employees, valued in the amount of $2.0 million dollars, for the three months ended March 31, 2008. The value of services was determined based upon the stock market price at the date the stock was issued.  Other costs which are included as part of professional fees for the three months ended March 31, 2009 are legal fees of $60,915 and accounting fees of $114,032, for a total of $174,947, a small increase of approximately $8,000 versus the three months ended March 31, 2008.

Other general and administrative expenses for the three months ended March 31, 2009 were $1,192,813 compared to $688,510 for the three months ended March 31, 2008, an increase of $504,303 or approximately a 73% increase.  The increase in other general expenses for three months ended March 31, 2009 was primary due to increase in salary & wages expenses of approximately $428,000 due to the addition of four employees, including the new Company CEO and new Company President.  Stock options were granted in 2008 to the new CEO and an amortization expense of approximately $260,000 was recorded during the three months ended March 31, 2009.

Research and development (“R & D”) costs consist of all activities associated with the development and enhancement of products using the Company’s Technology.  R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our Technology.   Research and development costs are expensed when incurred.   R & D costs for three months ended March 31, 2009 and 2008 were $242,899 and $126,258, respectively.  The increase of $116,641 as compared to the same period in the prior year can be attributed to the increase in salary expenses of approximately $85,000 due to the addition of personnel in May 2008.

(C)  OTHER INCOME (EXPENSE)

Interest expense, interest income, realized gains / (losses), change in fair value of derivative financial instruments and other income are included in other income (expense).  Total other income was $730,769 for the three months ended March 31, 2009 compared to other income of $7,243,942 for the three months ended March 31, 2008, a decrease of $6,513,173 due primarily to fair value change in derivative financial instruments.

Interest expense for the three months ended March 31, 2009 was $3,144 compared to $6,073 for the three months ended March 31, 2008, a decrease of $2,929 or 48% resulting from certain Company loans nearing maturity.

Interest income for the three months ended March 31, 2009 and 2008 was $55,497 and $3,787, respectively. The increase of $51,710 in interest income for the three months ended March 31, 2009 compared to the same period in 2008 is due to the Company having a surplus of cash as a result of the sale of common stock to investors. In April of 2008, $4,000,000 of surplus cash was invested in short-term investments.  Due to the decline in the stock market in the fourth quarter of 2008, the Company reclassified $837,850 of unrealized losses on its investments in preferred stock to realized losses, as the impairment was deemed to be other than temporary at December 31, 2008.  For the three months ended March 31, 2009 realized losses on investments was $17,438.

At March 31, 2009 the change in the fair value of derivative financial instruments resulted in income of $695,854 for the three months ended March 31, 2009, versus income of $7,246,228 for same three month period in 2008, for a change of $6,550,374.

(D)  NET LOSS

The net loss for the three months ended March 31, 2009 was $1,697,362 ($0.03 per share) compared to net income of $3,662,384 ($0.12 per share) for the three months period ended March 31, 2008, a decrease of $5,359,746.  The Company’s losses are attributable to it having no revenue stream still being in development stage.   Income for the three months ended March 31, 2008 is attributable to changes in the fair value of derivative financial instruments which created income of over $7.2 million during the three months ended March 31, 2008.

Liquidity and Capital Resources

On June 26, 2009, after the period covered by the financial statements discussed below, the Company entered into an agreement with CapStone Investments for CapStone Investments to act as exclusive placement agent through September 15, 2009 for the Company in connection with a proposed offering of debt and/or equity securities of the Company in a total amount of $8,000,000.  There is no assurance that any such securities will in fact be sold.

As of March 31, 2009, the Company had total current assets of $3,499,897 and total current liabilities of $1,019,831, resulting in work capital of $2,480,066.  As of March 31, 2008, the Company had total current assets of $7,828,321 and total current liabilities of $5,384,376, resulting in working capital of $2,443,945.  As a development stage company that began operations in 2002, the Company has incurred $31,467,636 in cumulative total losses from inception through March 31, 2009.

As of March 31, 2009, the Company had $.8 million in cash and cash equivalents and $1.7 million in short-term investments.  The Company projects total cash expenditures needed for the next twelve months ending March 31, 2010 to be approximately $4.2 million (operating expenses to be approximately $4 million and expenditures to be approximately $.2 million).  Our assessment of our cash needs, however,  is based on assumptions concerning the rate of our cash expenses, the technological and engineering challenges in the development of our products, the projected development times, the equipment construction and testing trials required along with their projected timetable.  Our actual operations may be affected by increases in our payroll and staff related matters, technological or engineering difficulties, deviations from the timetables for experimentation and testing trials.   However, due to the fact that the Company incurred substantial net losses for the cumulative period from July 19, 2002 (inception) to March 31, 2009 and that it currently has no revenue stream to support itself,  there is doubt about the Company’s ability to continue as a going concern.

The Company did not have any cash provided from financing activities for the three month period ended March 31, 2009. The Company did not sell any stock for cash for the three month period ending March 31, 2009, instead it used cash in the amount of $13,092 for payment on loans.  The Company has been in the past successful in obtaining required cash resources by issuing stock to service the Company's operations. For the three months ended March 31, 2008, net cash provided by financing activities was $7,198,991. This increase was primarily the result of the sale of common stock. During the three months period ended March 31, 2008, the Company sold 2,046,226 shares of common stock for gross proceeds of $2,083,789.

The Company has continued to issue stock or options or warrants to various vendors (non-employees) as payments for services rendered. In the three months ended March 31, 2009, the Company issued 94,000 shares of common stock in payment of services valued at $113,450. $60,800 was recorded as expenses in the statement of operations and comprehensive loss and $52,650 was recorded as prepaid expense.  The value of services was determined based upon the stock market price at the date the stock was issued.  For the three months ended March 31, 2008, the Company issued 887,500 of common stock shares for services rendered valued at $1,960,275. The value of services was determined based upon the stock market price at the date the stock was issued.  The Company also issued 300,041 warrants with an average excise price of $1.33 for services rendered or to be performed for the three months ended March 31, 2009.  An expense of $93,675 was recorded to the statement of operations and comprehensive loss for the value of these warrants.  Warrants issued for services were valued using the Black-Scholes option-pricing model, with expected volatility ranging from 132% to 149%, risk-free interest rate ranging from .80% to 1.87% and expect life a half year to five years.

On February 19, 2009, the Company authorized the grant of 75,000 common stock options to an employee.  These options have an exercise price of $1.27 and expire on February 19, 2019.  The option vest one-third on the one year anniversary of the grant date, one-third on the two year anniversary of the grant date and one-third on the three year anniversary of the grant date.  These options were granted under the Company’s 2008 Incentive Stock Option Plan, as amended, and are subject to stockholder approval of an Amendment to the Plan, increasing the number of shares available for issuance.

On January 29, 2009, the Company authorized the grant of 35,000 common stock options to staff employees, These options have an exercise price of $1.02 and expire on January 29, 2019.  These options were granted under the Company’s 2008 Incentive Stock Option Plan, as amended, and become fully vested on July 1, 2009, subject to stockholders’ approval of an Amendment to the Plan increasing the number of shares available for issuance thereunder.

In November 2008, the Company authorized the grant of 450,000 stock options to three employees which are also subject to stockholder approval of an amendment to the Company’s stock option plan increasing the number of authorized shares available for issuance under the plan.  These options have an exercise price of $1.24 per share and expire on November 21, 2018.  150,000 options vest immediately upon stockholder approval of the stock option plan amendment, 150,000 vest on January 1, 2010, and the remainder vest on January 1, 2011.  The assumptions used in the Black-Scholes option-pricing model used to determine the fair value of the options are: a dividend yield of 0%; an expected volatility rate of 159.5%; a risk-free interest rate of 2.12%; and an expected life of approximately six years. Expected forfeitures were estimated to be 0%.

In September 2008, pursuant to a Summary of Terms of Proposed Employment Agreement with Eric Swain, the Company’s CEO until July 6, 2009, and as part of a series of employment term sheets, the Company authorized the grant of a total of 8,500,000 stock options to four key executives.  5,000,000 of those stock options were granted Mr. Swain.  The other 3,500,000 stock options were granted to three other officers of the Company and were subject to stockholder approval of an amendment to the Company’s stock option plan increasing the number of authorized shares available for issuance under the plan.  All of these options have an exercise price of $1.18.  1,000,000 of Mr. Swain’s options vested immediately and the balance was to vest in equal annual installments of 1,000,000 options on September 23, 2009 and on each anniversary thereafter for the  three years thereafter but were cancelled upon the termination of Mr. Swain's employment. Of the combined 3,500,000 options granted to the three other executives, one-fifth of those options will vest immediately upon approval of the amendment of the Company’s stock option plan and the remainder will vest one-fifth on September 23, 2009 and an additional one-fifth on each anniversary thereafter for the next three years, provided that the executives are employed by the Company at each vesting date. As of March 31, 2009, total unrecognized compensation cost related to unvested stock options for the CEO’s options is approximately $3,920,000, which is to be recognized over the expected term of five years. The assumptions used in the Black-Scholes option-pricing model used to determine the fair value of the options are: a dividend yield of 0%; an expected volatility rate of 123.5%; a risk-free interest rate of 2.92%; and an expected life of approximately six years. Expected forfeitures were estimated to be 0%.  No compensation expense was recorded for the 3,500,000 options awaiting stockholder approval because options under an arrangement that is subject to stockholder approval are not deemed to be granted until that approval is obtained unless approval is essentially a formality which the Company has deemed not to be the case.  Subsequent to March 31, 2009, the amount of options awaiting stockholder approval mentioned above has been adjusted to 2,900,000 to reflect the retirement of one of the Company’s executives.

CAPITAL RESOURCES

(A)  LONG-TERM DEBT OBLIGATIONS

The Company entered in two loan agreements for the purchase of equipment in 2006.  The principal amount of a five year loan entered into in January 2006 is $75,000 with an interest rate of 13.43% annually and a monthly payment of $1,723.  In October 2006 the Company entered into second loan with a principal amount of $73,817 at an interest rate of 8.71% annually.  The monthly payments on this loan are $2,396.  The total remaining loan payments, including interest payments, are $44,693 as of March 31, 2009 for the two loans.

(B)  CAPITAL LEASES

The Company leases certain phone and computer equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the consolidated balance sheets as part of property and equipment.  The monthly lease payments are $1,293 per month until June 2011.  The total future minimum lease payments as of March 31, 2009 are $31,043.

(C)  OPERATING LEASES

The Company leases office space and manufacturing space under three separate lease agreements that are classified as operating leases.  The Company leased office space in West Berlin, New Jersey for a monthly lease payment of $5,000 which expired on May 31, 2009.  Beginning in June 2009, the Company continued to lease space at the West Berlin location at a monthly lease payment rate of $1,600 per month expiring in June 2012.  The Company entered into a new lease for new corporate headquarters in Mount Laurel, New Jersey, which has a monthly lease payment of $6,567 and expires April 2014.  The Company also leases manufacturing space in Rockford, Illinois, which has a monthly lease payment of $2,703 and expires on April 30, 2010.  The total future minimum annual lease payments are approximately $464,000.

(D)  PURCHASE OBLIGATIONS

In June 2007, the Company entered into a purchase agreement with Ingersoll Production Systems of Rockford, Illinois to build a commercial prototype machine. The total purchase commitment is approximately $770,000.  The Company has currently paid approximately $750,000 as of March 31, 2009 under this agreement.  This amount is reflected in the accompanying 2008 consolidated balance sheet as part of the construction in progress component of property and equipment, and, to the extent of modifications to the prototype machine being made, in the accompanying 2008 consolidated statement of operations and comprehensive loss as R & D expense.  In addition to the agreement with Ingersoll Production Systems, there are various other suppliers with which the Company has purchase commitments, which total approximately $610,000, of which the Company had paid approximately $600,000 through March 31, 2009.

OPERATING ACTIVITIES

Net cash used in operating activities was $5,175,036 for the twelve months ended December 31, 2008 compared to $2,689,445 for the twelve months ended December 31, 2007, an increase of $2,485,591 or approximately 92%. This $2.5 million use of cash is a result of operating expenses adjusted for non-cash expenses.

Net cash used in operating activities was $1,437,965 for the three months ended March 31, 2009 compared to $942,650 for the three months ended March 31, 2008, an increase of $495,315 or approximately 53%.

INVESTING ACTIVITIES

Net cash used in investing activities was $4,691,496 for the twelve months ended December 31, 2008 compared to cash provided by investing activities of $10,167 for the twelve months ended December 31, 2007, a change of $4,701,663. The primary reasons for the changes in the year to date were: Purchases of marketable securities in amounts of $4 million dollars and purchases of materials in the amount of approximately $930,000 for construction of our prototype machine.

Net cash provided by investing activities was $221,614 for the three period months ended March 31, 2009 compared to use of cash in the amount $371,112 for the three months ended March 31, 2008, a change of $592,726. The changes was due primarily to  (i) our receiving proceeds from our marketable securities in the amount of $487,985 during the three months ended March 31, 2009 and (ii) our making purchases of materials for the construction of our prototype machine, Patriot-1, in the amount of $361,511 during the three months ended March 31, 2008.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities.  Certain critical accounting policies requiring significant judgments, estimates and assumptions are detailed below.  We consider an accounting estimate to be critical if (1) it requires assumptions to be made that are uncertain at the time the estimate is made and (2) changes to the estimate or different estimates, that could have reasonably been used, would have materially changed our consolidated financial statements.

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, "Accounting and Reporting by Development Stage Enterprises".

Short-term Investments

Cash in excess of operating requirements is invested in marketable debt and equity securities, all of which are classified as available for sale, and are carried at their fair value.  The unrealized gains or losses of these investments, which are deemed to be temporary in nature are recorded as part of accumulated other comprehensive income (loss) in the consolidated statement of stockholders’ equity. Realized gains or loss and declines in value judged to be other-than-temporary on these investments are recognized as realized gains or losses in the consolidated statements of operations and comprehensive loss.  As of December 31, 2008, the Company has reclassified a significant amount of unrealized losses from the consolidated statement of stockholders’ equity to the consolidated statement of operations and comprehensive loss as realized losses  due to the probability that the Company may not get any new significant inflows of cash, and accordingly will may have to liquidate almost all of the short-term investments within the next twelve months (see Note 16 and Note 17 to the consolidated financial statements).

Patents

Legal fees associated with patents, which are expected to be issued are recorded as prepaid patent costs on the accompanying consolidated balance sheets.  Upon approval by the relevant patent office, the prepaid patent costs will be reclassified to an intangible asset, and amortized over the expected life of the patent.  The value of the patent(s) will be reviewed each year for possible impairment and expensed in the year it is determined that a write-down in the value of the patent is required.  Prepaid patent costs associated with patents which are not approved or abandoned are expensed in the period in which such patents are not approved.

Research and Development Costs

The Company complies with the accounting and reporting requirements of SFAS No. 2, “Accounting for Research and Development Costs (as amended)”.  Research and development (“R & D”) costs consist of all activities associated with the development and enhancement of products using the Company’s microwave technology.  R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our Technology.   R & D costs are expensed when incurred.   The amounts charged to operations for the years ended December 31, 2008 and 2007, and for the cumulative period July 19, 2002 (inception) to December 31, 2008 were $871,622, $222,530 and $1,281,039, respectively.  The amounts charged to operations for the three months ended March 31, 2009 and 2008, and for the cumulative period July 19, 2002 (inception) to March 31, 2009 were $242,899, 126,258 and $1,523,938, respectively.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R, “Share-Based Payment,” requiring the expense recognition of the estimated fair value of all share-based payments issued to employees. Prior to this, the estimated fair value associated with such awards was not recorded as an expense, but rather was disclosed in a footnote to the Company’s consolidated financial statements. The compensation cost associated with these awards is recorded as an expense within the same functional expense category as cash compensation for the respective grantee. No tax benefit has been recognized with respect to this expense.

The Company expects that share-based compensation expense will continue to have a material impact on its financial results for all subsequent fiscal years.

Prior to January 1, 2006, the Company accounted for its stock-based compensation using the intrinsic value method of accounting under the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). The Company’s stock-based compensation awards have generally been granted with an exercise price equal to the estimated fair value of the underlying common stock on the grant date, and accordingly, any stock-based compensation related to stock option grants was not material under APB No. 25. The Company applied the disclosure provisions under SFAS No. 123, “Accounting for Stock-Based Compensation” and related interpretations as if the fair value had been applied in measuring compensation expense. As a result, stock-based compensation expense, based upon the fair value method, is included as a pro forma disclosure in the notes to the Company’s consolidated financial statements.

The effect on the Company’s net loss as if the Company had applied the fair value recognition provisions of SFAS No. 123R to stock-based compensation during the cumulative period July 19, 2002 (inception) to March 31, 2009 was not material.

On January 1, 2006, the Company adopted the provisions of SFAS No. 123R using the modified prospective transition method. The total expense associated with stock-based employee compensation was approximately $1,040,000 for the year ended December 31, 2008, and for the period July 19, 2002 (inception) to December 31, 2008.  There was no expense associated with stock-based employee compensation for the year ended December 31, 2007.  The total expense associated with stock-based employee compensation was approximately $260,000 for the three months ended March 31, 2009, and $1,300,000 for the period July 19, 2002 (inception) to March 31, 2009.  There was no expense associated with stock-based employee compensation for the three months ended March 31, 2008.

For non-employees, stock grants and stock issued for services are valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of stock at the date the agreement is reached, whichever is more readily determinable.  Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement is reached.

Earnings (Loss) Per Share of Common Stock

The Company complies with the accounting and reporting requirements of SFAS No. 128, “Earnings Per Share”.   Basic loss per share is calculated by dividing net loss attributable to common shares by the weighted average number of outstanding common shares for the period.  Diluted earnings per common share includes dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants and the conversion of convertible preferred stock.

Unexercised common stock options and warrants to purchase common stock, and preferred stock convertible into common stock as of December 31, 2008 and 2007 respectively, are as follows:

	2008	2007
Options	5,200,000	200,000
Warrants	21,425,795	12,329,013
Convertible Preferred Stock	2,500	17,822,153
Total	26,628,295	30,351,166

The foregoing common stock equivalents were excluded from the calculation of diluted net loss per common share because their inclusion would have been anti-dilutive as of December 31, 2008 and 2007.

Unexercised common stock options and warrants to purchase common stock, and preferred stock convertible into common stock as of March 31, 2009 and 2008 respectively, are as follows:

	2009	2008
Options	5,200,000	200,000
Warrants	21,725,836	15,318,182
Convertible Preferred Stock	-	17,822,153
Total	26,925,836	33,340,335

The foregoing common stock equivalents were excluded from the calculation of diluted net loss per common share because their inclusion would have been anti-dilutive as of March 31, 2009.

Derivative Financial Instruments

The Company accounts for financial instruments that are indexed to and potentially settled in, its own stock in accordance with the provisions of Emerging Issues Task Force (“EITF’) No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in  a Company’s Own Stock”.  These financial instruments include freestanding warrants and options to purchase the Company’s common stock.   Under certain circumstances that would require the Company to settle these equity items in cash, and without regard to probability, EITF No. 00-19 would require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting date, with such adjustments reflected in the Company’s consolidated statements of operations and comprehensive loss.

Recent Accounting Pronouncements

For information regarding recent accounting pronouncements and their effect on the Company, see “Recent Accounting Pronouncements” in Note 2 to the consolidated financial statements.

MANAGEMENT

Directors and Executive Officers

Effective August 13, 2008 we increased our Board of Directors from 5 to 7 members and appointed Mr. Paul J. Sweeney and Mr. Peter A. Worthington to fill the vacancies created by the increased size. There were also changes to our officers as follows: our then Chairman, Frank G. Pringle, resigned as President effective as of January 1, 2008 and as Chief Executive Officer effective August 13, 2008, and the Board appointed Mr. Jeffrey T. Kimberly, formerly our Chief Operating Officer, as our new President. Mr. Wayne J. Koehl was promoted from Executive Vice President to Chief Operating Officer to fill the vacancy created by Mr. Kimberly's promotion. On September 24, 2008 the Board of Directors appointed Mr. Eric Swain as our new Chief Executive Officer. On November 12, 2008 Mr. Pringle resigned as Chairman and as a member of the Board of Directors. Mr. Swain was appointed to fill the vacancy created by the resignation, and was elected Chairman of the Board.  On May 28, 2009, the Board voted to separate the position of Chairman of the Board from that of Chief Executive Officer of the Company.  Consequently, the Board appointed Peter A. Worthington to the position of Interim Chairman of the Board until a permanent, independent Chairman of the Board is appointed.  Effective on July 6, 2009, the Company terminated the employment of Eric Swain, the then Chief Executive Officer of the Company, and removed him from the Company's Board of Directors.  Effective upon Mr. Swain's departure, the Board of Directors appointed Peter A. Worthington to the position of Chief Executive Officer. Compensation for Mr. Worthington serving in the Chief Executive Officer capacity has not yet been determined.

Our directors, executive officers, significant employees, as well as their ages and the positions they held, as of July 6, 2009, are set forth below.  Our directors hold office until our next annual meeting of stockholders and until their successors in office are elected and qualified.  All of our officers serve at the discretion of our Board of Directors.

Name	Age	Position and Offices with the Company
Peter A. Worthington	56	Chief Executive Officer and Interim Chairman of the Board of Directors
Jeffrey J. Andrews	57	Chief Financial Officer, Secretary and Treasurer
Jeffrey T. Kimberly	46	President
Frederick A. Clark	46	Director
Lincoln Jones III Major General, USA (Ret.)	75	Director
Kim Thorne O'Brien	50	Director
Jonathan L. Simon	57	Director
Paul J. Sweeney	40	Director

Peter A. Worthington has been a director of the Company since August 13, 2008. From February 2008 to the present Mr. Worthington has been self-employed as a consultant in the oil and gas industry. From January 2004 through December 2007 Mr. Worthington was Vice President-Global Business Development (Petroleum) for BHP Billiton, plc, a natural resources extraction and development company with world-wide operations in more than 25 countries and employing more than 38,000 persons. From January 2002 through December 2004, Mr. Worthington was Vice President-Algeria Assets (Petroleum) with BHP Billiton. During his career Mr. Worthington also served as a director or officer of various BHP wholly-owned subsidiaries. Mr. Worthington graduated from Australian National University in 1975 with a Bachelor of Laws degree and a Bachelor of Economics degree.

Jeffrey J. Andrews has served as our Chief Financial Officer, Treasurer and Secretary since September 22, 2006, and as a director from that date until his resignation on May 21, 2008. Mr. Andrews graduated from Villanova University in May, 1974 with a B.S. in Accounting. He has been a C.P.A. in Pennsylvania since 1978. He commenced his accounting career as an Audit Manager for a regional firm, and over his career has served as the Controller, Treasurer and/or CFO of various companies, and has had experience in corporate restructurings and reorganizations as well as IPO's and SEC periodic reporting. From April, 1999 to June, 2002 Mr. Andrews served as CFO of Collectible Concepts Group, Inc., a public company. From June 2002 to October 2004 Mr. Andrews was the Controller of Encapsulation Systems Inc. He joined the Company upon the acquisition of Carbon Recovery Corporation on September 22, 2006, but he had been employed by Carbon Recovery Corporation since November 1, 2004.

Jeffrey T. Kimberly, who was appointed our Chief Operating Officer effective February 7, 2008, became our President on August 13, 2008. Mr. Kimberly has over 27 years experience in the machine tool industry. From September 2006 to January 2008, Mr. Kimberly served as President of Ingersoll Productions Systems, a custom engineer and manufacturer of high quality production machinery and a subsidiary of the Dalian Tool Machine Group Co., Ltd. Previously at Ingersoll Production Systems, Mr. Kimberly served as the Director of Planning and Process Control (January 2006 to September 2006) and as the Director of Projects and Materials (2002 to July 2005). From July 2005 to January 2006, Mr. Kimberly served as the Senior Project Manager and Master Scheduler at ITT Pure-Flo MPC, a manufacturer of process systems (single-purpose systems - containing pumps, valves, pressure vessels and instrumentation) primarily for biopharmaceutical and pharmaceutical companies. >From 1981 to 2002, Mr. Kimberly served in various capacities at Ingersoll Milling Machine Co., including Process Control Manager (1999 - 2002), Project Manager (1997 - 1999) and Sales & Simultaneous Engineering Project Manager (1990 - 1997). Mr. Kimberly's educational background includes training in mechanical design and machine shop and assembly floor manufacturing.

Frederick A. Clark has served as a director of the Company since December 14, 2006. Mr. Clark is President/CEO of Clark Resources, Inc., a governmental relations consulting firm located in Harrisburg, Pennsylvania. Mr. Clark graduated from Pennsylvania State University with a B.A. in Elementary Education in 1985. Mr. Clark has served as a member of the Board of Education of the Harrisburg School District, has served as the President of the African American Chamber of Commerce, is the former CEO of the Urban League of Metropolitan Harrisburg, and is currently Chairman of the National African American Cultural Center. For the past several years, Mr. Clark has been a part-time lecturer at the Pennsylvania Governor's School on Business and Industry and has been appointed by the past three Pennsylvania governors to serve on boards and commissions. Clark Resources, Inc. is representing the Company in Pennsylvania for matters with respect to the proposed tire disposal facility.

Lincoln Jones III has served as a director of the Company since May 21, 2008. General Jones served in the United States Army from 1958 to 1990 from which he retired with the rank of Major General. From 2004 to the present General Jones has been Chairman of the Board of International Spectrum and Development Corporation, a company engaged in operating family entertainment centers. From 1998 to the present General Jones has also been President of Lincoln Associates, Inc., a company that provides assistance and consulting services for political-military subjects and energy related projects in the United States and overseas. From 1996-1998 General Jones served as Vice Chairman of Enron Europe, and from 1990 to 1998 he held positions as President of various subsidiaries or affiliates of Enron Corp. General Jones graduated from the United States Military Academy, West Point with a B.S. in Engineering and received a M.S. in International Relations and Political Science from Auburn University. General Jones is also a graduate of the United States Air Force Command and Staff College and the National War College, National Defense University in Washington, D.C. General Jones has received numerous awards and decorations including the Distinguished Service Medal with oak leaf cluster and the Department of the Army Outstanding Civilian Service Medal in 2002. General Jones is a member of the board of directors of several associations including St. Thomas University (College of International Studies) and National Defense University Foundation.

Kim Thorne O'Brien has served as a director of the Company since September 20, 2007. Since May, 2004 Ms. O'Brien has been President of Independence, Inc., a firm engaged in providing consulting services to start-up biotechnology companies. From December, 2001 to May, 2004 Ms. O'Brien was Vice President, Business Development & Marketing, of Advanced Traces, Inc. a company engaged in the development of supersensitive detectors of biowarfare agents. Prior to that, Ms. O'Brien was Regional Business Director, Northeast Region, of MedImmune, Inc. from October 1995 to October 2001. Ms. O'Brien graduated from Ursinius College in 1980 with a B.S. in Health & Physical Education, graduated from Temple University with an M.S.Ed in Exercise Physiology in 1981 and completed all work except for the dissertation for a Ph.D. in Cardiovascular Physiology from Temple University. Thereafter, and until October 1995, Ms. O'Brien held various jobs in the health industry.

Jonathan L. Simon has been a director of the Company since September 20, 2007. Mr. Simon has been engaged in the recycling industry since approximately the mid-1970's. From 1990 to March, 2006 he was President of Royal Green Corp., a company engaged primarily in recycling ferrous metals. From April, 2006 to the present, Mr. Simon has been President of Royal Green LLC, a successor company to the corporation, still engaged in recycling ferrous metals. In addition, since May, 2006 Mr. Simon has been a director of Green Energy Technologies. Mr. Simon graduated from the University of Pittsburgh in 1973 with a B.S. in Biology (with honors).

Paul J. Sweeney has been a director of the Company since August 13, 2008. From February 2007 to the present Mr. Sweeney has been a financial advisor acting as a principal in Paul Sweeney Financial Services. From 2002 until February 2007 Mr. Sweeney was an Investment Manager with the Bank of Ireland. Prior thereto, from 1990 to 2002 Mr. Sweeney was a bank manager for National Irish Bank. Mr. Sweeney has a Diploma in Financial Services and a B.A in Finance. Mr. Sweeney received the Investor Manager of the Year Award in 2006.

There are no family relationships between any of the executive officers and directors.

Independence of Directors

The Board of Directors has determined that each of Kim Thorne O’Brien, Jonathan L. Simon and Fredrick Clark is “independent” as defined in NASDAQ Marketplace Rule 4200.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, none of our directors, executive officers, promoters, or control persons has been (i) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for each of our last two fiscal years awarded to, earned by or paid to (i) each individual serving as our chief executive officer during the fiscal year ended December 31, 2008, (ii) the most highly compensated individuals (up to two) other than the chief executive officer that served as an executive officer at the conclusion of the fiscal year ended December 31, 2008 and who received total compensation in excess of $100,000 during such fiscal year and (iii) the most highly compensated individuals (up to two) that did not serve as an executive officer at the conclusion of the fiscal year ended December 31, 2008 but who received total compensation in excess of $100,000 during such fiscal year (collectively, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock awards ($) (1)	Option Awards ($) (1)	Nonequity incentive plan compensation ($)	Nonqualified Deferred Compensation Contributions ($)	All other Compensation ($) (3)	Total ($)

Eric Swain	2008	$133,125	$-	$-	$1,040,000	$-	$-	$17,760	$1,190,885
Chief Executive Officer	2007	$-							$-

Frank G. Pringle	2008	$330,717	$-	$-	$-	$-	$-	$18,420	$349,137
Former President, CEO and Chairman of the Board	2007	$354,167						$44,175	$398,342

Jeffrey J. Andrews	2008	$166,256	$-	$-	( a )	$-	$-	$9,498	$175,754
Chief Financial Officer, Secretary and Treasurer	2007	$162,439	$-	$579,000					$741,439

Jeffrey T. Kimberly	2008	$193,750	$100,000	$-	( a )	$-	$-	$7,800	$301,550
President	2007	$-							$-

Wayne J. Koehl	2008	$135,729	$100,000	$-	( a )	$-	$-	$3,500	$239,229
Former Chief Operating Officer	2007	$-							$-

(1)
Amounts are calculated based on provisions of SFAS, No. 123R, "Share Based Payments" See note 11 of the consolidated financial statements of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(a)
The Company has authorized options in September 2008 but no expense was recorded in fiscal year 2008 because the  options are subject to share holder approval of an amendment to the Company's stock option plan increasing the number of authorized options shares available for issuance under the plan.  See note 11 of the consolidated financial statements.

(2)	The amounts represent executive hiring signing bonuses.

(3)	The amounts include reimbursement during the fiscal year paid on behalf of the executive officer for (i) car allowance, (ii) life insurance premiums and (iii) interest paid from a loan.

Executive Employment Agreements

A consulting agreement among the Company, Mr. Pringle, and 888 Corporation, a corporation wholly-owned by Mr. Pringle, was terminated on November 12, 2008 when the parties entered into a severance agreement. The terms and conditions of the severance agreement are described in "Certain Relationships and Related Transactions."

Eric Swain was appointed the Chief Executive Officer of the Company by the Board of Directors on September 24, 2008.  In connection with the appointment, the Board of Directors approved a Summary of Terms of Proposed Employment Agreement to be entered into between the Company and Mr. Swain.  The Summary of Terms provided, among other things, (i) for an employment term of five years at an annual salary of $450,000 from the date of the execution of the employment agreement through December 31, 2009, with an increase to $525,000 on January 1, 2010 if the Company reaches at least one sales goal as defined in the Summary of Terms; (ii) that any other increase in annual salary is to be determined in the employment contract; and (iii) for a grant to Mr. Swain of an option to purchase five million (5,000,000) shares of Common Stock (which options have been granted and are exercisable at $1.18 per share), of which, options for one million (1,000,000) shares of Common Stock vested immediately and options for one million (1,000,000) shares of Common Stock shall vest on each of September 23, 2009, September 23, 2010, September 23, 2011 and September 23, 2012, provided that Mr. Swain is still employed on the relevant vesting date, and which are exercisable from and after their respective vesting date, and for a period of fifteen (15) years thereafter.  Mr. Swain's employment with the Company was terminated effective on July 6, 2009.  Consequently, the options for 4,000,000 shares of Common Stock that were unvested as of that date have been cancelled.  See “DESCRIPTION OF THE BUSINESS – Recent Developments.”

Jeffrey J. Andrews, the Chief Financial Officer, Treasurer and Corporate Secretary, was employed pursuant to an at will agreement with the Company until September 23, 2008. In 2007, Mr. Andrews received a salary of $162,439.00. In 2007 the Board of Directors awarded Mr. Andrews a total of 200,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $741,439.  We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90.

On September 23, 2008 we entered into a new five year employment term sheet agreement with Mr. Andrews as follows: Mr. Andrews's salary will be increased to $180,000 per annum effective September 23, 2008, and will be increased to $225,000 per annum starting September 23, 2009 if the Company has received (i) orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by our Chief Executive Officer in consultation with the Board of Directors. Mr. Andrews will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Andrews was awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share which will vest in equal installments of 200,000 with the first 200,000 vesting immediately upon approval of the amendment of the Company’s stock option plan authorizing an increase in the number of options available for issuance under the plan and an additional 200,000 vesting on September 23, 2009 and on each anniversary thereafter for the next three years. Each installment of options will be exercisable for 10 years from the respective vesting dates. Mr. Andrews will be provided with medical, dental, group life and long term disability insurance. We will pay the premium for a $1,500,000 term life insurance policy for Mr. Andrews, the proceeds of which will be paid to Mr. Andrews's family. If Mr. Andrews resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Andrews, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or (iv) terminate the agreement before the end of the 5 year term, then: (i) we will pay Mr. Andrews his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and (iii) all earned Milestone bonuses will be paid in full.

Mr. Kimberly, the President, initially was employed pursuant to a term sheet executed on November 4, 2007 outlining the terms of his employment under which Mr. Kimberly commenced his employment on February 11, 2008. The initial term of employment under the term sheet is five years. The Company paid Mr. Kimberly a signing bonus of $100,000 in connection with his execution of the term sheet.  Initially, Mr. Kimberly received a base salary of $200,000 per annum which was increased to $225,000 on August 11, 2008, the sixth month anniversary of his start date on February 11, 2008. Initially, Mr. Kimberly also was eligible to receive a yearly performance bonus to be paid in shares of our common stock issued under the Company 2008 Employees Compensation Plan in accordance with the following schedule: (a) up to 50,000 shares for fiscal 2008; (b) up to 40,000 shares for fiscal 2009; (c) up to 35,000 shares for fiscal 2010; (d) up to 35,000 shares for fiscal 2011; and (e) up to 35,000 shares for fiscal 2012.  The number of shares to be issued for each fiscal year bonus and the performance criteria for such bonus was to be established by our Board of Directors. However, on September 23, 2008 the Company and Mr. Kimberly entered into a new employment agreement, and as part of the new arrangement, the bonus plan was eliminated.

On September 23, 2008 we entered into a new five year employment term sheet agreement with Mr. Kimberly as follows: Mr. Kimberly's salary will be increased to $300,000 per annum effective January 1, 2009, and will be increased to $375,000 per annum starting January 1, 2010 if the Company has received (i) orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by the Chief Executive Officer in consultation with the Board of Directors. Mr. Kimberly will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Kimberly was awarded options to purchase 1,500,000 shares of our common stock at $1.18 per share which will vest in equal installments of 300,000 with the first 300,000 vesting immediately upon approval of the amendment of the Company’s stock option plan authorizing an increase in the number of options available for issuance under the plan and an additional 300,000 vesting on September 23, 2009 and on each anniversary thereafter for the next three years. Each installment of options will be exercisable for 10 years from the respective vesting dates. We will pay the premium for a $2,000,000 term life insurance policy for Mr. Kimberly, the proceeds of which will be divided equally between the Company and Mr. Kimberly's family. If Mr. Kimberly resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Kimberly, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or (iv) terminate the agreement before the end of the 5 year term, then: (i) we will pay Mr. Kimberly his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and (iii) all earned Milestone bonuses will be paid in full.

During the two year period commencing February 11, 2008, we will make monthly car payments to Mr. Kimberly in the amount of $509.88. At the end of such two year period, the Company will pay to Mr. Kimberly the amount equal to (a) the balance of his auto loan for his current automobile and (b) the amounts paid for such auto loan by Mr. Kimberly prior to February 11, 2008. The Company has also paid Mr. Kimberly a relocation package which consists of (i) the cost of a moving company to pack and move Mr. Kimberly's household to New Jersey, (ii) temporary housing costs until he acquires a home in New Jersey and (iii) the expense for travel to and from Illinois on weekends until Mr. Kimberly's family relocates. Mr. Kimberly will be provided with medical, dental, group life and long term disability insurance. Mr. Kimberly will receive three weeks paid vacation per year increasing to four weeks per year beginning in 2009.

Mr. Koehl, the Chief Operating Officer of the Company until April 17, 2009, was employed pursuant to an unwritten agreement under which Mr. Koehl commenced his employment on May 15, 2008. The initial term of employment was five years. Initially Mr. Koehl received a base salary of $160,000 per annum which was increased to $200,000 on November 5, 2008. Mr. Koehl also participated in the Company's benefit plans and received an automobile allowance. The Company paid Mr. Koehl a bonus of 100,000 shares of our common stock at the time of commencement of his employment which the Company repurchased for $100,000 from Mr. Koehl as part of a new employment agreement entered into between the Company and Mr. Koehl on September 23, 2008.

On September 23, 2008 we entered into a five year employment term sheet agreement (the “Employment Agreement”) with Mr. Koehl as follows: Mr. Koehl's salary was to be increased to $225,000 per annum effective January 1, 2009 and further increased to $250,000 per annum upon the first to occur of (i) our receipt of orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone").  Pursuant to the employment agreement, Mr. Koehl was also to be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone.  Mr. Koehl was also awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share to vest in equal installments of 200,000, with the first 200,000 vesting immediately upon approval of the amendment of the Company’s stock option plan authorizing an increase in the number of options available for issuance under the plan and an additional 200,000 vesting on September 23, 2009 and on each anniversary thereafter for the next three years, provided Mr. Koehl was employed by the Company at each such anniversary. Each installment of options was to be exercisable for 10 years from the respective vesting dates.  Further, pursuant to the Employment Agreement, Mr. Koehl was provided with medical, dental, group life and long term disability insurance and we paid the premium for a $2,000,000 term life insurance policy for Mr. Koehl.  Pursuant to the Employment Agreement, if Mr. Koehl was to resign voluntarily during the 5 year term, then we were to pay him only the salary and Milestone bonus earned to the date of resignation, and he would retain only the options that have vested to that date. If we were to: (i) relocate to a geographic area unacceptable to Mr. Koehl, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or (iv) terminate the agreement before the end of the 5 year term, then: (i) we were to pay Mr. Koehl his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options were to vest immediately and (iii) all earned Milestone bonuses were to be paid in full.

In connection with Mr. Koehl’s retirement from the Company on April 17, 2009, the Company agreed that an additional 200,000 options were vested (upon approval of an increase in the number of options available for issuance under the plan and in addition to the 200,000 already vesting immediately upon such approval) and the remaining 600,000 options were forfeited.  Further, in connection with his retirement, the Company agreed to continue to pay Mr. Koehl his then current salary for a period of six months and two weeks and to pay him the Milestone bonus on sales that may be made to one specific potential customer.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information with respect to equity awards outstanding at the conclusion of the fiscal year ended December 31, 2008 for each of the named executive officers:

	Options Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not Vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Eric Swain(a)	1,000,000		4,000,000	0	$1.18	9/23/2027	0	$-	0	$-

Frank G. Pringle	0		0	0	0	-	0	$-	0	$-

Jeffrey J. Andrews(b)	200,000		200,000	0	$1.00	12/31/2014	0	$-	0	$-
	0	(f)	1,000,000	0	$1.18	9/23/2027	0	$-	0	$-

Jeffrey T. Kimberly(c)	0	(f)	1,500,000	0	$1.18	9/23/2027	0	$-	0	$-

Wayne J. Koehl(d)	0	(f)	1,000,000	0	$1.18	9/23/2027	0	$-	0	$-

(a)
On September 23, 2008, Mr. Swain was awarded options to purchase 5,000,000 shares of our common stock at an exercise price of $1.18 per share, with 1,000,0000 options vesting immediately and the balance vesting in equal annual installments of 1,000,000 beginning on September 23, 2009 and on each anniversary thereof for three years thereafter, provided that Mr. Swain is employed by the Company at each vesting date.  Each option is exercisable for 15 years from the respective vesting dates.  Mr. Swain's employment with the Company was terminated effective on July 6, 2009 and consequently the options for 4,000,000 shares of Common Stock unvested as of that date have been cancelled.

(b)
On September 23, 2008, Mr. Andrews was awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share, with 200,000 of those options vesting immediately upon approval of the amendment of the Company’s stock option plan authorizing an increase in the number of options available for issuance under the plan and the balance vesting in equal annual installments of 200,000 beginning on September 23, 2009 and on each anniversary thereof for three years thereafter, provided that Mr. Andrews is employed by the Company at each vesting date.  Each option is exercisable for 15 years from the respective vesting dates.

(c)
On September 23, 2008, Mr. Kimberly was awarded options to purchase 1,500,000 shares of our common stock at $1.18 per share, with 300,000 of those options vesting immediately upon approval of the amendment of the Company’s stock option plan authorizing an increase in the number of options available for issuance under the plan and the balance vesting in equal annual installments of 200,000 beginning on September 23, 2009 and on each anniversary thereof for three years thereafter, provided that Mr. Kimberly is employed by the Company at each vesting date.  Each option is exercisable for 15 years from the respective vesting dates.

(d)
On September 23, 2008, Mr. Koehl was awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share, with 200,000 of those options vesting immediately upon approval of the amendment of the Company’s stock option plan authorizing an increase in the number of options available for issuance under the plan and the balance vesting in equal annual installments of 200,000 beginning on September 23, 2009 and on each anniversary thereof for three years thereafter, provided that Mr. Koehl is employed by the Company at each vesting date.  Each option is exercisable for 15 years from the respective vesting dates.  On April 23, 2009, upon Mr. Koehl’s retirement from the Company, the Company agreed that an additional 200,000 options were vested (upon approval of an increase in the number of options available for issuance under the plan) and the remaining 600,000 options were forfeited.

(f)
The Company authorized options in September 2008 where no expense was recorded in fiscal year 2008 because the options are subject to shareholder approval of an amendment to the Company's stock option plan increasing the number of authorized options shares available for issuance under the plan.  See Note 11 of the consolidated financial statements for details.

Director Compensation Table

Effective January 1, 2008, our directors are compensated for their services by awarding them warrants to purchase 3,000 shares of our common stock for each meeting attended which, effective with the September 23, 2008 Board meeting, was increased to warrants to purchase 5,000 shares of our common stock for each meeting attended. The directors also receive $200 per meeting and reimbursement for travel expenses.

The following table sets forth the compensation of the directors of the Company for the fiscal year ended December 31, 2008:

Director Compensation Table

Name	Fees Earned or paid in Cash ($) (1)		Stock Awards ($)	Warrants Awards ($) (2)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Kim Thorne O'Brien		$600	$-	$	(a) 35,134	$-	$-		$-	$35,734
Jonathan L. Simon		$600	$-	$	(a) 35,134	$-	$-		$-	$35,734
Fredrick Clark		$200	$-		$7,397	$-	$-	$	(b) 60,000	$67,597
Lincoln Jones III		$200	$-		$11,200	$-	$-	$	(c) 94,585	$105,985
Peter Worthington		$200	$-		$11,200	$-	$-	$	(d) 90,000	$101,400
Paul J. Sweeney		$200	$-		$11,200	$-	$-	$	(e) 480,000	$491,400
Eric Swain - CEO (3)	$		$-		$-	$-	$-		$-	$-
Frank G. Pringle - former Chairman	$		$-		$-	$-	$-		$-	$-
Jeffrey J. Andrews - former Director	$		$-		$-	$-	$-		$-	$-

(1) Non-Employee directors receive $200 for attending meeting.

(2) A Director received 3,000 warrants for attendance for first and second quarter meetings and 5,000 warrants for third quarter attendance for the fiscal year 2008. The dollar amounts are calculated based on provisions of SFAS, No. 123R, "Share Based Payments" See note 11 of the consolidated financial statements of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(3) Effective as of July 6, 2009, Mr. Swain no longer serves as a director of the Company.

(a) Directors received 10,000 warrants as members of the Company's audit committee in fourth quarter of fiscal year 2008.

(b) The Company has engaged Clark Resources, Inc., a governmental relations consulting firm located in Harrisburg, Pennsylvania, to provide consulting services with respect to governmental issues concerning permits and funding. The president and CEO of Clark Resources, Inc. is Frederick A. Clark, who has served as a director of the Company since December 2006. The Company had a monthly retainer agreement with Clark and for the year ended December 31, 2008, paid Clark Resources a total of $60,000. The monthly retainer agreement was terminated as of May 31, 2009.

(c) The Company has a consulting agreement with Worldwide Strategic Partners, Inc. (“Worldwide”), a corporation in which General Lincoln Jones III, one of our directors, has an ownership interest in excess of ten percent. The Company Issued 150,000 shares of Common Stock to Worldwide and its assignees valued at $370,775, of which 31,250 shares were distributed to General Jones valued at $94,585.

(d) On October 1, 2008, the Company and LP (Origination) Limited, a United Kingdom company (“LP Origination”) owned by Peter A. Worthington, entered into a consulting agreement with an effective date of August 1, 2008, pursuant to which LP Origination agreed to perform management advisory and strategic planning services for a term ending on February 1, 2009, in return for a payment of $90,000 and the issuance of 100,000 shares of the Company’s common stock valued at $149,000 using the average of the closing bid and ask price of our common stock on that day as reported by the Pink Sheets. On September 30, 2008, we paid $50,000 to LP Origination with the remaining $40,000 payment paid in November 2008. On May 11, 2009, the Company and LP Origination entered into another Consulting Agreement with an effective date of April 7, 2009. Pursuant to that second Consulting Agreement, LP Origination agreed to perform management advisory, strategic planning and other consulting services as the Company may request from time to time for a term ending on April 6, 2010, in return for (i) a payment of $100,000 conditioned upon and to be paid after the consummation of a specified amount of sales have been made that exploits the Company’s patent pending microwave technologies and for which LP Origination had some significant involvement as set forth in the Consulting Agreement and (ii) the immediate entitlement and subsequent issuance of 300,000 shares of the Company’s Common Stock, which shares were ultimately issued on May 12, 2009. Mr. Worthington has served as a director of the Company since August 2008.

(e) On September 4, 2008, the Company entered into an Investor Relations Agreement with Paul Sweeney for consulting services relating to investor relations and investment banking services to be provided by Mr. Sweeney for a one year period. On September 8, 2008, the Company issued 1,500,000 shares of its common stock to Mr. Sweeney, valued at $1,440,000, for the consulting services he provided and will provide to the Company.  In connection with the Investor Relations Agreement, the Company recorded an expense of $480,000 to the consolidated statement of operations and comprehensive loss for the year ended December 31, 2008, and recorded $960,000 to prepaid services on the consolidated balance sheet at December 31, 2008. Mr. Sweeney has served as a director of the Company since August 2008.

Beginning in 2008, the Board of Directors approved a compensation plan that granted each director 3,000 warrants for each Board of Directors meeting attended. In the third quarter of 2008, per board resolution, the compensation was increased to 5,000 warrants per meeting.  The exercise price of the warrants are set at the closing price of the Company’s common stock on the day of the meeting, and each warrant expires five years from the date of its issuance. The Company has issued an aggregate of 40,000 warrants in connection with the compensation plan during the year ended December 31, 2008.  The warrants have exercise prices of $2.63, $2.83 and $2.25 for warrants issued during the first, second and third quarters of 2008, respectively.

On November 13, 2008, the Company issued a total of 20,000 warrants; 10,000 each, to two members of the Board of Directors as compensation for serving on the Company’s audit committee.  The warrants have an excise price of $1.35 and expire on November 13, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, certain information, as of June 15, 2009, regarding beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all of our current executive officers and directors as a group.  At the close of business on June 15, 2009, (i) there were 63,580,703 shares of our Common Stock issued and outstanding and (ii) no shares of our Preferred Stock issued and outstanding.  Unless otherwise noted, we believe that all persons named in the table have sole voting power and investment power with respect to all shares beneficially owned by them.  Shares of common stock subject to warrants or other instruments currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such warrants or other instruments, but are not deemed outstanding for computing the percentage of any other person.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Eric Swain(1)	1,000,000	1.5%
Jeffrey J. Andrews(2)	300,005	*
Jeffrey T. Kimberly	0	*
Wayne J. Koehl (3)	0	*
Frederick A. Clark(4)	8,000	*
Lincoln Jones III(5)	11,250	*
Kim Thorne O'Brien(6)	46,000	*
Jonathan L. Simon(7)	206,000	*
Peter Worthington(8)	400,000	*
Paul J. Sweeney(9)	9,476,124	14.1%
Frank G. Pringle(10) 109 Bortons Road Marlton, New Jersey 08053	10,462,945	16.5%
Olde Monmouth Stock Transfer Co., Inc., Trustee, Carbon Recovery Corporation Liquidating Trust(11) 200 Memorial Parkway Atlantic Highlands, NJ 07716	11,188,996	17.6%
Olde Monmouth Stock Transfer Co., Inc., Trustee, Mobilestream Oil, Inc. Liquidating Trust(12) 200 Memorial Parkway Atlantic Highlands, New Jersey 07716	11,145,225	17.5%
All Executive Officers and Directors as a Group (9 persons(13))	11,447,379	16.7%

* Less than 1%.

1.  Includes immediately exercisable options to purchase 1,000,000 shares of our Common Stock at an exercise price of $1.18 per share and expiring September 23, 2023.  As of July 6, 2009, Mr. Swain's employment with the Company was terminated.

2.  Includes (i) 100,005 outstanding shares of our Common Stock and (ii) immediately exercisable warrants to purchase 200,000 shares of our Common Stock at an exercise price of $1.00 per share and expiring December 31, 2014.

3.  Mr. Koehl was the Company’s Chief Operating Officer at December 31, 2008, but is no longer employed by the Company.

4.  Includes (i) immediately exercisable warrants to purchase 3,000 shares of our Common Stock at an exercise price of $2.83 per share and expiring May 21, 2013 and (ii) immediately exercisable warrants to purchase 5,000 shares of our Common Stock at an exercise price of $2.25 per share and expiring September 24, 2013.

5.  Includes (i) 6,200 outstanding shares of our Common Stock held by Worldwide Strategic Consulting, Inc., of which Mr. Jones owns a controlling interest and (ii) immediately exercisable warrants to purchase 5,000 shares of our Common Stock at an exercise price of $2.25 per share and expiring September 24, 2013.

6.  Includes (i) immediately exercisable warrants to purchase 3,000 shares of our Common Stock at an exercise price of $2.63 per share and expiring February 7, 2013; (ii) immediately exercisable warrants to purchase 3,000 shares of our Common Stock at an exercise price of $2.83 per share and expiring May 21, 2013; (iii) immediately exercisable warrants to purchase 5,000 shares of our Common Stock at an exercise price of $2.25 per share and expiring September 24, 2013; (iv) immediately exercisable warrants to purchase 10,000 shares of our Common Stock at an exercise price of $1.35 per share and expiring November 13, 2013; and (v) 25,000 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Ms. O’Brien.  Does not include 25,000 not yet exercisable CRC Acquisition Warrants to purchase shares of our Common Stock at an exercise price of $2.75 per share held by the Carbon Recovery Liquidating Trust for the benefit of Ms. O’Brien and expiring on March 31, 2010.

7.  Includes (i) immediately exercisable warrants to purchase 3,000 shares of our Common Stock at an exercise price of $2.63 per share and expiring February 7, 2013; (ii) immediately exercisable warrants to purchase 3,000 shares of our Common Stock at an exercise price of $2.83 per share and expiring May 21, 2013; (iii) immediately exercisable warrants to purchase 10,000 shares of our Common Stock at an exercise price of $1.35 per share and expiring November 13, 2013; (iv) 85,000 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Mr. Simon; (v) 85,000 immediately exercisable warrants to purchase shares of our Common Stock at an exercise price of $2.50 per share and expiring on March 31, 2010; (vi) 10,000 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Mr. Simon’s children; and (vii) 10,000 immediately exercisable warrants to purchase shares of our Common Stock at an exercise price of $2.50 per share held for the benefit of Mr. Simon’s children and expiring on March 31, 2010.

8.  Includes 400,000 outstanding shares of our Common Stock held by LP (Origination) Limited, UK, of which Mr. Worthington is the owner.

9.  Includes (i) 5,405,187 outstanding shares of our Common Stock; (ii) immediately exercisable warrants to purchase 3,749,387 shares of our Common Stock at an exercise price of $2.00 per share and expiring September 15, 2009; (iii) immediately exercisable warrants to purchase 5,000 shares of our Common Stock at an exercise price of $2.25 per share and expiring September 24, 2013; and (iv) 316,550 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Mr. Sweeney.  Does not include 316,550 not yet exercisable CRC Acquisition Warrants to purchase shares of our Common Stock at an exercise price of $2.75 per share and 316,550 not yet exercisable CRC Acquisition Warrants to purchase shares of our Common Stock at an exercise price of $4.00 per share, all such CRC Acquisition Warrants being held by the Carbon Recovery Liquidating Trust for the benefit of Mr. Sweeney and expiring on March 31, 2010.

10.  Includes (i) 10,343,945 outstanding shares of our Common Stock and (ii) 119,000 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Mr. Pringle.  Does not include (i) 223,883 outstanding shares of our Common Stock held by Lois Augustine Pringle, Mr. Pringle's wife, and (ii) 1,520,171 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Mrs. Pringle.

11.  Includes 11,188,996 outstanding shares of our Common Stock.  Does not include 5,305,940 not yet exercisable CRC Acquisition Warrants to purchase shares of our Common Stock at an exercise price of $2.75 per share and 1,397,600 immediately exercisable CRC Acquisition Warrants to purchase shares of our Common Stock at an exercise price of $4.00 per share, all such CRC Acquisition Warrants expiring on March 31, 2010.  Olde Monmouth Stock Transfer Co., Inc. is the Trustee of the Carbon Recovery Liquidating Trust and has no beneficial ownership interest in the securities held in the Trust.  However, until such time as our shares of Common Stock held by the Trust are distributed to its beneficial holders, Olde Monmouth has the right to vote these shares, which right is exercised by Mr. John Troster, Sr. as President of Olde Monmouth.  No person or entity has a 5% or greater interest in the Company as the result of his/her/its beneficial interest in the Carbon Recovery Liquidating Trust.

12.  Includes 11,145,225 outstanding shares of our Common Stock.  Does not include 3,705,867 not yet exercisable Mobilestream Acquisition Warrants to purchase shares of our Common Stock at an exercise price of $4.75 per share and expiring on March 31, 2010.  Olde Monmouth Stock Transfer Co., Inc. is the Trustee of the Mobilestream Liquidating Trust and has no beneficial ownership interest in the securities stock held in the Trust.  However, until such time as our shares of Common Stock held by the Trust are distributed to its beneficial holders, Olde Monmouth has the right to vote these shares, which right is exercised by Mr. John Troster, Sr. as President of Olde Monmouth.  No person or entity has a 5% or greater interest in the Company as the result of his/her/its beneficial interest in the Mobilestream Liquidating Trust.

13.  As of June 15, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about July 26, 2006, we entered into a plan and agreement of reorganization (the "CRC Acquisition Agreement") with Carbon Recovery Corporation, a New Jersey corporation formed on July 19, 2002  ("Carbon Recovery" or "CRC"), pursuant to which we agreed to purchase substantially all of the assets of, and assume certain specified liabilities of, Carbon Recovery, in exchange for the consideration described below.  The acquisition was completed on September 22, 2006 (the “CRC Acquisition Closing”).  At the time of the acquisition, Carbon Recovery was controlled by Mobilestream Oil, Inc. ("Mobilestream") which in turn was controlled by Frank G. Pringle, our former Chairman until November 12, 2008 and our former President and Chief Executive Officer until August 13, 2008.

At the CRC Acquisition Closing, we assumed certain specified liabilities of CRC and issued 48,688,996 shares of our common stock (including 37,500,000 shares issued to Mobilestream representing Mobilestream’s ownership of the identical number of shares of CRC common stock) to CRC for substantially all of the assets of CRC.  The assets of CRC included an exclusive license, carried at a zero dollar book value, from Mobilestream to utilize the patent pending application for the use of the Technology.  As part of the transaction, we also issued to CRC 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants (collectively, the "CRC Acquisition Warrants") to purchase shares of our common stock and to replace the identical number and classes of outstanding warrants of CRC.  The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00.  All of the CRC Acquisition Warrants were originally scheduled to expire at different times in 2007 and 2008. However, on September 21, 2007, the Board of Directors extended the expiration date of the CRC Acquisition Warrants to December 31, 2007 and on December 31, 2007, the expiration date was further extended until December 31, 2008.  In November 2008, the Board of Directors amended the expiration date to 120 days subsequent to the effective date of a successful registration statement filed with the SEC covering the CRC Acquisition Warrants.  As of June 15, 2009, the Company had not had such a registration statement declared effective.  In July 2009, the Company amended the expiration date of the CRC Acquisition Warrants to March 31, 2010.

In order to clarify, restate and memorialize the ownership and licensure of the intellectual property previously licensed to Carbon Recovery by Careful Sell (which, by the time of the CRC Acquisition Closing, had been merged into Mobilestream; see “DESCRIPTION OF THE BUSINESS – History of the Company – Careful Sell”), contemporaneous with the CRC Acquisition Closing,  Mobilestream, Mr. Pringle and his wife, Lois Augustine Pringle, executed a combined technology license agreement (the "Combined Technology License Agreement").  The Combined Technology License Agreement confirmed (i) Mobilestream as the sole owner of the licensed intellectual property, and (ii) the exclusive license of the intellectual property by Mobilestream to Carbon Recovery.  In the same agreement, Carbon Recovery assigned all of its interest in the intellectual property license to the Company and the Company agreed to pay to Mobilestream the royalty payments that CRC was previously obligated to pay to Mobilestream under the February 2005 Agreement.  The Company's royalty obligations under the Combined Technology License Agreement ended when the Company acquired substantially all of the assets of Mobilestream (see “DESCRIPTION OF THE BUSINESS – History of the Company – Our Purchase of the Assets of Mobilestream Oil, Inc.”).

Upon the CRC Acquisition Closing, CRC’s sole assets were the shares and warrants we issued to CRC at the CRC Acquisition Closing (the “CRC Acquisition Consideration”).  For federal income tax reasons and in order to avoid treatment as an inadvertent investment company under the Investment Company Act of 1940, CRC determined to liquidate and dissolve immediately upon the CRC Acquisition Closing and to deposit all its assets (consisting, at that point, solely of the CRC Acquisition Consideration) in a liquidating trust (the “CRC Liquidating Trust”) pursuant to a liquidating trust agreement (the "CRC Liquidating Trust Agreement") entered into with Olde Monmouth Stock Transfer Co., Inc. ("Olde Monmouth"), our transfer agent, and pursuant to which Olde Monmouth agreed to act as the liquidating trustee (the "CRC Liquidating Trustee").  The beneficiaries of the CRC Liquidating Trust are the stockholders of CRC.  The CRC Acquisition Consideration must be held in the liquidating trust indefinitely until it can all be distributed to the beneficiaries of the CRC Liquidating Trust pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption therefrom.  In connection with the CRC Liquidating Trust Agreement, we agreed that we would file a registration statement for the resale of the shares of our common stock and warrants (and the shares underlying them) issued as part of the CRC Acquisition Consideration and for the resale of the shares underlying the CRC Acquisition Warrants.  Further, unless the shares underlying the CRC Acquisition Warrants have been so registered, the CRC Liquidating Trustee may serve written demand on us that they be so registered.  As of December 31, 2008 and through the date of this filing, the Company has not had a registration statement covering the shares underlying the CRC Acquisition Warrants declared effective by the SEC.

As of June 15, 2009, Mr. Pringle is entitled to a distribution of 119,000 shares of our common stock from the CRC Liquidating Trust.

On December 31, 2006, we acquired the assets of Mobilestream Oil, Inc. ("Mobilestream") pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Acquisition Agreement") between the Company and Mobilestream. Mobilestream was a development stage company which owned certain proprietary technology and related custom software for the use of microwaves to break down petroleum-based products, such as used tires, into their component parts, and capturing those components in usable form for resale.  At the closing of the purchase of Mobilestream’s assets (the “Mobilestream Acquisition Closing”), we (i) acquired all of the Technology and (ii) assumed Mobilestream’s liabilities, which were minimal.

The Mobilestream assets we acquired consisted of (i) the then three patents pending for the Technology carried at a book value of zero, (ii) approximately $1,678,000 of cash and (iii) approximately $149,000 of fixed assets.  Mobilestream also owned 37,500,000 shares of our own common stock (acquired in connection with our purchase of the assets of CRC) which were cancelled as part of the transaction.   Further, at the Mobilestream Acquisition Closing, the Combined Technology License Agreement was terminated by virtue of the merger of the interests of the licensor and the licensee thereunder.

At the time of the Mobilestream acquisition, Mobilestream was controlled by Frank G. Pringle, our then Chairman, President and CEO.  At that time, Mr. Pringle had an approximately 86% ownership interest in  Mobilestream.

The parties to the Mobilestream Acquisition Agreement intended that the acquisition of Mobilestream would qualify as a "D" Reorganization under Section 368(a)(1)(D) of the IRC.  No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement.

At the Mobilestream Acquisition Closing, we issued (i) 11,145,225 shares of our Common Stock to Mobilestream (the “Mobilestream Acquisition Common Stock”); (ii) 35,236,188 shares of our 2006 Series of Convertible Preferred Stock (or “Preferred Stock A”) to Frank G. Pringle, the sole holder of the 2006 Series of Mobilestream Preferred Stock; and (iii) 27,205,867 common stock purchase warrants (the "Mobilestream Acquisition Warrants”) to purchase shares of our common stock on the basis of one Mobilestream Acquisition Warrant for each three shares of either Mobilestream common stock or preferred stock, exercisable at $4.75 per share for a period ending on December 31, 2007.  23,500,000 of the Mobilestream Acquisition Warrants were issued directly to Frank G. Pringle and were subsequently cancelled on October 23, 2007.   The remainder of the Mobilestream Acquisition Warrants were issued to Mobilestream.  On December 31, 2007, the Board of Directors extended the expiration date of the outstanding Mobilestream Acquisition Warrants to December 31, 2008.  In November 2008, the Board of Directors amended the expiration date of the outstanding Mobilestream Acquisition Warrants to 120 days subsequent to the effective date of a successful registration statement filed with the SEC covering the outstanding Mobilestream Acquisition Warrants.  As of June 15, 2009, the Company had not had such a registration statement declared effective.  In July 2009, the Company amended the expiration date of the Mobilestream Acquisition Warrants to March 31, 2010.

As stated above, at the Mobilestream Acquisition Closing, we issued 35,236,188 shares of our Preferred Stock A to Frank G. Pringle, the sole holder of the 2006 Series of Mobilestream Preferred Stock.  At the time of issuance, each share of Preferred Stock A was entitled to two votes per share and each was convertible into two shares of our Common Stock.  In October 2007, the terms of conversion of our Preferred Stock A were changed from two shares of our Common Stock for each share of Preferred Stock A to half of one share of our Common Stock for each share of our Preferred Stock A.  On June 25, 2008, Mr. Pringle converted 1,791,064 shares of Preferred Stock A into 895,532 shares of our Common Stock.  On August 13, 2008, Mr. Pringle converted an additional 33,440,124 shares of Preferred Stock A into 16,720,062 shares of our Common Stock and sold 6,600,000 shares of our Common Stock back to the Company for $1,650,000 pursuant to a Stock Redemption Agreement.  The remaining 5,000 shares of Preferred Stock A, then held by a person related to Mr. Pringle, were converted into 2,500 shares of our Common Stock on January 6, 2009.

Upon the Mobilestream Acquisition Closing, Mobilestream’s sole assets were the shares and warrants we issued to Mobilestream at and in connection with the Mobilestream Acquisition Closing (the “Mobilestream Acquisition Consideration”, excluding the 23,500,000 Mobilestream Acquisition Warrants issued directly to Frank Pringle which were subsequently cancelled and the Preferred Stock A which has since been converted into shares of our Common Stock).  For federal income tax reasons and in order to avoid treatment as an inadvertent investment company under the Investment Company Act of 1940, Mobilestream determined to liquidate and dissolve immediately upon the Mobilestream Acquisition Closing and to deposit all its assets (consisting, at that point, solely of the Mobilestream Acquisition Consideration) in a liquidating trust (the “Mobilestream Liquidating Trust”) pursuant to a liquidating trust agreement (the "Mobilestream Liquidating Trust Agreement") entered into with Olde Monmouth and pursuant to which Olde Monmouth agreed to act as the liquidating trustee (the "Mobilestream Liquidating Trustee").  The beneficiaries of the Mobilestream Liquidating Trust are the stockholders of Mobilestream.  The Mobilestream Acquisition Consideration must be held in the liquidating trust indefinitely until it can all be distributed to the beneficiaries of the Mobilestream Liquidating Trust pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption therefrom.  In connection with the Mobilestream Liquidating Trust Agreement, we agreed that we would file a registration statement for the resale of the shares of our common stock and warrants (and the shares underlying them) issued as part of the Mobilestream Acquisition Consideration.  Further, unless the shares underlying the Mobilestream Acquisition Warrants have been so registered, the Mobilestream Liquidating Trustee may serve written demand on us that they be so registered.  As of December 31, 2008 and through the date of this filing, the Company has not had a registration statement covering the shares underlying the Mobilestream Acquisition Warrants declared effective by the SEC.

During the period July 19, 2002 (inception) through December 31, 2006, Lois Pringle loaned the Company funds totaling $63,550 to cover various operating expenses.  The loan was non-interest bearing and had no specific repayment terms.  The balance of this loan was repaid in March 2006.

During the period July 19, 2002 (inception) through December 31, 2006, the Company paid Allen & Allen Marketing, Inc., an entity controlled by David Allen, a former Director and Vice-President of the Company, total payments of approximately $148,000 for consulting services.

On May 17, 2007 we purchased 94,961 shares of our common stock for $66,471 in cash from Ms. Lois Pringle, the wife of Mr. Frank G. Pringle, our then President and Chief Executive Officer.

In August 2007, 25 individuals purchased an aggregate of 642,106 shares of Carbon Recovery Corporation in a private sale from Lois Augustine Pringle, the wife of Frank Pringle, who was, at the time, our Chairman, President and CEO. The purchasers were incorrectly informed that as part of the consideration in the transaction they would receive warrants to purchase shares of our common stock that attached to the Carbon Recovery shares. Ms. Pringle's Carbon Recovery shares did not have any warrant attachment. Although the Company was not a party to this transaction, the Company issued a total of 642,106 warrants to purchase shares of our common stock to the purchasers at exercise prices of $2.50 (290,000 warrants) and $2.75 (352,106 warrants).

In November 2007, the Company entered into a six month consulting agreement with Worldwide Strategic Partners, Inc. (“Worldwide”), a corporation in which General Lincoln Jones III, one of our directors, has an ownership interest in excess of ten percent. The consulting agreement was executed and delivered approximately six-months before General Jones became a director of our Company. Subsequent to the execution of the consulting agreement with Worldwide, the Company issued a total of 150,000 shares of its common stock to Worldwide and its assignees valued at $448,000 through June 30, 2008, of which 31,250 shares were distributed to General Jones. On May 26, 2008, the Company and Worldwide terminated the November 2007 consulting agreement by agreeing to pay Worldwide a total of 275,000 shares of its common stock for services rendered, inclusive of the 150,000 shares previously issued. On May 26, 2008, the Company entered into a new five-year consulting agreement with Worldwide expiring on May 26, 2013, pursuant to which Worldwide will identify potential acquisition candidates or joint venture partners for the Company, and upon closing a transaction with any such candidate, the Company will pay Worldwide a fee based upon a percentage of the value of the transaction beginning with 5% of the first $1,000,000 dollars, and declining 1% for each successive $1,000,000 increase in transaction value until Worldwide receives 1% of the transaction value in excess of $4,000,000.

On November 28, 2007, the Company’s Chief Financial Officer, Jeffrey J. Andrews, loaned the Company $150,000 at a interest rate of prime plus 2%. This loan has no stated principal payment due date. In April 2008 the Company repaid $120,000. The remaining balance of $30,000 was paid in full in August 2008.

For the years ending December 31, 2008 and 2007, and for the period from July 19, 2002 (inception) to December 31, 2008, the Company has made payments directly to Pringle, Lois Pringle (as former CEO), and other persons related to Pringle of approximately $4,000, $26,000, and $408,000, respectively.  Of the cumulative amount since inception, approximately $351,000 were payments for services provided to the Company, and the remainder of $57,000 were for reimbursements of expenses and other expenses.

On September 4, 2008, the Company entered into an Investor Relations Agreement with Paul Sweeney, a director of the Company since August 13, 2008, for consulting services relating to investor relations and investment banking services to be provided by Mr. Sweeney for a one year period.  On September 8, 2008, the Company issued 1,500,000 shares of its common stock to Mr. Sweeney, valued at $1,440,000, for the consulting services he provided and will provide to the Company.  Prior to his becoming a director of the Company, Mr. Sweeney made investments in the Company whereby he purchased securities directly from the Company as follows:

(i) on March 18, 2008, Mr. Sweeney acquired 190,320 shares of our common stock for a purchase price of $1.00 per share and in connection therewith received warrants for the purchase of an additional 190,320 shares of common stock at an exercise price of $2.00 per share;

(ii) on March 26, 2008, Mr. Sweeney acquired 441,010 shares of common stock from the Company at a purchase price of $1.00 per share and in connection therewith received warrants for the purchase of an additional 441,010 shares of common stock at an exercise price of $2.00 per share;

(iii) on April 1, 2008, Mr. Sweeney acquired 2,018,057 shares of common stock from the Issuer at a purchase pr ice of $1.00 per share and in connection therewith received warrants for the purchase of an additional 2,018,057 shares of common stock at an exercise price of $2.00 per share; and

(iv) on April 11, 2008, Mr. Sweeney acquired 1,100,000 shares of common stock from the Company at a purchase price of $1.11 per share and in connection therewith received warrants for the purchase of an additional 1,100,000 shares of common stock at an exercise price of $2.00 per share.

On October 1, 2008, the Company and LP (Origination) Limited, a United Kingdom company (“LP Origination”) owned by Peter A. Worthington, one of our directors since August 2008, entered into a consulting agreement with an effective date of August 1, 2008, pursuant to which LP Origination agreed to perform management advisory and strategic planning services for a term ending on February 1, 2009, in return for a payment of $90,000 and the issuance of 100,000 shares of the Company’s common stock valued at $149,000 using the average of the closing bid and ask price of our common stock on that day as reported by the Pink Sheets. On September 30, 2008, we paid $50,000 to LP Origination with the remaining $40,000 payment paid in November 2008.

On May 11, 2009, we entered into another Consulting Agreement with LP Origination with an effective date of April 7, 2009, pursuant to which LP Origination agreed to perform management advisory, strategic planning and other consulting services as Global may request from time to time for a term ending on April 6, 2010, in return for (i) a payment of $100,000 conditioned upon and to be paid after the consummation of a specified amount of sales have been made that exploits Global’s patent pending microwave technologies and for which LP Origination had some significant involvement as set forth in the Consulting Agreement and (ii) the immediate entitlement to and subsequent issuance of 300,000 shares of Global’s Common Stock, which shares were ultimately issued on May 12, 2009.  The latest Consulting Agreement may be renewed by either party for an additional one year term by notice not less than 30 days before expiration upon mutually acceptable terms and conditions.

On January 1, 2008, the Company entered into a Consulting Agreement with 888 Corporation, a New Jersey corporation (“888 Corp.”) controlled by Frank G. Pringle, the Company’s former CEO and President.   The term of the Consulting Agreement was to be the life of the patent pending technology owned by the Company which was estimated to be approximately 12 years and which term was to be extended for the life of any additional patents filed relating to the Company's underlying technology.  Pursuant to the Consulting Agreement and during its term the Company was to make certain fee payments.

On November 12, 2008 the Company, Mr. Pringle, and 888 Corp. entered into a severance agreement pursuant to which (i) the Company agreed to pay Mr. Pringle $200,000.00 per year for the six (6) year period commencing on January 1, 2009 in consideration for (i) Mr. Pringle's return of 225,000 shares of common stock previously issued to Mr. Pringle on or about June 26, 2008 and which Mr. Pringle held in "street name" at a broker-dealer and (ii) the continued compliance by Mr. Pringle and 888 Corp. with the covenants, agreements and other terms of the Severance Agreement (as described in more detail below). The Company agreed to make payments to Mr. Pringle in monthly installments (which was offset by approximately $15,000 that Mr. Pringle was obligated to reimburse the Company by March 1, 2009, which amount includes personal expenses of Mr. Pringle incurred by the Company and 50% of the legal fees and expenses incurred by the Company in regard to the negotiation and preparation of the Severance Agreement). The Company's severance payments to Mr. Pringle would also be offset by any indemnification payments that Mr. Pringle may become obligated to pay under the Severance Agreement.

In addition to the return of the 225,000 shares of Company Common Stock previously issued to him, Mr. Pringle also agreed to restrict the amount of shares of Company Common Stock that he or his immediate family or any entity directly or indirectly controlled by any of them may sell, transfer or encumber to the following amounts: no shares prior to February 1, 2009; an aggregate of Four Hundred Thousand (400,000) shares of Company Common Stock during the three (3) month period beginning February 1, 2009; an aggregate of Three Hundred Thousand (300,000) shares of Company Common Stock during the three (3) month period beginning May 1, 2009; and an aggregate of Two Hundred Fifty Thousand (250,000) shares of Company Common Stock during any three month period thereafter beginning August 1, 2009. These restrictions will remain in place unless and until (i) Mr. Pringle and his family members directly or indirectly own less than 5,000,000 shares of Company Common Stock, and (ii) Mr. Pringle and his family members have fully complied with the restrictions on sales, transfers and encumbrances set forth in the Severance Agreement and are not in breach of such provisions.

Any transfers by Mr. Pringle or any of his affiliates that are permitted under the Severance Agreement are subject to the Company's right of first refusal, which the Company has 10 days to exercise. The Company may assign this right of first refusal or designate a third party to exercise such right.

Pursuant to the Severance Agreement, Mr. Pringle immediately resigned as Chairman and as a member of the Company's Board of Directors and in all other capacities (in each case effective as of the date of the Severance Agreement).

The Severance Agreement also provided for: (i) the immediate termination of the Consulting Agreement between the Company and 888 Corp. with no further payments or benefits due from the Company to 888 Corp. (except for payments to 888 Corp. of any sums otherwise due under the Consulting Agreement through December 31, 2008); (ii) Mr. Pringle to be subject to a nine year non-compete and non-solicit agreement, which runs from the date of the agreement until the end of the third year after his last scheduled payment under the Severance Agreement; (iii) Mr. Pringle to be subject to a non-disclosure obligation and to return to the Company all copies of confidential information directly or indirectly in his possession or control; and (iv) mutual general releases and non-disparagement provisions.

Under the Severance Agreement, Mr. Pringle unconditionally waived any rights, claims and causes of action against the Company with respect to any of its intellectual property (including claims he has made in the past). Further, Mr. Pringle made extensive representations regarding the validity of the Company's intellectual property and that such intellectual property is free and clear of all liens, claims and/or encumbrances. The Company may obtain indemnification from Mr. Pringle for any breach or alleged breach of Mr. Pringle's representation and warranties regarding the intellectual property and/or for any breach or alleged breach of any other representation, warranty, covenant or agreement of Mr. Pringle or 888 Corp. under the Severance Agreement.

The Company has engaged Clark Resources, Inc. (“Clark”), a governmental relations consulting firm located in Harrisburg, Pennsylvania, to provide consulting services with respect to governmental issues concerning permits and funding.  The president and CEO of Clark is Frederick A. Clark, who has served as a director of the Company since December 2006. The Company had an unwritten monthly retainer agreement with Clark and for the years ended December 31, 2008 and 2007, and for the cumulative period July 12, 2002 (inception) to December 31, 2008, paid Clark Resources a total of $60,000, $65,000, and $154,670, respectively.   The monthly retainer agreement was terminated as of May 31, 2009.

In connection with Wayne Koehl’s retirement as Chief Operating Officer from the Company on April 17, 2009, the Company agreed to continue to pay Mr. Koehl his then current salary for a period of six months and two weeks and to pay him the Milestone bonus he would have been entitled to under his then current employment terms on sales that may be made to one specific potential customer.  Further, the Company agreed that an additional 200,000 options previously granted to him were vested (upon approval of an increase in the number of options available for issuance under the Company’s Stock Option Plan and in addition to the 200,000 already vesting immediately upon such approval) and the remaining 600,000 options were forfeited.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been traded over the counter on the Pink Sheets since April 2007. The trading symbol for our common stock is "GBRC."  Prior to April 2007 our common stock traded on the OTC Bulletin Board.  In April 2007 our common stock was delisted from the OTC Bulletin Board for failure to satisfy applicable maintenance criteria. The following table sets forth quarterly high and low bid sales prices for the common stock for the periods presented as reported by the OTC Bulletin Board and, since April 2007, the Pink Sheets.  We consider our stock to be "thinly-traded" and any reported sales prices may not be a true market based valuation of the stock.

	High	Low
1st Quarter 2009, ended 3/31/09	$1.35	$0.90
4th Quarter 2008, ended 12/31/08	$2.25	$0.99
3rd Quarter 2008, ended 9/30/08	$2.43	$0.73
2nd Quarter 2008, ended 6/30/08	$4.38	$1.76
1st Quarter 2008, ended 3/31/08	$3.65	$1.46
4th Quarter 2007, ended 12/31/07	$3.79	$1.66
3rd Quarter 2007, ended 9/30/07	$5.40	$1.44
2nd Quarter 2007, ended 6/30/07	$2.60	$0.55
1st Quarter 2007, ended 3/31/07	$1.99	$0.61

On June 30, 2009 the last sale price of our common stock as reported by the Pink Sheets was $1.35 per share.

Holders

The number of record holders of our common stock as of May 26, 2009, was approximately 490 based on information received from our transfer agent.  This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name.

Dividend Policy

We have not paid any dividends since our inception and we do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  It is our present intention to utilize all available funds for the development of our business.

Securities Authorized For Issuance Under Equity Compensation Plans

Equity Compensation Plan Information as of Fiscal Year Ended December 31, 2008
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	674,750	$1.62	2,025,250
Equity compensation plans not approved by security holders (1)(2)(3)	9,010,000	$1.19	1,140,000
Total	9,684,750	$1.22	3,165,250

1.  During 2008, the Board of Directors adopted a plan of compensation for the Board of Directors providing for the issuance of a total of up to 1,200,000 warrants to directors for attending meetings of the Board of Directors.  As of December 31, 2008, each director receives 5,000 warrants for each meeting attended.  Warrants from this plan are also granted for each meeting of the committees of the Board attended.  As of December 31, 2008, 60,000 warrants were issued under this plan.

2.  5,000,000 of these securities are subject to issuance upon exercise of outstanding options pursuant to an individual compensation arrangement with our CEO.

3.  3,950,000 of these securities are subject to issuance upon exercise of outstanding options, but are subject to stockholder approval of an increase in the number of securities authorized to be issued under our 2008 Stock Option Incentive Plan.

SELLING STOCKHOLDERS

The shares to be offered by the Selling Stockholders are "restricted" securities under applicable federal and state securities laws, and are being registered under the Securities Act of 1933, as amended (the "Securities Act"), to give the Selling Stockholders the opportunity to publicly sell or otherwise dispose of those shares. The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders. Furthermore, they cannot be sold unless and until the Selling Stockholders exercise the warrants with respect to which the shares have been registered in accordance with their terms.

The following table sets forth the beneficial ownership of the Selling Stockholders prior to the offering to which this Prospectus relates. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of common stock subject to options, warrant and convertible securities currently exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.  Each Selling Stockholder’s percentage of ownership in the following table is based on 63,580,703 shares of common stock issued and outstanding as of June 15, 2009.  Information concerning the Selling Stockholders may change from time to time after the date of this Prospectus.

The information under the heading “Shares Beneficially Owned After the Offering” assumes the Selling Stockholders sell all of their shares registered hereby to unaffiliated third parties, that the Selling Stockholders will acquire no additional shares of our common stock prior to the completion of this offering, and that any other shares of our common stock beneficially owned by the Selling Stockholders other than those registered as part of this offering will continue to be beneficially owned by the Selling Stockholders. The Selling Stockholders may dispose of all, part or none of their shares registered hereby.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date on which they provided to us the information regarding their shares of common stock.

            No estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Stockholders after any sales or other dispositions made pursuant to this Prospectus because the Selling Stockholders are not required to sell any of the shares registered under this registration statement. The following table assumes that the Selling Stockholders will sell all of their shares listed in this Prospectus.

All costs, expenses and fees in connection with the registration of the Shares being offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.

The shares of common stock offered hereby are either (i) issuable upon exercise of outstanding warrants exercisable at $0.80 per share, (ii) issuable upon exercise of outstanding warrants exercisable at $2.50 per share or (iii) issuable upon exercise of outstanding warrants exercisable at $2.75 per share, each as set forth in the appropriate column in the following table.  All of these warrants currently have an expiration date of March 31, 2010, except for those held by Ademas Fund, LLLP and Nutmeg/Mercury Fund, LLLP which have an expiration date of December 31, 2009.

Except for Jonathan L. Simon, who has been a director of the Company since September 20, 2007, none of the Selling Stockholders has held any position or office with us or any of our affiliates, or has had any other material relationship (other than as purchasers of securities) with us or any of our affiliates, within the past three years.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Registered Underlying Warrants exercisable at $0.80	Number of Shares Registered Underlying Warrants exercisable at $2.50	Number of Shares Registered Underlying Warrants exercisable at $2.75	Shares Beneficially Owned After the Offering
Selling Stockholder	Number	Percent	per share	per share	per share	Number	Percent
Ademas Fund, LLLP(1)(3)	150,000	*	150,000	0	0	0	*
Nutmeg/Mercury Fund, LLLP(2)(3)	250,000	*	250,000	0	0	0	*
Jonathan L. Simon(4)(5)	186,000	*	0	85,000	0	101,000	*
Albert N. Epstein(4)(6)	426,212	*	0	0	185,606	240,606	*
Penrose H. Frey(4)(6)	26,000	*	0	0	9,000	17,000	*
Joseph & Patricia Bianchini(4)(6)	40,000	*	0	0	20,000	20,000	*
Anthony J. Gable(4)(6)	35,000	*	0	0	15,000	20,000	*
Russell M. Pease(4)(6)	10,000	*	0	0	5,000	5,000	*
Josephine Carulli(4)(6)	50,000	*	0	0	20,000	30,000	*
Donna G. Wert(4)(6)	33,107	*	0	0	10,000	23,107	*
Walter & Bonnie Reagin(4)(6)	2,500	*	0	0	1,000	1,500	*
Mel King(4)(6)	25,000	*	0	0	10,000	15,000	*
James J. McGrath III(4)(6)	25,000	*	0	0	10,000	15,000	*
Jon & Jeanette Glesecke(4)(6)	100,000	*	0	0	50,000	50,000	*
Mark & Patricia Famigletti(4)(6)	22,500	*	0	0	5,000	17,500	*
Lee A. Greenburg(4)(6)	8,000	*	0	0	4,000	4,000	*
Thomas Betz(4)(6)	35,000	*	0	0	5,000	30,000	*
Sande Jacobson(4)(6)	11,500	*	0	0	2,500	9,000	*
Sarah Simon(4)(6)	10,000	*	0	5,000	0	5,000	*
Zachary Simon(4)(6)	10,000	*	0	5,000	0	5,000	*
Scott Orr(4)(6)	20,000	*	0	10,000	0	10,000	*
Jim Spears(4)(6)	40,000	*	0	20,000	0	20,000	*
Joseph Sterchak(4)(6)	54,000	*	0	20,000	0	34,000	*
Dale Martin(4)(6)	94,000	*	0	40,000	0	54,000	*
Jim Clark(4)(6)	145,000	*	0	72,500	0	72,500	*
Lori Clark(4)(6)	20,000	*	0	10,000	0	10,000	*
Bill Kahres(4)(6)	45,000	*	0	22,500	0	22,500	*

* less than 1%

(1)  In 2008, Black Diamond Fund, LLLP changed its name to Ademas Fund, LLLP.  Ademas Fund hired Stevens Research Group as its investment adviser. George Stevens, a principal of Stevens Research Group, has investment and voting power over the shares of Common Stock issuable upon the exercise of the warrants held by Ademas Fund.

(2)  Randall Goulding has investment and voting power over the shares of Common Stock issuable upon the exercise of the warrants held by Nutmeg/Mercury Fund, LLLP.  Mr. Goulding is the manager of the Nutmeg Group LLC, the general partner of Nutmeg/Mercury Fund.

(3)  Ademas Fund, LLLP (formerly known as Black Diamond Fund, LLLP) and Nutmeg/Mercury Fund, LLLP (together, the “Funds”) acquired their warrants that are exercisable for the shares of our common stock that are registered hereby as part of a rescission of and settlement of claims and counterclaims arising from a private placement transaction that was terminated. Each of the Funds had invested in the private placement pursuant to the Company's terminated relationship with Westor Capital Group, Inc. and agreed upon a termination of their investments by rescission.  In connection with the rescission and settlement, the Company issued to the Funds warrants that are exercisable for the shares of our common stock, of which a portion are registered hereby, the remainder having been previously exercised.

(4)  The warrants that are exercisable for the shares of our common stock that are being registered hereby by this Selling Stockholder were acquired from the Company in August 2007 in connection with the Selling Stockholder’s purchase of shares of Carbon Recovery Corporation common stock in a private sale from Lois Augustine Pringle, the wife of Frank G. Pringle who was, at that time, our Chairman, President and CEO.  A total of 25 individuals purchased an aggregate of 642,106 shares of Carbon Recovery Corporation common stock from Ms. Pringle.  These individual purchasers were incorrectly informed that as part of the consideration in the transaction they would receive warrants to purchase shares of our common stock that attached to the Carbon Recovery shares they purchased.  The Carbon Recovery shares sold to them by Ms. Pringle did not in fact have any warrant attachment. Although the Company was not a party to this transaction, the Company issued a total of 642,106 warrants to purchase shares of the Company's common stock to the purchasers of Lois Pringle's Carbon Recovery shares at exercise prices of $2.50 (290,000 warrants) and $2.75 (352,106 warrants), all of which are being registered hereunder.

(5)  Other than the warrants that are exercisable for the shares of our common stock that are being registered hereby, the shares beneficially owned by Mr. Simon consist of (i) immediately exercisable warrants to purchase 3,000 shares of our Common Stock at an exercise price of $2.63 per share and expiring February 7, 2013; (ii) immediately exercisable warrants to purchase 3,000 shares of our Common Stock at an exercise price of $2.83 per share and expiring May 21, 2013; (iii) immediately exercisable warrants to purchase 10,000 shares of our Common Stock at an exercise price of $1.35 per share and expiring November 13, 2013; and (iv) 85,000 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Mr. Simon.  Does not include (i) 10,000 outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of Mr. Simon’s children; and (ii) 10,000 immediately exercisable warrants to purchase shares of our Common Stock at an exercise price of $2.50 per share held for the benefit of Mr. Simon’s children which are being registered hereby and listed on the Selling Stockholders table under the children’s names.

(6)  Other than the warrants that are exercisable for the shares of our common stock that are being registered hereby, all shares beneficially owned by this Selling Stockholder consist of outstanding shares of our Common Stock held by the Carbon Recovery Liquidating Trust for the benefit of this Selling Stockholder.

PLAN OF DISTRIBUTION

We are registering the shares of common stock (the “Shares”) offered by this Prospectus on behalf of the Selling Stockholders.  As used in this prospectus, “Selling Stockholders” include donees, pledgees, transferees and other successors in interest selling shares received from the Selling Stockholders after the date of this Prospectus, whether as a gift, pledge, partnership distribution or other form of transfer.

The Selling Stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the Shares, from time-to-time, for resale on the Pink Sheets or other over-the-counter market, in isolated transactions, or in a combination of such methods of sale. They will set a fixed selling price of $___ per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter will sell at prevailing market prices or privately negotiated prices.  However, we can provide no assurance that our shares of common stock will eventually be listed for quotation on the OTC Bulletin Board.

The fixed price at which the Selling Stockholders will offer the Shares until such time as our shares of Common Stock are quoted on the OTC Bulletin Board has been arbitrarily determined based on estimates of the price that purchasers of speculative securities, such as the Shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and directors and the market conditions for the sale of equity securities in similar companies and bears no relationship to the assets, earnings or book value of us, or any other objective standard of value.

The offering will terminate on the earlier of the dates on which the Warrants expire or all of the Warrants are exercised and all Shares have been issued.

All costs, expenses and fees in connection with the registration of the Shares being offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.

Trades in shares of our common stock are reported on the Pink Sheets under the symbol “GBRC”.  On June 30, 2009, the last sale price of our common stock as reported on the Pink Sheets was $1.35 per share.

We have agreed to keep the registration statement of which this Prospectus constitutes a part effective until such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

The sale of Shares by Selling Stockholders may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	sales pursuant to Rule 144;

●	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of our common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume.  The Selling Stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this Prospectus forms a part.

We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act or the Selling Stockholders will be entitled to contribution.

If we are notified by any one or more Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Once sold under the registration statement, of which this Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The Selling Stockholders are not restricted as to the price or prices at which they may sell their shares once our common stock is quoted on the OTC Bulletin Board.

Penny Stock Rules

You should note that our common stock is a penny stock covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. Under those Rules, a “penny stock” is generally defined to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Those Rules impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The Rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the Rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the Rules require that prior to a transaction in a penny stock not otherwise exempt from these Rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these Rules. Consequently, these Rules may affect the ability of broker-dealers to trade our shares of our common stock. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock and may also affect your ability to resell your shares of common stock due to broker-dealer reluctance to undertake the above described regulatory burdens.

Shares Eligible For Future Sale

As of June 15, 2009, we had 63,580,703 shares of common stock outstanding. That number does not include (i) 22,075,836 shares issuable upon exercise of outstanding warrants to purchase our common stock, of which 1,042,106 shares are covered by this Prospectus, (ii) 1,200,000 shares issuable upon the exercise of outstanding vested options to purchase our common stock and (iii) 7,460,000 shares issuable upon the exercise of outstanding options to purchase our common stock which have not yet vested, of which 3,460,000 are subject to stockholder approval of an amendment to our stock option plan increasing the number of options authorized for issuance (of which 850,000 options will vest immediately upon approval).

As of June 15, 2009, 41,066,278 of our outstanding shares of Common Stock were deemed "restricted" securities (including the outstanding shares of Common Stock offered as part of this Prospectus) and 22,609,386 of our outstanding shares of Common Stock could be publicly resold without restriction. Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise of warrants, an additional 1,042,106 shares of our common stock will become freely tradable and could be publicly resold without restriction or limitation under the Securities Act.

Our currently outstanding shares that were issued in reliance upon the “private placement” exemptions under the Securities Act are deemed “restricted securities” within the meaning of Rule 144 under the Securities Act.  Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144.

In general, under Rule 144, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least six months from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided, in the case of sales by an affiliate, that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale.  Sales under Rule 144 are also subject to the availability of current public information about our Company and, with respect to affiliates, certain notice requirements.  After one year has elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus or other shares eligible for future sale might have upon our ability to raise additional capital.  Further, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the trading price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, except that we will receive gross proceeds in the approximate amount of $2,013,292 assuming the exercise of all of the Warrants.  To the extent any of the Warrants are so exercised, we intend to use the proceeds for general working capital.  All net proceeds from sales of Shares pursuant to this Prospectus will go to the Selling Stockholders and not to us.  All costs, expenses and fees in connection with the registration of the Shares being offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.  However, as of today's date, only 400,000 of the Warrants are "in the money", the exercise of all of which would generate $320,000 in gross proceeds to the Company).  The remaining Warrants are therefore unlikely to be exercised at this time.  We expect to use the proceeds, if any, that we receive from the exercise of Warrants for general working capital purposes.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share.  As of June 15, 2009, 63,580,703 shares of common stock issued and outstanding and no shares of preferred stock outstanding.  In addition, there were (i) 22,075,836 shares issuable upon exercise of outstanding warrants to purchase our common stock, of which 1,042,106 shares are covered by this Prospectus, (ii) 1,200,000 shares issuable upon the exercise of outstanding vested options to purchase our common stock and (iii) 7,460,000 shares issuable upon the exercise of outstanding options to purchase our common stock which have not yet vested, of which 3,460,000 are subject to stockholder approval of an amendment to our stock option plan increasing the number of options authorized for issuance (of which 850,000 options will vest immediately upon approval).

Common Stock

All holders of common stock have one vote per share on all matters submitted to a vote of stockholders.  Stockholders do not have rights to cumulate their votes in the election of directors under our bylaws or applicable provisions of the Private Corporations Law of the State of Nevada.

The holders of common stock have the right to receive dividends, when and if declared, by our Board of Directors out of funds legally available therefor. We have never paid any cash dividends on our common stock. We presently intend to retain earnings, if any, to finance our operations, and therefore do not anticipate paying any cash dividends in the future. If we liquidate, holders of our common stock would share ratably in any assets available for distribution to stockholders after payment of all our obligations.

Holders of our common stock are not entitled to any preemptive rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Under our Articles of Incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Currently, we have no shares of preferred stock issued and outstanding..

Warrants

As of July 13, 2009, we have sixteen different classes of warrants outstanding as follows: Mobilestream Acquisition Warrants, Carbon Recovery Class B, D, and E Acquisition Warrants, Black Diamond Warrants, Nutmeg/Mercury Warrants, Augustine Warrants (two classes), 2008 private placement warrants, New Millennium Warrants and warrants issued to directors, all of which may be exercised for the following aggregate number of shares of our common stock and have the following exercise prices per share and expiration dates:

Warrant Class	Number of Shares of Common Stock for which Exercisable	Exercise Price per Share	Expiration Date
Mobilestream Acquisition (1)	3,705,867	$4.75	March 31, 2010
Carbon Recovery B Acquisition (2)	3,908,340	$2.75	March 31, 2010
Carbon Recovery D Acquisition (2)(3)	1,397,600	$2.75	March 31, 2010
Carbon Recovery E Acquisition (2)(3)	1,397,600	$4.00	March 31, 2010
Black Diamond(4)	150,000	$0.80	December 31, 2009
Nutmeg/Mercury(5)	250,000	$0.80	December 31, 2009
Augustine I(6)	290,000	$2.50	March 31, 2010
Augustine II(6)	352,106	$2.75	March 31, 2010
2008 private placement(7)	9,537,782	$2.00	(8)
New Millennium (9)	76,500	$2.75	September 30, 2010
Director warrants	90,000	(10)	(10)
Ettinger I(11)	300,000	$2.00	November 1, 2018
Ettinger II(12)	200,000	$1.10	(12)
Woody Fuels(13)	300,000	$1.50	(13)
Four Seasons(14)	60,041	$2.50	December 31, 2010
M & M(15)	60,000	$1.02	March 2, 2014

(1)  The Mobilestream Acquisition Warrants were issued by the Company in connection with its acquisition of the assets of Mobilestream in December 2006 and have the same terms as did the Mobilestream warrants held by the securityholders of Mobilestream at the time of the acquisition, except that they are exercisable for our shares of Common Stock and have a later expiration date.

(2)  The Carbon Recovery B, D and E Acquisition Warrants were issued by the Company in connection with its acquisition of substantially all of the assets of Carbon Recovery Corporation in September 2006 and have the same terms as did the Class B, D and E Carbon Recovery warrants held by the securityholders of Carbon Recovery at the time of the acquisition, except that they are exercisable for our shares of Common Stock and have a later expiration date.

(3)  The Carbon Recovery Class D Acquisition Warrants and the Class E Acquisition Warrants can only be exercised in tandem with each other, i.e., one Class E Acquisition Warrant must be exercised for each Class D Acquisition Warrant exercised.

(4)  300,000 warrants were issued to Ademas Fund, LLLP (then known as Black Diamond Fund, LLLP) in connection with the rescission of and settlement of claims and counterclaims arising from a private placement transaction that was terminated.  150,000 of the warrants issued to Ademas Fund, LLLP have been exercised.

(5) 500,000 warrants were issued to Nutmeg/Mercury Fund, LLLP in connection with the rescission of and settlement of claims and counterclaims arising from a private placement transaction that was terminated.  250,000 of the warrants issued to Nutmeg/Mercury Fund, LLLP have been exercised.

(6)  The Company issued the Augustine Warrants to 25 individual investors who purchased shares of Carbon Recovery Corporation common stock from Ms. Lois Augustine Pringle in August 2007. See "Certain Relationships and Related Transactions."

(7) The Company issued 9,537,782 warrants to purchasers of its common stock in private placements between March 18, 2008 to July 21, 2008.
(8)  The 2008 private placement warrants expire eighteen months after their issuance and therefore they expire on varying dates ranging from September 18, 2009 to January 21, 2010.  However, if at any time between their issuance date and their expiration date, the closing price per share of our common stock exceeds $5.00 per share on any exchange or market on which the shares are then quoted or traded for five consecutive trading days, then the warrant holders will have a period of thirty (30) days from the expiration of the fifth such consecutive day to exercise their warrants or the warrants will expire.

(9)  The New Millennium Warrants were issued to New Millennium PR Communications on September 18, 2008 in connection with certain public relations consulting work New Millennium performed for the Company.

(10)  We issue warrants to purchase shares of our common stock to each director who attends a meeting of our Board. Until September 23, 2008, we issued 3,000 such warrants for each meeting, which number was increased to 5,000 warrants commencing with the September 23, 2008 meeting of our directors. The exercise price for each group of warrants is based upon the price of a share of our common stock on the date of each board meeting as reported by the Pink Sheets or the market on which shares of our common stock are quoted on the date of each board meeting. The warrants are exercisable for a period of five years from the date of each meeting.

(11) The Ettinger I Warrants were issued to Brian Ettinger on October 1, 2008 as a portion of payment for services to be performed.
(12)  The Ettinger II Warrants were issued to Brian Ettinger on April 1, 2009 as a portion of payment for services to be performed.  These warrants expire on varying dates ranging from January 10, 2012 to June 10, 2012.

(13)  150,000 of the Woody Fuel Warrants were issued to Woody Fuel Consultants on each of January 8, 2009 and April 24, 2009 in partial payment for services rendered.  These warrants expire on varying dates ranging from July 15, 2011 to June 1, 2012.

(14) The Four Seasons Warrants were issued to Four Seasons Financial Group on February 18, 2009 for services provided or to be provided.
(15) The M & M Warrants were issued to M & M Advisors on March 2, 2009 for services provided or to be provided.

The shares of common stock issuable upon the exercise of outstanding Black Diamond Warrants, Nutmeg/Mercury Warrants, Augustine I Warrants and Augustine II Warrants, a total of 1,042,106 shares, are being registered as part of this registration statement.

Warrant Characteristics

Set forth below are certain characteristics with respect to our different classes of warrants.

Registration Rights

Certain classes of our warrants have registration rights as follows:

(a) Under the Carbon Recovery Acquisition Agreement and the Mobilestream Acquisition Agreement, we were obligated to file a registration statement on Form S-1 for the Carbon Recovery Acquisition B Warrants, D Warrants and E Warrants, and the Mobilestream Acquisition Warrants, and to register the shares of our common stock underlying such warrant classes. Accordingly, we have filed a registration statement on Form S-1 with respect to all classes of the Carbon Recovery Acquisition Warrants, the Mobilestream Acquisition Warrants and the shares of common stock issuable upon exercise of any class of said warrants.

(b) Under the 2007 Black Diamond and Nutmeg/Mercury Warrants and the Augustine Warrants, we are currently obligated to register for resale a combined total of 1,042,106 shares of our common stock issuable upon exercise of these warrants.  The registration statement of which this Prospectus forms a part registers the shares of common stock issuable upon exercise of said warrants.

(c) Our remaining classes of warrants do not have registration rights with respect to the shares of common stock issuable upon the exercise of such warrants.

Adjustments

The exercise price and the number of shares of our common stock issuable upon the exercise of the warrants are subject to adjustment from time to time as follows:

(a) Stock dividends, Stock Splits, Reclassification. If we pay a dividend or make a distribution on our common stock in shares of common stock, subdivide our outstanding shares of common stock into a greater number of shares or combine our outstanding shares of common stock into a smaller number of shares or issue by reclassification of our outstanding shares of common stock any shares of our capital stock (including any such reclassification in connection with a consolidation or merger in which we are the continuing corporation), then the number of shares of common stock issuable upon the exercise of the warrants and the exercise price then in effect shall be adjusted by us so that the holder of the warrant thereafter exercising his, her or its warrants shall be entitled to receive the number of shares of our common stock or other capital stock which the holder of the warrant would have received if the warrant had been exercised immediately prior to such event upon payment of the exercise price that has been adjusted to reflect a fair allocation of the economics of such event to the holder of the warrant.

(b) Reorganization, reclassification, consolidation, merger or sale of all or substantially all of our assets. If any capital reorganization, reclassification of our capital stock, our consolidation or merger with another corporation in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of warrants shall thereafter have the right to purchase and receive in lieu of shares of our common stock, such securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock for which the holder's warrants were exercisable immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

(c) Distribution of indebtedness or assets other than cash or shares of our common stock. In case we fix a payment date for the making of a distribution to all holders of common stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions for stock splits and stock dividends), or subscription rights or warrants, the exercise price then in effect will be adjusted by multiplying the exercise price in effect immediately prior to such payment date by a fraction, (x) the numerator of which shall be the total number of shares of our common stock outstanding multiplied by the market price per share of our common stock immediately prior to such payment date, less the fair market value (as determined by our Board of Directors in good faith) of the assets or evidences of indebtedness so distributed, or of related subscription rights or warrants, and (y) the denominator of which shall be the total number of shares of our common stock outstanding multiplied by such market price per share of Common Stock immediately prior to such payment date.

Antitakeover Effects of Provisions of Nevada Law and Our Articles of Incorporation

Provisions of Nevada law and our certificate of incorporation could discourage takeover attempts. These include the following:

Nevada Business Combination Law.  Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.  The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.  The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Our Right to Issue Preferred Stock. Our Articles of Incorporation grants our Board of Directors authority to, without any action by our stockholders, issue preferred stock with voting rights or preferences that could prevent or discourage unsolicited takeover attempts.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of his or her fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

Our Articles of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful.  This prospectus is part of a registration statement that we filed with the SEC.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus.  That registration statement can be read at the SEC’s website or offices indicated under the section of this prospectus entitled “Where You Can Find More Information.”  We have not authorized anyone else to provide you with different information or additional information.  You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports and other information with the SEC. You may read and copy any of this material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may receive information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that, like us, file information electronically with the SEC.  Upon written request delivered to Global Resource Corporation, Attn:  President, 1000 Atrium Way, Suite 100, Mount Laurel, NJ 08054 , we will send to any securityholder a copy of our annual report, complete with audited financial statements, at no charge to the securityholder.

VALIDITY OF SECURITIES

Legal matters in connection with the validity of the securities offered by this prospectus has been passed upon by Westerman Ball Ederer Miller & Sharfstein, LLP, of Mineola, New York.

TRANSFER AGENT

Our current transfer agent is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the years ended December 31, 2008 and December 31, 2007, and for the period from July 19, 2002 (date of inception as development stage enterprise) to December 31, 2008, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the ability of the Company to continue as a going concern, of Rothstein, Kass & Company, P.C., independent registered certified public accounting firm, given on the authority of that firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We maintain an internet site at http://www.globalresourcecorp.com which contains information concerning our Company. The information contained on our internet site is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

FINANCIAL STATEMENTS

GLOBAL RESOURCE CORPORATION

INDEX TO FINANCIAL STATEMENTS

For the Fiscal Years Ended December 31, 2008 and 2007	Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2008 and 2007	F-3

Consolidated Statements of Operations and Comprehensive Loss for the Years ended December 31, 2008 and 2007, and for the Cumulative period July 19, 2002 (inception) to December 31, 2008	F-4

Consolidated Statements of Stockholders’ Equity (Deficit) for the Years ended December 31, 2008 and 2007, and for the Cumulative period July 19, 2002 (inception) to December 31, 2008	F-5 - F-22

Consolidated Statements of Cash Flows for Years ended December 31, 2008 and 2007, and for the Cumulative period July 19, 2002 (inception) to December 31, 2008	F-23

Notes to Consolidated Financial Statements	F-24 - F-69

For the Three Months Ended March 31, 2009 and 2008	Page

Condensed Consolidated Balance Sheets	F-70

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)	F-71

Condensed Consolidated Statements of Cash Flows	F-72

Condensed Consolidated Statements of Stockholders' Equity (Deficit)	F-73 - F-102

Notes to Condensed Consolidated Financial Statements	F-103 - F-127

Report of Independent Registered Public Accounting Firm

To the Audit Committee of
Global Resource Corporation

We have audited the accompanying consolidated balance sheets of Global Resource Corporation (a development stage company) (the “Company”) as of December 31, 2008 and December 31, 2007 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years ended December 31, 2008 and 2007, and for the period from July 19, 2002 (inception) to December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2008 and 2007, and the results of their consolidated operations and cash flows for each of the years ended December 31, 2008 and 2007 and the period from July 19, 2002 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has sustained net losses for each of the years ended December 31, 2008 and 2007, and for the period from July 19, 2002 (inception) to December 31, 2008 and currently does not have any significant revenue to fund future operations, which raises substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
June 15, 2009

Global Resource Corporation
(A Development Stage Company)
Consolidated  Balance Sheets
December 31,  2008 and 2007
ASSETS
	December 31, 2008	December 31, 2007
		(Restated)
CURRENT ASSETS
Cash and cash equivalents	$2,013,730	$780,425
Short-term investments	2,557,274
Prepaid services	1,508,875	1,808,042

Total current assets	6,079,879	2,588,467

Property and equipment, net of depreciation	1,358,299	373,135

OTHER ASSETS
Deposits	123,726	74,860
Prepaid patent costs	383,685	143,063

Total other assets	507,411	217,923

TOTAL ASSETS	$7,945,589	$3,179,525

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$889,489	$119,588
Loans payable - equipment	34,850	40,964
Capital lease obligation - equipment	9,543
Severance payable	200,000
Loan Payable - officer		150,000

Total current liabilities	1,133,882	310,552

LONG-TERM LIABILITIES
Loans payable - equipment, net of current portion	16,821	51,629
Capital lease obligation - equipment, net of current portion	15,742
Severance payable, net of current portion	1,000,000
Derivative financial instruments	1,591,834	10,950,670

	2,624,397	11,002,299

Total liabilities	3,758,279	11,312,851
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock A - $.001 par value 100,000,000 shares authorized, 5,000 issued
and outstanding at December 31, 2008, 35,236,188 issued and outstanding at December 31, 2007	5	35,236
Preferred Stock B - $.001 par value, no shares authorized and issued as of December 31, 2008
and 1,000 shares authorized and issued as of December 31, 2007		1
Common stock, $.001 par value; 200,000,000 shares authorized, 69,549,164 shares issued	69,549	30,358
and 62,854,203 outstanding at December 31, 2008, 30,358,291 shares issued and
30,263,330 outstanding at December 31, 2007
Additional paid-in capital	35,842,053	6,328,170
Subscription receivable		(185,693)
Accumulated other comprehensive loss	(237,550)
Deficit accumulated during the development stage	(29,770,274)	(14,274,925)
	5,903,783	(8,066,853)
Treasury stock	(1,716,473)	(66,473)

Total stockholders' equity (deficit)	4,187,310	(8,133,326)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,945,589	$3,179,525

See accompanying notes to the consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended		July 19, 2002
			(Inception)
	December 31	December 31	to
	2008	2007	December 31, 2008
		(Restated)	(Restated)
REVENUES	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES

General and administrative expenses	23,260,658	10,031,300	40,022,371

Research and development expenses	871,622	222,530	1,281,039

Total operating expenses	24,132,280	10,253,830	41,303,410

OPERATING LOSS	(24,132,280)	(10,253,830)	(41,303,410)

OTHER INCOME (EXPENSE)
Loss on deposit and other	(7,181)	(100,000)	(179,893)
Net realized loss on short-term investments	(881,768)	-	(881,768)
Change in fair value of derivative financial instruments	9,358,836	3,765,492	12,359,845
Interest expense	(17,981)	(23,322)	(56,472)
Interest income	185,025	33,329	291,424

Total other income (expense)	8,636,931	3,675,499	11,533,136

NET LOSS	$(15,495,349)	$(6,578,331)	$(29,770,274)

OTHER COMPREHENSIVE LOSS

Unrealized loss on short-term investments	(1,075,400)		(1,075,400)
Realized loss on short-term investments, net of taxes,
reclassified from accumulated other comprehensive loss	837,850	-	837,850

COMPREHENSIVE LOSS	$(15,732,899)	$(6,578,331)	$(30,007,824)

BASIC AND DILUTED LOSS
PER COMMON SHARE	$(0.33)	$(0.25)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	47,215,783	26,489,850

See accompanying notes to the consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Balance at July 19, 2002 (Inception)		$-		$-	-	$-	$-	$-	$-	$-	$-	$-	$-

Issuance of initial founders' shares, September 9, 2002 net of subsequent cancellations					2,555,000								-

Common stock shares issued for cash:

Common stock issued for cash on November 5, 2002, at $.50 per share plus 8,000 warrants					8,000		4,000						4,000

Common stock issued for cash on November 21, 2002, at $.50 per share plus 21,000 warrants					21,000		10,500						10,500

Common stock shares issued for services rendered:

Common stock issued for services rendered, on September 10, 2002, at $0.472 per share					1,000,000		472,000						472,000

Common stock issued for services rendered, in November 5, 2002, at $0.50 per share, plus 8,500 warrants					8,500		4,250						4,250

Common stock issued for services rendered, on December 5, 2002, at $0.50 per share, plus 5,100 warrants					5,100		2,550						2,550

Net loss for the period July 19, 2002 (Inception) through December 31, 2002 (Restated, see Note 19)								(508,508)					(508,508)

Balance at December 31, 2002 (Restated, see Note 19)	-	-	-	-	3,597,600	-	493,300	(508,508)	-	-	-	-	(15,208)

Re-issuance of initial founders' shares, July 2003					1,455,000								-

Common stock shares issued for cash:

Common stock issued for cash on January 3, 2003, at $.50 per share plus 7,500 warrants	7,500	3,750	3,750

Common stock issued for cash on January 27, 2003, at $.50 per share plus 6,500 warrants	6,500	3,250	3,250

Common stock issued for cash on February 12, 2003, at $.50 per share plus 3,100 warrants	3,100	1,550	1,550

Common stock issued for cash on February 27, 2003, at $.50 per share plus 6,400 warrants	6,400	3,200	3,200

Common stock issued for cash on March 7, 2003, at $.50 per share plus 3,100 warrants	3,100	1,550	1,550

Common stock issued for cash on March 21, 2003, at $.50 per share plus 23,500 warrants	23,500	11,750	11,750

Common stock issued for cash on April 9, 2003, at $.50 per share plus 4,600 warrants	4,600	2,300	2,300

Common stock issued for cash on April 30, 2003, at $.50 per share plus 8,800 warrants	8,800	4,400	4,400

Common stock issued for cash on May 7, 2003, at $.50 per share plus 27,400 warrants	27,400	13,700	13,700

Common stock issued for cash on June 2, 2003, at $.50 per share plus 29,000 warrants	29,000	14,500	14,500

Common stock issued for cash on June 5, 2003, at $.50 per share plus 8,500 warrants	8,500	4,250	4,250

Common stock issued for cash on June 12, 2003, at $.50 per share plus 4,200 warrants	4,200	2,100	2,100

Common stock issued for cash on July 11, 2003, at $.50 per share plus 12,800 warrants	12,800	6,400	6,400

Common stock issued for cash on July 25, 2003, at $.50 per share plus 8,200 warrants	8,200	4,100	4,100

Common stock issued for cash on August 4, 2003, at $.50 per share plus 6,000 warrants	6,000	3,000	3,000

Common stock issued for cash on August 18, 2003, at $.50 per share plus 25,500 warrants	25,500	12,750	12,750

Common stock issued for cash on August 19, 2003, at $.50 per share plus 10,000 warrants	10,000	5,000	5,000

Common stock issued for cash on August 28, 2003, at $.50 per share plus 14,000 warrants	14,000	7,000	7,000

Common stock issued for cash on September 16, 2003, at $.50 per share plus 31,000 warrants	31,000	15,500	15,500

Common stock issued for cash on September 26, 2003, at $.50 per share plus 39,500 warrants	39,500	19,750	19,750

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on October 10, 2003, at $.50 per share plus 38,900 warrants					38,900		19,450						19,450

Common stock issued for cash on October 14, 2003, at $.50 per share plus 70,000 warrants					70,000		35,000						35,000

Common stock issued for cash on October 23, 2003, at $.50 per share plus 4,500 warrants					4,500		2,250						2,250

Common stock issued for cash on November 3, 2003, at $.50 per share plus 48,000 warrants					48,000		24,000						24,000

Common stock issued for cash on November 18, 2003, at $.50 per share plus 32,800 warrants					32,800		16,400						16,400

Common stock issued for cash on December 1, 2003, at $.50 per share plus 23,000 warrants					23,000		11,500						11,500

Common stock issued for cash on December 10, 2003, at $.50 per share plus 12,500 warrants					12,500		6,250						6,250

Common stock issued for cash on December 17, 2003, at $.50 per share plus 10,500 warrants					10,500		5,250						5,250

Stock subscriptions receivable, net										(14,340)			(14,340)

Net loss for the year ended December 31, 2003, (Restated, see Note 19)								(203,659)					(203,659)

Balance at December 31, 2003 (Restated, see Note 19)	-	-	-	-	5,572,400	-	753,200	(712,167)	-	(14,340)	-	-	26,693

Common stock shares issued for cash:

Common stock issued for cash on January 4, 2004, at $.50 per share plus 32,890 warrants					32,890		16,445						16,445

Common stock issued for cash on January 16, 2004, at $.50 per share plus 7,020 warrants					7,020		3,510						3,510

Common stock issued for cash on January 28, 2004, at $.50 per share plus 33,000 warrants					33,000		16,500						16,500

Common stock issued for cash on February 5, 2004, at $.50 per share plus 60,500 warrants					60,500		30,250						30,250

Common stock issued for cash on February 17, 2004, at $.50 per share plus 30,000 warrants					30,000		15,000						15,000

Common stock issued for cash on March 3, 2004, at $.50 per share plus 14,610 warrants					14,610		7,305						7,305

Common stock issued for cash on March 16, 2004, at $.50 per share plus 8,000 warrants					8,000		4,000						4,000

Common stock issued for cash on March 19, 2004, at $.50 per share plus 18,000 warrants					18,000		9,000						9,000

Common stock issued for cash on March 25, 2004, at $.50 per share plus 49,500 warrants					49,500		24,750						24,750

Common stock issued for cash on April 13, 2004, at $.50 per share plus 19,500 warrants					19,500		9,750						9,750

Common stock issued for cash on April 23, 2004, at $.50 per share plus 11,000 warrants					11,000		5,500						5,500

Common stock issued for cash on July 6, 2004, at $.50 per share plus 538,000 warrants					538,000		317,720						317,720

Common stock issued for cash on July 9, 2004, at $.50 per share plus 36,500 warrants					36,500		18,250						18,250

Common stock issued for cash on August 13, 2004, at $.50 per share plus 11,000 warrants					11,000		5,500						5,500

Common stock issued for cash on October 12, 2004, at $1.50 per share plus 43,000 warrants					43,000		64,500						64,500

Common stock issued for cash on October 14, 2004, at $1.00 per share plus 2,000 warrants					2,000		2,000						2,000

Common stock issued for cash on October 21, 2004, at $1.00 per share plus 3,125 warrants					3,125		3,125						3,125

Common Stock Shares issued for services rendered:

Common stock issued for services rendered on October 12, 2004, at $1.00 per share					545,000		545,000		(545,000)				-

Other:

Common stock issued in exchange for real estate on August 25, 2004 at $1.00 per share plus 500,000 warrants					500,000		500,000						500,000

Common stock issued in exchange for real estate on September 7, 2004 at $1.00 per share plus 150,000 warrants					150,000		150,000						150,000

Common stock issued as charitable contribution on October 12, 2004, at $1.00 per share					50,000		50,000						50,000

Common stock Initial Founder's shares cancelled on October 28, 2004					(250,000)		-						-

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

							(Restated)	Deficit	(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total
Stock subscriptions receivable, net										(74,240)			(74,240)

Net loss for the year ended December 31, 2004								(672,219)					(672,219)

Balance at December 31, 2004	-	-	-	-	7,485,045	-	2,551,305	(1,384,386)	(545,000)	(88,580)	-	-	533,339

Common stock shares issued for cash:

Common stock issued for cash on January 14, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

Common stock issued for cash on January 18, 2005, at $1.00 per share plus 10,000 warrants					10,000		10,000						10,000

Common stock issued for cash on March 2, 2005, at $1.00per share plus 25,980 warrants					25,980		25,980						25,980

Common stock issued for cash on March 29, 2005, at $1.00 per share					2,000		2,000						2,000

Common stock issued for cash on September 16, 2005, at $2.00 per share plus 11,500 warrants					11,500		23,000						23,000

Common stock issued for cash on October 5, 2005, at $2.00 per share plus 5,000 warrants					5,000		10,000						10,000

Common stock issued for cash on October 5, 2005, at $2.00 per share plus 11,500 warrants					11,500		23,000						23,000

Common stock issued for cash on November 2, 2005, at $2.00 per share plus 500 warrants					500		1,000						1,000

Common stock issued for cash on November 2, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

Common stock issued for cash on November 8, 2005, at $1.00 per share plus 22,000 warrants					22,000		22,000						22,000

Common stock issued for cash on November 9, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

Common stock issued for cash on November 18, 2005, at $2.00 per share plus 97,000 warrants					97,000		96,990						96,990

Common stock issued for cash on November 18, 2005, at $1.00 per share plus 16,000 warrants					16,000		32,000						32,000

Common stock issued for cash on November 22, 2005, at $1.00 per share plus 7,000 warrants					7,000		7,000						7,000

Common stock issued for cash on November 22, 2005, at $2.00 per share plus 24,835 warrants					24,835		49,670						49,670

Common stock issued for cash on November 23, 2005, at $2.00 per share plus 2,000 warrants					2,000		4,000						4,000

Common stock issued for cash on November 30, 2005, at $2.00 per share plus 5,000 warrants					5,000		10,000						10,000

Common stock issued for cash on November 30, 2005, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

Common stock issued for cash on December 2, 2005, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on December 2, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

Common stock issued for cash on December 6, 2005, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on December 7, 2005, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on December 7, 2005, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

Common stock issued for cash on December 8, 2005, at $2.00 per share plus 16,285 warrants					16,285		32,570						32,570

Common stock issued for cash on December 14, 2005, at $2.00 per share plus 26,850 warrants					26,850		53,700						53,700

Common stock issued for cash on December 16, 2005, at $1.00 per share plus 13,000 warrants					13,000		13,000						13,000

Common stock issued for cash on December 19, 2005, at $2.00 per share plus 46,000 warrants					46,000		92,000						92,000

Common stock issued for cash on December 28, 2005, at $2.00 per share plus 10,000 warrants					10,000		20,000						20,000

Common stock issued for cash on December 30, 2005, at $.70 per share plus 338,000 warrants					84,500		59,423						59,423

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on December 30, 2005, at $2.00 per share plus 6,500 warrants					6,500		13,000						13,000

Common stock issued for cash on December 30, 2005, at $1.02 per share plus 100,000 warrants					100,000		102,000						102,000

Common stock issued for cash on December 30, 2005, at $.65 per share plus 85,200 warrants					21,300		13,815						13,815

Common stock issued for cash on December 30, 2005, at $.65 per share plus 20,000 warrants					5,000		3,235						3,235

Common stock issued for cash on December 30, 2005, at $.73 per share plus 66,000 warrants					16,500		12,033						12,033

Common stock issued for cash on December 30, 2005, at $.36 per share plus 18,000 warrants					4,500		1,610						1,610

Common stock issued for cash on December 30, 2005, at $.64 per share plus 60,800 warrants					15,200		9,750						9,750

Common stock issued for cash on December 30, 2005, at $.99 per share plus 8,000 warrants					2,000		1,985						1,985

Common stock issued for cash on December 30, 2005, at $.70 per share plus 134,000 warrants					33,500		23,385						23,385

Common stock issued for cash on December 31, 2005, at $1.02 per share plus 26,705 warrants					26,705		61,362						61,362

Common Stock Shares issued for services rendered:

Common stock issued for services rendered on March 11, 2005, at $1.00 per share, plus 8,000 warrants					8,000		8,000						8,000

Common stock issued for services rendered on March 21, 2005, at $1.00 per share, plus 42,000 warrants					42,000		42,000						42,000

Common stock issued for services rendered on March 29, 2005, at $1.00 per share, plus 2,000 warrants					2,500		2,500						2,500

Common stock issued for services rendered on December 8, 2005, at $1.00 per share, plus 1,000 warrants					1,000		1,000						1,000

Other:

Common stock issued in exchange for real estate on January 18, 2005 at $1.00 per share plus 80,800 warrants					80,800		80,800						80,800

Common stock issued to Careful Sell Holdings, LLC to acquire technology with zero value on February 23, 2005					7,500,000								-

Common stock issued to Careful Sell Holdings, LLC to acquire technology with zero value on March 29, 2005					30,000,000								-

Common stock issued for payment of debts on March 11, 2005, at $1.00 per share plus 1,087 warrants					1,087		1,087						1,087

Stock subscriptions receiveable, net										10,398			10,398

Amortization of deferred compensation									109,000				109,000

Net loss for the year ended December 31, 2005								(1,291,169)					(1,291,169)

Balance at December 31, 2005	-	-	-	-	45,866,087	-	3,601,200	(2,675,555)	(436,000)	(78,182)	-	-	411,463

Common stock shares issued for cash:

Common stock issued for cash on January 9, 2006, at $1.18 per share plus 61,000 warrants					61,000		72,000						72,000

Common stock issued for cash on January 19, 2006, at $2.00 per share plus 3,000 warrants					3,000		6,000						6,000

Common stock issued for cash on January 23, 2006, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on January 26, 2006, at $2.00 per share plus 29,500 warrants					29,500		59,000						59,000

Common stock issued for cash on January 27, 2006, at $2.00 per share plus 11,100 warrants					11,100		22,200						22,200

Common stock issued for cash on January 31, 2006, at $2.00 per share plus 15,000 warrants					15,000		30,000						30,000

Common stock issued for cash on February 1, 2006, at $1.00 per share plus 2,000 warrants					2,000		2,000						2,000

Common stock issued for cash on February 2, 2006, at $2.00 per share plus 1,000 warrants					1,000		2,000						2,000

Common stock issued for cash on February 2, 2006, at $2.00 per share plus 6,000 warrants					1,500		3,000						3,000

Common stock issued for cash on February 6, 2006, at $2.00 per share plus 10,000 warrants					10,000		20,000						20,000

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on February 8, 2006, at $1.00 per share plus 100,000 warrants					100,000		100,000						100,000

Common stock issued for cash on February 9, 2006, at $.31 per share plus 52,000 warrants					26,000		8,125						8,125

Common stock issued for cash on February 10, 2006, at $1.00 per share plus 10,000 warrants					10,000		10,000						10,000

Common stock issued for cash on February 15, 2006, at $2.00 per share plus 15,000 warrants					15,000		30,000						30,000

Common stock issued for cash on February 16, 2006, at $1.00 per share plus 200,000 warrants					200,000		200,000						200,000

Common stock issued for cash on February 16, 2006, at $2.00 per share plus 10,000 warrants					10,000		20,000						20,000

Common stock issued for cash on February 17, 2006, at $1.02 per share plus 50,000 warrants					50,000		50,614						50,614

Common stock issued for cash on February 22, 2006, at $2.00 per share plus 2,000 warrants					2,000		4,000						4,000

Common stock issued for cash on February 28, 2006, at $1.00 per share plus 15,500 warrants					15,500		15,500						15,500

Common stock issued for cash on March 2, 2006, at $2.00 per share plus 15,000 warrants					15,000		30,000						30,000

Common stock issued for cash on March 13, 2006, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

Common stock issued for cash on March 16, 2006, at $1.00 per share plus 2,500 warrants					2,500		2,500						2,500

Common stock issued for cash on March 17, 2006, at $.36 per share plus 308,000 warrants					154,000		55,175						55,175

Common stock issued for cash on March 20, 2006, at $2.00 per share plus 11,800 warrants					11,800		23,600						23,600

Common stock issued for cash on April 5, 2006, at $2.00 per share plus 1,000 warrants					1,000		2,000						2,000

Common stock issued for cash on April 26, 2006, at $2.00 per share plus 8,000 warrants					8,000		16,000						16,000

Common stock issued for cash on May 4, 2006, at $2.00 per share plus 2,200 warrants					2,200		4,400						4,400

Common stock issued for cash on May 8, 2006, at $2.00 per share plus 500 warrants					500		1,000						1,000

Common stock issued for cash on May 10, 2006, at $2.00 per share plus 750 warrants					750		1,500						1,500

Common stock issued for cash on May 15, 2006, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on May 17, 2006, at $1.00 per share plus 600,000 warrants					600,000		600,000						600,000

Common stock issued for cash on May 20, 2006, at $.49 per share plus 10,000 warrants					6,436		3,148						3,148

Common stock issued for cash on May 22, 2006, at $1.00 per share plus 2,000 warrants					1,000		1,000						1,000

Common stock issued for cash on May 25, 2006, at $1.00 per share plus 8,000 warrants					8,000		16,000						16,000

Common stock issued for cash on May 30, 2006, at $2.00 per share plus 19,500 warrants					19,500		39,000						39,000

Common stock issued for cash on June 2, 2006, at $1.00 per share plus 11,800 warrants					11,800		11,800						11,800

Common stock issued for cash on June 7, 2006, at $2.00 per share plus 1,250 warrants					1,250		2,500						2,500

Common stock issued for cash on June 7, 2006, at $2.00 per share plus 15,000 warrants					15,000		14,990						14,990

Common stock issued for cash on June 12, 2006, at $.50 per share plus 50,000 warrants					25,000		12,485						12,485

Common stock issued for cash on June 22, 2006, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on June 23, 2006, at $1.00 per share plus 24,000 warrants					24,000		24,000						24,000

Common stock issued for cash on June 26, 2006, at $2.00 per share plus 1,900 warrants					1,900		3,800						3,800

Common stock issued for cash on July 6, 2006, at $2.00 per share plus 250 warrants					250		500						500

Common stock issued for cash on July 11, 2006, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on July 17, 2006, at $1.02 per share plus 872,000 warrants					436,000		445,000						445,000

Common stock issued for cash on July 27, 2006, at $2.00 per share plus 2,250 warrants					2,250		4,500						4,500

Common stock issued for cash on July 28, 2006, at $1.00 per share plus 10,000 warrants					10,000		10,000						10,000

Common stock issued for cash on August 4, 2006, at $2.00 per share plus 100,000 warrants					50,000		99,961						99,961

Common stock issued for cash on August 14, 2006, at $1.00 per share plus 160,000 warrants					160,000		160,000						160,000

Common stock issued for cash on August 14, 2006, at $2.00 per share plus 100,000 warrants					50,000		99,961						99,961

Common stock issued for cash on August 30, 2006, at $1.00 per share					3,200		3,200						3,200

Common stock issued for cash on September 13, 2006, at $1.00 per share plus 14,500 warrants					14,500		14,500						14,500

Common stock issued for cash on September 14, 2006, at $1.00 per share plus 50,000 warrants					50,000		50,000						50,000

Common stock issued for cash on September 14, 2006, at $.35 per share plus 863,200 warrants					431,600		288,207						288,207

Common stock issued for cash on September 15, 2006, at $1.00 per share plus 77,510 warrants					47,150		47,510						47,510

Common stock issued for cash on September 15, 2006, at $2.00 per share plus 1,600 warrants					1,600		3,200						3,200

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common Stock Shares issued for services rendered:

Common stock issued for services rendered, on September 22, 2006, at $1.04 per share plus 14,123 warrants					14,123		14,746						14,746

Common stock issued for services rendered to old GRC (shell)'s officer, on September 23, 2006, at $2.00 per share					25,000	25	49,975						50,000

Other:

Common stock issued in exchange for investment in real estate on September 18, 2006, at $2.00 per share, plus 22,500 warrants					22,500		45,000						45,000

Common stock issued for conversion of old GRC (shell)'s debt on September 26, 2006, at approximately $0.05 per share					2,681,837	2,682	118,000						120,682

Stock subscriptions receiveable, net										(582,511)			(582,511)

Reclass deferred compensation due to adoption of SFAS 123(R)							(436,000)		436,000				-

Amortization of deferred compensation							109,000						109,000

Effect of reverse merger September 22, 2006					72,241	48,761	(169,444)						(120,683)

Common and Preferred Stock A issued for merger with Mobilestream Oil, Inc. on December 31, 2006, at $0.26 per share plus 27,205,867 warrants	35,236,188	35,236			11,145,255	11,145	3,310,274	(10,498)					3,346,157

Cancellation of shares for merger with Mobilestream, Inc. on November 28, 2006					(37,500,000)	(37,500)	37,500						-

Reclassification of derivative liability on warrants							(16,139,529)						(16,139,529)

Net loss for the year ended December 31, 2006								(5,010,541)					(5,010,541)

Balance at December 31, 2006	35,236,188	35,236	-	-	(25,113,329)	25,113	(6,648,402)	(7,696,594)	-	(660,693)	-	-	(14,945,340)

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)	Deficit	(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock shares issued for cash :

Common stock issued for cash on January 29, 2007, at $0.30 per share					8,000	8	2,392						2,400

Common stock issued for cash on February 2, 2007, at $0.30 per share					3,500	4	1,046						1,050

Common stock issued for cash on February 21, 2007, at $0.30 per share					6,000	6	1,794						1,800

Common stock issued for cash on March 7, 2007, at $1.08 per share					186,822	187	201,156						201,343

Common stock issued for cash from April 2, 2007, at $0.32 per share					88,800	89	28,327						28,416

Common stock issued for cash from April 23, 2007, at $0.32 per share					66,500	67	21,213						21,280

Common stock issued for cash from April 30, 2007, at $0.32 per share					47,500	48	15,152						15,200

Common stock issued for cash from May 7, 2007, at $0.32 per share					9,100	9	2,903						2,912

Common stock issued for cash from May 14, 2007, at $0.32 per share					39,900	40	12,728						12,768

Common stock issued for cash from May 21, 2007, at $0.32 per share					56,588	57	18,051						18,108

Common stock issued for cash from May 29, 2007, at $0.32 per share					39,000	39	12,441						12,480

Common stock issued for cash from June 4, 2007, at $0.32 per share					19,873	20	6,339						6,359

Common stock issued for cash from June 11, 2007, at $0.32 per share					113,703	114	34,621						34,735

Common stock issued for cash from June 25, 2007, at $0.32 per share					18,600	19	5,933						5,952

Common stock issued for cash on October 25, 2007, at $2.00 per share					2,500	2	4,998						5,000

Common stock issued for cash on December 20, 2007, at $1.00 per share plus 625,000 warrants					1,000,000	1,000	999,000						1,000,000

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common Stock Shares issued for services rendered:

Common stock issued for services rendered, on March 19, 2007, at $1.00 per share					5,000	5	4,995						5,000

Common stock issued for services rendered, on March 19, 2007, at $0.50 per share					20,000	20	9,980						10,000

Common stock issued for services rendered, on March 20, 2007, at $0.50 per share					11,000	11	10,989						11,000

Common stock issued to employee for services rendered, on April 20, 2007, at $1.38 per share					250,000	250	344,750						345,000

Common stock issued for services rendered, on May 30, 2007, at $1.05 per share					3,417	3	3,301						3,304

Common stock issued to employee for services rendered, on June 1, 2007, at $1.36 per share					194,500	195	264,325						264,520

Common stock issued for services rendered, on July 9, 2007, at $1.00 per share					4,700	4	4,696						4,700

Common stock issued for services rendered, on July 18, 2007, at $0.80 per share					37,500	37	29,963						30,000

Common stock issued to employee for services rendered, on August 1, 2007, at $4.43 per share					100,000	100	442,900						443,000

Common stock issued to employee for services rendered, on August 19, 2007, at $4.50 per share					250,000	250	1,124,750						1,125,000

Common stock issued for services rendered, on August 30, 2007, at $2.27 per share					3,745	3	8,497						8,500

Common stock issued for services rendered, on August 30, 2007, at $0.69 per share					30,041	30	20,698						20,728

Common stock issued for services rendered, on August 31, 2007, at $3.41per share					1,000	1	3,409						3,410

Common stock issued for services rendered, on August 31, 2007, at $3.41 per share					10,000	10	34,090						34,100

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services to be performed, service valued on August 31, 2007, at $3.41 per share					350,000	350	1,193,150						1,193,500

Common stock issued for services to be performed, service valued on September 14, 2007, at $2.29 per share					150,000	150	343,350						343,500

Common stock issued to employee for services rendered, on October 1, 2007, at $2.60 per share					300,000	300	779,700						780,000

Common stock issued for services to be performed, service valued on October 02, 2007, at $2.47 per share					350,000	350	864,150						864,500

Common stock issued for services to be performed, service valued on October 02, 2007, at $2.40 per share					75,000	75	179,926						180,001

Common stock issued for services rendered, on October 9, 2007, at $2.69 per share					47,579	47	127,703						127,750

Common stock issued to employee for services rendered, on October 22, 2007, at $1.86 per share					50,000	50	92,950						93,000

Common stock issued for services rendered, on October 29, 2007, at $2.25 per share					150,000	150	337,350						337,500

Common stock issued for services rendered, on November 9, 2007, at $3.23 per share					130,000	130	419,770						419,900

Common stock issued for services rendered, on November 19, 2007, at $3.50 per share					50,000	50	174,950						175,000

Common stock issued for services rendered, on November 26, 2007, at $3.01 per share					30,000	30	90,270						90,300

Common stock issued for services rendered, on December 3, 2007, at $2.00 per share					45,094	45	89,955						90,000

Common stock issued for services rendered, on December 4, 2007, at $3.15 per share					50,000	50	157,450						157,500

Common stock issued for services rendered, on December 11, 2007, at $2.50 per share					200,000	200	499,800						500,000

Common stock issued for services rendered, on December 17, 2007, at $1.446 per share					400,000	400	578,052						578,452

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on December 17, 2007, at $2.50 per share					100,000	100	249,900						250,000

Common stock issued for services rendered, on December 18, 2007, at $3.02 per share					50,000	50	150,950						151,000

Common stock issued for services rendered, on December 21, 2007, at $3.00 per share					40,000	40	119,960						120,000

Common stock issued for services rendered, on December 27, 2007, at $3.10 per share					50,000	50	154,950						155,000

Other:

Preferred Stock B Shares issued for settlement of services			1,000	1			399,999						400,000

Treasury stock, purchased from former officer on May 17, 2007, at $.70 per share					(94,961)						(66,473)		(66,473)

Stock subscriptions receiveable, net										475,000			475,000

Amortization of deferred compensation							109,000						109,000

Reclassification of derivative liability into additional paid in capital due to cancellation of warrants							2,187,850						2,187,850

Net loss for the year ended December 31, 2007 (Restated, see Note 20)								(6,578,331)					(6,578,331)

Balance at December 31, 2007 (Restated, see Note 20)	35,236,188	35,236	1,000	1	30,263,330	30,358	6,328,170	(14,274,925)	-	(185,693)	(66,473)	-	(8,133,326)

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock shares issued for cash :

Common stock issued for cash on February 19, 2008, at $2.00 per share					17,000	17	33,983						34,000

Common stock issued for cash on March 5, 2008, at $1.61 per share					31,057	31	49,969						50,000

Common stock issued for cash on March 18, 2008, at $1.00 per share, plus 850,669 warrants					850,669	851	849,818						850,669

Common stock issued for cash on March 26, 2008, at $1.00 per share, plus 1,138,500 warrants					1,138,500	1,138	1,137,362						1,138,500

Common stock issued for cash on March 26, 2008, at $1.18 per share					9,000	9	10,611						10,620

Common stock issued for cash on April 1, 2008, at $1.00 per share, plus 3,387,980 warrants					3,387,980	3,388	3,384,593						3,387,981

Common stock issued for cash on April 11, 2008, at $1.11 per share, plus 1,929,775 warrants					1,929,775	1,930	2,148,662						2,150,592

Common stock issued for cash on April 25, 2008, at $1.19 per share, plus 1,487,139 warrants					1,487,139	1,487	1,771,366						1,772,853

Common stock issued for cash on May 15, 2008, at $1.10 per share plus 39,100 warrants					39,100	39	42,891						42,930

Common stock issued for cash on June 12, 2008, at $1.00 per share, plus 236,909 warrants					236,909	237	236,672						236,909

Common stock issued for cash on June 23, 2008, at $1.00 per share					250,000	250	249,750						250,000

Common stock issued for cash on July 1, 2008, at $1.00 per share, plus 391,730 warrants					391,730	392	391,338						391,730

Common stock issued for cash on July 21, 2008, at $1.00 per share, plus 73,480 warrants					73,480	73	73,407						73,480

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on August 21, 2008, at $.88 per share					10,000	10	8,740						8,750

Common stock issued for cash on September 4, 2008, at $1.04 per share					13,867	14	14,384						14,398

Common stock issued for cash on September 29, 2008, at $1.00 per share					1,723,844	1,724	1,722,120						1,723,844

Common stock issued for cash on October 7, 2008, at $1.00 per share					497,375	497	496,878						497,375

Common stock issued for cash on October 7, 2008, at $1.00 per share					7,500	8	7,492						7,500

Common stock issued for cash on October 10, 2008, at $1.00 per share					10,000	10	9,990						10,000

Common stock issued for cash on October 15, 2008, at $1.00 per share, plus 2,500 warrants					241,000	241	240,359						240,600

Common stock issued on December 16, 2008, at $0 per share					850,000	850	1,089						1,939

Common stock shares issued for services rendered:

Common stock issued for services rendered, on February 1, 2008, at $2.95 per share					100,000	100	294,900						295,000

Common stock issued for services rendered, on February 6, 2008, at $2.63 per share					150,000	150	394,350						394,500

Common stock issued for services rendered, on February 13, 2008, at $2.39 per share					12,500	13	29,862						29,875

Common stock issued for services rendered, on February 15, 2008, at $2.42 per share					20,000	20	48,380						48,400

Common stock issued for services rendered, on February 28, 2008, at $2.15 per share					25,000	25	53,725						53,750

Common stock issued for services rendered, on February 29, 2008, at $2.19 per share					175,000	175	383,075						383,250

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on March 14, 2008, at $2.10 per share					5,000	5	10,495						10,500

Common stock issued for services rendered, on March 18, 2008, at $1.60 per share					30,000	30	47,970						48,000

Common stock issued for services rendered, on March 19, 2008, at $1.60 per share					20,000	20	31,980						32,000

Common stock issued for services rendered, on March 31, 2008, at $1.90 per share					350,000	350	664,650						665,000

Common stock issued for services rendered, on April 1, 2008, at $1.95 per share					70,000	70	136,430						136,500

Common stock issued for penalty, on April 2, 2008, at $1.84 per share					50,000	50	91,950						92,000

Common stock issued for services rendered, on April 4, 2008, at $1.90 per share					20,000	20	37,980						38,000

Common stock issued for services rendered, on April 4, 2008, at $1.90 per share					1,066,666	1,067	2,025,598						2,026,665

Common stock issued for services rendered, on April 14, 2008, at $3.05 per share					150,000	150	457,350						457,500

Common stock issued for services rendered, on April 29, 2008, at $3.07 per share					883,333	883	2,710,950						2,711,833

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on May 7, 2008, at $2.55 per share					1,000,000	1,000	2,549,000						2,550,000

Common stock issued for services rendered, on May 12, 2008, at $2.65 per share					20,000	20	52,980						53,000

Common stock issued for services rendered, on May 13, 2008, at $2.79 per share					50,000	50	139,450						139,500

Common stock issued for services rendered, on June 3, 2008, at $2.10 per share					150,000	150	314,850						315,000

Common stock issued for services rendered, on June 11, 2008, at $2.25 per share					88,750	89	199,599						199,688

Common stock issued for services rendered, on June 13, 2008, at $2.25 per share					125,000	125	281,125						281,250

Common stock issued for penalty to "POOF", on June 30, 2008, at $2.09 per share					650,000	650	1,357,850						1,358,500

Common stock issued for services rendered, on July 14, 2008, at $1.66 per share					200,000	200	331,800						332,000

Common stock issued for services rendered, on July 25, 2008, at $1.40 per share					75,000	75	104,925						105,000

Common stock issued for services rendered, on August 8, 2008, at $1.03 per share					75,000	75	77,175						77,250

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on August 25, 2008, at $1.25 per share					6,000	6	7,494						7,500

Common stock issued for services rendered, on September 8, 2008, at $.96 per share					1,500,000	1,500	1,438,500						1,440,000

Common stock issued for services rendered, on October 7, 2008, at $1.49 per share					100,000	100	148,900						149,000

Common stock issued for services rendered, on October 15, 2008, at $1.25 per share					60,000	60	74,940						75,000

Common stock issued for services rendered, on October 20, 2008, at $1.50 per share					125,000	125	187,375						187,500

Common stock issued for services rendered, on October 24, 2008, at $1.37 per share					100,000	100	136,900						137,000

Common stock issued for services rendered, on October 31, 2008, at $1.55 per share, plus 300,000 warrants					150,000	150	232,350						232,500

Common stock issued for services rendered, on December 16, 2008, at $1.35 per share					12,600	13	16,997						17,010

Common stock issued for services rendered, on December 18, 2008, at $1.08 per share					100,000	100	107,900						108,000

Common stock issued to employees for services rendered, on June 26, 2008, at $2.08 per share					7,500	8	16,632						16,640

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock warrants and option activity:

Common Stock Warrants issued for services (BOD) on February 7, 2008, at $2.43 per share (6,000 warrants)							21,870						21,870

Common Stock Warrants issued for services (BOD) on May 21, 2008, at $2.47 per share (9,000 warrants)							14,795						14,795

Common Stock Warrants issued for services (BOD) on September 23, 2008, at $2.25 per share (25,000 warrants)							50,000						50,000

Common Stock Warrants issued for services (BOD) on November 13, 2008, at $1.35 per share (20,000 warrants)							24,600						24,600

Common Stock Warrants issued for services to non-employee on September 3, 2008, at $2.75 per share (76,500 warrants)							78,030						78,030

Common Stock Warrants issued for services to non-employee on October 1, 2008, at $1.36 per share (300,000 warrants)							102,285						102,285

Common Stock Warrants exercised cashless by Nutmeg/Black Diamond on April 2, 2008, at $1.84 per share					58,478	58	(58)						-

Common Stock Warrants exercised cashless by Nutmeg/Black Diamond on April 2, 2008, at $1.84 per share					66,011	66	(66)						-

Common Stock Warrants exercised cashless by POOF on July 3, 2008, at $1.42 per share					325,957	326	(326)						-

Common Stock Options issued to employee on October 1, 2008, at fair value of $1.04 per share							1,040,000						1,040,000

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Other:

Preferred stock B - converted to common stock on April 8, 2008			(1,000)	(1)	206,559	207	(206)

Preferred stock A - converted by former officer into common stock on June 25, 2008	(1,791,064)	(1,791)			895,532	895	896						-

Preferred stock A - converted by former officer into common stock on August 13, 2008	(33,440,124)	(33,440)			16,720,062	16,720	16,720						-

Treasury stock, purchased from former officer on August 13, 2008, for $.25 per share					(6,600,000)						(1,650,000)		(1,650,000)

Stock subscription receivable, net							(130,518)			185,693			55,175

Record other comprehensive loss - net unrealized gain /(loss) on short-term investments:
Other comprehensive loss - net unrealized loss recorded at June 30, 2008												(142,312)	(142,312)
Other comprehensive loss - net unrealized loss recorded at September 30, 2008												(819,015)	(819,015)
Other comprehensive loss - net unrealized loss recorded at December 31,2008												(114,073)	(114,073)
Reclassification of unrealized loss deemed to be other than temporary												837,850	837,850

Amortization and write-off of deferred compensation							218,000						218,000

Net loss for the year ended December 31, 2008								(15,495,349)					(15,495,349)

Balance at December 31, 2008	5,000	$5	-	$-	62,854,203	$69,549	$35,842,053	$(29,770,274)	$-	$-	$(1,716,473)	$(237,550)	$4,187,310

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Cash Flows
			July 19, 2002
	For The Years Ended		(Inception)
	December 31,	December 31,	to
	2008	2007	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES		(Restated)	(Restated)
Net loss	$(15,495,349)	$(6,578,331)	$(29,770,274)

Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	98,909	93,864	281,853
Preferred stock issued for services	-	400,000	400,000
Common stock issued for services	12,973,550	6,333,664	20,872,821
Amortization of prepaid common stock issued for services	2,616,667	773,458	3,390,125
Common stock warrants and options issued for services	1,331,579	-	1,331,579
Amortization of deferred compensation	218,000	109,000	545,000
Loss on sale of property and equipment	7,181	11,774	18,955
Loss on sale of real estate and forfeiture of deposit	-	100,000	212,936
Change in fair value of derivative financial instruments	(9,358,836)	(3,765,492)	(12,359,845)
Other than temporary losses on short-term investments	837,850	-	837,850
Common stock issued as charitable contribution	-	-	50,000

Changes in assets and liabilities:
Prepaid services	(85,000)	-	(85,000)
Deposits	(48,866)	(29,860)	(278,727)
Prepaid patent costs	(240,622)	(143,063)	(383,685)
Accounts payable and accrued liabilities	769,901	5,541	1,091,918
Severance payable	1,200,000	-	1,200,000

Total adjustments	10,320,313	3,888,886	17,225,781

Net cash used in operating activities	(5,175,036)	(2,689,445)	(12,544,493)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment - equipment & machinery	(138,743)	(24,033)	(591,979)
Purchase of property and equipment - construction-in-progress	(930,079)	-	(930,079)
Proceeds from sale of property and equipment	10,000	34,200	44,200
Proceeds from sale of real estate	-	-	617,864
Purchase of short-term investments	(4,586,334)	-	(4,586,334)
Proceeds from sale of short-term investments	953,660	-	953,660

Net cash provided by (used in) investing activities	(4,691,496)	10,167	(4,492,668)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	12,892,731	1,168,462	21,002,175
Proceeds from stock subscription receivable	55,175	475,000	(130,518)
Proceeds from (repayment of) officer's loan	(150,000)	150,000	-
Purchase of treasury stock	(1,650,000)	(66,473)	(1,716,473)
Repayment of loans payable	(48,069)	(37,288)	(104,293)

Net cash provided by financing activities	11,099,837	1,689,701	19,050,891

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,233,305	(989,577)	2,013,730

CASH AND CASH EQUIVALENTS
- BEGINNING OF PERIOD	780,425	1,770,002	-

CASH AND CASH EQUIVALENTS
- END OF PERIOD	$2,013,730	$780,425	$2,013,730

SUPPLEMENTAL DISCLOSURES:
CASH ACTIVITIES:
Interest paid	$17,981	$22,134	$58,858

NON-CASH ACTIVITIES (see Note 18)

See accompanying notes to the consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Global Resource Corporation's ("GRC" or the "Company") business plan is to research, develop and market the business of decomposing petroleum-based materials by subjecting them to a fixed-frequency microwave radiation (the "Technology") at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits and waste oil streams.

The Company's business goals for exploitation of the Technology are as follows:

  1)   The design, manufacture and sale of machinery and equipment units, embodying the Technology.
  2)   The ownership and operation of plants to use the Technology in conjunction with other investors.
  3)   The formation of joint venture relationships with established companies.

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".  The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and resources in bringing its product to the market and the raising of capital. The Company has not commenced any commercial operations as of December 31, 2008.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC")

Prior to September 22, 2006, GRC was a shell company ("old GRC (shell)").

On September 22, 2006, the old GRC (shell) completed the acquisition of Carbon Recovery Corporation ("CRC"), a New Jersey corporation formed on July 19, 2002, pursuant to a July 2006 plan and agreement of reorganization ("July 2006 CRC Acquisition Agreement").  See Recapitalization Transaction described below.

On December 31, 2006, the Company completed the acquisition of Mobilestream Oil, Inc. ("Mobilestream") in a transaction deemed to be a merger of entities under common control.  See Mobilestream Transaction described below.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION  (CONTINUED)

Recapitalization Transaction

Each of the foregoing transactions changed the reporting entity of the Company.  As a result of the CRC transaction, the Company's reporting reflected the historical accounts of CRC.  Subsequently, as a result of the Mobilestream transaction, the Company's financial statements were combined with Mobilestream on an "as-if" pooling basis since the date common control was established. As a result of a February 2006 recapitalization transaction between Mobilestream, legal acquirer, and PSO Enterprises, Inc. ("PSO") (surviving corporation of a January 2006 merger with a related party, Careful Sell Holdings, LLC ("Careful Sell"), accounting acquirer, common control was established at February 17, 2005, the inception date of Careful Sell.

Pursuant to the July 2006 CRC Acquisition agreement which was effectuated on September 22, 2006, the old GRC (shell) assumed certain specified liabilities of CRC and  issued 48,688,996 shares of its common stock (including 37,500,000 shares representing Mobilestream's ownership of the identical number of shares of CRC common stock) to CRC for substantially all of the assets of CRC.  The assets of CRC, which were carried at a book value of zero, included an exclusive license from Mobilestream to exploit the patent pending application for the use of the Technology.  As part of the transaction, in exchange for CRC's 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants, old GRC (shell) issued to the holders thereof  an identical number (and classes) of warrants.  The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00.  See Note 11 for further discussion of the accounting for the warrants.

The above transaction has been accounted for as a reverse merger (recapitalization) with CRC being deemed the accounting acquirer and old GRC (shell) being deemed the legal acquirer.  No goodwill has been recognized since old GRC (shell) was a shell company.  Accordingly, the historical financial information presented in the accompanying consolidated financial statements is that of CRC as adjusted to give effect to any difference in the par value of the legal acquirer's and the accounting acquirer's stock with an offset to additional paid-in capital.  The historical basis of the assets and liabilities of CRC, the accounting acquirer, have been carried over in the recapitalization.

Net liabilities of old GRC (shell) as of September 22, 2006 were as follows:

Intangible asset	$-

Liabilities:
Convertible debenture with accrued interest	120,683

Total net liabilities	$120,683

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

Mobilestream Transaction

On December 31, 2006, the Company acquired the assets of Mobilestream pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Acquisition Agreement") between the Company and Mobilestream. At the time of the Mobilestream Transaction, Frank Pringle ("Pringle"), our former Chief Executive Officer owned approximately 86% of all the issued and outstanding shares of Mobilestream.  The Mobilestream assets acquired consisted of (i) the then four patents pending for the Technology carried at a book value of zero, (ii) approximately $1,678,000 of cash and (iii) approximately $149,000 of fixed assets.  Mobilestream also owned 37,500,000 shares of the Company's common stock which was cancelled as part of the transaction.  The Company issued 11,145,225 shares of its Common Stock to Mobilestream and 35,236,188 shares of its 2006 Series of Convertible Preferred Stock (or "Preferred Stock A") to the holder of the 2006 series of convertible preferred stock of Mobilestream.  Lastly, the Company issued to Mobilestream 27,205,867 common stock purchase warrants (the "Mobilestream Warrants") to purchase shares of its common stock on the basis of one Mobilestream Warrant for each three shares of either Mobilestream common stock or preferred stock, exercisable at $4.75 per share.  See Note 11 for further discussion of the Mobilestream Warrants.  The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical cost in accordance with SFAS No. 141, "Business Combinations, (paragraphs D11-D18), Transactions between Entities under Common Control".

Careful Sell

Careful Sell was a Delaware limited liability company formed and managed by Pringle, the Company's former Chief Executive Officer.  Pringle and his spouse, a former director of the Company, owned all of the limited liability interests of Careful Sell.  Careful Sell was the owner of all rights to the inventions of Pringle.  In February 2005, CRC formalized a prior intended agreement with Careful Sell ("February 2005 Agreement").  The February 2005 Agreement transferred to CRC, the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products which may be processed utilizing the inventions.  As consideration, CRC issued Careful Sell 37,500,000 shares of its common stock.  The February 2005 Agreement superseded a prior agreement not formalized between CRC and the managing members of Careful Sell in 2002.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of GRC and its wholly-owned subsidiaries, Global Scientific Corporation and Global Heavy Oil Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

At December 31, 2008, the Company maintained cash and cash equivalent balances at four financial institutions, each of which is insured for up to $250,000 by the Federal Deposit Insurance Corporation through December 31, 2013.  At December 31, 2008 the Company's uninsured cash and cash equivalent balances total approximately $1,242,000.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expensed all costs incurred in connection with the start-up and organization of the Company.

Short-term Investments

Cash in excess of operating requirements is invested in marketable debt and equity securities, all of which are classified as available for sale, and are carried at their fair value.  The unrealized gains or losses on these investments, which are deemed to be temporary in nature are recorded as part of accumulated other comprehensive income (loss), are included in the consolidated statements of stockholders' equity. Realized gains or loss and declines in value judged to be other-than-temporary on these investments are recognized as realized gains or losses in the consolidated statements of operations and comprehensive loss.  As of December 31, 2008, the Company has reclassified a significant amount of unrealized losses from the consolidated statement of stockholders' equity to the consolidated statement of operations and comprehensive loss as realized losses due to the probability that the Company may not get any new significant inflows of cash, and accordingly will have to liquidate almost all of the short-term investments within the next twelve months (see Note 16 and Note 17).

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company computes depreciation and amortization using the straight-line method over the estimated useful lives of the assets acquired as follows:

Testing equipment	5 - 7 years
Vehicles	3 - 5 years
Office and computer equipment	3 - 5 years
Leasehold improvements	3 years
Phone equipment - Capital lease	3 years

Construction-in-progress consists of a commercial prototype machine currently under construction.  Upon completion, this prototype machine will be used to demonstrate the capabilities of the Technology.

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations.  Repairs and maintenance that do not extend the useful lives of the related assets are expensed as incurred.

Long-lived Assets

In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", property and equipment and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable.  The Company assesses an asset for impairment based on estimated future cash flows from the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carry amount of the asset exceeds the fair value of the assets.

Patents

Legal fees associated with patents, which are expected to be issued, are recorded as prepaid patent costs on the accompanying consolidated balance sheets.  Upon approval by the relevant patent office, the prepaid patent costs will be reclassified to an intangible asset, and amortized over the expected life of the patent.  The value of the patent(s) will be reviewed each year for possible impairment and expensed in the year it is determined that a write-down in the value of the patent is required.  Prepaid patent costs associated with patents which are not approved or abandoned are expensed in the period in which such patents are not approved.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Costs

The Company complies with the accounting and reporting requirements of SFAS No. 2, "Accounting for Research and Development Costs (as amended)".  Research and development ("R & D") costs consist of all activities associated with the development and enhancement of products using the Company's microwave Technology.  R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our Technology.   R & D costs are expensed when incurred.   The amounts charged to operations for the years ended December 31, 2008 and 2007, and for the cumulative period July 19, 2002 (inception) to December 31, 2008 were $871,622, $222,530 and $1,281,039, respectively.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R, "Share-Based Payment," requiring the expense recognition of the estimated fair value of all share-based payments issued to employees. Prior to this, the estimated fair value associated with such awards was not recorded as an expense, but rather was disclosed in a footnote to the Company's consolidated financial statements. The compensation cost associated with these awards is recorded as an expense within the same functional expense category as cash compensation for the respective grantee. No tax benefit has been recognized with respect to this expense.

The valuation of employee stock options and warrants is an inherently subjective process since market values are generally not available for long-term, non-transferable employee stock options and warrants. Accordingly, an option pricing model is utilized to derive an estimated fair value. In calculating the estimated fair value of its stock options and warrants, the Company used a Black-Scholes pricing model which requires the consideration of the following seven variables for purposes of estimating fair value:

●	the stock option or warrant exercise price,
●	the expected term of the option or warrant,
●	the grant date fair value of our common stock, which is issuable upon exercise of the option or warrant,
●	the expected volatility of our common stock,
●	expected dividends on our common stock (we do not anticipate paying dividends for the foreseeable future),
●	the risk free interest rate for the expected option or warrant term, and
●	the expected forfeiture rate

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (continued)

Of the variables above, the selection of an expected term and expected stock price volatility are the most subjective. Our estimate of the expected term for options and warrants awarded in the year ended December 31, 2008 was between six-months and five years and was derived based on the weighted average of the sum of the vesting term and the original contract term at the date of issuance. In estimating its stock price volatility, the Company analyzed its historic volatility for a period equal to the expected term of its stock options and warrants awarded for the year ended December 31, 2008, by reference to actual stock prices during this period and calculated an estimated volatility between 117% to 159%.  The Company believes that each of these estimates, including both expected term and volatility, is reasonable in light of the data it has analyzed. However, as with any estimate, the ultimate accuracy of these estimates is only verifiable over time. The specific valuation assumptions noted above were applied to stock options and warrants that the Company granted subsequent to its adoption of SFAS No. 123R. The Company expects that share-based compensation expense will continue to have a material impact on its financial results for all subsequent fiscal years.

Prior to January 1, 2006, the Company accounted for its stock-based compensation using the intrinsic value method of accounting under the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". The Company's stock-based compensation awards have generally been granted with an exercise price equal to the estimated fair value of the underlying common stock on the grant date, and accordingly, any stock-based compensation related to stock option grants was not material under APB No. 25. The Company applied the disclosure provisions under SFAS No. 123, "Accounting for Stock-Based Compensation" and related interpretations as if the fair value had been applied in measuring compensation expense.

The effect on the Company's net loss as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the cumulative period July 19, 2002 (inception) to December 31, 2008 was not material.

On January 1, 2006, the Company adopted the provisions of SFAS No. 123R using the modified prospective transition method. The total expense associated with stock-based employee compensation was approximately $1,040,000 for the year ended December 31, 2008, and for the period July 19, 2002 (inception) to December 31, 2008.  There was no expense associated with stock-based employee compensation for the year ended December 31, 2007.

For non-employees, stock grants and stock issued for services are valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of stock at the date the agreement is reached, whichever is more readily determinable.  Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement is reached.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock

The Company complies with the accounting and reporting requirements of SFAS No. 128, "Earnings Per Share".   Basic loss per share is calculated by dividing net loss attributable to common shares by the weighted average number of outstanding common shares for the period.  Diluted earnings per common share includes dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants and the conversion of convertible preferred stock.

Unexercised common stock options and warrants to purchase common stock, and preferred stock convertible into common stock as of December 31, 2008 and 2007 respectively, are as follows:

	2008	2007
Options	5,200,000	200,000

Warrants	21,425,795	12,329,013

Convertible preferred stock	2,500	17,822,153

Total	26,628,295	30,351,166

The foregoing common stock equivalents were excluded from the calculation of diluted net loss per common share because their inclusion would have been anti-dilutive as of December 31, 2008 and 2007.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized (see Note 7).

The Company also complies with the provisions of the Financial Accounting Standards Interpretation  ("FIN")No. 48 "Accounting for Uncertainty in Income Taxes".  FIN No. 48 prescribes a recognition threshold and measurements process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return.  FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions.  The Company adopted FIN No. 48 effective January 1, 2007 and its adoption did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

The Company accounts for financial instruments that are indexed to and potentially settled in its own stock in accordance with the provisions of Emerging Issues Task Force ("EITF") No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in  a Company's Own Stock".  These financial instruments include freestanding warrants and options to purchase the Company's common stock.   Under certain circumstances that would require the Company to settle these equity items in cash, and without regard to probability, EITF No. 00-19 would require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting date, with such adjustments reflected in the Company's consolidated statements of operations and comprehensive loss.

Fair Value Measurements

On January 1, 2008, the Company adopted SFAS No. 157 "Fair Value Measurements".  SFAS No. 157 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements.  SFAS No. 157's valuation techniques are based on observable and unobservable inputs.  Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions.  SFAS No. 157 classifies these inputs into the following hierarchy:

●	Level 1 Inputs - Quoted prices for identical instruments in active markets
●
Level 2 Inputs - Quoted prices for similar instruments in active markets; quoted prices for  identical or similar instruments in markets that are not active; and model-derived valuation whose inputs are observable or whose significant value drivers are observable

●	Level 3 Inputs - Instruments with primarily unobservable value drivers

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141R (revised 2007), "Business Combinations", which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for use beginning January 1, 2009 and will apply prospectively to business combinations completed on or after that date.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51", which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for the Company beginning January 1, 2009.  The adoption of SFAS No. 160 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

On April 9, 2009, the FASB issued FASB Staff Position ("FSP") FAS 107-1, "Interim Disclosures about FairValue of Financial Instruments". FSP FAS 107-1 amends SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP FAS 107-1 also amends APB No. 28, "Interim Financial Reporting", to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP if certain requirements are met. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The Company expects to adopt this FSP for the quarter ending June 30, 2009 and does not expect the adoption of this FSP to have a material impact on its consolidated financial statements.

On April 9, 2009, the FASB issued FSP FAS 157-4, "Determining Fair Value Whenthe Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly". FSP FAS 157-4 affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction; clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active; and eliminates the proposed presumption that all transactions are distressed (not orderly) unless proven otherwise. The FSP instead requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. In addition, FSP FAS 157-4 requires an entity to disclose a change in valuation technique (and the related inputs) resulting from the application of the FSP and to quantify its effects, if practicable. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 if certain requirements are met. It must be applied prospectively and retrospective application is not permitted. The Company expects to adopt this FSP for the quarter ending June 30, 2009 and does not expect the adoption of FSP FAS 157-4 to have a material impact on its consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

On April 9, 2009, the FASB issued FSP FAS 115-2 and FSP FAS 124-2 "Recognition and Presentation of Other-Than-Temporary Impairments." This FSP is intended to bring consistency to the timing of impairment recognition, and provide improved disclosures about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. The FSP also requires increased and more timely disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. If an entity elects to adopt early either FSP FAS 157-4, or FSP FAS 107-1 and APB 28-1, the entity also is required to adopt early this FSP. Additionally, if an entity elects to adopt early this FSP, it is required to adopt FSP FAS 157-4.

This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption.

Reclassifications

Certain amounts for the year ended December 31, 2007 have been reclassified in the comparative consolidated financial statements to be comparable to the presentation for the year ended December 31, 2008.   These reclassifications, along with certain income adjustments, are further described in Note 20.

NOTE 3 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred substantial net losses in the amount of $15,495,349 and $6,578,311 for the years ended December 31, 2008 and 2007, respectively, and $29,770,274 for the cumulative period from July 19, 2002 (inception) to December 31, 2008. The Company also had negative cash flows from its operations in the amount of $5,175,036, $2,689,445, and $12,544,493 for the years ended December 31, 2008 and 2007, respectively, and for the cumulative period from July 19, 2002 (inception) to December 31, 2008.  Additionally, the Company has had no revenue since inception.

Based on the Company's current operating plan, the total cash expenditures needed for the year ending December 31, 2009 are expected to exceed the Company's cash, cash equivalents and short-term investments, aggregating approximately $4,600,000, as of December 31, 2008.  Our assessment of our cash needs may be affected by changes in our assumptions relating to our technological and engineering requirements in the development of our products as well as payroll, staff and administrative related matters.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 3 - GOING CONCERN (CONTINUED)

The Company has completed a prototype fixed frequency microwave reactor system, named "Patriot-1" which it has used to demonstrate the decomposition of tires into diesel oil fuel, methane gas and carbon ash.  From May 4, 2009 to May 8, 2009, the Company provided a public demonstration of the Patriot-1 to prospects, partners and dignitaries at our outside contract manufacturer's facility (Ingersoll Production System) located in Rockford, Illinois. The Company is currently in negotiations with prospective customers for orders of our equipment. It will take the Company approximately twelve months to deliver a system from the time the Company receives an order. Each order will be accompanied by a cash deposit from the purchaser which will be recorded as deferred revenue until the equipment is shipped, installed and operating successfully at the destination site.

The Company's plans to address the expected cash shortfall are dependent upon its ability to raise capital or to secure significant sales orders of our system as a source of revenue.  There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations thus raising substantial doubt about the Company's ability to continue as a going concern.  The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities in the normal course of business.

The consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2008 and 2007 were as follows:

	Estimated Useful Lives (Years)	2008	2007
Testing equipment	5 - 7	$493,906	$454,013
Vehicles	3 - 5	44,952	34,454
Office & computer equipment	3 - 5	57,362	16,643
Leasehold improvements	3	17,820	4,670
Phone equipment - Capital lease	3	32,432	-
Construction-in-progress		930,079	-
	Total	1,576,551	509,780

Less accumulated depreciation and amortization		218,252	136,645
Net Property and Equipment		$1,358,299	$373,135

Depreciation expense charged to operations for the years ended December 31, 2008 and 2007, and the cumulative period July 19, 2002 (inception) to December 31, 2008, was $98,909, $93,864 and $281,853, respectively.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 4 - PROPERTY AND EQUIPMENT (CONTINUED)

Construction-in-progress consists of a commercial prototype machine currently under construction.  Modifications to the original design have been made to improve efficiencies.  In the second quarter of 2008, it was determined that these modifications made some parts obsolete, so a charge of $303,449 was taken to R & D expense at that time.  Once this commercial prototype machine is completed, it will be used to demonstrate the capabilities of the Technology and will not be sold.  As of December 31, 2008, $930,079 has been recorded to construction-in-progress and approximately $250,000 is projected to be spent in order to complete the prototype machine in 2009.

NOTE 5 - LOAN PAYABLE - OFFICER OF THE COMPANY

On November 28, 2007, the chief financial officer ("CFO"), Jeffrey J. Andrews, loaned the Company $150,000 at an interest rate of 9.5%.   In April 2008, the Company repaid $120,000 of the loan.  The remaining balance of $30,000, as well as the accrued interest amount of $6,173, was repaid in full in August 2008.  Interest expense on the loan had been accrued and expensed monthly.

NOTE 6 - LOAN PAYABLE - EQUIPMENT

In January 2006, the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000, and it bears interest at a rate of 13.43% annually.  Monthly payments on the loan, including interest, are approximately $1,700.  In October 2006, the Company entered into a three year loan related to the purchase of lab equipment.  The principal amount of the loan is $73,817, and it bears interest at a rate of 8.71% per annum. Monthly payments on the loan, including interest, are approximately $2,400.

	2008	2007

$75,000 Loan at 13.43%	$33,475	$48,500
$73,817 Loan at 8.71%	18,196	44,093

	51,671	92,593
Less current maturities	34,850	40,964

Loans payable, long-term	$16,821	$51,629

Aggregate future principal payments are $34,850 and $16,821 for the years ending December 31, 2009 and 2010, respectively.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 7 - PROVISION FOR INCOME TAXES

At December 31, 2008 and 2007, the deferred tax assets consist of the following:

	2008	2007

Net operating loss carryforwards	$467,000	$108,000
Temporary difference due to start up costs	16,265,000	6,737,022

	16,732,000	6,845,022
Valuation allowance	(16,732,000)	(6,845,022)

Deferred tax assets, net of allowance	$-	$-

Deferred income taxes are recognized primarily for the temporary differences created on the timing of the reporting of various start up costs for financial statement and income tax purposes.  The Company has a net operating loss carryforward of approximately $1,168,000 for federal and state tax purposes.  This operating loss carryforward may be used to offset future taxable income through 2028.

The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.  In addition, utilization of the net operating loss carry-forward may be limited based upon changes in ownership interests.  For the years ending December 31, 2008 and 2007, the Company's effective tax rate differs from the federal statutory rate of 34% principally due to the effect of temporary differences created due to the timing of deductibility of a significant portion of the Company's expenses.

NOTE 8 - CAPITAL LEASES

In June 2008, the Company entered into a three-year capital lease related to the purchase of new phone equipment. At December 31, 2008, the total cost of the phone equipment is $32,432, and the accumulated depreciation is $6,306.  The lease payments are $1,293 per month. As of December 31, 2008, the minimum lease payments under the capital lease are as follows:

Year ending	Amount
2009	$15,516
2010	15,516
2011	3,892
Total minimum lease payments	34,924
Less amounts representing interest	9,639
Present value of net minimum lease payments	25,285
Less current obligations	9,543
Long-term portion of obligation under capital lease	$15,742

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 9 - OPERATING LEASES

The Company has three separate lease agreements.  The Company leased office space in New Jersey under a lease agreement that commenced June 1, 2006, the monthly lease payments were $5,000 per month and the lease expired on May 31, 2009.   The Company also leases manufacturing space in Rockford, Illinois under a lease agreement that commenced May 1, 2008, the monthly lease payments are $2,703 per month and the lease expires on April 30, 2010.  In October 2008, the Company entered into a new lease for new corporate headquarters office space in New Jersey, and a deposit of $47,500 was made in October 2008.  The Company moved into the 5,124 square feet of office space in March 2009.   The lease is for five years with monthly payments beginning at $6,567 per month and the lease expires April 2014.   With all leases, the Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

Rent expense for the years ended December 31, 2008 and 2007, and for the cumulative period July 19, 2002 (inception) to December 31, 2008 was approximately $85,000, $60,000 and $248,000, respectively.

Minimum lease payments under the operating lease are approximately as follows:

Year Ending December 31,
2009	$113,000
2010	92,000
2011	83,000
2012	86,000
2013	88,000
2014	22,000

$484,000

NOTE 10 - RELATED PARTY TRANSACTIONS

On May 17, 2007, the Company authorized the purchase of shares of the Company's common stock from Lois Pringle, wife of Pringle, the Company's then CEO.  The Company purchased 94,961 shares for $66,471 in cash (see Note 11).

On August 13, 2008, the Company authorized the purchase of shares of the Company's common stock from Pringle, the Company's then Chairman.  The Company purchased 6,600,000 shares for $1,650,000 in cash (see Note 11).

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

  NOTE 10 - RELATED PARTY TRANSACTIONS (CONTINUED)

For the years ended December 31, 2008 and 2007, and for the period from July 19, 2002 (inception) to December 31, 2008, the Company has made payments directly to Pringle, Lois Pringle (as former CEO), and other persons related to Pringle of approximately $4,000, $26,000, and $408,000, respectively.  Of the cumulative amount since inception, approximately $351,000 were payments for services provided to the Company, and the remainder of $57,000 were for reimbursement of expenses.

The Company has engaged Clark Resources, Inc. ("Clark"), a governmental relations consulting firm located in Harrisburg, Pennsylvania, to provide consulting services with respect to governmental issues concerning permits and funding.  The Company has a monthly retainer agreement with Clark and for the years ended December 31, 2008 and 2007, and for the cumulative period July 12, 2002 (inception) to December 31, 2008, paid Clark Resources a total of $60,000, $65,000, and $154,670, respectively.  The president and CEO of Clark is Frederick A. Clark, who has served as a director of the Company since December 2006.

On October 1, 2008, the Company entered into a four month consulting agreement with LP (Origination) Limited ("LP"), a company incorporated in the United Kingdom, to provide consulting services relating to the oil and gas industries.  The Company issued 100,000 shares of its common stock to LP on October 7, 2008 for payment of these consulting services, and the related $37,250 of the total charge of $149,000 was recorded as prepaid services on the consolidated balance sheet at December 31, 2008.  The 2008 charge to operations, which is reflected in general and administrative expenses on the consolidated statement of operations and comprehensive loss, was $111,750.  The president of LP is Peter A. Worthington, who has served as a director of the Company since August 2008.  In addition to the common shares issued to LP, the Company also paid a fee in the amount of $90,000 to Mr. Worthington for the services provided under the agreement in December 2008.

On September 4, 2008, the Company entered into a consulting agreement with Paul Sweeney for services relating to investor relations and other investment banking services.  On September 8, 2008, the Company issued 1,500,000 shares of its common stock to Mr. Sweeney valued at $1,440,000 for his consulting services.  The Company recorded an expense of $480,000 to the consolidated statement of operations and comprehensive loss for the year ended December 31, 2008, and recorded $960,000 to prepaid services on the consolidated balance sheet at December 31, 2008.   Mr.  Paul Sweeney has served as a director of the Company since August 2008.

In November 2007, the Company entered into a six month consulting agreement with Worldwide Strategic Partners, Inc. ("Worldwide"), a corporation in which General Lincoln Jones III, one of our directors, has an ownership interest in excess of ten percent. The consulting agreement was executed and delivered approximately six-months before General Jones became a director of our Company. Subsequent to the execution of the consulting agreement with Worldwide, the Company issued a total of 150,000 shares of its common stock to Worldwide and its assignees valued at $448,000 through June 30, 2008, of which 31,250 shares were distributed to General Jones. On May 26, 2008, the Company and Worldwide terminated the November 2007 consulting agreement by agreeing to pay Worldwide a total of 275,000 shares of its common stock for services rendered, inclusive of the 150,000 shares previously issued. The residual expense of $281,250 associated with consulting services was recorded to the consolidated statement of operations and comprehensive loss in general and administrative expenses in the third quarter of 2008.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 10 - RELATED PARTY TRANSACTIONS (CONTINUED)

On May 26, 2008, the Company entered into a new five-year consulting agreement with Worldwide expiring on May 26, 2013, pursuant to which Worldwide will identify potential acquisition candidates or joint venture partners for the Company, and upon closing a transaction with any such candidate, the Company will pay Worldwide a fee based upon a percentage of the value of the transaction beginning with 5% of the first $1,000,000 dollars, and declining 1% for each successive $1,000,000 increase in transaction value until Worldwide receives 1% of the transaction value in excess of $4,000,000.

During the period July 19, 2002 (inception) through December 31, 2006, Lois Pringle loaned the Company funds totaling $63,550 to cover various operating expenses.  The loan was non-interest bearing and had no specific repayment terms.  The balance of this loan was repaid in March 2006.

During the period July 19, 2002 (inception) through December 31, 2006, the Company paid Allen & Allen Marketing, Inc., an entity controlled by David Allen, a former Director and Vice-President of the Company, total payments of approximately $148,000 for consulting services.

NOTE 11 - STOCKHOLDERS' EQUITY

General

On December 11, 2007, the Company adopted the following Amendments to the Articles of Incorporation:  (i) reduced the authorized number of shares of common stock which the Company may issue from 2,000,000,000 to 200,000,000.  (ii) increase the authorized number of preferred shares which the Company may issue from 50,000,000 to 100,000,000. (iii) reduce the conversion rate on the 2006 Series of Convertible Preferred Stock that may be converted into common stock from two shares of common stock to one-half of one share of common stock for each share of 2006 Series of Convertible Preferred Stock.

Common and preferred stock activity related to the Recapitalization and Mobilestream Transactions

In 2006, old GRC (shell) issued 48,688,996 shares of its common stock in the Recapitalization Transaction (see Note 1). The 48,688,996 share issuance represented the outstanding number of common shares of CRC (the accounting acquirer) prior to the Recapitalization Transaction, hence retroactive restatement of historically reported CRC common shares was not necessary. The 72,241 shares of common stock reflected in the accompanying consolidated statement of stockholders' equity for the year ended December 31, 2006 reflects the common shares retained by the shareholders of old GRC (shell).

In 2006, the Company issued 11,145,225 shares of its common stock and 35,236,188 shares of its Preferred Stock A in the Mobilestream Transaction (see Note 1).  Mobilestream owned 37,500,000 shares of the Company's common stock which was cancelled as part of the Mobilestream Transaction.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Common stock financing

During the year ended December 31, 2008, the Company issued 13,195,925 shares of common stock at an average of approximately $1 per share and 9,537,782 common stock purchase warrants for a total of $12,892,731 in cash.  The issuances were conducted primarily through two private placement offerings to foreign investors and were sold at a discount on the market price.

During the year ended December 31, 2007, the Company issued 1,706,386 shares of its common stock at an average of approximately $.80 per share and 1,706,386 common stock purchase warrants for a total of $1,168,462 in cash. The issuances included shares sold at a discount to the market price in a private placement offering to foreign investors and under a common stock purchase agreement with a third party.  Also during the year ended December 31, 2007, the Company issued 186,822 shares of common stock for cash received in 2006 which was classified as a liability on the December 31, 2006 consolidated balance sheet, stock to be issued, for $201,343.

On December 21, 2007, the Company and Professional Offshore Opportunity Fund, Ltd. ("POOF") entered into a common stock purchase agreement pursuant to which the Company sold 1,000,000 shares of its common stock to POOF for $1,000,000. As part of the common stock purchase agreement, the Company and POOF deposited an additional 250,000 shares and $250,000, respectively, into escrow with POOF having the option to purchase the shares. Also, as part of the same transaction, the Company issued 625,000 warrants to purchase shares of its common stock to POOF with an exercise price of $1.50. The warrants contained a cashless exercise provision and on July 3, 2008, POOF converted all of the warrants through a cashless exercise for 325,957 shares of the Company's common stock. Under the common stock purchase agreement, the Company deposited 650,000 shares of its common stock in escrow to be delivered to POOF if the Company did not have a registration statement for the shares of common stock and warrants it had sold to POOF declared effective by the Securities and Exchange Commission ("SEC") on or before June 30, 2008. The Company did not fulfill that condition, and the 650,000 shares of its common stock were delivered to POOF on June 30, 2008. The Company recognized an expense in the accompanying 2008 consolidated statement of operations and comprehensive loss in the amount of $1,358,500 related to the penalty.

During the year ended December 31, 2006, the Company issued 2,786,286 shares of common stock at an average of approximately $1 per share and 2,786,286 common stock purchase warrants for a total of $2,810,877 in cash.

From July 19, 2002 (inception) to December 31, 2005, the Company (as CRC), issued 2,212,100 shares of common stock at an average of approximately $.80 per share and 2,212,100 common stock purchase warrants for a total of $1,742,012 in cash.

During 2002 and 2003, the Company issued 3,760,000 shares of its common stock, net of cancellations, to the founders of the Company.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Common stock issued for services to non-employees

During the year ended December 31, 2008, the Company issued a total of 7,714,849 shares of its common stock to non-employees for services rendered during the year or to be rendered.  These services were valued at $15,590,217.   Included in the 7,714,849 shares of common stock issued to non-employees is 2,050,000 shares for services to be provided through September 2009.  The unamortized amount of prepaid services at December 31, 2008 is $1,423,875 (see Note 13).  The Company recorded $12,313,796 as general and administrative expenses related to these issuances in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2008.

During the year ended December 31, 2007, the Company issued a total of 2,394,076 shares of its common stock to non-employees for services rendered during the year. These services were valued at $5,861,244 and were recorded as general and administrative expenses on the accompanying consolidated statement of operations and comprehensive loss.

Included in the 2,514,669 shares of common stock issued to non-employees are 925,000 shares for services to be provided through September and October of 2008.  The unamortized amount of prepaid services at December 31, 2007 is $1,808,042.  For the year ended December 31, 2007, $773,459 of expense was recorded as general and administrative expenses on the consolidated statement of operations and comprehensive loss related to the services performed during 2007 for these transactions.

In September 2006, the Company issued 39,123 shares of its common stock and 39,123 common stock purchase warrants to non-employees for services rendered during the year; these services were valued at $64,721 were recorded as general and administrative expenses on the accompany consolidated statement of operations and comprehensive loss.

In September 2006, the Company issued 22,500 shares of its common stock and 22,500 common stock purchase warrants in exchange for real estate land which was valued at $45,000.

From July 19, 2002 (inception) to December 31, 2005, the Company (as CRC), issued 1,067,100 shares of its common stock and 1,067,100 common stock purchase warrants at an average price of approximately $.50 per share, for a total of $532,300.

From July 19, 2002 (inception) to December 31, 2005, the Company (as CRC), issued 730,800 shares of its common stock and 730,800 common stock purchase warrants in exchange for real estate which was valued at $730,800.

From July 19, 2002 (inception) to December 31, 2005, the Company (as CRC), issued 50,000 shares of its common stock as a charitable contribution.  This transaction was valued at $1 per share, or $50,000 in total, and was recorded as general and administrative expenses on the accompanying consolidated statement of operations and comprehensive loss.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Common stock issued for services to employees

The Company issued common stock under the "2008 Employee Compensation and Stock Option Plan".  A total of 5,500 shares were issued during the year ended December 31, 2008, and were valued at $13,240. This amount was expensed as salaries in general and administrative expenses on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2008.

In 2007, the Company issued common stock under the "2007 Employee Compensation and Stock Option Plan".  A total of 1,144,500 shares were issued during the year, and were valued at $3,050,520. This amount was expensed as salaries in general and administrative expenses on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2007.   As part of the 1,144,500 shares issued in 2007, 800,000 shares valued at $2,250,000 were issued to Pringle, and 200,000 shares valued at $579,000 were issued to the Company's CFO.

On October 12, 2005, the Company issued 545,000 shares of its common stock to Pringle for deferred compensation, valued at $545,000. The stock price on the date of agreement was $1 per share and was used to determine fair value of this transaction.  The common stock was to vest over a five-year period commencing on January 1, 2005.  The Company recognized a related expense of $27,250 per quarter, for a total of $109,000 per year, until December 31, 2009.  As of December 31, 2007, there was $218,000 of unrecognized compensation costs related to the non-vested shares.  As a result of the severance agreement executed with Pringle, this remaining balance of unrecognized compensation cost was expensed to general and administrative expenses on the consolidated statement of operations and comprehensive loss in December of 2008.

Other common stock transactions

On September 26, 2006, the Company issued 2,560,974 shares of common stock to the holder of the convertible debenture which had a principal balance of $102,345 and accrued interest of $18,338, with a conversion price of $.045 per share.  The total number of shares issuable upon conversion was 2,681,837 shares, but due to limitations in the convertible debenture agreement, only 2,560,974 shares were then issuable, leaving a balance of 120,863 shares which were issued by December 31, 2006.

Preferred Stock

On December 31, 2006, the Company issued 35,236,188 shares of Preferred Stock A in the Mobilestream Transaction (see Note 1) to Pringle. Preferred Stock A had voting rights to elect a majority of the Board of Directors as long as the Preferred Stock A remained outstanding.  In the event of the liquidation, dissolution, or winding-up of the Company, the holders of the Preferred Stock A were entitled to receive a preferred distribution of $.001 per share, before any distribution to holders of any junior series of preferred stock or the common stock.   In June 2008, Pringle converted 1,791,064 shares of Preferred Stock A into 895,532 shares of common stock.  Preferred Stock A had rights to convert one share of preferred stock into one-half of one share of the Company's common stock.  In August 2008, Pringle converted an additional 33,440,124 shares of Preferred Stock A into 16,720,062 shares of common stock.  The remaining 5,000 shares of Preferred Stock A, held by a person related to Pringle, was converted to common stock on January 6, 2009 (see Note 21).

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Preferred Stock (continued)

In October 2007, the Company issued 1,000 shares of new convertible preferred stock ("Preferred Stock B") to complete a settlement agreement for services rendered. These shares were convertible into common stock after one year, for which Rule 144 will apply, by dividing the $400 stated capital by the average of the closing bid prices of such common stock for the twenty consecutive trading days prior to and including the day of conversion.  Preferred Stock B had no other rights attached to it other than conversion rights.  In April 2008, all of the Company's Preferred Stock B, 1,000 shares were converted into 206,559 shares of the Company's common stock.

Treasury Stock

On May 17, 2007, the Company authorized the purchase of shares of the Company's common stock from Lois Pringle, spouse of Pringle.  The Company purchased 94,961 shares for $66,473 in cash.   On August 13, 2008, the Company purchased 6,600,000 shares of the Company's common stock from Pringle for $1,650,000 in cash (see Note 10).

Subscription Receivable

In 2006, the Company contracted to sell some of its common stock on an installment basis. As of December 31, 2007, the unpaid balance related to the contract was $185,693.  In 2008, the Company determined that it was not going to receive $130,518 of this amount, and it was written-off to additional paid-in capital on the consolidated statement of stockholders' equity in the fourth quarter of 2008.

Warrants

During the years ended December 31, 2008 and, 2007, the Company granted two types of warrants: (a) Purchase warrants - sold in conjunction with the sale of common stock and (b) Compensation warrants - grants to non-employee consultants for services provided or to be provided.  Warrants issued in association with the sale of common stock have no related expense, and accordingly no effect on the Company's results of operations. Fair value for each warrant is calculated using the Black-Scholes option-pricing model and a debit and credit is recorded to additional paid-in capital.   For Compensation warrants, the Company records the expense of options granted to non-employee consultants for services based on the estimated fair value of the warrants using the Black-Scholes option-pricing model on the grant date.  The Company believes that the estimated fair value of the warrants is more readily measurable than the fair value of services rendered.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Warrants (continued)

The fair value of the warrants was determined using the Black-Scholes option-pricing model with the following assumptions:

	2008	2007	July 19, 2002 (inception) to December 31, 2006

Dividend yield	0%	0%	0%
Expected volatility	117%-159%	130%-149%	100% - 240%
Risk-free interest rate	1.61%-2.93%	3.26-3.49%	4.97%
Expected life	.5-5 years	1-1.5 years	1 year
Expected forfeiture rate	0%	0%	0%

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Warrants (continued)

A summary of the status of the Company's stock warrants from July 19, 2002 (inception) to December 31, 2008 is as follows:

	Warrants	Range of Exercise Price	Weighted Average Exercise Price

Granted	42,600	$9.00	$9.00

Balance at December 31, 2002	42,600	$9.00	$9.00

Granted	519,800	$9.00	$9.00

Balance at December 31, 2003	562,400	$9.00	$9.00

Granted	917,645	$2.75 - $9.00	$5.01

Balance at December 31, 2004	1,480,045	$2.75 - $9.00	$6.52

Granted	2,082,042	$2.75 - $4.00	$2.86
Cancelled	(893,920)	$9.00	$9.00

Balance at December 31, 2005	2,668,167	$2.75 - $9.00	$2.84

Granted	33,909,407	$2.75 - $4.75	$4.27
Cancelled	(2,668,167)	$2.75 - $4.75	$3.01

Balance at December 31, 2006	33,909,407	$2.75 - $4.75	$4.41

Granted	2,069,606	$.80 - $4.00	$1.78
Cancelled	(23,500,000)	$4.75	$4.75
Exercised	(150,000)	$1.65 - $2.00	$1.83

Balance at December 31, 2007	12,329,013	$.80 - $4.75	$3.34

Granted	10,974,282	$1.35 - $4.00	$1.96
Cancelled	(1,002,500)	$1.50 - $2.50	$1.50
Exercised	(875,000)	$1.65 - $2.00	$1.60

Balance at December 31, 2008	21,425,795	$.80 - $4.75	$2.79

Exercisable at December 31, 2007	1,919,606		$1.78

Exercisable at December 31, 2008	10,716,388		$2.00

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Warrants (continued)

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding at 12/31/08	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable 12/31/08	Weighted Average Exercise Price

$0.80	400,000	1.00	$0.80	400,000	$0.80
$1.35	20,000	4.87	$1.35	20,000	$1.35
$2.00	9,847,782	0.85	$2.00	9,537,782	$2.00
$2.25	25,000	4.73	$2.25	25,000	$2.25
$2.50	290,000	1.16	$2.50	290,000	$2.50
$2.63	6,000	4.11	$2.63	6,000	$2.63
$2.75	5,734,546	1.20	$2.75	428,606	$2.75
$2.83	9,000	4.39	$2.83	9,000	$2.83
$4.00	1,387,600	1.16	$4.00	-	$4.00
$4.75	3,705,867	1.16	$4.75	-	$4.75

	21,425,795		$2.79	10,716,388	$2.00

Purchased warrants

During the year ended December 31, 2008, in conjunction with the sale of common stock primarily through two private placements offerings, the Company issued 9,537,782 common stock warrants, with an exercise price of $2.00 and an expiration date of 18 months from date of issuance of the common stock.  The warrants were valued using the Black-Scholes options pricing model and recorded as a debit and credit to additional paid-in capital.

During the year ended December 31, 2007, in conjunction with the sale of common stock under the terms of a common stock purchase agreement with POOF, the Company issued 625,000 common stock warrants, with an exercise price of $1.50 and an expiration date of December 20, 2012.  The warrants were valued using the Black-Scholes option pricing model and recorded as a debit and credit to additional paid-in capital.

On July 3, 2008, the 625,000 warrants issued to POOF were exercised in a cashless transaction resulting in the issuance of 325,957 shares of common stock.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

CRC and Mobilestream Warrants (Derivative Liabilities)

In conjunction with the CRC Acquisition Agreement and the Mobilestream Acquisition Agreement (see Note 1) (together, "the 2006 Acquisition Agreements"), the Company exchanged or issued common stock purchase warrants ("Acquisition Warrants").   The Acquisition Warrants consisted of an aggregate 5,305,940 of CRC's Class B and Class D ("CRC B & D") warrants, 1,397,800 of CRC's Class E ("CRC E") warrants and 27,205,867 Mobilestream Warrants, of which 23,500,000 Mobilestream Warrants were issued directly to Pringle and were subsequently cancelled in 2007.   The CRC B & D warrants had an original exercise price of $2.75 and an original expiration date of September 21, 2007.   The CRC E warrants had an original exercise price of $4.00 and an original expiration date of September 21, 2007.  The Mobilestream Warrants had an original exercise price of $4.75 and an original expiration date of December 31, 2007.  On September 21, 2007, the Board of Directors extended the expiration date of the CRC B & D and CRC E warrants to December 31, 2007 and on December 31, 2007, the expiration date was further extended until December 31, 2008.  In November 2008, the Board of Directors amended the expiration date to 120 days subsequent to the effective date of a successful registration statement covering these warrants is filed with the SEC. On December 31, 2007, the Board of Directors extended the expiration date of the Mobilestream Warrants to December 31, 2008 and, also in November 2008, amended the expiration date to 120 days subsequent to the effective date of a successful registration statement covering these warrants is filed with the SEC.   As of December 31, 2008 and through the date of this filing, the Company has not had its registration statements declared effective by the SEC.

Pursuant to the 2006 Acquisition Agreements, the Acquisition Warrants must be held in liquidating trusts indefinitely until they are registered or an exemption from such registration is available.   Further, unless the underlying shares have been registered, the trustees of the liquidating trusts may serve written demand on the Company that the shares issuable upon exercise of the Acquisition Warrants held by the trusts be registered.  The 23,500,000 Mobilestream Warrants issued directly to Pringle were not held in a liquidating trust as required by the terms of the Mobilestream Acquisition Agreement. Although these warrants were not held in a liquidating trust, the Company believes that they should still be subject to the terms of the Mobilestream Acquisition Agreement, and accordingly, were included in the computation of derivative liabilities as discussed below.

The Company analyzed the Acquisition Warrants in conjunction with the 2006 Acquisition Agreements pursuant to the provisions of EITF No. 00-19. Since the trustees of the liquidating trusts can serve written demand on the Company that the shares issuable upon the exercise of the Acquisition Warrants held by the trusts be registered and the 2006 Acquisition Agreements (i) do not specify any circumstances under which net-cash settlement would be permitted or required and (ii) do not specify how the contract would be settled in the event the Company is unable to deliver registered shares, the Acquisition Warrants do not meet all of the conditions required for equity classification.  Accordingly, the Company has classified the Acquisition Warrants (see below chart), as derivative liabilities at the time of the respective effective dates of each of the 2006 Acquisition Agreements.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

CRC and Mobilestream Warrants (Derivative Liabilities) (continued)

As derivative liabilities, the Acquisition Warrants are measured at fair value at each reporting period (marked to market) with gains and losses being recognized in earnings.  The Acquisition Warrants continue to be accounted for as derivative liabilities until a reclassification event such that the warrants are exercised, cancelled, expire or the 2006 Acquisition Agreements are modified to remove the registration restrictions.  Upon a reclassification event, the Acquisition Warrants would be reclassified from liability back to equity after a mark to market adjustment immediately prior to the reclassification event.  The Company calculates fair value of the Acquisition Warrants using a Black-Scholes option pricing model (see 2nd table below for underlying assumptions).

The impact of the application of EITF No. 00-19 on the Company's consolidated balance sheets as of December 31, 2006, 2007 and 2008 and for the years then ended are as follows:

Date	Derivative Liability on Consolidated Balance Sheets	Gain (Loss) impacting Consolidated Statements of Operations	Impact on additional paid in capital
Value at Issuance	$16,139,529	$-	$	(16,139,529)

December 31, 2006	16,904,012	(764,483)

December 31, 2007	10,950,670	3,765,492		2,187,850

December 31, 2008	1,591,834	9,358,837

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

CRC and Mobilestream Warrants (Derivative Liabilities) (continued)

The following table shows the variables used in the Black-Scholes option pricing model calculation use to determine the fair values for the derivative liability above:

Warrants	Date	Exercise Price	Market Price of Underlying Common Stock	Expected Volatility Rate	Risk Free Interest Rate	Expected Life
CRC B & D	Issuance date	$ 2.75	$ 1.20	100%	4.97%	1 year
CRC E		$ 4.00	$ 1.20	100%	4.97%	1 year
Mobilestream		$ 4.75	$ 1.69	150%	4.94%	1 year

CRC B & D	12/31/2006	$ 2.75	$ 1.69	100%	4.94%	9 months
CRC E		$ 4.00	$ 1.69	100%	4.94%	9 months
Mobilestream		$ 4.75	$ 1.69	150%	4.94%	1 year

CRC B & D	12/31/2007	$ 2.75	$ 3.30	134%	3.26%	1 year
CRC E		$ 4.00	$ 3.30	134%	3.26%	1 year
Mobilestream		$ 4.75	$ 3.30	134%	3.26%	1 year

CRC B & D	12/31/2008	$ 2.75	$ 1.07	140%	0.49%	10 months
CRC E		$ 4.00	$ 1.07	140%	0.49%	10 months
Mobilestream		$ 4.75	$ 1.07	140%	0..49%	10 months

In the calculations above, a 0% dividend yield was used.

Compensation warrants

On September 3, 2008, the Company granted a non-employee 76,500 common stock warrants for services provided.  These warrants have an exercise price of $2.75 and are exercisable until December 20, 2012.  An expense of $78,030 was recorded to general and administrative expenses in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2008.  The fair value of the warrants was determined using the Black-Scholes option pricing model.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Compensation warrants (continued)

On October 1, 2008, the Company granted a non-employee 300,000 common stock warrants as a portion of the payment for services to be performed.  These warrants have an exercise price of $2.00, and 100,000 warrants vest on each of the following dates: June 10, 2009, January 10, 2010 and June 10, 2010. An expense of $102,285 was recorded to general and administrative expenses in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2008.  The unrecognized portion of the charge of $306,855 will be amortized over the remaining vesting period.  The fair value of the warrants was determined using the Black-Scholes option pricing model.

Beginning in 2008, the Board of Directors approved a compensation plan that granted each director 3,000 warrants for each Board of Directors meeting attended. In the third quarter of 2008, per board resolution, the compensation was increased to 5,000 warrants per meeting.  The exercise price of the warrants are set at the closing price of the Company's common stock on the day of the meeting, and each warrant expires five years from the date of its issuance. The Company has issued an aggregate of 40,000 warrants in connection with the compensation plan during the year ended December 31, 2008.  The warrants have exercise prices of $2.63, $2.83 and $2.25 for warrants issued during the first, second and third quarters of 2008, respectively.  An expense of $86,745 was charged to general and administrative expenses in the accompanying consolidated statement of operations and comprehensive loss for year ending December 31, 2008.  The fair value of the warrants was determined using the Black-Scholes option-pricing model.

On November 13, 2008, the Company issued a total of 20,000 warrants; 10,000 each, to two members of the Board of Directors as compensation for serving on the Company's audit committee.  The warrants have an excise price of $1.35 and expire on November 13, 2013.  An expense of $24,520 was charged to general and administrative expenses in the accompanying consolidated statement of operations and comprehensive loss for year ending December 31, 2008. The fair value of the warrants was determined using the Black-Scholes option-pricing model.

In April and May of 2008, 250,000 warrants were exercised in a cashless transaction, resulting in the issuance of 124,489 shares of the Company's common stock.

On October 10, 2007, 150,000 warrants were exercised in a cashless transaction, resulting in the issuance of 47,579 shares of the Company's common stock.

Prior to the year ended December 31, 2007, there were no warrants for services issued.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Employee Options

On September 23, 2008, as part of obligations under employment contracts, the Company authorized 8,500,000 stock options to four key executives, with 5,000,000 approved (to new CEO Eric Swain) and 3,500,000 stock options subject to stockholder approval (see Note 14 for details).  These options have an exercise price of $1.18 per share and expire ten years after the vesting date.  1,000,000 of Mr. Swain's options vested immediately and the balance will vest in equal annual installments of 1,000,000 options on September 23, 2009 and on each anniversary thereafter for the three years thereafter.  Of the combined 3,500,000 options granted to the three other executives, one-fifth options will vest immediately upon approval of the amendment of the Company's stock option plan and the remainder will vest one-fifth on September 23, 2009 and an additional one-fifth on each anniversary thereafter for the next three years, provided that the executives are employed by the Company at each vesting date. The Company recorded an expense to general and administrative expenses in the accompanying 2008 consolidated statement of operations and comprehensive loss in the amount of $1,040,000 for the approved options, which represents the charge related to the options that have vested immediately.  As of December 31, 2008, total unrecognized compensation cost related to unvested stock options for the CEO's options is approximately $4,160,000, which is to be recognized over the expected term of five years.   The assumptions used in the Black-Scholes option-pricing model used to determine the fair value of the options are: a dividend yield of 0%; an expected volatility rate of 123.5%; a risk-free interest rate of 2.93%; and an expected life of approximately six years. Expected forfeitures were estimated to be 0%.  No expense was recorded for the unapproved options during the year ended December 31, 2008.

In November 2008, the Company authorized 450,000 stock options to three employees which are also subject to stockholder approval.  These options have an exercise price of $1.24 per share and expire on November 21, 2018.  150,000 options vest immediately (after stockholder approval), 150,000 vest on January 1, 2010, and the remainder are fully vested on January 1, 2011.  The assumptions used in the Black-Scholes option-pricing model used to determine the fair value of the options are: a dividend yield of 0%; an expected volatility rate of 159.5%; a risk-free interest rate of 2.12%; and an expected life of approximately six years. Expected forfeitures were estimated to be 0%.  No expense was recorded for the unapproved options during the year ended December 31, 2008.

In March 2005, CRC issued 200,000 stock options to the CFO.  The options have an exercise price of $1.00 per share and expire on December 31, 2014.  The options are fully vested as of December 31, 2008.  Prior to March 2005, the Company had not issued any employee common stock purchase options.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY  (CONTINUED)

Employee Options (continued)

A summary of the status of the Company's outstanding employee stock options as of December 31, 2008 is as follows:

	Number of Option Shares	Weighted Average Exercise price	Number of Vested Option shares
Options from July 19, 2002 (inception) to
December 31, 2004	-	$-	-
Granted	200,000	$1.00	50,000
Options as of December 31, 2005	200,000	$1.00	50,000
Options as of December 31, 2006	200,000	$1.00	100,000
Options as of December 31, 2007	200,000	$1.00	150,000
Granted	5,000,000	$1.18	1,000,000
Exercised	-	$-	-
Forfeited/expired	-	$-	-
Outstanding at December 31, 2008	5,200,000	$1.17	1,200,000

The 3,950,000 options (for six employees) awaiting stockholder approval are not included in summary table above because options under an arrangement that is subject to shareholder approval are not deemed to be granted until that approval is obtained, unless approval is essentially a formality, which the Company has deemed not to be the case.

As of December 31, 2008, 1,200,000 options are vested and no options have been exercised. The weighted average exercise price is $1.17.

NOTE 12 - DEPOSITS AND OTHER ASSETS

As of December 31, 2008 and 2007, the balance of deposits and other assets was $123,726 and $74,860, respectively.  At December 31, 2008, the deposits consist of a $45,000 investment in land acquired through the issuance of common stock in 2006, a $29,860 deposit made in August 2007 on a future lease for additional equipment, a $1,366 lease deposit for offices in Rockford, Illinois in April 2008, and a $47,500 deposit for newly leased offices in New Jersey in November 2008.

NOTE 13 - PREPAID SERVICES

During the year ended December 31, 2008, the Company issued an aggregate 2,050,000 shares of common stock to non-employees for services to be performed under various agreements. The transactions were valued at the fair value of the common stock at the commitment date in the amount of $2,232,500, as that was deemed to be the more readily determinable value.  In the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2008, a charge to general and administrative expenses related to these agreements was made in the amount of $808,625.  The unamortized amount as of December 31, 2008 is $1,423,875.  Also in October 2008, the Company paid two consultants a total of $215,000 in cash for services to be provided over the next six months. A charge of $130,000 was expensed to general and administrative expenses in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2008. The unamortized amount as of December 31, 2008 is $85,000.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 13 - PREPAID SERVICES (CONTINUED)

During September and October 2007, the Company issued an aggregate 925,000 shares of common stock to non-employees for services to be performed. The transactions were valued at the fair value of the common stock at the commitment date in the amount of $2,581,500, as that was deemed to be the more readily determinable value.  Per the agreements, the services were to be provided over a one-year period.  The fair value of the common stock of $2,581,500 was amortized over a twelve-month period; the unamortized amount as of December 31, 2007 is $1,808,042.  Included in general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2008 and 2007, is compensation related to these agreements in the amounts of  $1,808,042 and $773,500, respectively.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Vendor/Supplier Agreements

In June 2007, the Company entered into a purchase agreement with Ingersoll Production Systems of Rockford, Illinois to build a commercial prototype machine. The total purchase commitment is approximately $770,000.  The Company has currently paid approximately $620,000 as of December 31, 2008 under this agreement.  This amount is reflected in the accompanying 2008 consolidated balance sheet as part of the construction in progress component of property and equipment, and, to the extent of modifications to the prototype machine being made, in the accompanying 2008 consolidated statement of operations and comprehensive loss as R & D expense.  In addition to Ingersoll Production Systems, there are various other suppliers with which the Company has purchase commitments with; these purchase commitments are approximately $610,000 and the Company has paid approximately $600,000 under these agreements through December 31, 2008.  These amounts are also reflected in the accompanying 2008 consolidated balance sheet in the construction in progress account.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Severance Agreement

On November 12, 2008, the Company entered into a severance agreement with Pringle, and 888 Corporation, a New Jersey corporation owned directly or indirectly by Pringle (the "Severance Agreement").  The Severance Agreement replaces a prior consulting agreement with 888 Corporation, which was approved by the Board of Directors on May 21, 2008.  Pursuant to the Severance Agreement, the Company has agreed to pay Pringle $200,000 per year for the six-year period commencing on January 1, 2009 subject to Pringle and 888 Corporation's continued compliance with the terms of the Severance Agreement. Pursuant to the Severance Agreement, Pringle has returned 225,000 shares of the Company's common stock previously issued to him, and he resigned as a member of the Company's Board of Directors and in all other capacities. Pringle also agreed to restrict the amount of shares of the Company's common stock that he or his affiliates may sell to the following amounts: an aggregate of 400,000 shares of the Company's common stock in the three month period beginning February 1, 2009, an aggregate of 300,000 shares of the Company's common stock in the three-month period beginning May 1, 2009 and an aggregate of 250,000 shares of Company's common stock in any three-month period thereafter beginning with the three-month period beginning August 1, 2009. The foregoing restrictions remain in place until Pringle has less than 5,000,000 shares of Company's common stock. Any transfers by Pringle in accordance with the foregoing restrictions remain subject to the Company's right of first refusal to purchase the stock. The Severance Agreement also provides for: (i) the immediate termination of the consulting agreement between the Company and 888 Corporation dated as of January 1, 2008 (though the Company has agreed to pay 888 Corporation the remainder of any payments otherwise due them through December 31, 2008); (ii) a nine year non-compete and non-solicitation agreement from Mr. Pringle; (iii) certain representations, warranties and covenants from Pringle and associated indemnification obligations; and (iv) mutual general releases and non-disparagement provisions.  The Company has recorded a charge in the amount of $1,200,000 charge to expense in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2008 related to the Severance Agreement.  The Company's pledge of its pending patents as collateral for the payments to Pringle was eliminated.

In 2005, the Company granted Pringle 545,000 shares of its common stock as deferred compensation.  The fair value of the common stock on the date of the grant was $1 per share. The common stock was to vest over a five-year period commencing January 1, 2005, with 27,250 shares vesting quarterly, or 109,000 per year, and was expensed in the consolidated financial statements at a rate of $27,250 per quarter, or $109,000 per year, until December 31, 2009.  As of December 31, 2007, there was $218,000 of unrecognized compensation costs related to non-vested shares.  As a result of the severance agreement with Pringle, this remaining balance of unrecognized compensation costs was expensed to general and administrative expenses in December 2008.

Employment Agreements

On September 23, 2008, the Board of Directors approved employment letter agreements with (i) the president of the Company, Jeffrey Kimberly, (ii) the Chief Operating Officer ("COO") of the Company, Wayne Koehl, and (iii) the CFO of the Company, Jeffrey Andrews. These letter agreements amended and restated the terms and conditions of employment of each of these executives of the Company.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Employment Agreements (continued)

Mr. Kimberly's employment letter provides for an employment term of five years at an annual salary beginning January 1, 2009 of $300,000, with an increase to $375,000 if the Company reaches certain sales goals. Any other increase in annual salary is subject to approval of the CEO of the Company and the Board of Directors. Subject to approval by the stockholders of the Company, Mr. Kimberly will be granted an option to purchase 1,500,000 shares of the Company's common stock. The exercise price for these options was set at the market closing bid quotation on September 15, 2008 of $1.18. The options will be exercisable from and after their respective vesting date, and for a period of ten years thereafter. Options for 300,000 shares of common stock shall vest immediately on September 23, 2008, and options for 300,000 additional shares of common stock shall vest on September 23rd of each successive year between 2010 and 2013 inclusive, provided that Mr. Kimberly is still employed on the relevant vesting date. These stock options are not deemed to be granted until stockholder approval is obtained (vote for approval is scheduled for the second quarter of 2009). Mr. Kimberly will be entitled to receive bonuses of between 0.75% and 1.00% of the Company's gross profits on sales of equipment after the Company reaches certain sales milestones. The Company shall pay the monthly loan payments on Mr. Kimberly's car for two years and then pay off all of the remaining loan balance on this automobile provided he is still employed by the Company.

Mr. Andrews' employment letter provides for an employment term of five years at an annual salary for 2008 of $180,000, with an increase to $225,000 if the Company reaches certain sales goals. Any other increase in annual salary is subject to the approval of the CEO of the Company and the Board of Directors. Subject to approval by the stockholders of the Company, Mr. Andrews will be granted an option to purchase 1,000,000 shares of the Company's common stock. The exercise price for these options was set at the market closing bid quotation on September 15, 2008 of $1.18. The options will be exercisable from and after their respective vesting date, and for a period of ten years thereafter. Options for 200,000 shares of common stock shall vest immediately on September 23, 2008, and options for 200,000 additional shares of common stock shall vest on September 23rd of each successive year between  2010 and 2013 inclusive, provided that Mr. Andrews is still employed on the relevant vesting date. These stock options are not deemed to be granted until stockholder approval is obtained (vote for approval is scheduled for the second quarter of 2009).  Mr. Andrews will be entitled to receive bonuses of between 0.75% and 1.00% of the Company's gross profits on sales of equipment after the Company reaches certain sales milestones.  Mr. Andrews shall also receive a monthly automobile allowance of $500.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Employment Agreements (continued)

Mr. Koehl's employment letter provides for an employment term of five years at an annual salary for 2009 of $225,000, with an increase to $250,000 if the Company reaches certain sales goals. Any other increase in annual salary is subject to the approval of the CEO of the Company and the Board of Directors.  Subject to approval of the stockholders of the Company, Mr. Koehl will be granted an option to purchase 1,000,000 shares of common stock of the Company. The exercise price for these options was set at the market closing bid quotation on September 15, 2008 of $1.18. The options will be exercisable from and after their respective vesting date, and for a period of ten years thereafter. Options for 200,000 shares of common stock shall vest immediately on September 23, 2008, and options for 200,000 additional shares of common stock shall vest on September 23rd of each successive year between 2010 and 2013 inclusive, provided that Mr. Koehl is still employed on the relevant vesting date. These stock options are not deemed to be granted until stockholder approval is obtained (vote for approval is scheduled for the second quarter of 2009). Mr. Koehl will be entitled to receive bonuses of between 0.75% and 1.00% of the Company's gross profits on sales of equipment after the Company reaches certain sales milestones. Mr. Koehl shall also receive a monthly automobile allowance of $500. On April 27, 2009, the Company entered into a retirement agreement with Mr. Koehl.  This retirement agreement replaces the prior employment agreement discussed above.  Pursuant to the retirement agreement, the Company has agreed to pay Mr. Koehl his current salary for a period of approximately six months, ending on October 31, 2009.  The retirement agreement also provides that:  (a) Mr. Koehl will be entitled to receive a bonus based upon sales of equipment made by the Company solely to one certain customer;  (b) Mr. Koehl shall be entitled to retain the  options to purchase 200,000 shares of the Company's common stock  previously granted which are vested but are subject to the shareholders approval and the options to purchase an additional 200,000 shares of the Company's common stock previously granted, also subject to the shareholders approval, which were to vest on September 23, 2009 but shall now be immediately vested;  (c)  the Company will continue to provide medical coverage under the Company's current health care benefits plan for period of approximately six months ending on October 31, 2009.  Thereafter Mr. Koehl shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Mr. Koehl's own expense.

On September 24, 2008, the Board of Directors of the Company approved the appointment of Eric Swain as CEO of the Company.  In connection with the appointment of Mr. Swain, the Board approved a summary of terms of a proposed employment agreement to be entered into between the Company and Mr. Swain. Mr. Swain's summary of terms provides for an employment term of five years at an annual salary of $450,000 from the date of the execution of the employment agreement through December 31, 2009, with an increase to $525,000 on January 1, 2010 if the Company reaches at least one sales goal as defined in the summary of terms. Any other increase in annual salary is to be determined based on the terms of the employment contract. Mr. Swain shall be entitled to eighteen months of severance payments equal to his current salary if the Company terminates his employment without cause or if he terminates his employment with good reason.  Mr. Swain will be granted an option to purchase 5,000,000 shares of the Company's common stock. The exercise price for these options was set at the market closing bid quotation on September 15, 2008 of $1.18. The options will be exercisable from and after their respective vesting date, and for a period of fifteen years thereafter. Options for 1,000,000 shares of common stock shall vest immediately and options for 1,000,000 additional shares of common stock shall vest on September 23rd of each successive year between 2010 and 2013 inclusive, provided that Mr. Swain is still employed on the relevant vesting date.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Employment Agreements (continued)

Mr. Swain will be entitled to receive bonuses, payable in the form of common stock or options to purchase common stock equal to 0.75% of the Company's gross profits on each sale of equipment over $25,000,000. Mr. Swain shall also receive a monthly automobile allowance of $900. The Company has agreed that, if Mr. Swain should incur costs (including legal expenses) arising from his previous employment, the Company would reimburse Mr. Swain for any such costs.  The Company has recorded a $560,000 charge in the accompanying 2008 consolidated statement of operations and comprehensive loss related to this possible contingency, which is included in accounts payable and accrued expenses on the consolidated balance sheet at December 31, 2008.  The Company agreed to appoint Mr. Swain to the Board.

NOTE 15 - PATENTS

The Company currently has three utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately ten corresponding utility patent applications pending in international patent offices in commercially relevant countries. The Company's patent applications cover its proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits, and waste oil streams. Legal fees associated with the above mentioned patent applications are recorded as prepaid patent costs on the accompanying consolidated balance sheets.  Upon approval by the patent offices, the prepaid patent costs will be reclassified to an intangible asset and amortized over the expect life of the patent. The prepaid patent costs are $383,685 and $143,063 at December 31, 2008 and 2007, respectively.

NOTE 16 - SHORT-TERM INVESTMENTS

Cash in excess of operating requirements is invested in marketable securities.  All securities are considered available for sale and are carried at their fair value on the accompanying consolidated 2008 balance sheet.

The Company held the following types of investments at December 31, 2008:

		Cost	Fair Value	Unrealized loss	Realized loss

	Fixed-rate securities	$125,000	$95,000	$(30,000)
	Corporate bonds	1,826,264	1,618,714	(207,550)
	Preferred stocks	1,681,410	843,560		(837,850)

Total		$3,632,674	$2,557,274	$(237,550)	$(837,850)

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 16 - SHORT-TERM INVESTMENTS (CONTINUED)

In the fourth quarter of 2008, the Company reclassified $837,850 of unrealized losses on its investments in preferred stock from accumulated other comprehensive loss to the consolidated statement of operations and comprehensive loss, as the impairment is deemed to be other than temporary at December 31, 2008, due to poor market conditions in the banking sector.

The Company's investment in corporate bonds having unrealized losses are in the banking sector.  The Company evaluated the near-term prospects of the issuers.  Based on that evaluation and the Company's ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, management does not consider these investments to be other than temporarily impaired at December 31, 2008.  Accordingly, the Company considers the $237,550 of unrealized losses on the investments in corporate bonds and fixed rate securities to be a temporary loss on the investments in marketable securities that are available for sale, and has recorded this loss to accumulated other comprehensive loss in the stockholders' equity section of the accompanying consolidated balance sheet as of December 31, 2008.

NOTE 17 - FAIR VALUE MEASUREMENTS

The following table represents available for sale securities measured at fair value at December 31, 2008:

	Fair Value at December 31,	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	2008	( Level 1 )	( Level 2 )	( Level 3 )
Assets
Fixed-rate Capital Securities	$95,000	$95,000	$-	$-
Corporate Bonds	1,618,714	1,492,621	126,093
Preferred Stocks	843,560	843,560
	2,557,274	2,431,181	126,093	-
Liabilities
Derivative liabilities	1,591,834			1,591,834
	$1,591,834			$1,591,834

The following table presents additional information about Level 3 liabilities measured at fair value.  Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category.  As a result, the unrealized gains and losses for liabilities within the Level 3 category may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 17 - FAIR VALUE MEASUREMENTS (CONTINUED)

Changes in Level 3 assets and liabilities measured at fair value for the year ended December 31, 2008:

	LEVEL 3
	Beginning Balance January 1, 2008	Realized & Unrealized (Gains) Losses	Purchases Sales and Settlements	Ending Balance December 31, 2008	Change in fair value of Derivative Financial Instruments still held at December 31, 2008
Liabilities
Derivative financial instruments, at fair value	$10,950,670	$(9,358,836)	$-	$1,591,834	$(9,358,836)
	$10,950,670	$(9,358,836)	$-	$1,591,834	$(9,358,836)

The change in the fair value of derivative financial instruments are included in the accompanying consolidated statement of operations and comprehensive loss, as other income (losses).  The change in fair value of derivative financial instruments for the year ended December 31, 2008 and 2007 and for the cumulative period July 19, 2002 (inception) to December 31, 2008 was income of $9,358,836, $3,765,492 and $12,359,845, respectively.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 18 - SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY FROM CASH FLOW STATEMENTS

	December 31, 2008	December 31, 2007	July 19, 2002 (Inception) to December 31, 2008

Preferred stock conversions to common stock	$35,231	$-	$35,231

Acquisition of equipment with long-term debt	$32,432	$-	$181,249

Common stock issued in exchange for real estate	$-	$-	$775,800

Common stock issued to convert accounts payable into equity	$-	$-	$1,087

Subscription receivable write-off	$130,518	$-	$130,518

Conversion of debenture and accrued interest into common stock	$-	$-	$120,683

Common and preferred stock issued in connection with the Mobilestream Transaction (recorded at the historical basis of Mobilestream)	$-	$-	$3,346,157

NOTE 19 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

The Company has restated its previously issued financial statements for the period July 19, 2002 (inception) through December 31, 2002 and its financial statements for the year ended December 31, 2003. In 2002, the Company had a transaction in which it reflected the issuance of 150,000 shares of preferred stock, par value $10, in exchange for an intangible asset valued at $1,500,000. The intangible asset was subsequently deemed impaired and accordingly was expensed in 2002. The financial statements have been restated as the transaction was subsequently rescinded, due to the fact that the preferred stock shares were not formally issued because the Company did not have authorization to issue preferred shares. Therefore the transaction was voidable and no expense should have been recorded.  In 2003, the Company had initially reflected the issuance of 1,455,000 shares of common stock to two of its founders as being issued for services provided, valued at $727,500.  The Company has restated its financial statements to reflect the common stock as a re-issuance of founders' shares and, as such, no expense should have been initially associated with the issuance of the founders shares. These transactions resulted in a decrease in net loss applicable to accumulated deficits of $727,500 and $1,500,000 for the year ended December 31, 2003 and 2002, respectively.  The net operating loss for the years ended December 31, 2003 and 2002 were restated to $203,659 and $508,508, respectively.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 19 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (CONTINUED)

The impact of these adjustments on the Company's financial results as originally reported are summarized below:
	As Reported	Adjustments	As Restated
Year ended December 31, 2002
Balance sheet
Deficit accumulated during the development stage	$(2,008,508)	$1,500,000	$(508,508)

Statement of operations
General and administrative expenses	(2,008,508)	1,500,000	(508,508)
Total operating expenses	(2,008,508)	1,500,000	(508,508)

Net loss	$(2,008,508)	$1,500,000	$(508,508)
Basic and diluted loss per common share	$(0.42)	$0.31	$(0.11)

Statement of cash flows
Net loss	$(2,008,508)	$1,500,000	$(508,508)

Impairment of license	$1,500,000	$(1,500,000)	-

Preferred stock issued for license	$1,500,000	$(1,500,000)	-

Year ended December 31, 2003
Balance sheet
Deficit accumulated during the development stage	$(2,939,667)	$2,227,500	$(712,167)

Statement of operations
General and administrative expenses	(931,159)	727,500	(203,659)
Total operating expenses	(931,159)	727,500	(203,659)

Net loss	$(931,159)	$727,500	$(203,659)

Basic and diluted loss per common share	$(0.19)	$0.15	$0.04)
Statement of cash flows
Net loss	$(931,159)	$727,500	$(203,659)

Common stock issued for services	$727,500	$(727,500)	-

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 20 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2007

In our Form 8-K dated April 2, 2009, we reported that our December 31, 2007 consolidated financial statements contained in our 2007 annual report on Form 10-KSB will require restatement and should no longer be relied upon.   In the same 8-K, we disclosed certain adjustments that were quantified and known to us at that time.

The following tables summarize the adjustments made in the restatement of our 2007 consolidated financial statements.  "Column A" adjustments represent adjustments quantified and disclosed in our Form 8-K dated April 2, 2009.  "Column B" adjustments represent adjustments quantified subsequent to the filing of our Form 8-K dated April 2, 2009.

Consolidated Balance Sheet Adjustments

The following is a summary of the adjustments to our previously issued consolidated balance sheet as of December 31, 2007:

Column A Adjustments:

1.
We reclassified prepaid services and stockholders' equity in the amount of $1,808,042 to reflect the issuance of common stock to non-employees for services to be performed (see Note 13).  Previously, we had reflected this prepayment as contra-equity.

2.	We reclassified deferred compensation (contra-equity) as a reduction of additional paid-in capital in the amount of $218,000 to comply with SFAS No. 123R.
3.
We adjusted legal fees of $143,063 associated with the filing of our patents as a prepaid asset. Previously, we had reflected these costs as an expense on our consolidated statement of operations and comprehensive loss.

Column B Adjustments:

4.	Column B adjustments: We reclassified the Acquisition Warrants (as defined in Note 11) as derivative financial instruments. Previously, we had reflected the Acquisition Warrants as equity.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 20 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2007 (CONTINUED)

	As Originally Reported	Column A Adjustments	As Reported in Form 8-K dated April 2, 2009	Column B Adjustments	Restated
ASSETS
CURRENT ASSETS
Cash	$780,425	$-	$780,425	$-	$780,425
Prepaid Services		1,808,042	1,808,042		1,808,042

Total Current Assets	780,425	1,808,042	2,588,467		2,588,467

Property and equipment	373,135		373,135		373,135

Deposits	74,860		74,860		74,860

Prepaid patent costs		143,063	143,063		143,063

TOTAL ASSETS	$1,228,420	$1,951,105	$3,179,525	$-	$3,179,525

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	119,588		119,588		119,588
Loans payable - equipment	40,964		40,964		40,964
Loan payable - officer	150,000		150,000		150,000

Total current liabilities	310,552		310,552		310,552

Loan payable -equipment, net
of current portion	51,629		51,629		51,629
Derivative financial instruments			-	10,950,670	10,950,670

Total liabilities	362,181		362,181	10,950,670	11,312,851

STOCKHOLDERS' EQUITY
Preferred stock A - $.001 par value,
100,000,000 shares authorized,
35,236,188 issued and outstanding	35,236		35,236		35,236
at December 31, 2007
Preferred stock B - $.001 par value,
1,000 shares authorized, issued, and
outstanding at December 31, 2007	1		1		1
Common stock - $.001 par value,
200,000,000 shares authorized,
30,263,330 issued and outstanding
at December 31, 2007	30,358		30,358		30,358
Additional paid-in capital	20,497,849	(218,000)	20,279,849	(13,951,679)	6,328,170
Stock subscription receivable	(185,693)		(185,693)		(185,693)
Deficit accumulated during the
development stage	(17,418,997)	143,063	(17,275,934)	3,001,009	(14,274,925)

	2,958,754	(74,937)	2,883,817	(10,950,670)	(8,066,853)

Treasury stock	(66,473)		(66,473)		(66,473)
Prepaid services	(1,808,042)	1,808,042	-		-
Deferred compensation	(218,000)	218,000	-		-

Total stockholders' equity	866,239	1,951,105	2,817,344	(10,950,670)	(8,133,326)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,228,420	$1,951,105	$3,179,525	$-	$3,179,525

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 20 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2007 (CONTINUED)

Consolidated Statement of Operations and Comprehensive Loss Adjustments

The following is a summary of the adjustments to our previously issued consolidated statement of operations and comprehensive loss for the year ended December 31:

Column A Adjustments:

1.
We adjusted legal fees of $143,063 associated with the filing of our patents as a prepaid asset. Previously, we had reflected these costs as an expense on our consolidated statement of operations and comprehensive loss.

2.	Except for the addition of R&D to be in compliance with SFAS No. 2, "Accounting for Research and Development Costs", all operating expenses were collapsed into general and administrative expenses.

Column B Adjustments:

3.
As derivative liabilities, the Acquisition Warrants (as defined in Note 11) are measured at fair value each reporting period (marked to market) with the gains and losses being recognized in earnings.  Accordingly, we adjusted our statement of operations and other comprehensive loss to reflect income of $3,765,492 as a result of the change in the fair value of the Acquisition Warrants. Previously, we recognized the Acquisition Warrants as equity and did not did not recognize any change in the fair value.

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

	As Originally	Column A	As Reported in Form 8-K dated	Column B
	Reported	Adjustments	April 2, 2009	Adjustments	Adjusted

REVENUES	$-	$-	$-	$-	$-

COST OF SALES

GROSS PROFIT

OPERATING EXPENSES
Consulting fees	117,881	(117,881)
Professional fees for
legal and accounting	572,411	(572,411)
Investment banking fees and
Investor relations	4,813,322	(4,813,322)
General and administrative	4,799,415	5,231,885	10,031,300		10,031,300
Research and development	-	222,530	222,530		222,530
Depreciation	93,864	(93,864)

Total operating expenses	10,396,893	(143,063)	10,253,830		10,253,830

OPERATING LOSS	(10,396,893)	143,063	(10,253,830)		(10,253,830)

OTHER INCOME (EXPENSE)
Loss on deposits and other	(100,000)		(100,000)		(100,000)
Change in fair value of
derivative financial instruments	-			3,765,492	3,765,492
Interest expense	(23,322)		(23,322)		(23,322)
Interest income	33,329		33,329		33,329

Total other income (expense)	(89,993)		(89,993)	3,765,492	3,675,499

NET LOSS APPLICABLE TO
COMMON SHARES	$(10,486,886)	$143,063	$(10,343,823)	$3,765,492	$(6,578,331)

BASIC AND DILUTED LOSS
PER SHARE	$(0.40)	$0.01	$(0.39)	$0.14	$(0.25)

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES	26,489,850	26,489,850	26,489,850	26,489,850	26,489,850

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 20 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2007 (CONTINUED)

Consolidated Statement of Cash Flows Adjustments

In light of the adjustments made to our 2007 consolidated balance sheet and statements of operations and comprehensive loss, we adjusted our previously issued consolidated statement of cash flows as follows:

	As Originally	Column A	As Reported on Form 8-K dated	Column B
	Reported	Adjustments	April 2, 2009	Adjustments	Adjusted
CASH FLOWS FROM
OPERATING ACTIVITES

Net loss	$(10,486,886)	$143,063	$(10,343,823)	$3,765,492	$(6,578,331)

Adjustments to reconcile net
loss to net cash used in
operating activities:

Depreciation	93,864		93,864		93,864
Preferred stock issued for
services	400,000		400,000		400,000
Common stock issued for
services	7,107,000	(773,336)	6,333,664		6,333,664
Amortization of prepaid common		773,458	773,458		773,458
stock issued for services
Amortization of deferred
compensation	109,000		109,000		109,000
Loss on sale of property, plant
and equipment	11,775	(1)	11,774		11,774
Loss on sale of real estate and other		100,000	100,000		100,000
Change in fair value of derivative liability				(3,765,492)	(3,765,492)
Change in operating assets
and liabilities
Deposits and other	70,140	(100,000)	(29,860)		(29,860)
Prepaid patent costs		(143,063)	(143,063)		(143,063)
Accounts payable and
accrued liabilities	5,542	(1)	5,541		5,541

Total adjustments	7,797,321	(142,943)	7,654,378	(3,765,492)	3,888,886

Net cash used in
operating activities	(2,689,565)	120	(2,689,445)		(2,689,445)

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 20 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2007 (CONTINUED)

	As Originally	Column A	As Reported on Form 8-K dated	Column B
	Reported	Adjustments	April 2, 2009	Adjustments	Adjusted
CASH FLOWS FROM
INVESTING ACTIVITIES
Purchase of property and
equipment	(24,033)		(24,033)		(24,033)
Proceeds from sale of property
and equipment	34,200		34,200		34,200

Net cash provided by
investing activities	10,167	-	10,167	-	10,167

CASH FLOWS FROM
FINANCING ACTIVITIES
Issuance of common stock for cash	1,168,461	1	1,168,462		1,168,462
Issuance of equity securities as paid-
in-capital for merger and other	201,464	(201,464)	-		-
Liability for stock to be issued	(201,343)	201,343	-		-
Proceeds from stock
subscription receivable		475,000	475,000		475,000
(Increase) decrease in stock
subscription receivable	475,000	(475,000)	-	-	-
Proceeds from officer loan	150,000		150,000		150,000
Purchase of treasury stock	(66,473)		(66,473)		(66,473)
Repayment of loans payable	(37,288)		(37,288)		(37,288)

Net cash provided by
financing activities	1,689,821	(120)	1,689,701	-	1,689,701

NET DECREASE IN CASH AND
CASH EQUIVALENTS	(989,577)		(989,577)		(989,577)

CASH AND CASH EQUIVALENTS-
BEGINNING OF YEAR	1,770,002		1,770,002		1,770,002
END OF YEAR	$780,425		$780,425		$780,425

SUPPLEMENTAL DISCLOSURE
OF CASH FLOW ACTIVITIES:
Interest paid	$-	$22,134	$22,134	$-	$22,134

Global Resource Corporation
(A Development Stage Company)
Notes to the Consolidated Financial Statements
December 31, 2008

NOTE 21 - SUBSEQUENT EVENTS

On January 6, 2009, the holder of the remaining 5,000 shares of preferred A stock, converted the preferred stock into 2,500 shares of the Company's common stock.

On January 29, 2009, the Company authorized 35,000 common stock options to staff employees.  These options have an exercise price of $1.02 and become fully vested on July 1, 2009.  These options were granted under the Company's 2008 Incentive Stock Option Plan, as amended and are subject to stockholder approval of an Amendment to the Plan, increasing the number of shares available for issuance.

On April 23, 2009, the Global Heavy Oil Corporation, a wholly-owned subsidiary of the Company, entered into a Joint Development Agreement ("the Collaborative Arrangement") with Schlumberger Technology and Schlumberger Holdings Limited (collectively, "Schlumberger") for the purpose of researching and developing surface upgrading, a process using microwaves to increase the gravity of heavy oil above the surface of the Earth in oilfield operations ("the products and services").  The collaborative arrangement is to be implemented in three distinct phases as follows:

1.	Research and development including the testing of the products and services for the heavy oil field use.
2.	Design and testing of a prototype device or system to deliver the products and services as a prelude to the commercial exploitation.
3.	Upon full satisfaction of the phase II objectives the Global Heavy Oil Corporation and Schlumberger will enter into a joint venture for the commercial exploitation of the products and services.

In consideration of Global Heavy Oil Corporation's exclusive license of its intellectual property in the heavy oil field of use, the Company will receive $600,000; ($300,000 thirty days from the execution of the agreement (which was received on May 22, 2009) and $300,000 payable on the first anniversary of the Collaborative Arrangement.  Additionally, within 30 days of the commencement of Phase II, the Company will receive a one-time $1,000,000 engineering fee from Schlumberger.  Pursuant to the Collaborative Arrangement, the Company will have the right to acquire up to a 40% interest in the joint venture.

Global Resource Corporation
(A Development Stage Company)
Condensed Consolidated Balance Sheets
March 31, 2009

	(Unaudited)	(Audited)
	Period Ended	Year Ended
	March 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$784,287	$2,013,730
Short-term investments	1,738,960	2,557,274
Prepaid Services	976,650	1,508,875
Total current assets	3,499,897	6,079,879

Property and equipment, net of depreciation	1,592,342	1,358,299

OTHER ASSETS
Deposits	123,726	123,726
Prepaid patent costs	420,810	383,685
Total other assets	544,536	507,411

TOTAL ASSETS	$5,636,775	$7,945,589

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$780,464	$889,489
Loans payable - equipment	29,209	34,850
Capital lease obligation - equipment	10,158	9,543
Severance payable	200,000	200,000
Total current liabilities	1,019,831	1,133,882

LONG-TERM LIABILITIES
Loans payable - equipment, net of current portion	11,538	16,821
Capital lease obligation - equipment, net of current portion	12,959	15,742
Severance payable, net of current portion	950,000	1,000,000
Derivative financial instruments	895,980	1,591,834
Total liabilities	2,890,308	3,758,279

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock A - $.001 par value 100,000,000 shares authorized, none issued and		5
outstanding at March 31, 2009, 5,000 issued and outstanding at December 31, 2008
Common stock, $.001 par value; 200,000,000 shares authorized, 69,645,664 shares issued	69,645	69,549
and 62,950,703 outstanding at March 31, 2009, 69,549,164 shares issued and
62,854,203 outstanding at December 31, 2008
Additional paid-in capital	36,411,372	35,842,053
Accumulated other comprehensive loss	(550,441)	(237,550)
Deficit accumulated in the development stage	(31,467,636)	(29,770,274)
	4,462,940	5,903,783

Treasury Stock	(1,716,473)	(1,716,473)

Total stockholders' equity	2,746,467	4,187,310

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,636,775	$7,945,589

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(With Cumulative Totals Since Inception)
(Unaudited)

	Three Months Ended		July 19, 2002
		Restated	(Inception)
	March 31	March 31	to
	2009	2008	March 31, 2009

REVENUES	$-	$-	$-

COST OF SALES	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
			-
General and administrative expenses	2,185,232	3,455,300	42,207,603
			-
Research and development expenses	242,899	126,258	1,523,938

Total operating expenses	2,428,131	3,581,558	43,731,541

OPERATING LOSS	(2,428,131)	(3,581,558)	(43,731,541)

OTHER INCOME (EXPENSE)
Loss on deposit and other		-	(179,893)
Net realized loss on investments	(17,438)	-	(899,206)
Change in fair value of derivative financial instruments	695,854	7,246,228	13,055,699
Interest expense	(3,144)	(6,073)	(59,616)
Interest income	55,497	3,787	346,921

Total other income	730,769	7,243,942	12,263,905

NET INCOME (LOSS)	$(1,697,362)	$3,662,384	$(31,467,636)

OTHER COMPREHENSIVE INCOME (LOSS)

Unrealized loss on short-term investments	$(312,891)	$-	$(1,388,291)
Realized loss on short-term investments, net of taxes, reclassified
from accumulated other comprehensive loss	-	-	837,850

COMPREHENSIVE INCOME (LOSS)	$(2,010,253)	$3,662,384	$(32,018,077)

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$(0.03)	$0.12
DILUTED	$(0.03)	$0.07
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	62,920,431	30,743,131
DILUTED	62,920,431	49,333,456

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
(With Cumulative Totals Since Inception)
(Unaudited)

			July 19, 2002
	Three Months Ended		(Inception)
	March 31,	March 31,	to
	2009	2008	March 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES		Restated
Net loss	$(1,697,362)	$3,662,384	$(31,467,636)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	32,328	20,692	314,181
Preferred stock issued for services			400,000
Common stock issued for services	43,250	1,960,275	20,916,071
Amortization of prepaid common stock issued for services	548,675	645,375	3,938,800
Common stock warrants and options issued for services	455,960	21,870	1,787,539
Amortization of deferred compensation		27,250	545,000
Loss on sale of property and equipment			18,955
Loss on sale of real estate and forfeiture of deposit			212,936
Loss on sale of short-term investments	17,438		17,438
Change in fair value of derivative financial instruments	(695,854)	(7,246,228)	(13,055,699)
Other than temporary losses on short-term investments			837,850
Common stock issued as charitable contribution			50,000

Changes in assets and liabilities
Prepaid services	53,750		(31,250)
Deposits			(178,726)
Prepaid patent costs	(37,125)	(37,140)	(420,810)
Accounts payable and accrued liabilities	(109,025)	2,872	982,893
Severance payable	(50,000)		1,150,000
Total adjustments	259,397	(4,605,034)	17,485,178
Net cash used in operating activities	(1,437,965)	(942,650)	(13,982,458)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment - equipment & machinery	(72,208)	(9,601)	(664,187)
Purchase of property and equipment - construction-in-progress	(194,163)	(361,511)	(1,124,242)
Proceeds from sale of property and equipment			44,200
Proceeds from sale of real estate			617,864
Purchase of short-term investments			(4,586,334)
Proceeds from sale of short-term investments	487,985		1,441,645
Net cash provided by (used in) investing activities	221,614	(371,112)	(4,271,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash		2,083,789	21,002,175
Proceeds for stock to be issued		5,069,872
Proceeds from stock subscription receivable		55,175	(130,518)
Purchase of treasury stock			(1,716,473)
Repayment of loans payable and capital lease obligation	(13,092)	(9,845)	(117,385)
Net cash provided by (used in) financing activities	(13,092)	7,198,991	19,037,799

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,229,443)	5,885,229	784,287

CASH AND CASH EQUIVALENTS
- BEGINNING OF PERIOD	2,013,730	780,425

CASH AND CASH EQUIVALENTS
- END OF PERIOD	$784,287	$6,665,654	$784,287

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW ACTIVITIES:
Interest Paid	$3,144	$6,073	$62,002

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Balance at July 19, 2002 (Inception)		$-		$-	-	$-	$-	$-	$-	$-	$-	$-	$-

Issuance of initial founders' shares, September 9, 2002 net of subsequent cancellations					2,555,000								-

Common stock shares issued for cash:

Common stock issued for cash on November 5, 2002, at $.50 per share plus 8,000 warrants					8,000		4,000						4,000

Common stock issued for cash on November 21, 2002, at $.50 per share plus 21,000 warrants					21,000		10,500						10,500

Common stock shares issued for services rendered:

Common stock issued for services rendered, on September 10, 2002, at $0.472 per share					1,000,000		472,000						472,000

Common stock issued for services rendered, in November 5, 2002, at $0.50 per share, plus 8,500 warrants					8,500		4,250						4,250

Common stock issued for services rendered, on December 5, 2002, at $0.50 per share, plus 5,100 warrants					5,100		2,550						2,550

Net loss for the period July 19, 2002 (Inception) through December 31, 2002 (Restated, see Note 19)								(508,508)					(508,508)

Balance at December 31, 2002 (Restated, see Note 19)	-	-	-	-	3,597,600	-	493,300	(508,508)	-	-	-	-	(15,208)

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Re-issuance of initial founders' shares, July 2003					1,455,000								-

Common stock shares issued for cash:

Common stock issued for cash on January 3, 2003, at $.50 per share plus 7,500 warrants					7,500		3,750						3,750

Common stock issued for cash on January 27, 2003, at $.50 per share plus 6,500 warrants					6,500		3,250						3,250

Common stock issued for cash on February 12, 2003, at $.50 per share plus 3,100 warrants					3,100		1,550						1,550

Common stock issued for cash on February 27, 2003, at $.50 per share plus 6,400 warrants					6,400		3,200						3,200

Common stock issued for cash on March 7, 2003, at $.50 per share plus 3,100 warrants					3,100		1,550						1,550

Common stock issued for cash on March 21, 2003, at $.50 per share plus 23,500 warrants					23,500		11,750						11,750

Common stock issued for cash on April 9, 2003, at $.50 per share plus 4,600 warrants					4,600		2,300						2,300

Common stock issued for cash on April 30, 2003, at $.50 per share plus 8,800 warrants					8,800		4,400						4,400

Common stock issued for cash on May 7, 2003, at $.50 per share plus 27,400 warrants					27,400		13,700						13,700

Common stock issued for cash on June 2, 2003, at $.50 per share plus 29,000 warrants					29,000		14,500						14,500

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on June 5, 2003, at $.50 per share plus 8,500 warrants					8,500		4,250						4,250

Common stock issued for cash on June 12, 2003, at $.50 per share plus 4,200 warrants					4,200		2,100						2,100

Common stock issued for cash on July 11, 2003, at $.50 per share plus 12,800 warrants					12,800		6,400						6,400

Common stock issued for cash on July 25, 2003, at $.50 per share plus 8,200 warrants					8,200		4,100						4,100

Common stock issued for cash on August 4, 2003, at $.50 per share plus 6,000 warrants					6,000		3,000						3,000

Common stock issued for cash on August 18, 2003, at $.50 per share plus 25,500 warrants					25,500		12,750						12,750

Common stock issued for cash on August 19, 2003, at $.50 per share plus 10,000 warrants					10,000		5,000						5,000

Common stock issued for cash on August 28, 2003, at $.50 per share plus 14,000 warrants					14,000		7,000						7,000

Common stock issued for cash on September 16, 2003, at $.50 per share plus 31,000 warrants					31,000		15,500						15,500

Common stock issued for cash on September 26, 2003, at $.50 per share plus 39,500 warrants					39,500		19,750						19,750

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on October 10, 2003, at $.50 per share plus 38,900 warrants					38,900		19,450						19,450

Common stock issued for cash on October 14, 2003, at $.50 per share plus 70,000 warrants					70,000		35,000						35,000

Common stock issued for cash on October 23, 2003, at $.50 per share plus 4,500 warrants					4,500		2,250						2,250

Common stock issued for cash on November 3, 2003, at $.50 per share plus 48,000 warrants					48,000		24,000						24,000

Common stock issued for cash on November 18, 2003, at $.50 per share plus 32,800 warrants					32,800		16,400						16,400

Common stock issued for cash on December 1, 2003, at $.50 per share plus 23,000 warrants					23,000		11,500						11,500

Common stock issued for cash on December 10, 2003, at $.50 per share plus 12,500 warrants					12,500		6,250						6,250

Common stock issued for cash on December 17, 2003, at $.50 per share plus 10,500 warrants					10,500		5,250						5,250

Stock subscriptions receivable, net										(14,340)			(14,340)

Net loss for the year ended December 31, 2003, (Restated, see Note 19)								(203,659)					(203,659)

Balance at December 31, 2003 (Restated, see Note 19)	-	-	-	-	5,572,400	-	753,200	(712,167)	-	(14,340)	-	-	26,693

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock shares issued for cash:

Common stock issued for cash on January 4, 2004, at $.50 per share plus 32,890 warrants					32,890		16,445						16,445

Common stock issued for cash on January 16, 2004, at $.50 per share plus 7,020 warrants					7,020		3,510						3,510

Common stock issued for cash on January 28, 2004, at $.50 per share plus 33,000 warrants					33,000		16,500						16,500

Common stock issued for cash on February 5, 2004, at $.50 per share plus 60,500 warrants					60,500		30,250						30,250

Common stock issued for cash on February 17, 2004, at $.50 per share plus 30,000 warrants					30,000		15,000						15,000

Common stock issued for cash on March 3, 2004, at $.50 per share plus 14,610 warrants					14,610		7,305						7,305

Common stock issued for cash on March 16, 2004, at $.50 per share plus 8,000 warrants					8,000		4,000						4,000

Common stock issued for cash on March 19, 2004, at $.50 per share plus 18,000 warrants					18,000		9,000						9,000

Common stock issued for cash on March 25, 2004, at $.50 per share plus 49,500 warrants					49,500		24,750						24,750

Common stock issued for cash on April 13, 2004, at $.50 per share plus 19,500 warrants					19,500		9,750						9,750

Common stock issued for cash on April 23, 2004, at $.50 per share plus 11,000 warrants					11,000		5,500						5,500

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on July 6, 2004, at $.50 per share plus 538,000 warrants					538,000		317,720						317,720

Common stock issued for cash on July 9, 2004, at $.50 per share plus 36,500 warrants					36,500		18,250						18,250

Common stock issued for cash on August 13, 2004, at $.50 per share plus 11,000 warrants					11,000		5,500						5,500

Common stock issued for cash on October 12, 2004, at $1.50 per share plus 43,000 warrants					43,000		64,500						64,500

Common stock issued for cash on October 14, 2004, at $1.00 per share plus 2,000 warrants					2,000		2,000						2,000

Common stock issued for cash on October 21, 2004, at $1.00 per share plus 3,125 warrants					3,125		3,125						3,125

Common Stock Shares issued for services rendered:

Common stock issued for services rendered on October 12, 2004, at $1.00 per share					545,000		545,000		(545,000)				-

Other:

Common stock issued in exchange for real estate on August 25, 2004 at $1.00 per share plus 500,000 warrants					500,000		500,000						500,000

Common stock issued in exchange for real estate on September 7, 2004 at $1.00 per share plus 150,000 warrants					150,000		150,000						150,000

Common stock issued as charitable contribution on October 12, 2004, at $1.00 per share					50,000		50,000						50,000

Common stock Initial Founder's shares cancelled on October 28, 2004					(250,000)		-						-

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total
Stock subscriptions receivable, net										(74,240)			(74,240)

Net loss for the year ended December 31, 2004								(672,219)					(672,219)

Balance at December 31, 2004	-	-	-	-	7,485,045	-	2,551,305	(1,384,386)	(545,000)	(88,580)	-	-	533,339

Common stock shares issued for cash:

Common stock issued for cash on January 14, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

Common stock issued for cash on January 18, 2005, at $1.00 per share plus 10,000 warrants					10,000		10,000						10,000

Common stock issued for cash on March 2, 2005, at $1.00per share plus 25,980 warrants					25,980		25,980						25,980

Common stock issued for cash on March 29, 2005, at $1.00 per share					2,000		2,000						2,000

Common stock issued for cash on September 16, 2005, at $2.00 per share plus 11,500 warrants					11,500		23,000						23,000

Common stock issued for cash on October 5, 2005, at $2.00 per share plus 5,000 warrants					5,000		10,000						10,000

Common stock issued for cash on October 5, 2005, at $2.00 per share plus 11,500 warrants					11,500		23,000						23,000

Common stock issued for cash on November 2, 2005, at $2.00 per share plus 500 warrants					500		1,000						1,000

Common stock issued for cash on November 2, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on November 8, 2005, at $1.00 per share plus 22,000 warrants					22,000		22,000						22,000

Common stock issued for cash on November 9, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

Common stock issued for cash on November 18, 2005, at $2.00 per share plus 97,000 warrants					97,000		96,990						96,990

Common stock issued for cash on November 18, 2005, at $1.00 per share plus 16,000 warrants					16,000		32,000						32,000

Common stock issued for cash on November 22, 2005, at $1.00 per share plus 7,000 warrants					7,000		7,000						7,000

Common stock issued for cash on November 22, 2005, at $2.00 per share plus 24,835 warrants					24,835		49,670						49,670

Common stock issued for cash on November 23, 2005, at $2.00 per share plus 2,000 warrants					2,000		4,000						4,000

Common stock issued for cash on November 30, 2005, at $2.00 per share plus 5,000 warrants					5,000		10,000						10,000

Common stock issued for cash on November 30, 2005, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

Common stock issued for cash on December 2, 2005, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on December 2, 2005, at $1.00 per share plus 5,000 warrants					5,000		5,000						5,000

Common stock issued for cash on December 6, 2005, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on December 7, 2005, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on December 7, 2005, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

Common stock issued for cash on December 8, 2005, at $2.00 per share plus 16,285 warrants					16,285		32,570						32,570

Common stock issued for cash on December 14, 2005, at $2.00 per share plus 26,850 warrants					26,850		53,700						53,700

Common stock issued for cash on December 16, 2005, at $1.00 per share plus 13,000 warrants					13,000		13,000						13,000

Common stock issued for cash on December 19, 2005, at $2.00 per share plus 46,000 warrants					46,000		92,000						92,000

Common stock issued for cash on December 28, 2005, at $2.00 per share plus 10,000 warrants					10,000		20,000						20,000

Common stock issued for cash on December 30, 2005, at $.70 per share plus 338,000 warrants					84,500		59,423						59,423

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on December 30, 2005, at $2.00 per share plus 6,500 warrants					6,500		13,000						13,000

Common stock issued for cash on December 30, 2005, at $1.02 per share plus 100,000 warrants					100,000		102,000						102,000

Common stock issued for cash on December 30, 2005, at $.65 per share plus 85,200 warrants					21,300		13,815						13,815

Common stock issued for cash on December 30, 2005, at $.65 per share plus 20,000 warrants					5,000		3,235						3,235

Common stock issued for cash on December 30, 2005, at $.73 per share plus 66,000 warrants					16,500		12,033						12,033

Common stock issued for cash on December 30, 2005, at $.36 per share plus 18,000 warrants					4,500		1,610						1,610

Common stock issued for cash on December 30, 2005, at $.64 per share plus 60,800 warrants					15,200		9,750						9,750

Common stock issued for cash on December 30, 2005, at $.99 per share plus 8,000 warrants					2,000		1,985						1,985

Common stock issued for cash on December 30, 2005, at $.70 per share plus 134,000 warrants					33,500		23,385						23,385

Common stock issued for cash on December 31, 2005, at $1.02 per share plus 26,705 warrants					26,705		61,362						61,362

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common Stock Shares issued for services rendered:

Common stock issued for services rendered on March 11, 2005, at $1.00 per share, plus 8,000 warrants					8,000		8,000						8,000

Common stock issued for services rendered on March 21, 2005, at $1.00 per share, plus 42,000 warrants					42,000		42,000						42,000

Common stock issued for services rendered on March 29, 2005, at $1.00 per share, plus 2,000 warrants					2,500		2,500						2,500

Common stock issued for services rendered on December 8, 2005, at $1.00 per share, plus 1,000 warrants					1,000		1,000						1,000

Other:

Common stock issued in exchange for real estate on January 18, 2005 at $1.00 per share plus 80,800 warrants					80,800		80,800						80,800

Common stock issued to Careful Sell Holdings, LLC to acquire technology with zero value on February 23, 2005					7,500,000								-

Common stock issued to Careful Sell Holdings, LLC to acquire technology with zero value on March 29, 2005					30,000,000								-

Common stock issued for payment of debts on March 11, 2005, at $1.00 per share plus 1,087 warrants					1,087		1,087						1,087

Stock subscriptions receiveable, net										10,398			10,398

Amortization of deferred compensation									109,000				109,000

Net loss for the year ended December 31, 2005								(1,291,169)					(1,291,169)

Balance at December 31, 2005	-	-	-	-	45,866,087	-	3,601,200	(2,675,555)	(436,000)	(78,182)	-	-	411,463

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock shares issued for cash:

Common stock issued for cash on January 9, 2006, at $1.18 per share plus 61,000 warrants					61,000		72,000						72,000

Common stock issued for cash on January 19, 2006, at $2.00 per share plus 3,000 warrants					3,000		6,000						6,000

Common stock issued for cash on January 23, 2006, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on January 26, 2006, at $2.00 per share plus 29,500 warrants					29,500		59,000						59,000

Common stock issued for cash on January 27, 2006, at $2.00 per share plus 11,100 warrants					11,100		22,200						22,200

Common stock issued for cash on January 31, 2006, at $2.00 per share plus 15,000 warrants					15,000		30,000						30,000

Common stock issued for cash on February 1, 2006, at $1.00 per share plus 2,000 warrants					2,000		2,000						2,000

Common stock issued for cash on February 2, 2006, at $2.00 per share plus 1,000 warrants					1,000		2,000						2,000

Common stock issued for cash on February 2, 2006, at $2.00 per share plus 6,000 warrants					1,500		3,000						3,000

Common stock issued for cash on February 6, 2006, at $2.00 per share plus 10,000 warrants					10,000		20,000						20,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on February 8, 2006, at $1.00 per share plus 100,000 warrants					100,000		100,000						100,000

Common stock issued for cash on February 9, 2006, at $.31 per share plus 52,000 warrants					26,000		8,125						8,125

Common stock issued for cash on February 10, 2006, at $1.00 per share plus 10,000 warrants					10,000		10,000						10,000

Common stock issued for cash on February 15, 2006, at $2.00 per share plus 15,000 warrants					15,000		30,000						30,000

Common stock issued for cash on February 16, 2006, at $1.00 per share plus 200,000 warrants					200,000		200,000						200,000

Common stock issued for cash on February 16, 2006, at $2.00 per share plus 10,000 warrants					10,000		20,000						20,000

Common stock issued for cash on February 17, 2006, at $1.02 per share plus 50,000 warrants					50,000		50,614						50,614

Common stock issued for cash on February 22, 2006, at $2.00 per share plus 2,000 warrants					2,000		4,000						4,000

Common stock issued for cash on February 28, 2006, at $1.00 per share plus 15,500 warrants					15,500		15,500						15,500

Common stock issued for cash on March 2, 2006, at $2.00 per share plus 15,000 warrants					15,000		30,000						30,000

Common stock issued for cash on March 13, 2006, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

Common stock issued for cash on March 16, 2006, at $1.00 per share plus 2,500 warrants					2,500		2,500						2,500

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on March 17, 2006, at $.36 per share plus 308,000 warrants					154,000		55,175						55,175

Common stock issued for cash on March 20, 2006, at $2.00 per share plus 11,800 warrants					11,800		23,600						23,600

Common stock issued for cash on April 5, 2006, at $2.00 per share plus 1,000 warrants					1,000		2,000						2,000

Common stock issued for cash on April 26, 2006, at $2.00 per share plus 8,000 warrants					8,000		16,000						16,000

Common stock issued for cash on May 4, 2006, at $2.00 per share plus 2,200 warrants					2,200		4,400						4,400

Common stock issued for cash on May 8, 2006, at $2.00 per share plus 500 warrants					500		1,000						1,000

Common stock issued for cash on May 10, 2006, at $2.00 per share plus 750 warrants					750		1,500						1,500

Common stock issued for cash on May 15, 2006, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on May 17, 2006, at $1.00 per share plus 600,000 warrants					600,000		600,000						600,000

Common stock issued for cash on May 20, 2006, at $.49 per share plus 10,000 warrants					6,436		3,148						3,148

Common stock issued for cash on May 22, 2006, at $1.00 per share plus 2,000 warrants					1,000		1,000						1,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on May 25, 2006, at $1.00 per share plus 8,000 warrants					8,000		16,000						16,000

Common stock issued for cash on May 30, 2006, at $2.00 per share plus 19,500 warrants					19,500		39,000						39,000

Common stock issued for cash on June 2, 2006, at $1.00 per share plus 11,800 warrants					11,800		11,800						11,800

Common stock issued for cash on June 7, 2006, at $2.00 per share plus 1,250 warrants					1,250		2,500						2,500

Common stock issued for cash on June 7, 2006, at $2.00 per share plus 15,000 warrants					15,000		14,990						14,990

Common stock issued for cash on June 12, 2006, at $.50 per share plus 50,000 warrants					25,000		12,485						12,485

Common stock issued for cash on June 22, 2006, at $2.00 per share plus 2,500 warrants					2,500		5,000						5,000

Common stock issued for cash on June 23, 2006, at $1.00 per share plus 24,000 warrants					24,000		24,000						24,000

Common stock issued for cash on June 26, 2006, at $2.00 per share plus 1,900 warrants					1,900		3,800						3,800

Common stock issued for cash on July 6, 2006, at $2.00 per share plus 250 warrants					250		500						500

Common stock issued for cash on July 11, 2006, at $1.00 per share plus 25,000 warrants					25,000		25,000						25,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on July 17, 2006, at $1.02 per share plus 872,000 warrants					436,000		445,000						445,000

Common stock issued for cash on July 27, 2006, at $2.00 per share plus 2,250 warrants					2,250		4,500						4,500

Common stock issued for cash on July 28, 2006, at $1.00 per share plus 10,000 warrants					10,000		10,000						10,000

Common stock issued for cash on August 4, 2006, at $2.00 per share plus 100,000 warrants					50,000		99,961						99,961

Common stock issued for cash on August 14, 2006, at $1.00 per share plus 160,000 warrants					160,000		160,000						160,000

Common stock issued for cash on August 14, 2006, at $2.00 per share plus 100,000 warrants					50,000		99,961						99,961

Common stock issued for cash on August 30, 2006, at $1.00 per share					3,200		3,200						3,200

Common stock issued for cash on September 13, 2006, at $1.00 per share plus 14,500 warrants					14,500		14,500						14,500

Common stock issued for cash on September 14, 2006, at $1.00 per share plus 50,000 warrants					50,000		50,000						50,000

Common stock issued for cash on September 14, 2006, at $.35 per share plus 863,200 warrants					431,600		288,207						288,207

Common stock issued for cash on September 15, 2006, at $1.00 per share plus 77,510 warrants					47,150		47,510						47,510

Common stock issued for cash on September 15, 2006, at $2.00 per share plus 1,600 warrants					1,600		3,200						3,200

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

	Preferred Stock A		Preferred Stock B		Common Stock		(Restated)	Deficit Accumulated	(Restated)			Accumulated	(Restated)
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common Stock Shares issued for services rendered:

Common stock issued for services rendered, on September 22, 2006, at $1.04 per share plus 14,123 warrants					14,123		14,746						14,746

Common stock issued for services rendered to old GRC (shell)'s officer, on September 23, 2006, at $2.00 per share					25,000	25	49,975						50,000

Other:

Common stock issued in exchange for investment in real estate on September 18, 2006, at $2.00 per share, plus 22,500 warrants					22,500		45,000						45,000

Common stock issued for conversion of old GRC (shell)'s debt on September 26, 2006, at approximately $0.05 per share					2,681,837	2,682	118,000						120,682

Stock subscriptions receiveable, net										(582,511)			(582,511)

Reclass deferred compensation due to adoption of SFAS 123(R)							(436,000)		436,000				-

Amortization of deferred compensation							109,000						109,000

Effect of reverse merger September 22, 2006					72,241	48,761	(169,444)						(120,683)

Common and Preferred Stock A issued for merger with Mobilestream Oil, Inc. on December 31, 2006, at $0.26 per share plus 27,205,867 warrants	35,236,188	35,236			11,145,255	11,145	3,310,274	(10,498)					3,346,157

Cancellation of shares for merger with Mobilestream, Inc. on November 28, 2006					(37,500,000)	(37,500)	37,500						-

Reclassification of derivative liability on warrants							(16,139,529)						(16,139,529)

Net loss for the year ended December 31, 2006								(5,010,541)					(5,010,541)

Balance at December 31, 2006	35,236,188	35,236	-	-	(25,113,329)	25,113	(6,648,402)	(7,696,594)	-	(660,693)	-	-	(14,945,340)

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)	Deficit	(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock shares issued for cash :

Common stock issued for cash on January 29, 2007, at $0.30 per share					8,000	8	2,392						2,400

Common stock issued for cash on February 2, 2007, at $0.30 per share					3,500	4	1,046						1,050

Common stock issued for cash on February 21, 2007, at $0.30 per share					6,000	6	1,794						1,800

Common stock issued for cash on March 7, 2007, at $1.08 per share					186,822	187	201,156						201,343

Common stock issued for cash from April 2, 2007, at $0.32 per share					88,800	89	28,327						28,416

Common stock issued for cash from April 23, 2007, at $0.32 per share					66,500	67	21,213						21,280

Common stock issued for cash from April 30, 2007, at $0.32 per share					47,500	48	15,152						15,200

Common stock issued for cash from May 7, 2007, at $0.32 per share					9,100	9	2,903						2,912

Common stock issued for cash from May 14, 2007, at $0.32 per share					39,900	40	12,728						12,768

Common stock issued for cash from May 21, 2007, at $0.32 per share					56,588	57	18,051						18,108

Common stock issued for cash from May 29, 2007, at $0.32 per share					39,000	39	12,441						12,480

Common stock issued for cash from June 4, 2007, at $0.32 per share					19,873	20	6,339						6,359

Common stock issued for cash from June 11, 2007, at $0.32 per share					113,703	114	34,621						34,735

Common stock issued for cash from June 25, 2007, at $0.32 per share					18,600	19	5,933						5,952

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on October 25, 2007, at $2.00 per share					2,500	2	4,998						5,000

Common stock issued for cash on December 20, 2007, at $1.00 per share plus 625,000 warrants					1,000,000	1,000	999,000						1,000,000

Common Stock Shares issued for services rendered:

Common stock issued for services rendered, on March 19, 2007, at $1.00 per share					5,000	5	4,995						5,000

Common stock issued for services rendered, on March 19, 2007, at $0.50 per share					20,000	20	9,980						10,000

Common stock issued for services rendered, on March 20, 2007, at $0.50 per share					11,000	11	10,989						11,000

Common stock issued to employee for services rendered, on April 20, 2007, at $1.38 per share					250,000	250	344,750						345,000

Common stock issued for services rendered, on May 30, 2007, at $1.05 per share					3,417	3	3,301						3,304

Common stock issued to employee for services rendered, on June 1, 2007, at $1.36 per share					194,500	195	264,325						264,520

Common stock issued for services rendered, on July 9, 2007, at $1.00 per share					4,700	4	4,696						4,700

Common stock issued for services rendered, on July 18, 2007, at $0.80 per share					37,500	37	29,963						30,000

Common stock issued to employee for services rendered, on August 1, 2007, at $4.43 per share					100,000	100	442,900						443,000

Common stock issued to employee for services rendered, on August 19, 2007, at $4.50 per share					250,000	250	1,124,750						1,125,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on August 30, 2007, at $2.27 per share					3,745	3	8,497						8,500

Common stock issued for services rendered, on August 30, 2007, at $0.69 per share					30,041	30	20,698						20,728

Common stock issued for services rendered, on August 31, 2007, at $3.41per share					1,000	1	3,409						3,410

Common stock issued for services rendered, on August 31, 2007, at $3.41 per share					10,000	10	34,090						34,100

Common stock issued for services to be performed, service valued on August 31, 2007, at $3.41 per share					350,000	350	1,193,150						1,193,500

Common stock issued for services to be performed, service valued on September 14, 2007, at $2.29 per share					150,000	150	343,350						343,500

Common stock issued to employee for services rendered, on October 1, 2007, at $2.60 per share					300,000	300	779,700						780,000

Common stock issued for services to be performed, service valued on October 02, 2007, at $2.47 per share					350,000	350	864,150						864,500

Common stock issued for services to be performed, service valued on October 02, 2007, at $2.40 per share					75,000	75	179,926						180,001

Common stock issued for services rendered, on October 9, 2007, at $2.69 per share					47,579	47	127,703						127,750

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued to employee for services rendered, on October 22, 2007, at $1.86 per share					50,000	50	92,950						93,000

Common stock issued for services rendered, on October 29, 2007, at $2.25 per share					150,000	150	337,350						337,500

Common stock issued for services rendered, on November 9, 2007, at $3.23 per share					130,000	130	419,770						419,900

Common stock issued for services rendered, on November 19, 2007, at $3.50 per share					50,000	50	174,950						175,000

Common stock issued for services rendered, on November 26, 2007, at $3.01 per share					30,000	30	90,270						90,300

Common stock issued for services rendered, on December 3, 2007, at $2.00 per share					45,094	45	89,955						90,000

Common stock issued for services rendered, on December 4, 2007, at $3.15 per share					50,000	50	157,450						157,500

Common stock issued for services rendered, on December 11, 2007, at $2.50 per share					200,000	200	499,800						500,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on December 17, 2007, at $1.446 per share					400,000	400	578,052						578,452

Common stock issued for services rendered, on December 17, 2007, at $2.50 per share					100,000	100	249,900						250,000

Common stock issued for services rendered, on December 18, 2007, at $3.02 per share					50,000	50	150,950						151,000

Common stock issued for services rendered, on December 21, 2007, at $3.00 per share					40,000	40	119,960						120,000

Common stock issued for services rendered, on December 27, 2007, at $3.10 per share					50,000	50	154,950						155,000

Other:

Preferred Stock B Shares issued for settlement of services			1,000	1			399,999						400,000

Treasury stock, purchased from former officer on May 17, 2007, at $.70 per share					(94,961)						(66,473)		(66,473)

Stock subscriptions receiveable, net										475,000			475,000

Amortization of deferred compensation							109,000						109,000

Reclassification of derivative liability into additional paid in capital due to cancellation of warrants							2,187,850						2,187,850

Net loss for the year ended December 31, 2007 (Restated, see Note 20)								(6,578,331)					(6,578,331)

Balance at December 31, 2007 (Restated, see Note 20)	35,236,188	35,236	1,000	1	30,263,330	30,358	6,328,170	(14,274,925)	-	(185,693)	(66,473)	-	(8,133,326)

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock shares issued for cash :

Common stock issued for cash on February 19, 2008, at $2.00 per share					17,000	17	33,983						34,000

Common stock issued for cash on March 5, 2008, at $1.61 per share					31,057	31	49,969						50,000

Common stock issued for cash on March 18, 2008, at $1.00 per share, plus 850,669 warrants					850,669	851	849,818						850,669

Common stock issued for cash on March 26, 2008, at $1.00 per share, plus 1,138,500 warrants					1,138,500	1,138	1,137,362						1,138,500

Common stock issued for cash on March 26, 2008, at $1.18 per share					9,000	9	10,611						10,620

Common stock issued for cash on April 1, 2008, at $1.00 per share, plus 3,387,980 warrants					3,387,980	3,388	3,384,593						3,387,981

Common stock issued for cash on April 11, 2008, at $1.11 per share, plus 1,929,775 warrants					1,929,775	1,930	2,148,662						2,150,592

Common stock issued for cash on April 25, 2008, at $1.19 per share, plus 1,487,139 warrants					1,487,139	1,487	1,771,366						1,772,853

Common stock issued for cash on May 15, 2008, at $1.10 per share plus 39,100 warrants					39,100	39	42,891						42,930

Common stock issued for cash on June 12, 2008, at $1.00 per share, plus 236,909 warrants					236,909	237	236,672						236,909

Common stock issued for cash on June 23, 2008, at $1.00 per share					250,000	250	249,750						250,000

Common stock issued for cash on July 1, 2008, at $1.00 per share, plus 391,730 warrants					391,730	392	391,338						391,730

Common stock issued for cash on July 21, 2008, at $1.00 per share, plus 73,480 warrants					73,480	73	73,407						73,480

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for cash on August 21, 2008, at $.88 per share					10,000	10	8,740						8,750

Common stock issued for cash on September 4, 2008, at $1.04 per share					13,867	14	14,384						14,398

Common stock issued for cash on September 29, 2008, at $1.00 per share					1,723,844	1,724	1,722,120						1,723,844

Common stock issued for cash on October 7, 2008, at $1.00 per share					497,375	497	496,878						497,375

Common stock issued for cash on October 7, 2008, at $1.00 per share					7,500	8	7,492						7,500

Common stock issued for cash on October 10, 2008, at $1.00 per share					10,000	10	9,990						10,000

Common stock issued for cash on October 15, 2008, at $1.00 per share, plus 2,500 warrants					241,000	241	240,359						240,600

Common stock issued on December 16, 2008, at $0 per share					850,000	850	1,089						1,939

Common stock shares issued for services rendered:

Common stock issued for services rendered, on February 1, 2008, at $2.95 per share					100,000	100	294,900						295,000

Common stock issued for services rendered, on February 6, 2008, at $2.63 per share					150,000	150	394,350						394,500

Common stock issued for services rendered, on February 13, 2008, at $2.39 per share					12,500	13	29,862						29,875

Common stock issued for services rendered, on February 15, 2008, at $2.42 per share					20,000	20	48,380						48,400

Common stock issued for services rendered, on February 28, 2008, at $2.15 per share					25,000	25	53,725						53,750

Common stock issued for services rendered, on February 29, 2008, at $2.19 per share					175,000	175	383,075						383,250

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on March 14, 2008, at $2.10 per share					5,000	5	10,495						10,500

Common stock issued for services rendered, on March 18, 2008, at $1.60 per share					30,000	30	47,970						48,000

Common stock issued for services rendered, on March 19, 2008, at $1.60 per share					20,000	20	31,980						32,000

Common stock issued for services rendered, on March 31, 2008, at $1.90 per share					350,000	350	664,650						665,000

Common stock issued for services rendered, on April 1, 2008, at $1.95 per share					70,000	70	136,430						136,500

Common stock issued for penalty, on April 2, 2008, at $1.84 per share					50,000	50	91,950						92,000

Common stock issued for services rendered, on April 4, 2008, at $1.90 per share					20,000	20	37,980						38,000

Common stock issued for services rendered, on April 4, 2008, at $1.90 per share					1,066,666	1,067	2,025,598						2,026,665

Common stock issued for services rendered, on April 14, 2008, at $3.05 per share					150,000	150	457,350						457,500

Common stock issued for services rendered, on April 29, 2008, at $3.07 per share					883,333	883	2,710,950						2,711,833

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on May 7, 2008, at $2.55 per share					1,000,000	1,000	2,549,000						2,550,000

Common stock issued for services rendered, on May 12, 2008, at $2.65 per share					20,000	20	52,980						53,000

Common stock issued for services rendered, on May 13, 2008, at $2.79 per share					50,000	50	139,450						139,500

Common stock issued for services rendered, on June 3, 2008, at $2.10 per share					150,000	150	314,850						315,000

Common stock issued for services rendered, on June 11, 2008, at $2.25 per share					88,750	89	199,599						199,688

Common stock issued for services rendered, on June 13, 2008, at $2.25 per share					125,000	125	281,125						281,250

Common stock issued for penalty to "POOF", on June 30, 2008, at $2.09 per share					650,000	650	1,357,850						1,358,500

Common stock issued for services rendered, on July 14, 2008, at $1.66 per share					200,000	200	331,800						332,000

Common stock issued for services rendered, on July 25, 2008, at $1.40 per share					75,000	75	104,925						105,000

Common stock issued for services rendered, on August 8, 2008, at $1.03 per share					75,000	75	77,175						77,250

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock issued for services rendered, on August 25, 2008, at $1.25 per share					6,000	6	7,494						7,500

Common stock issued for services rendered, on September 8, 2008, at $.96 per share					1,500,000	1,500	1,438,500						1,440,000

Common stock issued for services rendered, on October 7, 2008, at $1.49 per share					100,000	100	148,900						149,000

Common stock issued for services rendered, on October 15, 2008, at $1.25 per share					60,000	60	74,940						75,000

Common stock issued for services rendered, on October 20, 2008, at $1.50 per share					125,000	125	187,375						187,500

Common stock issued for services rendered, on October 24, 2008, at $1.37 per share					100,000	100	136,900						137,000

Common stock issued for services rendered, on October 31, 2008, at $1.55 per share, plus 300,000 warrants					150,000	150	232,350						232,500

Common stock issued for services rendered, on December 16, 2008, at $1.35 per share					12,600	13	16,997						17,010

Common stock issued for services rendered, on December 18, 2008, at $1.08 per share					100,000	100	107,900						108,000

Common stock issued to employees for services rendered, on June 26, 2008, at $2.08 per share					7,500	8	16,632						16,640

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock warrants and option activity:

Common Stock Warrants issued for services (BOD) on February 7, 2008, at $2.43 per share (6,000 warrants)							21,870						21,870

Common Stock Warrants issued for services (BOD) on May 21, 2008, at $2.47 per share (9,000 warrants)							14,795						14,795

Common Stock Warrants issued for services (BOD) on September 23, 2008, at $2.25 per share (25,000 warrants)							50,000						50,000

Common Stock Warrants issued for services (BOD) on November 13, 2008, at $1.35 per share (20,000 warrants)							24,600						24,600

Common Stock Warrants issued for services to non-employee on September 3, 2008, at $2.75 per share (76,500 warrants)							78,030						78,030

Common Stock Warrants issued for services to non-employee on October 1, 2008, at $1.36 per share (300,000 warrants)							102,285						102,285

Common Stock Warrants exercised cashless by Nutmeg/Black Diamond on April 2, 2008, at $1.84 per share					58,478	58	(58)						-

Common Stock Warrants exercised cashless by Nutmeg/Black Diamond on April 2, 2008, at $1.84 per share					66,011	66	(66)						-

Common Stock Warrants exercised cashless by POOF on July 3, 2008, at $1.42 per share					325,957	326	(326)						-

Common Stock Options issued to employee on October 1, 2008, at fair value of $1.04 per share							1,040,000						1,040,000

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Other:

Preferred stock B - converted to common stock on April 8, 2008			(1,000)	(1)	206,559	207	(206)

Preferred stock A - converted by former officer into common stock on June 25, 2008	(1,791,064)	(1,791)			895,532	895	896						-

Preferred stock A - converted by former officer into common stock on August 13, 2008	(33,440,124)	(33,440)			16,720,062	16,720	16,720						-

Treasury stock, purchased from former officer on August 13, 2008, for $.25 per share					(6,600,000)						(1,650,000)		(1,650,000)

Stock subscription receivable, net							(130,518)			185,693			55,175

Record other comprehensive loss - net unrealized gain /(loss) on short-term investments:

Other comprehensive loss - net unrealized loss recorded at June 30, 2008												(142,312)	(142,312)

Other comprehensive loss - net unrealized loss recorded at September 30, 2008												(819,015)	(819,015)

Other comprehensive loss - net unrealized loss recorded at December 31,2008												(114,073)	(114,073)

Reclassification of unrealized loss deemed to be other than temporary												837,850	837,850

Amortization and write-off of deferred compensation							218,000						218,000

Net loss for the year ended December 31, 2008								(15,495,349)					(15,495,349)

Balance at December 31, 2008	5,000	$5	-	$-	62,854,203	$69,549	$35,842,053	$(29,770,274)	$-	$-	$(1,716,473)	$(237,550)	$4,187,310

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
(A Development Stage Company)
Consolidated Statements of  Stockholders' Equity (Deficit)

							(Restated)		(Restated)				(Restated)
	Preferred Stock A		Preferred Stock B		Common Stock			Deficit Accumulated				Accumulated
	Preferred	Par Value $.001	Preferred	Par Value $.001	Common	Par Value $.001	Additional Paid-In	during the Development	Deferred	Stock Subscription	Treasury	Other Comprehensive
	Shares	$ Amount	Shares	$ Amount	Shares	$Amount	Capital	Stage	Compensation	Receivable	Stock	Loss	Total

Common stock shares issued for services rendered:

Common stock issued for services rendered, on Jan. 8, 2009, at $1.17 per share plus 150,000 warrants					60,000	60	70,140						70,200

Common stock issued for services rendered, on Feb 24, 2009, at $1.30 per share					15,000	15	19,485						19,500

Common stock issued for services rendered, on March 20, 2009, at $1.25 per share plus 60,041 warrants					19,000	19	23,731						23,750

Common stock warrants and option activity:

Common Stock Warrants issued for services Non-Employees on Jan. 2, 2009, at $1.50							25,787						25,787

Common Stock Warrants issued for services Non-Employees on Feb. 18, 2009, at $2.50							31,666						31,666

Common Stock Warrants issued for services Non-Employees on March 2, 2009, at $1.02							9,103						9,103

Common Stock Warrants issued for services (BOD) on March 27, 2009, at $1.04							27,119						27,119

Common Stock Warrants amortization expense issued for services Non-Employees on October 31, 2008, at $1.58							102,285						102,285

Record Common Stock Options expense for options issued to employee on October 1, 2008, at fair value of $1.04 per share							260,000						260,000

Other:

Preferred stock A - converted to common stock on January 6, 2009	(5,000)	(5)			2,500	2	3						-

Record other comprehensive loss - unrealized loss recorded at March 31, 2009												(312,891)	(312,891)

Net loss for the period ended March 31, 2009								(1,697,362)					(1,697,362)
								.
Balance at March 31, 2009	-	$-	-	$-	62,950,703	$69,645	$36,411,372	$(31,467,636)	$-	$-	$(1,716,473)	$(550,441)	$2,746,467

See accompanying notes to the condensed consolidated financial statements.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and should be read in conjunction with the consolidated financial statements of Global Resources Corporation included in form 10-K for the year ending December 31, 2008.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three months ended March 31, 2009 are not necessarily indicative of the results that maybe expected for the year ended December 31, 2009.

Nature of Business

Global Resource Corporation's ("GRC" or, "the Company") business plan is to research, develop and market the business of decomposing petroleum-based materials by subjecting them to a fixed-frequency microwave radiation (the "Technology") at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits and waste oil streams.

The Company's business goals for exploitation of the Technology are as follows:

1)	The design, manufacture and sale of machinery and equipment units, embodying the Technology.
2)	The ownership and operation of plants to use the Technology in conjunction with other investors.
3)	The formation of Joint-Venture relationships with established companies.

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".  The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and resources in bringing its product to the market and the raising of capital. The Company has not commenced any commercial operations as of December 31, 2008.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC")

Prior to September 22, 2006, the old GRC (shell) was a shell company ("old GRC (shell)").

On September 22, 2006, the old GRC shell completed the acquisition of Carbon Recovery Corporation ("CRC"), a New Jersey corporation formed on July 19, 2002, pursuant to a July 2006 plan and agreement of reorganization ("CRC Acquisition Agreement").

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 1- NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

Basis of Presentation (continued)

On December 31, 2006, the Company completed the acquisition of Mobilestream Oil, Inc. ("Mobilestream") in a transaction deemed to be a merger of entities under common control.

Each of the foregoing transactions changed the reporting entity of the Company.  As a result of the CRC transaction, the Company's reporting reflected the historical accounts of CRC.  Subsequently, as a result of the Mobilestream transaction, the Company's financial statements were combined with Mobilestream on an "as-if" pooling basis since the date common control was established. As a result of a February 2006 recapitalization transaction between Mobilestream, legal acquirer, and PSO Enterprises, Inc. ("PSO") (surviving corporation of a January 2006 merger with a related party, Careful Sell Holdings, LLC ("Careful Sell"), accounting acquirer, common control was established at February 17, 2005, the inception date of Careful Sell.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Short Term Investments

Cash in excess of operating requirements is invested in marketable debt and equity securities, all of which are classified as available for sale, and are carried at their fair value.  The unrealized gains or losses of these investments, which are deemed to be temporary in nature are recorded as part of accumulated other comprehensive income (loss), are included in the consolidated statement of stockholders' equity. Realized gains or loss and declines in value judged to be other-than-temporary on these investments are recognized as realized gains or losses in the consolidated statements of operations and comprehensive income (loss).

Patents

Legal fees associated with patents, which are expected to be issued are recorded as prepaid patent costs on the accompanying consolidated balance sheets.  Upon approval by the relevant patent office, the prepaid patent costs will be reclassified to an intangible asset, and amortized over the expected life of the patent.  The value of the patent(s) will be reviewed each year for possible impairment and expensed in the year it is determined that a write-down in the value of the patent is required.  Prepaid patent costs associated with patents which are not approved or abandoned are expensed in the period in which such patents are not approved or are abandoned.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Costs

The Company complies with the accounting and reporting requirements of SFAS No. 2, "Accounting for Research and Development Costs (as amended)".  Research and development ("R & D") costs consist of all activities associated with the development and enhancement of products using the Company's microwave Technology.  R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our Technology.   R & D costs are expensed when incurred.   The amounts charged to operations for the three months ended March 31, 2009 and 2008, and for the cumulative period July 19, 2002 (inception) to March 31, 2009 were $242,899, $126,258 and $1,523,938, respectively.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R, "Share-Based Payment," requiring the expense recognition of the estimated fair value of all share-based payments issued to employees. Prior to this, the estimated fair value associated with such awards was not recorded as an expense, but rather was disclosed in a footnote to the Company's consolidated financial statements. The compensation cost associated with these awards is recorded as an expense within the same functional expense category as cash compensation for the respective grantee. No tax benefit has been recognized with respect to this expense.

The Company expects that share-based compensation expense will continue to have a material impact on its financial results for all subsequent fiscal years.

Prior to January 1, 2006, the Company accounted for its stock-based compensation using the intrinsic value method of accounting under the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The Company's stock-based compensation awards have generally been granted with an exercise price equal to the estimated fair value of the underlying common stock on the grant date, and accordingly, any stock-based compensation related to stock option grants was not material under APB No. 25. The Company applied the disclosure provisions under SFAS No. 123, "Accounting for Stock-Based Compensation" and related interpretations as if the fair value had been applied in measuring compensation expense. As a result, stock-based compensation expense, based upon the fair value method, is included as a pro forma disclosure in the notes to the Company's consolidated financial statements.

The effect on the Company's net loss as if the Company had applied the fair value recognition provisions of SFAS No. 123R to stock-based compensation during the cumulative period July 19, 2002 (inception) to March 31, 2009 was not material.

On January 1, 2006, the Company adopted the provisions of SFAS No. 123R using the modified prospective transition method. The total expense associated with stock-based employee compensation was approximately $260,000 for the three months ended March 31, 2009, and $1,300,000 for the period July 19, 2002 (inception) to March 31, 2009.  There was no expense associated with stock-based employee compensation for the three months ended March 31, 2008.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (continued)

For non-employees, stock grants and stock issued for services are valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of stock at the date the agreement is reached, whichever is more readily determinable.  Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement is reached.

Earnings (Loss) Per Share of Common Stock

The Company complies with the accounting and reporting requirements of SFAS No. 128, "Earnings Per Share".   Basic loss per share is calculated by dividing net loss attributable to common shares by the weighted average number of outstanding common shares for the period.  Diluted earnings per common share includes dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants and the conversion of convertible preferred stock.

Unexercised common stock options and warrants to purchase common stock, and preferred stock convertible into common stock as of March 31, 2009 and 2008 respectively, are as follows:

	As of March 31, 2009	As of March 31, 2008
Options	5,200,000	200,000

Warrants	21,725,836	15,318,182

Convertible preferred stock	-	17,822,153

Total	26,925,836	33,340,335

The foregoing common stock equivalents were excluded from the calculation of diluted net loss per common share because their inclusion would have been anti-dilutive as of March 31, 2009.

Derivative Financial Instruments

The Company accounts for financial instruments that are indexed to and potentially settled in, its own stock in accordance with the provisions of Emerging Issues Task Force ("EITF") No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in  a Company's Own Stock".  These financial instruments include freestanding warrants and options to purchase the Company's common stock.   Under certain circumstances that would require the Company to settle these equity items in cash, and without regard to probability, EITF No. 00-19 would require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting date, with such adjustments reflected in the Company's consolidated statements of operations.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 is intended to improve financial reporting of derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS No. 161 became effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company adopted SFAS No. 161 in the first quarter of 2009. The adoption of SFAS No. 161 did not have a material impact on the consolidated financial statements.

On April 9, 2009, the FASB issued FASB Staff Position ("FSP") FAS 107-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS 107-1"). FAS FSP 107-1 amends SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FAS FSP 107-1 also amends APB No. 28, "Interim Financial Reporting", to require those disclosures in summarized financial information at interim reporting periods. FAS FSP 107-1 shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP if certain requirements are met. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The Company expects to adopt this FSP for the quarter ending June 30, 2009 and does not expect the adoption of this FSP to have a material impact on its consolidated financial statements.

On April 9, 2009, the FASB issued FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"). FSP FAS 157-4 affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction; clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active; eliminates the proposed presumption that all transactions are distressed (not orderly) unless proven otherwise. The FSP instead requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. In addition, FSP FAS 157-4 requires an entity to disclose a change in valuation technique (and the related inputs) resulting from the application of the FSP and to quantify its effects, if practicable. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 if certain requirements are met. It must be applied prospectively and retrospective application is not permitted. The Company expects to adopt this FSP for the quarter ending June 30, 2009 and does not expect the adoption of this FSP to have a material impact on its consolidated financial statements.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

On April 9, 2009, the FASB issued FSP FAS 115-2 and FSP FAS 124-2 "Recognition and Presentation of Other-Than-Temporary Impairments." These FSP's are intended to bring consistency to the timing of impairment recognition, and provide improved disclosures about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. These FSP's also require increased and more timely disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. These FSP's shall be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. If an entity elects to adopt early either FSP FAS 157-4 or FSP FAS 107-1 and APB. No. 28-1, "Interim Disclosures about Fair Value of Financial Instruments", the entity also is required to adopt early these FSP's. Additionally, if an entity elects to adopt early these FSP's, it is required to adopt FSP FAS 157-4

These FSP's do not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, these FSP's require comparative disclosures only for periods ending after initial adoption.

Reclassification

Certain amounts for the three months ended March 31, 2008, and for the cumulative period from July 19, 2002 (inception) to March 31, 2009 have been reclassified in the comparative consolidated financial statements to be comparable to the presentation for the three months ended March 31, 2009.   These reclassifications, along with certain income adjustments, are further described in Note 11.

NOTE 3 - GOING CONCERN

As shown in the accompanying condensed financial statements, the Company incurred substantial net losses in the amount of $1,697,362 for the three months ended March 31, 2009 and $31,467,636 for the cumulative period from July 19, 2002 (inception) to March 31, 2009. The Company also had negative cash flows from its operations in the amount of $1,437,965 and $13,982,458 for the three month period ended March 31, 2009 and for the cumulative period from July 19, 2002 (inception) to March 31, 2009, respectively.  Additionally, the Company has had no revenue since inception.

Based on the Company's current operating plan, the total cash expenditures needed for the next twelve months are expected to exceed the Company's cash, cash equivalents and short-term investments, aggregating approximately $2,500,000, as of March 31, 2009.  Our assessment of our cash needs may be affected by changes in our assumptions relating to our technological and engineering requirements in the development of our products as well as payroll, staff and administrative related matters.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 3 - GOING CONCERN (CONTINUED)

The Company has completed a prototype fixed frequency microwave reactor system, named "Patriot-1" which it has used to demonstrate the decomposition of tires into diesel oil fuel, methane gas and carbon ash.  From May 4, 2009 to May 8, 2009, the Company provided a public demonstration of the Patriot-1 to prospects, partners and dignitaries at our outside contract manufacturer's facility (Ingersoll Production System) located in Rockford, Illinois. The Company is currently in negotiations with prospective customers for orders of our equipment. It will take the Company approximately twelve months to deliver a system from the time the Company receives an order. Each order will be accompanied by a cash deposit from the purchaser which will be recorded as deferred revenue until the equipment is shipped, installed and operating successfully at the destination site.

The Company's plans to address the expected cash shortfall are dependent upon its ability to raise capital or to secure significant sales orders of our system as a source of revenue.  There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations thus raising substantial doubt about the Company's ability to continue as a going concern.  The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities in the normal course of business.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company has engaged Clark Resources, Inc. ("Clark"), a governmental relations consulting firm located in Harrisburg, Pennsylvania, to provide consulting services with respect to governmental issues concerning permits and funding.  The Company has a monthly retainer agreement in the amount of $5,000 with Clark and for the three month period ended March 31, 2009 and 2008, and for the cumulative period July 12, 2002 (inception) to March 31, 2009, paid Clark Resources a total of $15,000, $15,000, and $169,670, respectively.  The president and CEO of Clark is Frederick A. Clark, who has served as a director of the Company since December 2006.

On October 1, 2008, the Company entered into a four month consulting agreement with LP (Origination) Limited ("LP"), a company incorporated in the United Kingdom, to provide consulting services relating to the oil and gas industries.  The Company issued 100,000 shares of its common stock to LP on October 7, 2008 for payment of these consulting services, and the related $37,250 of the total charge of $149,000 was recorded as prepaid services on the consolidated balance sheet at December 31, 2008.  For the three month period ending March 31, 2009, a  charge to operations, which is reflected in general and administrative expenses on the condensed statement of operations and comprehensive loss, was $56,750.  The president of LP is Peter A. Worthington, who has served as a director of the Company since August 2008.  In addition to the common shares issued to LP, the Company also paid a fee in the amount of $90,000 to Mr. Worthington for the services provided under the agreement in December 2008.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 4 - RELATED PARTY TRANSACTIONS (CONTINUED)

On September 4, 2008, the Company entered into a consulting agreement with Paul Sweeney for services relating to investor relations and other investment banking services.  On September 8, 2008, the Company issued 1,500,000 shares of its common stock to Mr. Sweeney valued at $1,440,000 for his consulting services.  The Company recorded an expense of $360,000 to the condensed consolidated statement of operations and comprehensive loss for the three month period ended March 31, 2009 and $600,000 is the balance on the condensed consolidated balance sheet classified as prepaid services as of March 31, 2009.   Mr. Paul Sweeney has served as a director of the Company since August 2008.

In November 2007, the Company entered into a six month consulting agreement with Worldwide Strategic Partners, Inc. ("Worldwide"), a corporation in which General Lincoln Jones III, one of our directors, has an ownership interest in excess of ten percent. The consulting agreement was executed and delivered approximately six months before General Jones became a director of our Company. Subsequent to the execution of the consulting agreement with Worldwide, the Company issued a total of 150,000 shares of its common stock to Worldwide and its assignees valued at $448,000 through June 30, 2008, of which 31,250 shares were distributed to General Jones. On May 26, 2008, the Company and Worldwide terminated the November 2007 consulting agreement by agreeing to pay Worldwide a total of 275,000 shares of its common stock for its services, inclusive of the 150,000 shares already issued. The residual expense of $281,250 associated with consulting services was recorded to the consolidated statement of operations and comprehensive loss in general and administrative expenses in the third quarter of 2008.  On May 26, 2008, the Company entered into a new five year consulting agreement with Worldwide expiring on May 26, 2013, pursuant to which Worldwide will identify potential acquisition candidates or joint venture partners for the Company, and upon closing a transaction with any such candidate, the Company will pay Worldwide a fee based upon a percentage of the value of the transaction beginning with 5% of the first $1,000,000 dollars, and declining 1% for each successive $1,000,000 increase in transaction value until Worldwide receives 1% of the transaction value in excess of $4,000,000.

NOTE 5 - STOCKHOLDERS' EQUITY

Common stock issued for services to non-employees

During the three months period ended March 31, 2009, the Company issued a total of 94,000 shares of its common stock to non-employees for services rendered or to be rendered.  These services were valued at $113,450.

Preferred Stock

In January 2009, the remaining 5,000 shares of Preferred Stock A, held by a person related to the Company's former Chief Executive Officer, Frank Pringle, was converted into 2,500 shares of common stock.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

Warrants

During the period from July 19, 2002 (inception) to March 31, 2009, the Company granted two types of warrants: (a) Purchase warrants - sold in conjunction with the sale of common stock and (b) Compensation warrants - grants to non-employee consultants for services provided or to be provided.  Warrants issued in association with the sale of common stock have no related expense, and accordingly no effect on the Company's results of operations. A fair value for each warrant is calculated using the Black-Scholes option-pricing model and a debit and credit is recorded to additional paid-in capital.   For Compensation warrants, the Company records the expense of options granted to non-employee consultants for services based on the estimated fair value of the warrants using the Black-Scholes option-pricing model on the grant date.  The Company believes that the estimated fair value of the warrants is more readily measurable than the fair value of services rendered.

The fair value of the warrants was determined using the Black-Scholes option-pricing model with the following assumptions:

	2009	July 19, 2002 (inception) to March 31, 2009

Dividend yield	0%	0%
Expected volatility	132% - 149%	100% - 240%
Risk-free interest rate	.80% - 1.87%	.80% - 4.97%
Expected life	1.3 - 5 years	.5 years - 5 years
Expected forfeiture rate	0%	0%

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

Warrants (continued)

A summary of the status of the Company's stock warrants for the three month period ended March 31, 2009 is as follows:

	Warrants	Range of Exercise price	Weighted Average Exercise price
Balance at December 31, 2008	21,425,795	$.80 - $4.75	$ 2.79

Granted	300,041	$1.02 - $2.50	$ 1.33
Cancelled	-
Exercised	-
Balance at March 31, 2009	21,725,836	$.80 - $4.75	$ 2.77
Exercisable at March 31, 2009	10,806,429		$ 2.00

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

Warrants (continued)

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding at 03/31/09	Weighted Average Remaining Contractual life	Weighted Average Exercise price	Number Outstanding at 03/31/09	Weighted Average Exercise price
$ 0.80	400,000	0.75	$ 0.80	400,000	$ 0.80
$ 1.02	60,000	4.92	$ 1.02	-	$ 1.02
$ 1.04	30,000	5.00	$ 1.04	30,000	$ 1.04
$ 1.35	20,000	4.58	$ 1.35	20,000	$ 1.35
$ 1.50	150,000	1.75	$ 1.50	-	$ 1.50
$ 2.00	9,847,782	0.75	$ 2.00	9,537,782	$ 2.00
$ 2.25	25,000	4.50	$ 2.25	25,000	$ 2.25
$ 2.50	350,041	1.75	$ 2.50	350,041	$ 2.50
$ 2.63	6,000	3.92	$ 2.63	6,000	$ 2.63
$ 2.75	5,734,546	0.58	$ 2.75	428,606	$ 2.75
$ 2.83	9,000	4.17	$ 2.83	9,000	$ 2.83
$ 4.00	1,387,600	0.58	$ 4.00	-	$ 4.00
$ 4.75	3,705,867	0.58	$ 4.75	-	$ 4.75
	21,725,836		$ 2.78	10,806,429	$ 2.00

Compensation warrants

During the three month period ended March 31, 2009, the Company granted 300,041 common stock warrants to non-employees for service provided or to be provided.   The distribution of these warrants is as follows:  On January 2, 2009, 150,000 warrants issued with exercise price of $1.50 and are exercisable until December 31, 2010, on February 18, 2009, 60,041 warrants issued with exercise price of $2.50 and are exercisable until June 30, 2010, on March 2, 2009, 60,000 warrants issued with exercise price of $1.02 and are exercisable until March 2, 2014, and on March 27, 2009, 30,000 warrants issued with exercise price of $1.04 and are exercisable until March 27, 2014.  The fair value of the warrants was determined using the Black-Scholes option pricing model.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

CRC and Mobilestream Warrants (Derivative Liabilities)

In conjunction with the CRC Acquisition Agreement and the Mobilestream acquisition agreement (see Note 1) (together, "the 2006 Acquisition Agreements"), the Company exchanged or issued common stock purchase warrants ("Acquisition Warrants").   The Acquisition Warrants consisted of an aggregate 5,305,940 of CRC's Class B and Class D ("CRC B & D") warrants, 1,397,800 of CRC's Class E ("CRC E") warrants and 27,205,867 Mobilestream warrants, of which 23,500,000 Mobilestream warrants were issued directly to Pringle and were subsequently cancelled in 2007.   The CRC B & D warrants had an original exercise price of $2.75 and an original expiration date of September 21, 2007.   The CRC E warrants had an original exercise price of $4.00 and an original expiration date of September 21, 2007.  The Mobilestream warrants had an original exercise price of $4.75 and an original expiration date of December 31, 2007.  On September 21, 2007, the Board of Directors extended the expiration date of the CRC B & D and CRC E warrants to December 31, 2007 and on December 31, 2007, the expiration date was further extended until December 31, 2008.  In November 2008, the Board of Directors amended the expiration date to 120 days subsequent to the effective date of a successful registration statement covering these warrants is filed with the SEC. On December 31, 2007, the Board of Directors extended the expiration date of the Mobilestream warrants to December 31, 2008 and, also in November 2008, amended the expiration date to 120 days subsequent to the effective date of a successful registration statement covering these warrants is filed with the SEC.   As of December 31, 2008 and through the date of this filing, the Company has not had its registration statements declared effective by the SEC.

Pursuant to the 2006 Acquisition Agreements, the Acquisition Warrants must be held in liquidating trusts indefinitely until they are registered or an exemption from such registration is available.   Further, unless the underlying shares have been registered, the trustees of the liquidating trusts may serve written demand on the Company that the shares issuable upon exercise of the Acquisition Warrants held by the trusts be registered.  The 23,500,000 Mobilestream warrants issued directly to Pringle were not held in a liquidating trust as required by the terms of the Mobilestream acquisition agreement.  Although these warrants were not held in the liquidating trust, the Company believes that they should still be subject to the terms of the Mobilestream acquisition agreement, and accordingly, were included in the computation of derivative liabilities as discussed below.

The Company analyzed the Acquisition Warrants in conjunction with the 2006 Acquisition Agreements pursuant to the provisions of EITF No. 00-19. Since the trustees of the liquidating trusts can serve written demand on the Company that the shares issuable upon the exercise of the Acquisition Warrants held by the trusts be registered and the 2006 Acquisition Agreements (i) do not specify any circumstances under which net-cash settlement would be permitted or required and (ii) do not specify how the contract would be settled in the event the Company is unable to deliver registered shares, the Acquisition Warrants do not meet all of the conditions required for equity classification.  Accordingly, the Company has classified the Acquisition Warrants as derivative liabilities at the time of the respective effective dates of each of the 2006 Acquisition Agreements.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

CRC and Mobilestream Warrants (Derivative Liabilities) (continued)

As derivative liabilities, the Acquisition Warrants are measured at fair value at each reporting period (marked to market) with gains and losses being recognized in earnings.  The Acquisition Warrants continue to be accounted for as derivative liabilities until a reclassification event such that the warrants are exercised, cancelled, expire or the 2006 Acquisition Agreements are modified to remove the registration restrictions.  Upon a reclassification event, the Acquisition Warrants would be reclassified from liability back to equity after a mark to market adjustment immediately prior to the reclassification event.  The Company calculates fair value of the Acquisition Warrants using a Black-Scholes option pricing model (see 2nd table below for underlying assumptions).

The impact of the application of EITF No. 00-19 on the Company's consolidated balance sheet as of March 31, 2009 and for the three-month period then ended is as follows:

Date	Derivative Liability on Consolidated Balance Sheets	Gain (Loss) impacting Consolidated Statements of Operations and Comprehensive Loss
March 31, 2009	895,980	695,854

The following table shows the variables used in the Black-Scholes option pricing model calculation used to determine the fair values for the derivative liability above:

Warrants	Date	Exercise Price	Market Price of Underlying Common Stock	Expected Volatility Rate	Risk Free Interest Rate	Expected Life
CRC B & D	03/31/2009	$ 2.75	$ 1.01	146%	.49%	7 months
CRC E	03/31/2009	$ 4.00	$ 1.01	146%	.49%	7 months
Mobilestream	03/31/2009	$ 4.75	$ 1.01	146%	.49%	7 months

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

Employee Options

On January 29, 2009, the Company authorized 35,000 common stock options to staff employees.  These options have an exercise price of $1.02, an expiration date of ten years from grant date and become fully vested on July 1, 2009.  These options were granted under the Company's 2008 Incentive Stock Option Plan, as amended and are subject to stockholder approval of an Amendment to the Plan, increasing the number of shares available for issuance.

On February 19, 2009, the Company authorized 75,000 common stock options to an employee.  These options have an exercise price of $1.27, and expire on February 19, 2019.  The option vest one-third on the one year anniversary of the grant date, one-third on the two year anniversary of the grant date one-third on the three year anniversary of the grant date.  These options were granted under the Company's 2008 Incentive Stock Option Plan, as amended, and are subject to stockholder approval of an Amendment to the Plan, increasing the number of shares available for issuance.

On September 23, 2008, as part of obligations under employment contracts, the Company authorized 8,500,000 stock options to four key executives, with 5,000,000 approved (to new CEO Eric Swain) and 3,500,000 stock options subject to stockholder approval.  These options have an exercise price of $1.18 per share and expire ten years after the vesting date.  1,000,000 of Mr. Swain's options vested immediately and the balance will vest in equal annual installments of 1,000,000 options on September 23, 2009 and on each anniversary thereafter for the three years thereafter.  Of the combined 3,500,000 options granted to the three other executives, one-fifth options will vest immediately upon approval of the amendment of the Company's stock option plan and the remainder will vest one-fifth on September 23, 2009 and an additional one-fifth on each anniversary thereafter for the next three years, provided that the executives are employed by the Company at each vesting date. The Company recorded an expense to general and administrative expenses in the accompanying 2009 condensed consolidated statement of operations and comprehensive loss in the amount of $260,000 for the approved options to the CEO, which represents the charge related to the options that had vested immediately.  As of March 31, 2009, total unrecognized compensation cost related to unvested stock options of the CEO is approximately $3,900,000, which is to be recognized over the expected term of five years.   The assumptions used in the Black-Scholes option-pricing model used to determine the fair value of the options are: a dividend yield of 0%; an expected volatility rate of 123.5%; a risk-free interest rate of 2.93%; and an expected life of approximately six years. Expected forfeitures were estimated to be 0%.  No expense has yet to be recorded for the unapproved options.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 5 - STOCKHOLDERS' EQUITY (CONTINUED)

Employee Options (continued)

A summary of the status of the Company's outstanding employee stock options as of March 31, 2009 is as follows:

	Number of Option shares	Weighted Average Exercise price	Number of vested Option shares
Options from July 19, 2002 (inception) to December 31, 2004	-
Granted	200,000	$ 1.00	50,000
Options as of December 31, 2005	200,000	$ 1.00	50,000
Options as of December 31, 2006	200,000	$ 1.00	100,000
Options as of December 31, 2007	200,000	$ 1.00	150,000
Granted	5,000,000	$ 1.18	1,000,000
Exercised	-	-	-
Forfeited/expired	-	-	-
Options as of December 31, 2008	5,200,000	$ 1.17	1,200,000
Granted	-	-	-
Exercised	-	-	-
Forfeited/expired	-	-	-
Options as of March 31, 2009	5,200,000	$ 1.17	1,200,000

The 4,060,000 options (for nine employees) awaiting stockholder approval are not included in summary table above because options under an arrangement that is subject to shareholder approval are not deemed to be granted until that approval is obtained, unless approval is essentially a formality, which the Company has deemed not to be the case.

As of March 31, 2009, 1,200,000 options are vested and no options have been exercised. The weighted average exercise price is $1.17.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Severance Agreement

On November 12, 2008, the Company entered into a severance agreement with Pringle, and 888 Corporation, a New Jersey corporation owned directly or indirectly by Pringle (the "Severance Agreement").  The Severance Agreement replaces a prior consulting agreement with 888 Corporation, which was approved by the Board of Directors on May 21, 2008.  Pursuant to the Severance Agreement, the Company has agreed to pay Pringle $200,000 per year for the six year period commencing on January 1, 2009 subject to Pringle and 888 Corporation's continued compliance with the terms of the Severance Agreement. Pursuant to the Severance Agreement, Pringle has returned 225,000 shares of the Company's common stock previously issued to him, and he resigned as a member of the Company's Board of Directors and in all other capacities. Pringle also agreed to restrict the amount of shares of the Company's common stock that he or his affiliates may sell to the following amounts: an aggregate of 400,000 shares of the Company's common stock in the three month period beginning February 1, 2009, an aggregate of 300,000 shares of the Company's common stock in the three month period beginning May 1, 2009 and an aggregate of 250,000 shares of Company's common stock in any three month period thereafter beginning with the three month period beginning August 1, 2009. The foregoing restrictions remain in place until Pringle has less than 5,000,000 shares of Company's common stock. Any transfers by Pringle in accordance with the foregoing restrictions remain subject to the Company's right of first refusal to purchase the stock. The Severance Agreement also provides for: (i) the immediate termination of the consulting agreement between the Company and 888 Corporation dated as of January 1, 2008 (though the Company has agreed to pay 888 Corporation the remainder of any payments otherwise due them through December 31, 2008); (ii) a nine year non-compete and non-solicitation agreement from Mr. Pringle; (iii) certain representations, warranties and covenants from Pringle and associated indemnification obligations; and (iv) mutual general releases and non-disparagement provisions.  The Company's pledge of its pending patents as collateral for the payments to Pringle was eliminated.

NOTE 7 - PATENTS

The Company currently has three utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately ten corresponding utility patent applications pending in international patent offices in commercially relevant countries. The Company's patent applications cover its proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits, and waste oil streams. Legal fees associated with the above mentioned patent applications are recorded as prepaid patent costs on the accompanying consolidated balance sheets.  Upon approval by the patent offices, the prepaid patent costs will be reclassified to an intangible asset and amortized over the expect life of the patent. The prepaid patent costs are $420,810 and $383,685 at March 31, 2009 and December 31, 2008, respectively.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 8 - SHORT TERM INVESTMENTS

Cash in excess of operating requirements is invested in marketable debt and equity securities.  All securities are considered available for sale and are carried at their fair value on the accompanying condensed March 31, 2009 balance sheet.

The Company held the following types of investments at March 31, 2009:

	Cost	Fair Value	Unrealized Gain/(Loss)	Realized Gain / (Loss)

Corporate Bonds	$1,446,049	$1,071,260	$(374,789)	$ -
Preferred Stock	1,681,202	667,700	(175,652)	(837,850)

total	$3,127,251	$1,738,960	$(550,441)	$(837,850)

The Company's investment in corporate bonds having unrealized losses are in the banking sector.  The Company evaluated the near-term prospects of the issuers.  Based on that evaluation and the Company's ability and intent to hold these investments for a reasonable period of time sufficient for a forecasted recovery of fair value, management does not consider these investments to be other than temporarily impaired at March 31, 2009.  Accordingly, the Company considers the $312,891 of unrealized losses on the investments in corporate bonds and preferred stock for the three month period ending March 31, 2009 to be a temporary loss on the investments in marketable securities that are available for sale, and has recorded this loss to accumulated other comprehensive loss in the stockholders' equity section of the accompanying consolidated balance sheet as of March 31, 2009.

NOTE 9 -   FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted SFAS No. 157 "Fair Value Measurements".  SFAS No. 157 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements.  SFAS No. 157's valuation techniques are based on observable and unobservable inputs.  Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions.  SFAS 157 classifies these inputs into the following hierarchy:

●	Level 1 Inputs - Quoted prices for identical instruments in active markets
●
Level 2 Inputs - Quoted prices for similar instruments in active markets; quoted prices for  identical or similar instruments in markets that are not active; and model-derived valuation whose inputs are observable or whose significant value drivers are observable

●	Level 3 Inputs - Instruments with primarily unobservable value drivers

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 9 -   FAIR VALUE MEASUREMENTS (CONTINUED)

The following table represents available for sale securities measured at fair value at March 31, 2009:

	Fair Value at March 31, 2009	Quoted Prices in Active Markets for Identical Assets ( Level 1)	Significant Other Observable Inputs ( Level 2)	Significant Unobservable Inputs ( Level 3)
Assets

Short-term investments	$1,738,960	$1,648,851	$90,109	$-
Liabilities
Derivative financial instruments	$895,980	$-	$-	$895,980

The following table presents additional information about Level 3 liabilities measured at fair value.  Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category.  As a result, the unrealized gains and losses for  liabilities within the Level 3 category may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

Changes in Level 3 liabilities measured at fair value for the three-month period ended March 31, 2009:
	LEVEL 3
	Beginning Balance January 1, 2009	Realized (Gains) / Losses	Purchase Sales and Settlements	Ending Balance March 31, 2009	Change in Fair Value of Derivative financial instruments still held at March 31, 2009
Liabilities
Derivative financial instruments, at fair value	$1,591,834	$(695,854)	$-	$895,980	$(695,854)

The change in fair value of derivative financial instruments are included in the accompanying consolidated statement of operations and comprehensive loss, as other income (losses).  The change in fair value of derivative financial instruments for the three month period ended March 31, 2009, is  $695,854.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 10 - PREPAID SERVICES

During the three month period ended March 31, 2009, the Company recorded an expense of $548,675 to the accompanying consolidated statement of operations and comprehensive loss for the amortization of stock issued for services that were issued in 2008.  The unamortized amount as of March 31, 2009 is $945,400  Also in the first quarter of 2009, the Company recorded an expense of $53,750 to the accompanying consolidated statement of operations and comprehensive loss for the amortization of cash paid for services from 2008.  The unamortized amount as of March 31, 2009 is $31,250 for cash paid for services to be provided over the next three months.

NOTE 11 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE THREE-MONTH  PERIOD ENDED MARCH 31, 2008

The following tables summarize the adjustments made in the restatement of our first quarter 2008 condensed consolidated financial statements.

Consolidated Balance Sheet Adjustments

1.
We reclassified prepaid services and stockholders' equity in the amount of $1,162,667 to reflect the issuance of common stock to non-employees for services to be performed (see Note 10).  Previously, we had reflected this prepayment as contra-equity.

2.	We reclassified Inventory - construction in progress to property and equipment in the amount of $361,511.
3.	We reclassified deferred compensation (contra-equity) as a reduction of additional paid-in capital in the amount of $190,750 to comply with SFAS No. 123R.
4.
We adjusted legal fees of $37,140 associated with the filing of our patents as a prepaid asset. Previously, we had reflected these costs as an expense on our consolidated statement of operations and comprehensive loss.

5.
We reclassified the Acquisition Warrants (as defined in Note 5) with a fair value of $3,704,442 at March 31, 2008 as derivative financial instruments. Previously, we had reflected the Acquisition Warrants as equity.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 11 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2008 (CONTINUED)

Consolidated Balance Sheet Adjustments (continued)
	As Originally Reported	Adjustments	Restated
ASSETS
CURRENT ASSETS
Cash	$6,665,654	$-	$6,665,654
Inventory - construction-in-progress	361,511	(361,511)	-
Prepaid services		1,162,667	1,162,667

Total current assets	7,027,165	801,156	7,828,321

Property and equipment	362,044	361,511	723,555

Investments and deposits	74,860		74,860

Prepaid patent costs		37,140	37,140

TOTAL ASSETS	$7,464,069	$1,199,807	$8,663,876

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and acrued liabilities	122,461		122,461
Loans payable - equipment	42,043		42,043
Loan payable - officer	150,000		150,000
Stock to be issued	5,069,872		5,069,872

Total current liabilities	5,384,376		5,384,376

Loan payable -equipment, net
of current portion	40,704		40,704
Derivative financial instruments		3,704,442	3,704,442

Total liabilities	5,425,080	3,704,442	9,129,522

STOCKHOLDERS' EQUITY
Preferred stock A	35,236		35,236
Preferred stock B	1		1
Common stock	33,292		33,292
Stock subscription receivable	(130,518)		(130,518)
Additional paid-in capital	24,553,559	(11,141,420)	13,412,139
Deficit accumulated during the development stage	(21,032,691)	7,283,368	(13,749,323)

	3,458,879	(3,858,052)	(399,173)

Treasury stock	(66,473)		(66,473)
Prepaid services	(1,162,667)	1,162,667	-
Deferred compensation	(190,750)	190,750	-

Total stockholders' equity	2,038,989	(2,504,635)	(465,646)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$7,464,069	$1,199,807	$8,663,876

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 11 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2008 (CONTINUED)

Consolidated Statement of Operations and Comprehensive Loss Adjustments

The following is a summary of the adjustments to our previously issued condensed statement of operations for the three months ended March 31, 2008:

1.
We adjusted legal fees of $37,140 associated with the filing of our patents as a prepaid asset. Previously, we had reflected these costs as an expense on our consolidated statement of operations and comprehensive loss.

2.	Except for the addition of R&D to be in compliance with SFAS No. 2, "Accounting for Research and Development Costs", all operating expenses were collapsed into general and administrative expenses.
3.
As derivative liabilities, the Acquisition Warrants (as defined in Note 5) are measured at fair value each reporting period (marked to market) with the gains and losses being recognized in earnings.  Accordingly, we adjusted our statement of operations and other comprehensive loss to reflect income of $7,246,228 as a result of the change in the fair value of the Acquisition Warrants. Previously, we recognized the Acquisition Warrants as equity and did not did not recognize any change in the fair value.

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 11 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2008 (CONTINUED)

Consolidated Statement of Operations and Comprehensive Loss Adjustments

	As Originally
	Reported	Adjustments	Restated

REVENUES	$-	$-	$-

COST OF SALES

GROSS PROFIT

OPERATING EXPENSES
Professional fees for legal and accounting	204,129	(204,129)	-
Investment banking fees and investor relations	2,599,802	(2,599,802)	-
Other general and administrative	786,785	2,668,515	3,455,300
Research and development	-	126,258	126,258
Depreciation	20,692	(20,692)	-

Total operating expenses	3,611,408	(29,850)	3,581,558

OPERATING LOSS	(3,611,408)	29,850	(3,581,558)

OTHER INCOME (EXPENSE)
Change in fair value of derivative financial instruments		7,246,228	7,246,228
Interest expense	(6,073)	-	(6,073)
Interest income	3,787	-	3,787

Total other income (expense)	(2,286)	7,246,228	7,243,942

NET LOSS APPLICABLE TO
COMMON SHARES	$(3,613,694)	$7,276,078	$3,662,384

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$(0.12)		$0.12
DILUTED	$(0.12)		$0.07

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	30,743,131		30,743,131
DILUTED	30,743,131		49,333,456

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 11 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2008 (CONTINUED)

Consolidated Statement of Cash Flows Adjustments

In light of the adjustments made to our March 31, 2008 consolidated balance sheet and statement of operations and comprehensive loss, we adjusted our previously issued consolidated statement of cash flows as follows:

	As Originally
	Reported	Adjustments	Restated
CASH FLOWS FROM OPERATING ACTIVITES

Net loss	$(3,613,694)	$7,276,078	$3,662,384

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	20,692		20,692
Common stock issued for services	1,960,275		1,960,275
Amortization of prepaid common stock issued for services		645,375	645,375
Common stock options and warrants issued for services	14,580	7,290	21,870
Amortization of deferred compensation	27,250		27,250
Change in fair value of derivative financial instruments		(7,246,228)	(7,246,228)
Change in operating assets and liabilities
Inventory	(361,511)	361,511	-
Prepaid patent costs		(37,140)	(37,140)
Accounts payable and accrued liabilities	2,872		2,872

Total adjustments	1,664,158	(6,269,192)	(4,605,034)

Net cash used in operating activities	(1,949,536)	1,006,886	(942,650)

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 11-   RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2008 (CONTINUED)

Consolidated Statement of Cash Flows Adjustments (continued)

	As Originally Reported	Adjustments	Restated
CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(9,601)		(9,601)
Purchase of property and equipment, construction-in-progress		(361,511)	(361,511)

Net cash provided by (used in) investing activities	(9,601)	(361,511)	(371,112)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for
Issuance of common stock for cash	2,083,789		2,083,789
Issuance of equity securities as paid-in-capital for merger and other	645,375	(645,375)	-
Proceeds from stock to be issued	5,069,872		5,069,872
Proceeds from stock
Proceeds from stock subscription receivable	55,175		55,175
Repayment of loan payable	(9,845)		(9,845)

Net cash provided by financing activities	7,844,366	(645,375)	7,198,991

NET DECREASE IN CASH AND CASH EQUIVALENTS	5,885,229		5,885,229

CASH AND CASH EQUIVALENTS-
BEGINNING OF YEAR	780,425		780,425

END OF YEAR	$6,665,654		$6,665,654

Global Resource Corporation
 (A Development Stage Company)
Notes to the Condensed Consolidated Financial Statements
March 31, 2009

NOTE 12 - SUBSEQUENT EVENTS

On April 23, 2009, the Global Heavy Oil Corporation, a wholly-owned subsidiary of the Company, entered into a Joint Development Agreement ("the Collaborative Arrangement") with Schlumberger Technology and Schlumberger Holdings Limited (collectively, "Schlumberger") for the purpose of researching and developing surface upgrading, a process using microwaves to increase the gravity of heavy oil above the surface of the Earth in oilfield operations ("the products and services").  The collaborative arrangement is to be implemented in three distinct phases as follows:

1.	Research and development including the testing of the products and services for the heavy oil field use.
2.	Design and testing of a prototype device or system to deliver the products and services as a prelude to the commercial exploitation.
3.	Upon full satisfaction of the phase II objectives the Global Heavy Oil Corporation and Schlumberger will enter into a joint venture for the commercial exploitation of the products and services.

In consideration of Global Heavy Oil Corporation's exclusive license of its intellectual property in the heavy oil field of use, the Company will receive $600,000; ($300,000 thirty days from the execution of the agreement (which was received on May 22, 2009) and $300,000 payable on the first anniversary of the Collaborative Arrangement.  Additionally, within 30 days of the commencement of Phase II, the Company will receive a one-time $1,000,000 engineering fee from Schlumberger.  Pursuant to the Collaborative Arrangement, the Company will have the right to acquire up to a 40% interest in the joint venture.

On April 27, 2009, the Company entered into a retirement agreement with Mr. Wayne Koehl, Chief Operation Officer.  This retirement agreement replaces the prior employment agreement.  Pursuant to the retirement agreement, the Company has agreed to pay Mr. Koehl his current salary for a period of approximately six months, ending on October 31, 2009.  The retirement agreement also provides that:  (a) Mr Koehl will be entitled to receive a bonus based upon sales of equipment made by the Company solely to one certain customer;  (b) Mr. Koehl shall be entitled to retain the options to purchase 200,000 shares of the Company's common stock  previously granted which are vested but are subject to the shareholders approval and the options to purchase an additional 200,000 shares of the Company's common stock previously granted, also subject to the shareholders approval, which were to vest on September 23, 2009 but shall now be immediately vested;  (c)  the Company will continue to provide medical coverage under the Company's current health care benefits plan for period of approximately six months ending on October 31, 2009.  Thereafter Mr. Koehl shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Mr. Koehl's own expense.

July __, 2009

PRELIMINARY PROSPECTUS

1,042,106 Shares of Common Stock

GLOBAL RESOURCE CORPORATION

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$92
Legal fees and expenses	$35,000
Accounting fees and expenses	$10,000
Transfer agent and registrar fees	$5,000
Printing and engraving expenses	$5,000
Miscellaneous	$5,000
Total	$60,092

Item 14.  Indemnification of Directors and Officers

Global Resource Corporation's Articles of Incorporation, as amended, contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Private Corporations Law of Nevada. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. Global Resource Corporation believes that these provisions will assist Global Resource in attracting or retaining qualified individuals to serve as Directors.

Item 15.  Recent Sales of Unregistered Securities

Set forth below in chronological order is information regarding the numbers of shares of capital stock sold by the Company, the number of options and warrants issued by the Company, and the principal amount of debt instruments issued by the Company since January 1, 2006, the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed.  None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

For each of the following transactions, we relied upon the exemptions from registration provided by Sections 4(2) or 4(6) of the Securities Act or Regulation S promulgated thereunder based upon (i) the fact that each investor was an accredited or sophisticated investor with experience in investing in securities such that it could evaluate merits and risks related  to our securities and/or were non-U.S. investors; (ii) that no general solicitation of the securities was made by us; (iii) the securities issued were “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act; and (iv) we placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities.

The information below gives effect to all stock splits, reverse stock splits and stock dividends to date.  The securities were issued as follows:

On September 22, 2006, the Company acquired substantially all of the assets and assumed certain specified liabilities of Carbon Recovery Corporation ("CRC") pursuant to a plan and agreement of reorganization with CRC dated July 26, 2006 (the "CRC Agreement").  Pursuant to the CRC Agreement, on September 22, 2006 the Company issued the following securities: (a) 48,688,996 shares of the Company's Common Stock (the "CRC Acquisition Common Stock"), of which 37,500,000 shares were issued to Mobilestream Oil, Inc. (“Mobilestream”) (representing Mobilestream’s ownership of the identical number of shares of CRC common stock) and 11,188,996 shares were issued to CRC; and (b) to CRC (i) 3,908,340 Class B Warrants, (ii) 1,397,000 Class D Warrants and (iii) 1,397,000 Class E Warrants (collectively, the "CRC Acquisition Warrants"; and individually, by their respective class names) to purchase shares of the Company’s Common Stock and to replace the identical number and classes of outstanding warrants of CRC.

On September 22, 2006 the Company issued 25,000 shares of its Common Stock to Ms. Mary Radomsky as compensation for her services as former director and CEO of the Company from May 3, 2006 to September 22, 2006.

On September 26, 2006 the Company issued 2,560,974 shares of its Common Stock out of a total of 2,681,837 such shares to two holders of the Company's 8% convertible debenture in connection with the conversion of $102,345 principal amount of, and $18,337.68 in accrued interest on, the debentures. The remaining 120,863 shares issuable upon the conversion were issued subsequently as a result of certain ownership percentage limitations set forth in the convertible debenture.

On December 29, 2006 the Company issued 14,123 shares of Common Stock to a consultant in partial payment for services.

Between January 9, 2006 and December 31, 2006 the Company issued 2,786,286 shares of its Common Stock for $2,810,877 cash.

On December 31, 2006, the Company acquired the assets and liabilities (which were minimal) of Mobilestream (the "Mobilestream Acquisition Closing") pursuant to a plan and agreement of reorganization with Mobilestream dated November 28, 2006 (the "Mobilestream Agreement").  At the Mobilestream Acquisition Closing, we issued (i) 11,145,255 shares of our Common Stock to Mobilestream (the “Mobilestream Acquisition Common Stock”); (ii) 35,236,188 shares of our 2006 Series of Convertible Preferred Stock (or “Preferred Stock A”) to Frank G. Pringle, the sole holder of the 2006 Series of Mobilestream Preferred Stock; and (iii) 27,205,867 common stock purchase warrants (the "Mobilestream Acquisition Warrants") to purchase shares of our common stock on the basis of one Mobilestream Acquisition Warrant for each three shares of either Mobilestream common stock or preferred stock, exercisable at $4.75 per share for a period ending on December 31, 2007.  23,500,000 of the Mobilestream Acquisition Warrants were issued directly to Frank G. Pringle and were subsequently cancelled on October 23, 2007.   The remainder of the Mobilestream Acquisition Warrants were issued to Mobilestream.  On December 31, 2007, the Board of Directors extended the expiration date of the outstanding Mobilestream Acquisition Warrants to December 31, 2008.  In November 2008, the Board of Directors amended the expiration date of the outstanding Mobilestream Acquisition Warrants to 120 days subsequent to the effective date of a successful registration statement filed with the SEC covering the outstanding Mobilestream Acquisition Warrants.  As of June 15, 2009, the Company had not had such a registration statement declared effective.  In July 2009, the Company amended the expiration date of the Mobilestream Acquisition Warrants to March 31, 2010.  At the time of issuance, each share of Preferred Stock A was entitled to two votes per share and each was convertible into two shares of our Common Stock.  In October 2007, the terms of conversion of our Preferred Stock A were changed from two shares of our Common Stock for each share of Preferred Stock A to half of one share of our Common Stock for each share of our Preferred Stock A.

On March 7, 2007 the Company issued 186,822 shares of its Common Stock to 25 non-US persons for $201,343 actually received in 2006.

On March 19, 2007 the Company issued 25,000 shares of its Common Stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $15,000.

On March 20, 2007 the Company issued 11,000 shares of its Common Stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $11,000.

Between January 29, 2007 and February 21, 2007, the Company issued 17,500 shares of its Common Stock in exchange for $5,250 in cash.

On May 30, 2007 the Company issued 3,417 shares of its Common Stock to Coast to Coast Funding Consultants for consulting services valued at $3,304.50.

On July 9, 2007 the Company issued 4,700 shares of its Common Stock to Kenneth Dicks for consulting services valued at $4,700.

From April 1, 2007 to June 30, 2007 the Company issued 499,564 shares of its Common Stock for $158,210 in cash in a Regulation S offering.

On July 18, 2007 the Company issued 37,500 shares of its Common Stock to a consultant for engineering services valued at $30,000.

On August 28, 2007 the Company issued 300,000 Common Stock Purchase Warrants to Ademas Fund, LLLP (then known as Black Diamond Fund, LLLP) and 500,000 Common Stock Purchase Warrants to Nutmeg/Mercury Fund, LLLP, each in connection with the rescission of and settlement of claims and counterclaims arising from a private placement transaction that was terminated.

On August 30, 2007 the Company issued 30,041 shares of its Common Stock to Four Seasons Financial Group in exchange for consulting services valued at $20,728.

On August 30, 2007 the Company issued 3,745 shares of its Common Stock to Coast to Coast Funding Consulting in exchange for consulting services valued at $8,500.

On August 31, 2007, the Company issued 1,000 shares of its Common Stock to Jerry Sainsbury for services valued at $3,410.

On August 31, 2007, the Company issued 10,000 shares of its Common Stock to Todd Heinzl for consulting services valued at $34,100.

On August 31, 2007, the Company issued 350,000 shares of its Common Stock to Daniel Katz for services valued at $1,193,500.

On September 14, 2007, the Company issued 150,000 shares of its Common Stock to Joseph Bianco for services valued at $343,500.

On October 2, 2007, the Company issued 350,000 shares of its Common Stock to C. Jones Consulting, Inc. for marketing and investor relations services valued at $864,500.

On October 2, 2007, the Company issued 75,000 shares of its Common Stock to Leading Edge for consulting services valued at $180,001.

On October 22, 2007, the Company issued 50,000 shares of its Common Stock to Patrick Hogan for services valued at $93,000.

On October 25, 2007, the Company sold 2,500 shares of its Common Stock to Robert T. Leach for $5,000.

On October 29, 2007, the Company issued 47,579 shares of its Common Stock to a consultant for services valued at $127,750.

On October 29, 2007, the Company issued 150,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $337,500.

On November 9, 2007, the Company issued 130,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $419,900.

On November 19, 2007, the Company issued 50,000 shares of its Common Stock to Aero Financial, Inc. for services valued at $175,000.

On November 26, 2007, the Company issued 30,000 shares of its Common Stock to Robert Sullivan for services valued at $90,300.

On December 3, 2007 the Company issued 45,094 shares of its Common Stock to Todd Heinzl for services relating to a listing on the Frankfurt Stock Exchange valued at $90,000.

On December 4, 2007 the Company issued 50,000 shares of its Common Stock to Worldwide Strategic Partners, Inc. for consulting services valued at $157,000.

On December 11, 2007, the Company issued 200,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $500,000.

On December 17, 2007 the Company issued a total of 400,000 shares of its Common Stock to M J Advanced Corporate Communications, Inc. for services rendered valued at $578,452.

On December 17, 2007 the Company issued a total of 100,000 shares of its Common Stock to Starr Consulting/Thomas Pierson, in settlement of a pending litigation by them against the Company, valued at $250,000.

On December 18, 2007, the Company issued 1,000 shares of its Preferred Stock B to M J Advanced Corporate Communications, Inc. for and in settlement of services rendered valued at $400,000.

On December 18, 2007 the Company issued a total of 50,000 shares of its Common Stock to Worldwide Strategic Partners, Inc. for consulting services valued at $151,000.

On December 21, 2007 the Company (i) sold 1,000,000 shares of its Common Stock to Professional Opportunity Offshore Fund, Ltd. for $1,000,000, (ii) issued an additional 900,000 shares of its Common Stock to be held in escrow in connection with the transaction, 250,000 of which were subject to purchase for $250,000 and the remaining 650,000 shares were subject to release from escrow for no consideration if the Company did not meet certain registration statement requirements or the price of its stock fell below $1.00 per share prior to June 30, 2008, and (iii) issued a warrant to purchase 625,000 shares of its Common Stock at an exercise price of $1.50 per share.

On December 21, 2007 the Company issued 40,000 shares of its Common Stock to Robert Sullivan for consulting services valued at $120,000.

On December 27, 2007 the Company issued a total of 50,000 shares of its Common Stock upon a partial cashless exercise of certain Common Stock purchase warrants previously issued in connection with the rescission of and settlement of claims and counterclaims arising out of a private placement transaction that was terminated involving Nutmeg/Mercury Fund, LLLP and Ademas Fund, LLLP (formerly known as Black Diamond Fund, LLLP), in the respective amounts of 31,250 and 18,750 shares, valued respectively at $96,875 and $58,125.

On January 15, 2008, the Company issued warrants to purchase 1,000,000 shares of its Common Stock at an exercise price of $1.50 per share to Mr. Terence Taylor as part of a settlement and termination agreement for various claims among the Company, Mr. Taylor and Tomahawk Trading Corp. Those warrants expired unexercised on December 31, 2008.

On February 1, 2008 the Company issued a total of 100,000 shares of its Common Stock to Robert Sullivan for investor relation services valued at $295,000.

On February 6, 2008, the Company issued a total of 150,000 shares of its Common Stock to Tommy Viewig and Brian Conway for investor relation services valued at $394,500.

On February 13, 2008 the Company issued 12,500 shares of its Common Stock to Todd Heinzl for consulting services valued at $29,875.

On February 15, 2008 the Company issued 20,000 shares of its Common Stock to Robert Sullivan and Associates and Steve Urbanski for consulting services valued at $48,400.

On February 19, 2008 the Company issued 5,000 shares of its Common Stock to Kelly Meddick for $10,000.

On February 19, 2008 the Company issued 12,000 shares of its Common Stock to Fred Mayers for $24,000.

On February 28, 2008 the Company issued 25,000 shares of its Common Stock to Brian Conway for consulting services valued at $53,750.

On February 29, 2008 the Company issued 175,000 shares of its Common Stock to Brian Conway for consulting services valued at $383,250.

On March 5, 2008 the Company issued 31,057 shares of its Common Stock to David Barnes for $50,000.

On March 14, 2008 the Company issued 5,000 shares of its Common Stock to Carl Everleigh for scientific consulting services valued at $10,500.

On March 18, 2008 the Company issued 30,000 shares of its Common Stock to Carl Everleigh for scientific consulting services valued at $48,000.

On March 18, 2008 the Company issued a total of 850,669 shares of its Common Stock (as a part of 850,669 Units) to a group of non-U.S. citizens for a total investment of $850,669.

On March 18, 2008, as a part of the 850,669 Units sold to the group of non-U.S. citizens, the Company issued a total of 850,669 Common Stock Purchase Warrants, exercisable at $2.00 per share.

On March 19, 2008 the Company issued 20,000 shares of its Common Stock to Robert Sullivan and Associates and Steve Urbans for consulting services valued at $32,000.

On March 26, 2008 the Company issued a total of 1,138,500 shares of its Common Stock (as a part of 1,138,500 Units) to a group of non-U.S. citizens for a total investment of $1,138,500.

On March 26, 2008 as a part of the 1,138,500 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,138,500 Common Stock Purchase Warrants, exercisable at $2.00 per share.

On March 31, 2008 the Company issued 350,000 shares of its Common Stock to Robert Sullivan & Associates for consulting services valued at $665,000.

On April 1, 2008 the Company issued a total of 3,387,980 shares of its Common Stock (as a part of 3,387,980 Units) to a group of non-U.S. citizens for a total investment of $3,387,981.

On April 1, 2008 the Company issued 70,000 shares of its Common Stock to Joseph Bianco for consulting services valued at $136,500.

On April 1, 2008, as a part of the 3,387,980 Units sold to the group of non-U.S. citizens, the Company issued a total of 3,387,980 Common Stock Purchase Warrants, exercisable at $2.00 per share.

On April 2, 2008, 250,000 warrants were exercised by Nutmeg/Mercury Fund, LLLP and Black Diamond Fund, LLLP on a cashless basis, resulting in the issuance of 124,489 shares of the Company’s common stock.

On April 2, 2008, the Company issued a total of 50,000 shares of its Common Stock valued at $92,000 in connection with the rescission of and settlement of claims and counterclaims arising out of a private placement transaction that was terminated involving Nutmeg/Mercury Fund, LLLP and Ademas Fund, LLLP (formerly known as Black Diamond Fund, LLLP).

On April 4, 2008, the Company issued 20,000 shares of its Common Stock to each of Robert Sullivan and Associates and Steve Urbanski for their respective consulting services valued at $38,000.

On April 4, 2008, the Company issued 1,066,666 shares of its Common Stock to TJV Management Corp., for consulting services valued at $2,026,665.

On April 8, 2008, the Company issued 206,559 shares of its Common Stock to M J Advanced Corporate Communications, Inc. upon the conversion of 1,000 shares of its Preferred Stock B for no additional consideration.

On April 11, 2008, the Company issued total of 1,929,775 shares of its Common Stock (as a part of 1,929,775 Units) to a group of non-U.S. citizens for a total investment of $2,150,952.

On April 11, 2008, as a part of the 1,929,775 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,929,775 Common Stock Purchase Warrants, exercisable at $2.00 per share.

On April 14, 2008 the Company issued 150,000 shares of its Common Stock to Jane Auderied for consulting services valued at $457,500

On April 25, 2008 the Company issued a total of 1,487,139 shares of its Common Stock (as a part of 1,487,139 Units) to a group of non-U.S. citizens for a total investment of $1,772,853.94.

On April 25, 2008, as a part of the 1,487,139 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,487,139 Common Stock Purchase Warrants, exercisable at $2.00 per share.

On April 29, 2008 the Company issued a total of 883,333 shares of its Common Stock (350,000 and 533,333 shares, respectively) to Robert Sullivan and Associates and Steve Urbanski for consulting services valued at $1,074,500 and $1,637,333, respectively.

On May 7, 2008 the Company issued 1,000,000 shares of its Common Stock to TJV Management Corp. for consulting services valued at $2,550,000.

On May 12, 2008 the Company issued 20,000 shares of its Common Stock to Martin Canouse for consulting services valued at $53,000.

On May 13, 2008 the Company issued 50,000 shares of its Common Stock to Robert Sullivan and Associates, Worldwide Strategic Partners, American International Finance, Ltd. and Steve Urbanski in the respective amounts of 7,500, 22,500, 12,500 and 7,500 for consulting services with a respective value of $20,925, $62,775, $34,875 and $20,925.

On May 15, 2008 the Company issued 39,100 shares of its Common Stock to Adam Swainson for $42,930.

On June 3, 2008 the Company issued 150,000 shares of its Common Stock to Robert Sullivan and Associates for consulting services valued at $315,000.

On June 11, 2008 the Company issued 88,750 shares of its Common Stock to Todd Heinzl for consulting services valued at $199,688.

On June 12, 2008 the Company issued a total of 236,909 shares of its Common Stock (as a part of 236,909 Units) to a group of non-U.S. citizens for a total investment of $236,909.

On June 12, 2008, as a part of the 236,909 Units sold to the group of non-U.S. citizens, the Company issued a total of 236,909 Common Stock Purchase Warrants, exercisable at $2.00 per share.

On June 13, 2008 the Company issued a total of 125,000 shares of its Common Stock for consulting services in the following amounts to Robert Sullivan and Associates (5,000 shares), Brian Ettinger (57,500 shares), Steve Urbanski (5,000), Ron Russo (28,750, shares) and Harrymax Consultants, LLC (28,750 shares) for consulting services valued respectively at $11,250, $129,375, $11,250, $64,687.50 and $64,687.50.

On June 23, 2008 the Company sold 250,000 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. for $250,000.

On June 30, 2008 the Company issued 650,000 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. for no consideration pursuant to the terms and conditions of an escrow agreement between the Company and the Fund, valued at $1,358,500.

On June 25, 2008 the Company issued 895,532 shares of its Common Stock to Frank G. Pringle upon his conversion of 1,791,064 shares of the Company's 2006 Series of Convertible Preferred Stock for no additional consideration pursuant to the terms of the 2006 Series of Convertible Preferred Stock.

On July 1, 2008 the Company sold 391,730 shares of its Common Stock to a private investor for $391,730.

On July 3, 2008 the Company issued 325,957 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. upon a cashless exercise of 625,000 warrants owned by the Fund.

On July 14, 2008 the Company issued 100,000 shares of its Common Stock to Alliance Advisors for investor relations services valued at $166,000.

On July 14, 2008 the Company issued 100,000 shares of its Common Stock to Robert Sullivan and Associates for consulting services valued at $166,000.

On July 21, 2008 the Company sold 73,480 shares of its Common Stock to a private investor for $73,480.

On July 25, 2008 the Company issued 75,000 shares of its Common Stock to Private Capital Group for financial consulting services valued at $105,000.

On August 8, 2008 the Company issued 75,000 shares of its Common Stock to Private Capital Group for financial consulting services valued at $77,250.

On August 13, 2008 the Company issued 16,720,062 shares of its Common Stock to Frank G. Pringle upon his conversion of 33,440,124 shares of the Company's 2006 Series of Convertible Preferred Stock for $1,791.06, representing the par value of the shares surrendered.

On August 21, 2008 the Company sold 10,000 shares of its Common Stock to Austin Whittaker for $8,740.

On September 3, 2008, the Company granted a non-employee 76,500 common stock warrants for services provided.  These warrants have an exercise price of $2.75 and are exercisable until December 20, 2012.

On September 4, 2008, the Company issued 13,867 shares of its Common Stock to individual investors for $14,397.80.

On September 8, 2008 the Company issued 1,500,000 shares of its Common Stock to Paul Sweeney for consulting services under an investor relations agreement, valued at $1,440,000.

On September 18, 2008 the Company issued 76,500 warrants to purchase shares of its Common Stock to New Millennium PR Communications for public relations services.

On September 29, 2008, the Company issued 1,723,844 shares of its Common Stock to 15 individual investors for an aggregate cash consideration of $1,723,844.

On October 1, 2008, the Company granted to Brian Ettinger 300,000 common stock warrants as a portion of the payment for services to be performed.  These warrants have an exercise price of $2.00, and 100,000 warrants vest on each of the following dates: June 10, 2009, January 10 2010 and June 10, 2010.

On October 7, 2008 the Company issued a total of 497,375 shares of its Common Stock to a group of non-U.S. citizens for a total investment of $497,375, cash was received in September 2008 was recorded as part of stock to be issued.

On October 7, 2008, the Company sold 7,500 shares of its Common Stock to Jeffery Pfeiffer for $7,500.

On October 7, 2008, the Company issued 100,000 shares of its Common Stock to LP (Origination) Limited for consulting services, valued at $149,000.

On October 15, 2008 the Company issued a total of 241,000 shares of its Common Stock to a group of non-U.S. citizens for a total investment of $241,000 which was received in September 2008 and then recorded as part of stock to be issued.

On October 15, 2008 the Company issued 60,000 shares of its Common Stock to Kalvervo Pesso for consulting services valued at $75,000.

On October 15, 2008 the Company issued 125,000 shares of its Common Stock to Private Capital Group Inc. for consulting services valued at $187,500.

On October 15, 2008 the Company sold 10,000 shares of its Common Stock to Alison Rankin for $10,000.

On October 24, 2008 the Company issued 100,000 shares of its Common Stock to Investor Advantage LLC for consulting services valued at $137,000.

On October 31, 2008 the Company issued 150,000 shares of its Common Stock to Brian Ettinger for consulting services valued at $232,500.

On December 16, 2008, the Company issued 850,000 shares of its Common Stock for no additional consideration to a group  of non-U.S. investors in connection with the renegotiation of the terms of prior investments by such investors in the Company earlier in 2008.

On December 16, 2008 the Company issued 12,600 shares of its Common Stock to Hans Raschka for services rendered valued at $17,010.

On December 18, 2008 the Company issued 100,000 shares of its Common Stock to Alliance Advisors, LLC for services rendered valued at $108,000.

On January 2, 2009, the Company issued warrants to purchase 150,000 shares of its Common Stock to a non-employee for services provided or to be provided, which warrants have an exercise price of $1.50 per share and expire on December 31, 2010.

On January 6, 2009, the Company issued 2,500 shares of its Common Stock to Chelsea Augustine upon the conversion of 5,000 shares of the Company's 2006 Series of Convertible Preferred Stock for no additional consideration pursuant to the terms of the 2006 Series of Convertible Preferred Stock.

On January 8, 2009, the Company issued 60,000 shares of its Common Stock at $1.17 per share and warrants to purchase 150,000 shares of its Common Stock at an exercise price of $1.50 per share and expiring on dates ranging from July 15, 2011 to January 10, 2012 to Woody Fuel Consultants for services rendered valued at $173,349.

On February 18, 2009, the Company issued warrants to purchase 60,041 shares of its Common Stock to Four Seasons Financial Group for services provided or to be provided, which warrants have an exercise price of $2.50 per share and expire on December 31, 2010.

On February 24, 2009, the Company issued 15,000 shares of its Common Stock at $1.30 per share to Bob Scheiderman for services rendered valued at $19,500.

On March 2, 2009, the Company issued warrants to purchase 60,000 shares of its Common Stock to M & M Advisors for services provided or to be provided valued at $54,617, which warrants have an exercise price of $1.02 per share and expire on March 2, 2014.

On March 20, 2009, the Company issued 19,000 shares of its Common Stock at $1.25 per share to Four Seasons Financial Group for services rendered.

On March 27, 2009, the Company issued warrants to purchase 30,000 shares of its Common Stock to members of the Board of Directors for services provided, which warrants have an exercise price of $1.04 per share and expire on March 27, 2014.

On April 1, 2009, the Company issued warrants to purchase 200,000 shares of its Common Stock at $1.10 per share to Brian Ettinger as a portion of payment for services to be performed.  These warrants expire on varying dates ranging from January 10, 2012 to June 10, 2012.

On April 22, 2009, the Company issued 225,000 shares of its Common Stock to Brian Ettinger for consulting services rendered valued at $254,250.

On April 24, 2009, the Company issued 100,000 shares of its Common Stock and warrants to purchase 150,000 shares of its Common Stock at an exercise price of $1.50 per share and expiring on June 1, 2012 to Woody Fuel Consultants for consulting services rendered valued at $143,850.

On May 12, 2009, the Company issued 300,000 shares of its Common Stock to LP (Origination) Limited pursuant to a Consulting Agreement and valued at $492,000.

Item 16.   Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on June 15, 2009.

3.2
Amended and Restated By-laws of the Company, incorporated herein by reference to Exhibit 3(ii) to Amendment No. 1 to the Company’s Registration Statement on Form 8-A, filed September 17, 2004 (the “2004 Registration Statement”).

4.1	Specimen Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on June 15, 2009.

4.2
$25,000 8% Convertible Debenture issued September 15, 2004 from the Company to Javelin Holdings, Inc., incorporated herein by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed on November 15, 2004.

4.3	Form of 8% Convertible Debenture, incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 23, 2005.

4.4	2004 Stock Option Plan, incorporated herein by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-KSB for the year ended March 31, 2005, filed on July 18, 2005.

4.5
2007 Employee Compensation and Stock Option Plan, incorporated herein by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-141442, filed on March 20, 2007.

4.6
Form of Carbon Recovery Acquisition Class B Warrant dated September 26, 2006, incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-1, SEC File Number 333-152118, filed on July 3, 2008 (the “152118 Registration Statement”).

4.6.1	Form of Carbon Recovery Acquisition Class D Warrant dated September 26, 2006, incorporated herein by reference to Exhibit 4.6.1 to the 152118 Registration Statement.

4.6.2	Form of Carbon Recovery Acquisition Class E Warrant dated September 26, 2006, incorporated herein by reference to Exhibit 4.6.2 to the 152118 Registration Statement.

4.6.3	Form of Mobilestream Acquisition Warrant dated December 31, 2006, incorporated herein by reference to Exhibit 4.6.3 to the 152118 Registration Statement.

4.6.4	Black Diamond Fund, LLLP Warrant, incorporated herein by reference to Exhibit 4.6.4 to the 152118 Registration Statement.

4.6.5	Nutmeg/Mercury Fund, LLLP Warrant, incorporated herein by reference to Exhibit 4.6.5 to the 152118 Registration Statement.

4.6.6	Form of Augustine II Warrant, incorporated herein by reference to Exhibit 4.6.6 to the 152118 Registration Statement.

4.6.6.1
Form of Augustine I Warrant, incorporated herein by reference to Exhibit 4.6.6.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on June 13, 2008 (File Number 333-149199, but incorrectly recorded as File Number 333-151584).

4.6.7
Warrant dated December 21, 2007 for 625,000 shares of the Company's common stock issued to Professional Offshore Opportunity Fund, Ltd. ("POOF"), incorporated herein by reference to Exhibit 4.6.7 to the 152118 Registration Statement.

4.6.8	Terence Taylor Warrant, incorporated herein by reference to Exhibit 4.6.8 to the 152118 Registration Statement.

4.6.9	Form of 2008 private placement Warrant, incorporated herein by reference to Exhibit 4.6.9 to the 152118 Registration Statement.

4.6.10
Form of New Millennium PR Warrant, filed as Exhibit 4.6.10 to Amendment No. 1 to the Registration Statement on Form S-1 filed on October 22, 2008, File Number 333-151584 (the “POOF Registration Statement”).

4.6.11	Form of directors warrant, incorporated herein by reference to Exhibit 4.6.11 to the POOF Registration Statement.

4.7	2008 Employees Compensation Plan, incorporated herein by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-148916, filed on January 29, 2008.

4.8	Warrant Issuance Resolution with respect to the CRC Acquisition Warrants, incorporated herein by reference to Exhibit 4.3 to the Company’s Form 8-K filed on September 27, 2006.

4.9	Amendment to the CRC Class B Acquisition Warrant, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 20, 2008.

4.10	Amendment to the CRC Class D Acquisition Warrant, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 20, 2008.

4.11	Amendment to the CRC Class E Acquisition Warrant, incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 20, 2008.

4.12	Amendment to the Mobilestream Acquisition Warrants, incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 20, 2008.

4.13	2008 Incentive Stock Option Plan, incorporated herein by reference to the Exhibit to the Company’s Proxy Statement on Form 14A filed on April 23, 2008.

5.1	Opinion of Westerman Ball Ederer Miller and Sharfstein, LLP.

10.1
Agreement and Plan of Reorganization dated as of October 29, 2003, by and between Advanced Healthcare Technologies, Inc. and Nutratek, Ltd., incorporated herein by reference to Exhibit 99 to the Company's Current Report on Form 8-K filed on January 12, 2004.

10.2
Stock Purchase Agreement dated as of June 30, 2004, by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez , incorporated herein by reference to Exhibit 2.1 to the Company's Report on Form 8-K filed on July 15, 2004.

10.3
Release and Indemnity Agreement dated as of June 30, 2004, by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez , incorporated herein by reference to Exhibit 10.1 to the Company's Report on Form 8-K filed on July 15, 2004.

10.4
Articles of Merger by and between E-mail Mortgage.com, Inc. and Mariner Health Care, Inc. dated as of July 29, 2002, incorporated herein by reference to Exhibit 3(i) to the 2004 Registration Statement.

10.5
Operating Agreement dated as of January 11, 2005 by and between Global Resource Corporation and Well Renewal, LLC , incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005.

10.6
Agreement and Plan of Reorganization dated as of July 26, 2006 by and between Global Resource Corporation and Carbon Recovery Corporation, incorporated herein by reference to Exhibit 10.6 to the 152118 Registration Statement.

10.6.1
Carbon Recovery Corporation Liquidating Trust Agreement made September 22, 2006 between Carbon Recovery Corporation and Olde Monmouth Stock Transfer Co., Inc. as Trustee, incorporated herein by reference to Exhibit 10.6.1 to the 152118 Registration Statement.

10.7
Form of Indemnity Agreement between the Company and each of its directors and executive officers, incorporated herein by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on September 27, 2006.

10.8
Pledge Agreement dated November 18, 2005 by and between the Company and Transnix Global Corporation , incorporated herein by reference to Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed on October 31, 2006.

10.9
Settlement Agreement dated December 15, 2005 by and between the Company and Transnix Global Corporation, incorporated herein by reference to Exhibit 10.2 to the Company's  Report on Form 10-QSB for the period ended December 31, 2005, filed  October 31, 2006.

10.10
Combined Technology Agreement dated September 22, 2006 by and among the Company, Carbon Recovery Corporation, Frank G. Pringle, Lois Augustine Pringle, and Mobilestream Oil Corporation, incorporated herein by reference to Exhibit 10.10 to the 152118 Registration Statement.

10.11
Plan and Agreement of Reorganization dated as of November 28, 2006 by and between the Company and Mobilestream Oil Corporation, incorporated herein by reference to Exhibit 10.11 to the 152118 Registration Statement.

10.11.1
Mobilestream Liquidating Trust Agreement made December 29, 2006 between Mobilestream Oil, Inc. and Olde Monmouth Stock Transfer Co., Inc. as Trustee, incorporated herein by reference to Exhibit 10.11.1 to the 152118 Registration Statement.

10.12
Securities Purchase Agreement, dated as of December 21, 2007, by and between the Company and Professional Offshore Opportunity Fund, Ltd., incorporated herein by reference to Exhibit 10.12 to the 152118 Registration Statement.

10.13	Registration Rights Agreement dated as of December 21, 2007, by and between the Company and POOF, incorporated herein by reference to Exhibit 10.13 to the 152118 Registration Statement.

10.14
Escrow Agreement dated as of December 21, 2007 by and among the Company, POOF and Sullivan & Worcester, LLP dated as of December 21, 2007, incorporated herein by reference to Exhibit 10.14 to the 152118 Registration Statement.

10.15	Form of Subscription Agreement #1, incorporated herein by reference to Exhibit 10.15 to the 152118 Registration Statement.

10.16
Consulting agreement dated as of January 1, 2008 by and between 888 Corporation (controlled by Frank Pringle) and the Company, incorporated herein by reference to Exhibit 10.16 to the 152118 Registration Statement.

10.17
Settlement agreement dated as of January 15, 2008 by and among Global Resource Corporation, Patrick F. Hogan, Terence Taylor, Tomahawk Trading Corp., and Frank G. Pringle, incorporated herein by reference to Exhibit 10.17 to the 152118 Registration Statement.

10.18	Employment agreement dated as of November 7, 2007 by and between Jeffrey T. Kimberly and the Company, incorporated herein by reference to Exhibit 10.18 to the 152118 Registration Statement.

10.19
Consultant agreement dated as of November 26, 2007 by and between the Company and Worldwide Strategic Partners, Inc., incorporated herein by reference to Exhibit 10.19 to the POOF Registration Statement.

10.20	Consultant agreement dated as of May 26, 2008 by and between the Company and Worldwide Strategic Partners, Inc. , incorporated herein by reference to Exhibit 10.20 to the POOF Registration Statement.

10.21	Investor Relations Agreement dated as of September 8, 2008 by and between the Company and Paul J. Sweeney, incorporated herein by reference to Exhibit 10.21 to the POOF Registration Statement.

10.22
Stock Redemption Agreement dated as of August 13, 2008 by and between the Company and Frank G. Pringle, , incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on August 18, 2008.

10.23
Term sheet employment agreement dated September 23, 2008 by and between the Company and Wayne Koehl, incorporated herein by reference to Exhibit 10.1 to the Company’s September 26, 2008 Current Report on Form 8-K.

10.24
Term sheet employment agreement dated September 23, 2008 by and between the Company and Jeffrey T. Kimberly, incorporated herein by reference to Exhibit 10.2 to the Company’s September 26, 2008 Current Report on Form 8-K.

10.25
Term sheet employment agreement dated September 23, 2008 by and between the Company and Jeffrey A. Andrews, incorporated herein by reference to Exhibit 10.3 to the Company’s September 26, 2008 Current Report on Form 8-K.

10.26
Summary of Terms of Proposed Employment Agreement (undated) by and between the Company and Eric Swain, incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated September 24, 2008, filed on October 2, 2008.

10.27
Form of confidentiality agreement between the Company and each director, incorporated herein by reference to Exhibit 10.2 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2008 filed on November 12, 2008 (the "September 30, 2008 Form 10-Q").

10.28	Form of confidentiality agreement between the Company and each executive officer, incorporated herein by reference to Exhibit 10.3 to the Company’s September 30, 2008 Form 10-Q.

10.29	Consulting Agreement entered into October 1, 2008 with LP (Origination) Limited, incorporated herein by reference to Exhibit 10.5 to the Company’s September 30, 2008 Form 10-Q.

10.30	Option Agreement dated October 14, 2008 between the Company and Eric Swain, incorporated herein by reference to Exhibit 10.6 to the Company’s September 30, 2008 Form 10-Q.

10.31	Rescission Agreement dated as of September 30, 2008 between the Company and Wayne Koehl, incorporated herein by reference to Exhibit 10.7 to the Company’s September 30, 2008 Form 10-Q.

10.32
Severance Agreement dated as of November 12, 2008 between the Company and Frank G. Pringle, incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 17, 2008.

10.33
Agreement and General Release, entered into between the Company and Wayne J. Koehl on April 27, 2009, incorporated herein by reference to Exhibit 10.33 to Amendment No. 4 to the Company's Registration Statement on Form S-1, File Number 333-149199, filed on July 14, 2009.

10.34
Consulting Agreement, entered into between the Company and LP (Origination) Limited on May 11, 2009, incorporated herein by reference to Exhibit 10.34 to Amendment No. 4 to the Company's Registration Statement on Form S-1, File Number 333-149199, filed on July 14, 2009.

10.35
Rescission and Substitution Agreement, entered into between the Company and Nutmeg/Mercury Fund, LLLP on August 24, 2007, incorporated herein by reference to Exhibit 10.35 to Amendment No. 4 to the Company's Registration Statement on Form S-1, File Number 333-149199, filed on July 14, 2009.

10.36
Rescission and Substitution Agreement, entered into between the Company and Black Diamond Fund, LLLP on August 24, 2007, incorporated herein by reference to Exhibit 10.36 to Amendment No. 4 to the Company's Registration Statement on Form S-1, File Number 333-149199, filed on July 14, 2009.

14.1	Code of Ethics, incorporated herein by reference to Exhibit 14.1 to Company's Current Report on Form 8-K filed on May 20, 2008.

21.1	Subsidiaries of the Company, incorporated herein by reference to Exhibit 21.1 to Amendment No. 4 to the Company's Registration Statement on Form S-1, File Number 333-149199, filed on July 14, 2009.

23.1	Consent of Rothstein Kass & Company, P.C.

Item 17.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining liability under the Securities Act to any purchaser:

                                (i)  If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) As part of a registration statement relating to an offering, other than registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on July 20, 2009.

GLOBAL RESOURCE CORPORATION

By:	/s/ Peter A. Worthington
Peter A. Worthington
Chief Executive Officer and Interim Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed by the following persons in the capacities indicated and on July 20, 2009:

Name	Title

/s/ Peter A. Worthington	Chief Executive Officer and Interim Chairman of the Board of Directors (Principal Executive Officer)
Peter A. Worthington

/s/ Jeffrey J. Andrews	Chief Financial Officer (Principal Financial and Accounting Officer)
Jeffrey J. Andrews

/s/ Kim Thorne O'Brien	Director
Kim Thorne O'Brien

/s/ Lincoln Jones III	Director
Lincoln Jones III

/s/ Jonathan L. Simon	Director
Jonathan L. Simon

/s/ Paul J. Sweeney	Director
Paul J. Sweeney

/s/ Frederick A. Clark	Director
Frederick A. Clark